Filed pursuant to Rule 424(b)(3)
File No. 333-290479, 333-272674 and 333-293067

GOLUB CAPITAL PRIVATE CREDIT FUND
SUPPLEMENT NO. 2 DATED MAY 15, 2026
TO THE PROSPECTUS DATED JANUARY 29, 2026

This prospectus supplement (the “Supplement”) is part of and should be read in conjunction with the prospectus of Golub Capital Private Credit Fund (“we,” “us,” “our,” or the “Fund”), dated January 29, 2026 (as further amended and supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are to:

•update the Prospectus; and
•include our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026.

Updates to Prospectus

The following replaces the paragraph under “Idaho” in the “Suitability Standards” section of the Prospectus and updates the suitability standards for Idaho residents set forth in “Appendix A” of “Appendix A: Form of Subscription Agreement”:

Idaho — Purchasers residing in Idaho must have either (a) a minimum annual gross income of $100,000 and minimum net worth of $100,000; or (b) a minimum net worth of $350,000.

The following replaces the paragraph under “New Jersey” in the “Suitability Standards” section of the Prospectus and updates the suitability standards for New Jersey residents set forth in “Appendix A” of “Appendix A: Form of Subscription Agreement”:

New Jersey — New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs, and commodity pools (each, a “DIP Category”), but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of an investor’s liquid net worth. However, New Jersey investors who are accredited investors, as defined at N.J.S.A. 49:3-49(p), may not invest more than ten percent (10%) of their liquid net worth in each DIP Category.

Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2026

On May 12, 2026, we filed our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

______________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________________________________________________
FORM 10-Q

☑                 QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
For the Quarterly Period Ended March 31, 2026
OR
☐         TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _____ to _____
Commission File Number 814-01555

Golub Capital Private Credit Fund
(Exact name of registrant as specified in its charter)

Delaware	92-2030260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Park Avenue, 25th Floor
New York, NY 10166
(Address of principal executive offices)

(212) 750-6060
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑  No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).   Yes ☑ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer
☑	Non-accelerated filer	☐	Smaller reporting company
☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐  No ☑
As of May 12, 2026, the Registrant had outstanding Class I and Class S common shares of beneficial interest, $0.01 par value, outstanding of 173,272,744 and 8,653,549, respectively. Common shares of beneficial interest outstanding excludes May 1, 2026 subscriptions since the offering price is not yet finalized at this time.

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Statements of Financial Condition
(In thousands, except share and per share data)

	March 31, 2026	September 30, 2025
	(unaudited)
Assets
Non-controlled/non-affiliate company investments at fair value (amortized cost of $10,050,232 and $8,479,341, respectively)	$9,928,221	$8,555,251
Cash	31,451	14,857
Cash equivalents	6,417	29,020
Foreign currencies (cost of $8,378 and $4,645, respectively)	9,002	4,352
Restricted cash	20,058	40,618
Restricted cash equivalents	65,474	383,616
Interest receivable	64,721	74,426
Receivable for investments	154,464	9,373
Deferred offering costs	2,167	1,168
Net unrealized appreciation on derivatives	10,135	22,144
Other assets	4,549	1,748
Total Assets	$10,296,659	$9,136,573
Liabilities
Debt	$5,492,205	$4,699,707
Less unamortized debt issuance costs	(39,914)	(38,246)
Debt less unamortized debt issuance costs	5,452,291	4,661,461
Other short-term borrowings	149,491	74,178
Interest payable	40,668	20,215
Distributions payable	35,183	30,116
Management and income incentive fees payable	28,224	23,088
Payable for investments purchased	20,573	241,534
Accrued trustee fees	397	662
Net unrealized depreciation on derivatives	9,449	11,371
Accounts payable and other liabilities	11,150	14,479
Total Liabilities	5,747,426	5,077,104
Commitments and Contingencies (Note 8)
Net Assets
Preferred shares, par value $0.001 per share, 1,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2026 and September 30, 2025.	—	—
Common shares, par value $0.01 per share, unlimited shares authorized, 188,465,381 and 161,326,430 shares issued and outstanding as of March 31, 2026 and September 30, 2025, respectively.	1,885	1,613
Paid in capital in excess of par	4,724,108	4,044,440
Distributable earnings (loss)	(176,760)	13,416
Total Net Assets	4,549,233	4,059,469
Total Liabilities and Total Net Assets	$10,296,659	$9,136,573

Net Asset Value Per Share
Class I Shares:
Net assets	$4,334,583	$3,872,168
Number of common shares outstanding (par value $0.01 per share, unlimited shares authorized)	179,571,696	153,882,766
Net asset value per common share	$24.14	$25.16
Class S Shares:
Net assets	$214,650	$187,302
Number of common shares outstanding (par value $0.01 per share, unlimited shares authorized)	8,893,685	7,443,664
Net asset value per common share	$24.14	$25.16

See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Statements of Operations (unaudited)
(In thousands, except share and per share data)

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Investment income
Interest income	$205,511	$100,402	$403,468	$188,609
Payment-in-kind interest income	11,617	4,817	23,587	9,474
Dividend income	634	108	1,290	214
Fee income	680	282	1,413	559
Total investment income	218,442	105,609	429,758	198,856
Expenses
Interest and other debt financing expenses	84,739	36,950	163,630	73,319
Base management fee	14,271	7,055	27,942	13,117
Incentive fee	10,790	6,129	24,425	13,229
Administrative service fee	2,984	1,269	5,501	2,246
Professional fees	4,590	3,553	8,806	6,607
General and administrative expenses	235	184	491	358
Distribution and shareholder servicing fees
Class S	465	230	912	402
Total expenses	118,074	55,370	231,707	109,278
Net investment income	100,368	50,239	198,051	89,578
Net gain (loss) on investment transactions
Net realized gain (loss) from:
Non-controlled/non-affiliate company investments	(258)	2	(636)	(3)
Foreign currency transactions	2,221	143	3,191	(435)
Net realized gain (loss) on investment transactions	1,963	145	2,555	(438)
Net change in unrealized appreciation (depreciation) from:
Non-controlled/non-affiliate company investments	(185,581)	(8,433)	(188,949)	2,479
Forward currency contracts	5,246	(1,897)	5,858	(298)
Translation of assets and liabilities in foreign currencies	(6,753)	2,657	(7,199)	829
Net change in unrealized appreciation (depreciation) on investment transactions	(187,088)	(7,673)	(190,290)	3,010
Net gain (loss) on investment transactions	(185,125)	(7,528)	(187,735)	2,572
Net increase (decrease) in net assets resulting from operations	$(84,757)	$42,711	$10,316	$92,150
Per Common Share Data
Class I Shares:
Earnings (loss) available to shareholders	$(80,359)	$40,924	$10,550	$88,449
Basic and diluted weighted average common shares outstanding (Note 11)	175,788,280	86,980,089	170,083,135	80,251,878
Basic and diluted earnings (loss) per common share (Note 11)	$(0.46)	$0.47	$0.06	$1.10
Class S Shares:
Earnings (loss) available to shareholders	$(4,398)	$1,787	$(234)	$3,701
Basic and diluted weighted average common shares outstanding (Note 11)	8,757,626	4,298,524	8,540,698	3,755,598
Basic and diluted earnings (loss) per common share (Note 11)	$(0.51)	$0.42	$(0.03)	$0.99

See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Statements of Changes in Net Assets (unaudited)
(In thousands, except share data)

	Common Shares		Paid in Capital in Excess of Par	Distributable Earnings (Loss)	Total Net Assets
	Shares	Par Amount
Balance at September 30, 2024	69,008,371	$690	$1,727,522	$4,130	$1,732,342
Issuance of common shares
Class I	26,209,762	263	657,627	—	657,890
Class S	2,132,576	21	53,516	—	53,537
Repurchase of common shares, net of early repurchase deduction
Class I	(764,645)	(8)	(19,181)	—	(19,189)
Class S	(3,911)	—	(96)	—	(96)
Net increase (decrease) in net assets resulting from operations:
Net investment income - after tax	—	—	—	89,578	89,578
Net realized gain (loss) on investment transactions	—	—	—	(438)	(438)
Net change in unrealized appreciation (depreciation) on investment transactions	—	—	—	3,010	3,010
Distributions to shareholders:
Shares issued in connection with distribution reinvestment plan
Class I	1,241,951	12	31,160	—	31,172
Class S	77,780	1	1,952	—	1,953
Distributions from distributable earnings (loss)
Class I	—	—	—	(75,786)	(75,786)
Class S	—	—	—	(3,134)	(3,134)
Distributions declared and payable
Class I	—	—	—	(17,454)	(17,454)
Class S	—	—	—	(822)	(822)
Total increase (decrease) for the six months ended March 31, 2025	28,893,513	289	724,978	(5,046)	720,221
Balance at March 31, 2025	97,901,884	$979	$2,452,500	$(916)	$2,452,563
Balance at December 31, 2024	81,223,397	$812	$2,033,749	$7,597	$2,042,158
Issuance of common shares
Class I	14,825,322	149	372,216	—	372,365
Class S	1,347,891	13	33,841	—	33,854
Repurchase of common shares, net of early repurchase deduction
Class I	(173,016)	(2)	(4,340)	—	(4,342)
Class S	(3,911)	—	(96)	—	(96)
Net increase (decrease) in net assets resulting from operations:
Net investment income - after tax	—	—	—	50,239	50,239
Net realized gain (loss) on investment transactions	—	—	—	145	145
Net change in unrealized appreciation (depreciation) on investment transactions	—	—	—	(7,673)	(7,673)
Distributions to shareholders:
Shares issued in connection with distribution reinvestment plan
Class I	639,841	6	16,066	—	16,072
Class S	42,360	1	1,064	—	1,065
Distributions from distributable earnings (loss)
Class I	—	—	—	(31,576)	(31,576)
Class S	—	—	—	(1,372)	(1,372)
Distributions declared and payable
Class I	—	—	—	(17,454)	(17,454)
Class S	—	—	—	(822)	(822)
Total increase (decrease) for the three months ended March 31, 2025	16,678,487	167	418,751	(8,513)	410,405
Balance at March 31, 2025	97,901,884	$979	$2,452,500	$(916)	$2,452,563

See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Statements of Changes in Net Assets (unaudited) - (continued)
(In thousands, except share data)

	Common Shares		Paid in Capital in Excess of Par	Distributable Earnings (Loss)	Total Net Assets
	Shares	Par Amount
Balance at September 30, 2025	161,326,430	$1,613	$4,044,440	$13,416	$4,059,469
Issuance of common shares
Class I	27,644,969	276	692,678	—	692,954
Class S	1,767,882	18	44,286	—	44,304
Repurchase of common shares, net of early repurchase deduction
Class I	(4,040,190)	(40)	(101,444)	—	(101,484)
Class S	(491,805)	(5)	(12,357)	—	(12,362)
Net increase (decrease) in net assets resulting from operations:
Net investment income - after tax	—	—	—	198,051	198,051
Net realized gain (loss) on investment transactions	—	—	—	2,555	2,555
Net change in unrealized appreciation (depreciation) on investment transactions	—	—	—	(190,290)	(190,290)
Distributions to shareholders:
Shares issued in connection with distribution reinvestment plan
Class I	2,084,151	21	52,153	—	52,174
Class S	173,944	2	4,352	—	4,354
Distributions from distributable earnings (loss)
Class I	—	—	—	(158,093)	(158,093)
Class S	—	—	—	(7,216)	(7,216)
Distributions declared and payable
Class I	—	—	—	(33,670)	(33,670)
Class S	—	—	—	(1,513)	(1,513)
Total increase (decrease) for the six months ended March 31, 2026	27,138,951	272	679,668	(190,176)	489,764
Balance at March 31, 2026	188,465,381	$1,885	$4,724,108	$(176,760)	$4,549,233
Balance at December 31, 2025	177,824,004	$1,778	$4,459,342	$11,533	$4,472,653
Issuance of common shares
Class I	11,375,099	113	283,592	—	283,705
Class S	617,905	7	15,371	—	15,378
Repurchase of common shares, net of early repurchase deduction
Class I	(2,077,024)	(20)	(52,169)	—	(52,189)
Class S	(443,899)	(5)	(11,157)	—	(11,162)
Net increase (decrease) in net assets resulting from operations:
Net investment income - after tax	—	—	—	100,368	100,368
Net realized gain (loss) on investment transactions	—	—	—	1,963	1,963
Net change in unrealized appreciation (depreciation) on investment transactions	—	—	—	(187,088)	(187,088)
Distributions to shareholders:
Shares issued in connection with distribution reinvestment plan
Class I	1,078,245	11	26,861	—	26,872
Class S	91,051	1	2,268	—	2,269
Distributions from distributable earnings (loss)
Class I	—	—	—	(65,392)	(65,392)
Class S	—	—	—	(2,961)	(2,961)
Distributions declared and payable
Class I	—	—	—	(33,670)	(33,670)
Class S	—	—	—	(1,513)	(1,513)
Total increase (decrease) for the three months ended March 31, 2026	10,641,377	107	264,766	(188,293)	76,580
Balance at March 31, 2026	188,465,381	$1,885	$4,724,108	$(176,760)	$4,549,233
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Six months ended March 31,
	2026	2025
Cash flows from operating activities
Net increase (decrease) in net assets resulting from operations	$10,316	$92,150
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Amortization of deferred debt issuance costs	6,201	3,174
Amortization of deferred offering costs	1,451	1,090
Amortization of discounts on issued debt securities	1,809	681
Accretion of discounts and amortization of premiums on investments	(9,778)	(5,861)
Net realized (gain) loss on investments	636	3
Net realized (gain) loss on foreign currency transactions	(3,191)	435
Net change in unrealized (appreciation) depreciation on investments	188,949	(2,479)
Net change in unrealized (appreciation) depreciation on forward currency contracts	(5,858)	298
Net change in unrealized (appreciation) depreciation on translation of assets and liabilities in foreign currencies	7,199	(829)
Net change in unrealized (appreciation) depreciation on interest rate swaps	85	2,746
Proceeds from (fundings of) revolving loans, net	(35,765)	(10,062)
Purchases and fundings of investments	(2,426,595)	(1,877,164)
Proceeds from principal payments and sales of portfolio investments	930,409	224,292
Payment-in-kind interest capitalized	(23,586)	(9,633)
Non-cash dividends capitalized	(1,258)	(214)
Changes in operating assets and liabilities:
Interest receivable	9,705	58
Receivable for investments	(145,091)	6,639
Other assets	(2,801)	(2,398)
Interest payable	20,453	1,050
Management and income incentive fees payable	5,136	3,586
Payable for investments purchased	(220,961)	141,837
Accrued trustee fees	(265)	(214)
Accounts payable and other liabilities	(3,329)	1,645
Net cash provided by (used in) operating activities	(1,696,129)	(1,429,170)
Cash flows from financing activities
Borrowings on debt	2,909,763	1,795,846
Repayments of debt	(2,103,296)	(1,097,400)
Proceeds from other short-term borrowings	171,185	—
Repayments on other short-term borrowings	(95,872)	—
Capitalized debt issuance costs	(7,869)	(10,440)
Deferred offering costs	(2,450)	(237)
Proceeds from issuance of common shares	737,258	711,427
Repurchased shares, net of early repurchase deduction paid	(113,846)	(19,285)
Distributions paid	(138,897)	(60,930)
Net cash provided by (used in) financing activities	1,355,976	1,318,981
Net change in cash, cash equivalents, foreign currencies, restricted cash and restricted cash equivalents	(340,153)	(110,189)
Effect of foreign currency exchange rates	92	(192)
Cash, cash equivalents, foreign currencies, restricted cash and restricted cash equivalents, beginning of period	472,463	189,643
Cash, cash equivalents, foreign currencies, restricted cash and restricted cash equivalents, end of period	$132,402	$79,262

Supplemental disclosure of cash flow information:
Cash paid during the period for interest(1)	$135,079	$65,638
Distributions declared for the period	200,492	97,196
Supplemental disclosure of non-cash financing activities:
Shares issued in connection with distribution reinvestment plan	$56,528	$33,125
Change in distributions payable	5,067	3,141
(1)Includes cash paid or received for contractual interest rate swaps, which may have different contractual settlement dates among the (i) fixed interest leg, (ii) floating interest leg and (iii) the debt instrument.

See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Statements of Cash Flows (unaudited) - (continued)
(In thousands)

The following table provides a reconciliation of cash, cash equivalents, foreign currencies, restricted cash and restricted cash equivalents within the Consolidated Statements of Financial Condition that sum to the total of the same such amounts in the Consolidated Statements of Cash Flows:

	As of
	March 31, 2026	September 30, 2025
Cash	$31,451	$14,857
Cash equivalents	6,417	29,020
Foreign currencies (cost of $8,378 and $4,645, respectively)	9,002	4,352
Restricted cash	20,058	40,618
Restricted cash equivalents	65,474	383,616
Total cash, cash equivalents, foreign currencies, restricted cash and restricted cash equivalents shown in the Consolidated Statements of Cash Flows(1)	$132,402	$472,463
(1) See Note 2 for a description of cash, cash equivalents, foreign currencies, restricted cash and restricted cash equivalents.
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Investments
Non-controlled/non-affiliate company investments
Debt investments
Aerospace & Defense
Bleriot US Bidco Inc.@(8)(26)	Senior secured	SF +	2.50%	(i)	6.20%				10/2030	$2,992	$2,999	0.1%	$3,000
Element Materials Technology@^#(8)(26)	Senior secured	SF +	3.50%	(i)	7.20%				06/2029	18,896	18,881	0.4	18,978
Jeppesen Holdings, LLC^	One stop	SF +	4.75%	(i)	8.42%				11/2032	109,651	109,261	2.4	107,458
Jeppesen Holdings, LLC^(5)	One stop				N/A(6)				11/2032	—	(20)	—	(114)
Kaman Corporation@(26)	Senior secured	SF +	2.50%	(i)	6.20%				02/2032	1,823	1,819	—	1,825
Kaman Corporation@(26)	Senior secured	SF +	2.50%	(a)(i)	6.20%				02/2032	34	33	—	34
LSF11 Trinity Bidco, Inc.@^	Senior secured	SF +	2.50%	(h)	6.18%				06/2030	7,987	7,996	0.2	7,987
PPW Aero Buyer, Inc.^	One stop	SF +	5.00%	(a)(i)	8.91%				09/2031	329	322	—	321
PPW Aero Buyer, Inc.*	One stop	SF +	5.00%	(i)	8.70%				09/2031	1,692	1,685	—	1,684
PPW Aero Buyer, Inc.^(5)	One stop				N/A(6)				09/2031	—	(26)	—	(27)
Signia Aerospace, LLC@(26)	Senior secured	SF +	2.75%	(i)	6.42%				12/2031	1,889	1,876	—	1,896
Signia Aerospace, LLC@(5)(26)	Senior secured				N/A(6)				12/2031	—	(3)	—	—
SMX Technologies@^#	Senior secured	SF +	4.50%	(h)	8.17%				02/2032	7,545	7,551	0.2	7,459
Titan BW Borrower L.P.*^(25)	One stop	SF +	5.38%	(i)	6.17%	cash/	2.88%	PIK	07/2032	16,582	16,435	0.4	16,391
Titan BW Borrower L.P.^(5)	One stop				N/A(6)				07/2032	—	(25)	—	(26)
Titan BW Borrower L.P.^	One stop	SF +	4.75%	(i)	8.42%				07/2032	829	822	—	816
Transdigm, Inc.@#(8)(26)	Senior secured	SF +	2.25%	(h)	5.92%				03/2030	2,999	3,004	0.1	3,003
										173,248	172,610	3.8	170,685
Air Freight & Logistics
RJW Group Holdings, Inc.*&^	One stop	SF +	5.00%	(i)	8.70%				11/2031	49,796	48,952	1.1	49,332
RJW Group Holdings, Inc.^	One stop	SF +	5.00%	(j)	8.73%				11/2031	3,145	3,085	0.1	3,111
RJW Group Holdings, Inc.*^	One stop	SF +	5.00%	(i)	8.70%				11/2031	53,127	52,641	1.1	52,633
RJW Group Holdings, Inc.^(5)	One stop				N/A(6)				11/2031	—	(41)	—	(84)
										106,068	104,637	2.3	104,992
Airlines
Brown Group Holding, LLC @(8)(10)(26)	Senior secured	SF +	2.50%	(h)(i)	6.17%				07/2031	3,000	3,005	0.1	3,008
KKR Apple Bidco, LLC@(26)	Senior secured	SF +	2.50%	(h)	6.17%				09/2031	2,992	3,000	—	2,998
										5,992	6,005	0.1	6,006
Auto Components
Arnott, LLC*	One stop	SF +	4.75%	(j)	8.49%				11/2030	4,774	4,737	0.1	4,603
Arnott, LLC^	One stop	SF +	4.75%	(i)(j)	8.41%				11/2030	598	592	—	569
Collision SP Subco, LLC*&	One stop	SF +	4.75%	(i)	8.42%				01/2030	15,953	15,778	0.3	15,953
Collision SP Subco, LLC&	One stop	SF +	4.75%	(i)(j)	8.46%				01/2030	9,311	9,246	0.2	9,311
Collision SP Subco, LLC^	One stop	SF +	4.75%	(i)	8.42%				01/2030	381	352	—	381
Collision SP Subco, LLC&	One stop	SF +	4.75%	(i)	8.42%				01/2030	1,207	1,197	—	1,207
Collision SP Subco, LLC^	One stop	SF +	4.75%	(j)	8.48%				01/2030	2,767	2,647	0.1	2,767
OEConnection, LLC&^	One stop	SF +	4.50%	(h)	8.17%				12/2032	53,247	52,872	1.2	53,446
OEConnection, LLC^(5)	One stop				N/A(6)				12/2032	—	(36)	—	20
OEConnection, LLC^(5)	One stop				N/A(6)				12/2032	—	(37)	—	40
RC Buyer, Inc.@^(26)	Senior secured	SF +	3.50%	(h)	7.28%				07/2028	9,307	9,311	0.2	9,249
RealTruck Group, Inc.@^(8)(26)	Senior secured	SF +	3.75%	(i)	7.68%				01/2028	10,128	10,068	0.1	6,910
Wand NewCo 3, Inc.@^(8)(26)	Senior secured	SF +	2.50%	(h)	6.17%				01/2031	13,967	13,992	0.3	13,873
										121,640	120,719	2.5	118,329
Automobiles
CAP-KSI Holdings, LLC*^	One stop	SF +	5.25%	(i)	8.94%				06/2030	35,048	34,692	0.8	34,681
CAP-KSI Holdings, LLC^	One stop	SF +	5.25%	(a)(i)	8.94%				06/2030	2,733	2,691	0.1	2,691
Denali Midco 2, LLC^(25)	Second lien	N/A			13.00%	PIK			12/2029	27,574	27,411	0.6	27,298
Denali Midco 2, LLC*&	One stop	SF +	5.25%	(h)	8.92%				12/2028	16,886	16,646	0.4	16,801
High Bar Brands Operating, LLC^	Senior secured	SF +	5.25%	(i)	8.95%				12/2029	596	589	—	589
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)	Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
High Bar Brands Operating, LLC^	Senior secured	SF +	5.25%	(i)	8.95%	12/2029	$124	$123	—%	$123
High Bar Brands Operating, LLC^	Senior secured	SF +	5.25%	(i)	8.95%	12/2029	105	104	—	104
High Bar Brands Operating, LLC^(5)	Senior secured				N/A(6)	12/2029	—	(2)	—	(2)
Lincoln Acq Buyer, LLC^	One stop	SF +	4.50%	(i)	8.17%	11/2032	671	668	—	671
Lincoln Acq Buyer, LLC^	One stop	SF +	4.50%	(i)	8.16%	11/2032	224	223	—	224
Lincoln Acq Buyer, LLC*	One stop	SF +	4.50%	(i)	8.20%	11/2032	5,593	5,567	0.1	5,593
Lincoln Acq Buyer, LLC^	One stop	SF +	4.50%	(i)	8.20%	11/2032	55	52	—	55
Lincoln Acq Buyer, LLC^(5)	One stop				N/A(6)	11/2032	—	(12)	—	—
Mavis Tire Express Services Topco, Corp.@^#(8)(26)	Senior secured	SF +	3.00%	(h)	6.67%	05/2028	21,995	22,032	0.5	22,004
Mister Car Wash Holdings, Inc.@^(8)(26)	Senior secured	SF +	2.25%	(h)	5.92%	03/2031	11,702	11,726	0.2	11,579
National Express Wash Parent Holdco, LLC&^	One stop	SF +	5.00%	(i)	8.70%	07/2029	37,604	37,107	0.8	37,604
National Express Wash Parent Holdco, LLC^	One stop	SF +	5.00%	(j)	8.66%	07/2029	6,096	6,061	0.1	6,096
National Express Wash Parent Holdco, LLC^	One stop	SF +	5.00%	(j)	8.59%	07/2029	22,833	22,669	0.5	22,833
National Express Wash Parent Holdco, LLC^	One stop	SF +	5.00%	(i)	8.70%	07/2029	12,091	12,042	0.3	12,091
Paint Intermediate III, LLC@#(26)	Senior secured	SF +	3.00%	(i)	6.67%	10/2031	5,586	5,583	0.1	5,571
Quick Quack Car Wash Holdings, LLC&	One stop	SF +	5.00%	(h)	8.67%	06/2031	2,477	2,462	—	2,477
Quick Quack Car Wash Holdings, LLC^	One stop	SF +	5.00%	(h)	8.67%	06/2031	139	138	—	139
Quick Quack Car Wash Holdings, LLC^(5)	One stop				N/A(6)	06/2031	—	(1)	—	—
Quick Quack Car Wash Holdings, LLC^	One stop	SF +	5.00%	(h)	8.67%	06/2031	689	679	—	689
Quick Quack Car Wash Holdings, LLC*^	One stop	SF +	5.00%	(h)	8.67%	06/2031	3,309	3,299	0.1	3,309
Strickland's Enterprises, LLC^	Senior secured	SF +	4.50%	(i)	8.17%	01/2031	7,148	7,114	0.2	7,112
Strickland's Enterprises, LLC^(5)	Senior secured				N/A(6)	01/2031	—	(3)	—	(3)
Strickland's Enterprises, LLC^(5)	Senior secured				N/A(6)	01/2031	—	(11)	—	(11)
TWAS Holdings, LLC*&^	One stop	SF +	4.75%	(h)	8.42%	12/2029	24,724	24,425	0.5	24,724
TWAS Holdings, LLC^(5)	One stop				N/A(6)	12/2029	—	(33)	—	—
Yorkshire Parent, Inc.*&	Senior secured	SF +	4.50%	(i)	8.20%	12/2029	12,681	12,574	0.3	12,681
Yorkshire Parent, Inc.&	Senior secured	SF +	4.50%	(i)	8.17%	12/2029	11,861	11,816	0.3	11,861
Yorkshire Parent, Inc.&	Senior secured	SF +	4.50%	(i)	8.17%	12/2029	3,513	3,484	0.1	3,513
Yorkshire Parent, Inc.^	Senior secured	SF +	4.50%	(a)(i)	8.19%	12/2029	1,410	1,378	—	1,410
Yorkshire Parent, Inc.^	Senior secured	SF +	4.50%	(i)	8.17%	12/2029	5,057	4,943	0.1	5,057
							280,524	278,236	6.1	279,564
Banks
Empyrean Solutions, LLC&	One stop	SF +	4.50%	(i)	8.20%	11/2031	9,959	9,919	0.2	9,610
Empyrean Solutions, LLC^(5)	One stop				N/A(6)	11/2031	—	(6)	—	(52)
Empyrean Solutions, LLC^(5)	One stop				N/A(6)	11/2031	—	(16)	—	(139)
OSP Hamilton Purchaser, LLC*	One stop	SF +	4.75%	(i)	8.42%	12/2029	2,761	2,740	0.1	2,692
OSP Hamilton Purchaser, LLC&	One stop	SF +	4.75%	(i)	8.42%	12/2029	2,642	2,621	0.1	2,576
OSP Hamilton Purchaser, LLC^	One stop	SF +	4.75%	(i)	8.42%	12/2029	695	686	—	648
OSP Hamilton Purchaser, LLC^	One stop	SF +	4.75%	(i)	8.45%	12/2029	6,307	6,279	0.1	6,137
							22,364	22,223	0.5	21,472
Beverages
Financial Information Technologies, LLC^(5)	One stop				N/A(6)	06/2030	—	(16)	—	(76)
Financial Information Technologies, LLC^	One stop	SF +	4.75%	(i)	8.45%	06/2030	83	83	—	83
Financial Information Technologies, LLC&^	One stop	SF +	4.75%	(i)	8.45%	06/2030	41,089	41,001	0.9	40,677
Spindrift Beverage Co. Inc.*^	One stop	SF +	5.00%	(i)	8.65%	02/2032	22,323	22,088	0.5	22,323
Spindrift Beverage Co. Inc.^	One stop	SF +	5.00%	(i)	8.67%	02/2032	714	669	—	714
Spindrift Beverage Co. Inc.^(5)	One stop				N/A(6)	02/2032	—	(13)	—	—
Winebow Holdings, Inc.^	One stop	SF +	6.25%	(h)	10.02%	12/2027	15,201	14,843	0.3	12,769
							79,410	78,655	1.7	76,490
Building Products
BECO Holding Company, Inc.&^	One stop	SF +	5.25%	(i)	9.10%	11/2028	2,115	2,106	—	2,109
BECO Holding Company, Inc.^(5)	One stop				N/A(6)	11/2028	—	(18)	—	(13)
							2,115	2,088	—	2,096
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Capital Markets
BlueMatrix Holdings, LLC*&	One stop	SF +	4.75%	(i)	8.45%				01/2031	$23,734	$23,586	0.5%	$23,023
BlueMatrix Holdings, LLC*	One stop	SF +	4.75%	(i)	8.45%				01/2031	10,529	10,441	0.2	10,213
BlueMatrix Holdings, LLC^	One stop	SF +	4.75%	(i)	8.44%				01/2031	2,101	2,080	—	1,996
BlueMatrix Holdings, LLC^	One stop	SF +	4.75%	(i)	8.45%				01/2031	3,542	3,513	0.1	3,436
BlueMatrix Holdings, LLC&	One stop	SF +	4.75%	(i)	8.45%				01/2031	5,158	5,140	0.1	5,003
Edelman Financial Center, LLC@^#(26)	Senior secured	SF +	3.00%	(h)	6.67%				04/2028	12,673	12,685	0.3	12,676
										57,737	57,445	1.2	56,347
Chemicals
AP Adhesives Holdings, LLC^(5)	One stop				N/A(6)				04/2032	—	(79)	—	(165)
AP Adhesives Holdings, LLC^(5)	One stop				N/A(6)				04/2031	—	(38)	—	(80)
AP Adhesives Holdings, LLC*^	One stop	SF +	4.75%	(i)	8.42%				04/2032	54,791	54,555	1.2	54,298
INEOS US Finance LLC and INEOS Finance PLC@^(8)(10)(26)	Senior secured	SF +	3.25%	(h)	6.92%				02/2030	9,628	9,547	0.2	8,442
Inhance Parent, Inc.^(25)	One stop	SF +	7.00%	(i)	6.35%	cash/	4.50%	PIK	06/2029	408	408	—	408
Inhance Parent, Inc.^(25)	One stop	SF +	7.00%	(i)	6.35%	cash/	4.50%	PIK	06/2029	11,184	9,883	0.2	10,513
Inhance Parent, Inc.^(7)(25)	One stop	N/A			20.00%	PIK			06/2029	5,591	2,133	0.1	2,516
Innophos Holdings, Inc.@^(8)	Senior secured	SF +	4.25%	(h)	8.03%				03/2029	5,332	5,307	0.1	5,066
JSG II, Inc. and Checkers USA, Inc.^	One stop	SF +	4.50%	(h)	8.17%				09/2032	20,486	20,391	0.4	20,390
JSG II, Inc. and Checkers USA, Inc.^(5)	One stop				N/A(6)				09/2032	—	(12)	—	(11)
JSG II, Inc. and Checkers USA, Inc.^(5)	One stop				N/A(6)				09/2032	—	(13)	—	(27)
Krayden Holdings, Inc.*	Senior secured	SF +	4.75%	(h)	8.45%				03/2029	8,580	8,524	0.2	8,520
Krayden Holdings, Inc.^	Senior secured	SF +	4.75%	(i)	8.45%				03/2029	913	894	—	892
Krayden Holdings, Inc.^	Senior secured	SF +	4.75%	(i)	8.45%				03/2029	2,673	2,635	0.1	2,613
Windsor Holdings III, LLC@(8)(26)	Senior secured	SF +	2.75%	(h)	6.42%				08/2030	3,491	3,485	0.1	3,446
W.R. Grace & Co@#(8)(26)	Senior secured	SF +	3.00%	(i)	6.70%				08/2032	13,507	13,454	0.3	13,496
										136,584	131,074	2.9	130,317
Commercial Services & Supplies
BradyPLUS Holdings#(26)	Senior secured	SF +	3.50%	(i)	7.20%				12/2032	7,000	6,898	0.2	6,904
CHA Vision Holdings, Inc.*^	One stop	SF +	5.00%	(i)	8.67%				01/2031	18,101	17,958	0.4	18,018
CHA Vision Holdings, Inc.^	One stop	SF +	5.00%	(i)	8.67%				01/2031	5,893	5,846	0.1	5,865
CHA Vision Holdings, Inc.^(5)	One stop				N/A(6)				01/2030	—	(11)	—	(6)
CHA Vision Holdings, Inc.^	One stop	SF +	5.00%	(i)	8.67%				01/2031	2,763	2,751	0.1	2,750
CHA Vision Holdings, Inc.^	One stop	SF +	5.00%	(i)	8.67%				01/2031	615	586	—	585
Dispatch Acquisition Holdings, LLC&^	One stop	SF +	4.75%	(i)	8.45%				11/2032	123,486	122,900	2.7	122,893
Dispatch Acquisition Holdings, LLC^	One stop	SF +	4.75%	(i)	8.45%				11/2032	10,093	9,990	0.2	9,989
Dispatch Acquisition Holdings, LLC^(5)	One stop				N/A(6)				11/2032	—	—	—	(22)
Kleinfelder Intermediate, LLC*^	One stop	SF +	4.50%	(i)	8.17%				09/2030	1,792	1,755	0.1	1,788
Kleinfelder Intermediate, LLC^(5)	One stop				N/A(6)				09/2028	—	(3)	—	—
Kleinfelder Intermediate, LLC^	One stop	SF +	4.50%	(i)	8.17%				09/2030	195	193	—	194
Kleinfelder Intermediate, LLC^(5)	One stop				N/A(6)				09/2030	—	(6)	—	(5)
OMNIA Partners, LLC@^#(26)	Senior secured	SF +	2.75%	(i)	6.43%				12/2032	8,954	8,917	0.2	8,958
Pearl Acquisition Buyer, Inc.^	One stop	SF +	4.50%	(i)	8.20%				12/2032	129	127	—	127
Pearl Acquisition Buyer, Inc.^	One stop	SF +	4.50%	(i)	8.20%				12/2032	6,873	6,856	0.2	6,863
Pearl Acquisition Buyer, Inc.^(5)	One stop				N/A(6)				12/2032	—	(5)	—	(3)
PSC Parent, Inc.^	One stop	SF +	5.25%	(i)	8.91%				04/2031	1,432	1,422	—	1,435
PSC Parent, Inc.^	One stop	SF +	5.25%	(i)	8.92%				04/2031	239	238	—	239
PSC Parent, Inc.^	One stop	SF +	5.25%	(h)(i)	8.92%				04/2030	146	144	—	146
PSC Parent, Inc.^	One stop	SF +	5.25%	(h)	8.92%				04/2031	344	342	—	344
Radwell Parent, LLC*	One stop	SF +	5.50%	(i)	9.20%				03/2029	15,517	15,517	0.3	15,432
Radwell Parent, LLC^	One stop	SF +	5.50%	(i)	9.20%				03/2029	1,069	834	—	1,044
Radwell Parent, LLC^(5)	One stop				N/A(6)				04/2030	—	—	—	(1)
Radwell Parent, LLC^	One stop				N/A(6)				04/2030	—	—	—	—
Radwell Parent, LLC^(5)	One stop				N/A(6)				04/2030	—	—	—	(1)
Radwell Parent, LLC^	One stop				N/A(6)				04/2030	—	—	—	—
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Radwell Parent, LLC^	One stop				N/A(6)				04/2030	$—	$—	—%	$—
Thermostat Purchaser III, Inc.@^(26)	Senior secured	SF +	4.25%	(i)	7.95%				08/2028	11,864	11,851	0.3	11,637
Trinity Air Consultants Holdings Corporation^(5)	One stop				N/A(6)				06/2029	—	(3)	—	(5)
Trinity Air Consultants Holdings Corporation^	One stop	SF +	4.25%	(i)	8.01%				06/2029	911	908	—	902
Trinity Air Consultants Holdings Corporation^	One stop	SF +	4.25%	(i)	8.02%				06/2029	2,716	2,709	0.1	2,691
Trinity Air Consultants Holdings Corporation^	One stop	SF +	4.25%	(i)	8.02%				06/2029	5,254	5,207	0.1	5,207
Trinity Air Consultants Holdings Corporation^(5)	One stop				N/A(6)				06/2029	—	(5)	—	(10)
WRE Holding Corp.&^	One stop	SF +	5.00%	(j)	8.74%				07/2031	31,172	30,936	0.7	30,913
WRE Holding Corp.^	One stop	SF +	5.00%	(j)	8.67%				07/2030	866	833	—	830
WRE Holding Corp.*	One stop	SF +	5.00%	(j)	8.61%				07/2031	3,422	3,409	0.1	3,393
WRE Holding Corp.*	One stop	SF +	5.00%	(j)	8.60%				07/2031	2,062	2,054	—	2,045
WRE Holding Corp.&	One stop	SF +	5.00%	(j)	8.60%				07/2031	1,604	1,598	—	1,590
WRE Holding Corp.^	One stop	SF +	5.00%	(j)	8.60%				07/2031	561	559	—	557
WRE Holding Corp.^	One stop	SF +	5.00%	(j)	8.60%				07/2031	574	572	—	569
WRE Holding Corp.^	One stop	SF +	5.00%	(j)	8.60%				07/2031	356	355	—	353
WRE Holding Corp.^(5)	One stop				N/A(6)				07/2031	—	(38)	—	(70)
WRE Holding Corp.^	One stop	SF +	5.00%	(j)	8.71%				07/2031	684	681	—	678
										266,687	264,875	5.8	264,816
Construction & Engineering
Chariot Buyer, LLC@#(26)	Senior secured	SF +	2.75%	(h)	6.43%				09/2032	14,200	14,207	0.3	14,088
Consor Intermediate II, LLC*^	One stop	SF +	4.50%	(i)	8.20%				05/2031	1,637	1,630	—	1,623
Consor Intermediate II, LLC^(5)	One stop				N/A(6)				05/2031	—	(2)	—	(5)
Consor Intermediate II, LLC^	One stop	SF +	4.50%	(i)	8.20%				05/2031	73	72	—	71
DCCM, LLC&	One stop	SF +	4.75%	(h)	8.42%				06/2032	4,010	3,992	0.1	4,010
DCCM, LLC^(5)	One stop				N/A(6)				06/2032	—	(4)	—	—
DCCM, LLC^(5)	One stop				N/A(6)				06/2032	—	(9)	—	—
EagleView Technology Corporation@#(25)(26)	Senior secured	SF +	7.50%	(i)	10.20%	cash/	1.00%	PIK	08/2028	10,925	10,748	0.2	9,972
Royal Holdco Corporation*&	One stop	SF +	4.50%	(i)	8.17%				12/2030	27,585	27,358	0.6	27,347
Royal Holdco Corporation^	One stop	SF +	4.50%	(i)	8.19%				12/2030	1,730	1,710	0.1	1,709
Royal Holdco Corporation^	One stop	SF +	4.50%	(i)	8.19%				12/2030	3,484	3,446	0.1	3,403
										63,644	63,148	1.4	62,218
Construction Materials
Star Holding, LLC@#(8)(26)	Senior secured	SF +	4.50%	(h)	8.17%				07/2031	17,122	16,974	0.4	16,946

Consumer Finance
Ascensus Group Holdings@^#(26)	Senior secured	SF +	3.00%	(h)	6.67%				11/2032	26,105	26,034	0.6	25,730

Containers & Packaging
AOT Packaging Products Acquisitionco, LLC @^#(26)	Senior secured	SF +	3.25%	(h)	6.92%				03/2031	17,870	17,803	0.4	17,031
Berlin Packaging, LLC@#(26)	Senior secured	SF +	3.25%	(h)(i)	6.94%				06/2031	4,577	4,575	0.1	4,423
Chase Intermediate*&	One stop	SF +	4.75%	(i)	8.42%				10/2028	14,497	14,356	0.3	14,207
Chase Intermediate^	One stop	SF +	4.75%	(i)	8.42%				10/2028	3,423	3,242	—	2,422
Iris Holding, Inc.@(26)	Senior secured	SF +	4.75%	(i)	8.52%				06/2028	2,977	2,899	0.1	2,798
Packaging Coordinators Midco, Inc.*^	One stop	SF +	5.00%	(i)	8.67%				07/2032	33,543	33,039	0.7	32,878
Packaging Coordinators Midco, Inc.^(5)	One stop				N/A(6)				07/2032	—	(39)	—	(75)
Packaging Coordinators Midco, Inc.^(5)	One stop				N/A(6)				07/2032	—	—	—	(106)
Packaging Coordinators Midco, Inc.^	One stop	SF +	5.00%	(i)	8.67%				07/2032	407	407	—	392
Packaging Coordinators Midco, Inc.^(5)	One stop				N/A(6)				07/2032	—	—	—	(31)
Packaging Coordinators Midco, Inc.^(5)	One stop				N/A(6)				07/2032	—	(16)	—	(31)
Packaging Coordinators Midco, Inc.^(9)	One stop	SN +	5.00%	(g)	8.73%				07/2032	16,343	16,242	0.3	16,019
Pegasus BidCo@(8)(14)(26)	Senior secured	SF +	2.75%	(i)	6.40%				07/2029	2,992	2,998	0.1	2,989
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Technimark, LLC@^#(26)	Senior secured	SF +	3.25%	(h)	6.93%				04/2031	$14,657	$14,635	0.3%	$13,925
WP Deluxe Merger Sub@^#(26)	Senior secured	SF +	3.25%	(i)	6.95%				11/2032	12,113	12,096	0.3	12,179
										123,399	122,237	2.6	119,020
Diversified Consumer Services
ABC Legal Holdings, LLC*^	One stop	SF +	4.25%	(i)	7.92%				08/2032	26,658	26,536	0.6	26,088
ABC Legal Holdings, LLC^(5)	One stop				N/A(6)				08/2032	—	(24)	—	(111)
ABC Legal Holdings, LLC^(5)	One stop				N/A(6)				08/2032	—	(36)	—	(171)
Action Termite Control, LLC^(5)	Senior secured				N/A(6)				12/2032	—	(6)	—	—
Action Termite Control, LLC^	Senior secured	SF +	4.25%	(i)	7.95%				12/2032	2,138	2,127	—	2,138
Action Termite Control, LLC^(5)	Senior secured				N/A(6)				12/2032	—	(32)	—	—
Any Hour, LLC*^(25)	One stop	SF +	5.75%	(i)	6.20%	cash/	3.25%	PIK	05/2030	30,434	30,122	0.6	28,607
Any Hour, LLC^(25)	One stop	N/A			13.00%	PIK			05/2031	5,883	5,815	0.1	4,471
Any Hour, LLC^(25)	One stop	SF +	5.75%	(i)	6.20%	cash/	3.25%	PIK	05/2030	4,246	4,198	0.1	3,967
Any Hour, LLC^(25)	One stop	SF +	5.75%	(i)	6.20%	cash/	3.25%	PIK	05/2030	862	857	—	810
Apex Service Partners, LLC*^	One stop	SF +	5.00%	(i)	8.67%				10/2030	17,799	17,454	0.4	17,657
Apex Service Partners, LLC^	One stop	SF +	5.00%	(i)	8.68%				10/2030	13,174	13,122	0.3	13,069
Apex Service Partners, LLC^	One stop	SF +	5.00%	(i)	8.67%				10/2030	4,236	4,159	0.1	4,203
Apex Service Partners, LLC^	One stop	SF +	5.00%	(i)	8.69%				10/2029	612	579	—	602
Apex Service Partners, LLC^	One stop	SF +	5.00%	(i)	8.67%				10/2030	7,628	7,564	0.2	7,566
Apex Service Partners, LLC^	One stop	SF +	5.00%	(i)	8.67%				10/2030	22,585	22,491	0.5	22,404
Aptive Environmental, LLC*&^	One stop	SF +	4.75%	(h)	8.42%				10/2032	73,308	72,623	1.6	73,308
Aptive Environmental, LLC^(5)	One stop				N/A(6)				10/2032	—	(60)	—	—
Aptive Environmental, LLC^(5)	One stop				N/A(6)				10/2032	—	(15)	—	—
Certus Pest, Inc.&	One stop	SF +	5.25%	(i)	9.10%				08/2027	3,304	3,294	0.1	3,271
Certus Pest, Inc.*	One stop	SF +	5.25%	(i)	9.10%				08/2027	3,091	3,081	0.1	3,060
Certus Pest, Inc.*	One stop	SF +	5.25%	(i)	9.10%				08/2027	2,597	2,588	0.1	2,571
Certus Pest, Inc.*	One stop	SF +	5.25%	(i)	9.10%				08/2027	2,359	2,352	0.1	2,336
Certus Pest, Inc.*	One stop	SF +	5.25%	(i)	9.10%				08/2027	1,427	1,422	—	1,412
Certus Pest, Inc.*	One stop	SF +	5.25%	(i)	9.10%				08/2027	1,133	1,130	—	1,122
Certus Pest, Inc.^	One stop	SF +	5.25%	(i)	9.10%				08/2027	443	442	—	439
Certus Pest, Inc.^(5)	One stop				N/A(6)				08/2027	—	(10)	—	(38)
Certus Pest, Inc.&	One stop	SF +	5.25%	(i)	9.10%				08/2027	2,633	2,626	0.1	2,607
Certus Pest, Inc.&	One stop	SF +	5.25%	(i)	9.10%				08/2027	1,641	1,637	—	1,625
Certus Pest, Inc.^	One stop	SF +	5.25%	(i)	9.10%				08/2027	789	786	—	781
Certus Pest, Inc.^	One stop	SF +	5.25%	(i)	9.10%				08/2027	789	786	—	781
Certus Pest, Inc.^	One stop	SF +	5.25%	(i)	9.10%				08/2027	516	514	—	510
Certus Pest, Inc.*	One stop	SF +	5.25%	(i)	9.10%				08/2027	3,128	3,119	0.1	3,096
CHVAC Services Investment, LLC&	One stop	SF +	4.75%	(i)	8.45%				05/2030	1,941	1,919	—	1,925
CHVAC Services Investment, LLC^	One stop	SF +	4.75%	(i)	8.45%				05/2030	505	500	—	501
CHVAC Services Investment, LLC^	One stop	SF +	4.75%	(i)	8.42%				05/2030	39	37	—	37
CHVAC Services Investment, LLC^	One stop	SF +	4.75%	(i)	8.44%				05/2030	2,944	2,801	0.1	2,646
Entomo Brands Acquisitions, Inc.^	Senior secured	SF +	5.50%	(i)	9.35%				07/2029	761	755	—	761
Entomo Brands Acquisitions, Inc.^	Senior secured	SF +	5.50%	(i)	9.35%				07/2029	221	218	—	221
Entomo Brands Acquisitions, Inc.^	Senior secured	SF +	5.50%	(i)	9.35%				07/2029	7	7	—	7
HS Spa Holdings, Inc.*^	One stop	SF +	5.25%	(i)	8.92%				06/2029	7,758	7,675	0.2	7,758
HS Spa Holdings, Inc.^	One stop	SF +	5.25%	(i)	8.92%				06/2029	892	889	—	892
Knowledge Universe Education LLC@^(8)(26)	Senior secured	SF +	2.75%	(i)	6.45%				06/2030	7,915	7,931	0.2	7,123
Kodiak Buyer, LLC*	One stop	SF +	4.25%	(i)	7.95%				07/2032	4,971	4,949	0.1	4,946
Kodiak Buyer, LLC^(5)	One stop				N/A(6)				07/2032	—	(6)	—	(7)
Kodiak Buyer, LLC^(5)	One stop				N/A(6)				07/2032	—	(8)	—	(9)
Liminex, Inc.*	One stop	SF +	6.25%	(i)	10.07%				11/2026	10,546	10,516	0.2	10,493
Litera Bidco, LLC*^	One stop	SF +	5.00%	(h)	8.67%				05/2028	28,153	28,080	0.6	27,732
Litera Bidco, LLC^	One stop	SF +	5.00%	(h)	8.67%				05/2028	11,241	11,225	0.2	11,058
Litera Bidco, LLC^(5)	One stop				N/A(6)				05/2028	—	(5)	—	(29)
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Litera Bidco, LLC^(5)	One stop				N/A(6)				05/2028	$—	$—	—%	$(56)
McAfee, LLC@^(8)(26)	Senior secured	SF +	3.00%	(h)	6.67%				03/2029	4,938	4,943	0.1	4,425
Project Alpha Intermediate Holdings, Inc.@^#(26)	Senior secured	SF +	3.25%	(i)	6.95%				10/2030	19,994	20,040	0.3	15,242
Provenance Buyer LLC*	One stop	SF +	5.00%	(i)	8.80%				06/2027	7,369	7,371	0.2	7,369
Provenance Buyer LLC*	One stop	SF +	5.00%	(i)	8.80%				06/2027	3,777	3,778	0.1	3,777
RW AM Holdco LLC^(7)	One stop	SF +	5.25%	(i)	9.05%				04/2028	10,097	9,896	0.1	4,442
Salisbury House, LLC^(5)	One stop				N/A(6)				08/2032	—	(35)	—	(73)
Salisbury House, LLC^(5)	One stop				N/A(6)				08/2032	—	(53)	—	(109)
Salisbury House, LLC*^	One stop	SF +	4.75%	(j)	8.48%				08/2032	57,470	57,207	1.3	56,930
SCP CDH Buyer, Inc.^	One stop	SF +	4.50%	(i)	8.20%				12/2032	22,751	22,641	0.5	22,640
SCP CDH Buyer, Inc.^(5)	One stop				N/A(6)				12/2032	—	(13)	—	(13)
SCP CDH Buyer, Inc.^(5)	One stop				N/A(6)				12/2032	—	(32)	—	(32)
Severin Acquisition, LLC*^(25)	One stop	SF +	4.75%	(h)	6.17%	cash/	2.25%	PIK	10/2031	34,372	34,111	0.7	33,340
Severin Acquisition, LLC^	One stop	SF +	4.50%	(h)	8.18%				10/2031	1,133	1,099	—	1,005
Severin Acquisition, LLC^(25)	One stop	SF +	4.75%	(h)	6.17%	cash/	2.25%	PIK	10/2031	1,706	1,678	—	1,493
Stellar Brands, LLC&	Senior secured	SF +	4.50%	(h)	8.17%				02/2031	9,055	9,000	0.2	9,055
Stellar Brands, LLC^(5)	Senior secured				N/A(6)				02/2031	—	(5)	—	—
Virginia Green Acquisition, LLC*&^	One stop	SF +	5.25%	(j)	8.85%				12/2030	19,640	19,507	0.4	19,549
Virginia Green Acquisition, LLC^(5)	One stop				N/A(6)				12/2030	—	(8)	—	(6)
Virginia Green Acquisition, LLC^(5)	One stop				N/A(6)				12/2029	—	(15)	—	(9)
Virginia Green Acquisition, LLC^(5)	One stop				N/A(6)				12/2030	—	(44)	—	(44)
										503,609	499,790	10.6	483,161
Diversified Financial Services
Apex Group Treasury, LLC@^(8)(10)(26)	Senior secured	SF +	3.50%	(i)	7.17%				02/2032	10,865	10,882	0.2	9,932
Baker Tilly Advisory Group, LP*^	One stop	SF +	4.75%	(h)	8.42%				06/2031	19,288	19,091	0.4	19,480
Baker Tilly Advisory Group, LP^(5)	One stop				N/A(6)				06/2030	—	(45)	—	(47)
Baker Tilly Advisory Group, LP^	One stop	SF +	4.50%	(h)	8.17%				06/2031	15,270	15,205	0.3	15,132
Baker Tilly Advisory Group, LP^(5)	One stop				N/A(6)				06/2031	—	(11)	—	(24)
Banker's Toolbox, Inc.^	One stop	SF +	4.50%	(i)	8.20%				07/2029	6,795	6,763	0.2	6,727
Banker's Toolbox, Inc.^(5)	One stop				N/A(6)				07/2029	—	(7)	—	(23)
BCPE Pequod Buyer@^#(26)	Senior secured	SF +	2.75%	(i)	6.42%				11/2031	21,988	21,954	0.5	21,378
Ceres Groupe SAS & Ceres PikCo^(8)(9)(17)	One stop	E +	4.75%	(c)	6.78%				07/2031	14,027	13,032	0.3	13,817
Ceres Groupe SAS & Ceres PikCo^(8)(9)(17)(25)	Subordinated debt	E +	7.50%	(d)	9.65%	PIK			07/2032	4,475	4,186	0.1	4,296
Ceres Groupe SAS & Ceres PikCo^(8)(9)(17)	One stop	E +	4.75%	(d)	6.85%				07/2031	1,987	1,884	—	1,957
Ceres Groupe SAS & Ceres PikCo^(5)(8)(9)(17)	One stop				N/A(6)				07/2031	—	—	—	(29)
Ceres Groupe SAS & Ceres PikCo^(8)(9)(17)	One stop	E +	5.25%	(c)	7.37%				07/2031	19,806	19,846	0.4	19,509
Corelogic, Inc.@^(8)(26)	Senior secured	SF +	3.50%	(h)	7.28%				06/2028	16,806	16,755	0.4	16,113
Corsair Blade IV S.A R.L.^(8)(13)(25)	One stop	SF +	5.75%	(i)	9.17%	cash/	0.25%	PIK	12/2030	4,479	4,479	0.1	4,384
Corsair Blade IV S.A R.L.^(8)(9)(13)(25)	One stop	SN +	5.75%	(g)	9.23%	cash/	0.25%	PIK	12/2030	1,418	1,134	—	676
Deerfield Dakota Holding, LLC^	One stop	SF +	5.25%	(h)	8.93%				09/2032	1,638	1,562	—	1,561
Deerfield Dakota Holding, LLC^(25)	One stop	SF +	5.75%	(i)	6.70%	cash/	2.75%	PIK	09/2032	88,441	87,638	1.9	87,479
EP Wealth Advisors@#(26)	Senior secured	SF +	3.00%	(i)	6.70%				10/2032	7,000	6,998	0.2	7,014
Equity Methods, LLC&^	One stop	SF +	4.50%	(i)	8.20%				04/2032	48,893	48,680	1.1	48,168
Equity Methods, LLC^(5)	One stop				N/A(6)				04/2032	—	(39)	—	(132)
Equity Methods, LLC^(5)	One stop				N/A(6)				04/2032	—	(48)	—	(165)
Evertec, Inc.@(8)(26)	Senior secured	SF +	2.25%	(h)	5.92%				10/2030	500	498	—	500
Finastra@#(8)(10)(26)	Senior secured	SF +	4.00%	(i)	7.67%				09/2032	8,750	8,669	0.2	8,237
First Eagle Investment Management@#(26)	Senior secured	SF +	3.50%	(i)	7.20%				08/2032	14,042	13,869	0.3	13,867
First Eagle Investment Management@#(5)(26)	Senior secured				N/A(6)				08/2032	—	(21)	—	(30)
Focus Financial Partners, LLC@^#(26)	Senior secured	SF +	2.50%	(h)	6.17%				09/2031	29,508	29,443	0.6	28,621
GTCR Everest Borrower, LLC@(26)	Senior secured	SF +	2.50%	(i)	6.20%				09/2031	3,491	3,507	0.1	3,471
Higginbotham Insurance Agency, Inc.*^	One stop	SF +	4.50%	(h)	8.17%				06/2031	8,271	8,260	0.2	8,232
Higginbotham Insurance Agency, Inc.^(5)	One stop				N/A(6)				06/2031	—	(6)	—	(12)
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Higginbotham Insurance Agency, Inc.^(5)	Senior secured				N/A(6)				06/2031	$—	$—	—%	$(8)
Howden Group Holdings Limited @^#(8)(10)(26)	Senior secured	SF +	2.75%	(h)	6.42%				02/2031	20,747	20,726	0.4	20,146
Howden Group Holdings Limited @^(8)(10)(26)	Senior secured	SF +	2.75%	(h)	6.42%				04/2030	5,814	5,785	0.1	5,683
Mariner Wealth Advisors, LLC@(26)	Senior secured	SF +	2.25%	(i)	5.95%				12/2030	2,992	2,983	0.1	2,989
Medlar Bidco Limited^(8)(9)(18)	One stop	SN +	4.50%	(g)	8.23%				05/2032	34,627	34,592	0.8	34,399
Medlar Bidco Limited^(5)(8)(9)(18)	One stop				N/A(6)				05/2032	—	(69)	—	(73)
Medlar Bidco Limited^(8)(9)(18)	One stop	E +	4.50%	(c)	6.52%				05/2032	43,128	41,947	0.9	42,850
Orion Advisor Solutions@^#(26)	Senior secured	SF +	2.75%	(i)	6.42%				09/2030	28,893	28,919	0.6	28,436
OSTTRA Group, Ltd.@#(8)(10)(26)	Senior secured	SF +	3.50%	(i)	7.15%				10/2032	13,859	13,887	0.3	13,747
Wealth Enhancement Group, LLC*	One stop	SF +	4.25%	(i)	7.91%				10/2028	3,761	3,758	0.1	3,745
Wealth Enhancement Group, LLC*	One stop	SF +	4.25%	(i)	7.91%				10/2028	2,712	2,709	0.1	2,701
Wealth Enhancement Group, LLC^(5)	One stop				N/A(6)				10/2028	—	(2)	—	(4)
Wealth Enhancement Group, LLC^	One stop	SF +	4.25%	(i)(j)	7.90%				10/2028	11,417	11,383	0.2	11,344
Wealth Enhancement Group, LLC^(5)	One stop				N/A(6)				10/2028	—	(18)	—	(37)
Wealth Enhancement Group, LLC^	One stop	SF +	4.25%	(i)	7.91%				10/2028	644	643	—	641
Wealth Enhancement Group, LLC^	One stop	SF +	4.25%	(i)	7.91%				10/2028	2,886	2,880	0.1	2,874
Wealth Enhancement Group, LLC^	One stop	SF +	4.25%	(i)	7.91%				10/2028	166	162	—	162
Zebra Buyer LLC@#(26)	Senior secured	SF +	3.00%	(i)	6.75%				11/2030	18,367	18,403	0.4	18,404
										537,751	532,846	11.6	528,088
Electric Utilities
Pioneer AcquisitionCo, LLC@	Senior secured	SF +	3.25%	(i)	6.96%				11/2032	5,000	4,988	0.1	5,030
Resilience Parent, LLC#(26)	Senior secured	SF +	2.50%	(j)	6.13%				02/2033	2,000	1,995	0.1	1,992
Smart Energy Systems, Inc.^(25)	One stop	SF +	7.50%	(i)	7.41%	cash/	3.75%	PIK	01/2030	5,951	5,890	0.1	5,951
Smart Energy Systems, Inc.^(25)	One stop	SF +	7.50%	(i)	7.41%	cash/	3.75%	PIK	01/2030	655	652	—	655
										13,606	13,525	0.3	13,628
Electrical Equipment
Wildcat TopCo, Inc.*^	One stop	SF +	4.50%	(i)	8.20%				11/2031	20,980	20,801	0.5	20,798
Wildcat TopCo, Inc.^(5)	One stop				N/A(6)				11/2031	—	(36)	—	(39)
Wildcat TopCo, Inc.^(5)	One stop				N/A(6)				11/2031	—	(18)	—	(39)
										20,980	20,747	0.5	20,720
Food & Staples Retailing
Eagle Parent Corp.@^#(26)	Senior secured	SF +	4.25%	(i)	7.95%				04/2029	13,694	13,634	0.3	13,739
GMF Parent, Inc.^	One stop	SF +	4.50%	(i)	8.19%				12/2032	33	28	—	33
GMF Parent, Inc.^	One stop	SF +	4.50%	(i)	8.19%				12/2032	5,798	5,771	0.1	5,798
GMF Parent, Inc.^(5)	One stop				N/A(6)				12/2032	—	(7)	—	—
GMF Parent, Inc.^(5)	One stop				N/A(6)				12/2032	—	(8)	—	—
Inspire International, Inc.@^(8)(26)	Senior secured	SF +	2.50%	(h)	6.18%				12/2030	2,924	2,927	0.1	2,920
										22,449	22,345	0.5	22,490
Food Products
Aspire Bakeries Holdings, LLC@	Senior secured	SF +	3.00%	(h)	6.67%				12/2030	2,552	2,554	0.1	2,558
Blast Bidco Inc.&	One stop	SF +	6.00%	(i)	9.70%				10/2030	14,978	14,831	0.3	14,978
Blast Bidco Inc.^(5)	One stop				N/A(6)				10/2029	—	(16)	—	—
Eagle Family Foods Group, LLC*	One stop	SF +	4.75%	(j)	8.54%				08/2030	9,805	9,728	0.2	9,805
Eagle Family Foods Group, LLC^(5)	One stop				N/A(6)				08/2030	—	(9)	—	—
Louisiana Fish Fry Products, Ltd.&	One stop	SF +	6.25%	(i)	10.10%				07/2027	8,668	8,496	0.2	8,668
Merlin Buyer, Inc.@(26)	Senior secured	SF +	4.00%	(h)	7.67%				12/2028	2,487	2,482	0.1	2,493
MIC GLEN LLC@^#(26)	Senior secured	SF +	3.25%	(h)	6.92%				07/2028	24,827	24,871	0.5	24,925
PFI Lower MidCo, LLC@#(26)	Senior secured	SF +	4.00%	(h)	7.67%				12/2032	7,981	7,904	0.2	8,020
Sphynx UK Bidco, Ltd.^(8)(9)(10)	One stop	A +	4.25%	(e)	8.55%				09/2032	9,032	8,482	0.2	8,987
Sphynx UK Bidco, Ltd.^(8)(9)(10)	One stop	E +	4.25%	(c)	6.38%				09/2032	8,371	8,384	0.2	8,287
Sphynx UK Bidco, Ltd.^(8)(9)(10)	One stop	SN +	4.25%	(g)	7.98%				09/2032	38,653	38,922	0.8	38,459
Zullas, L.C.^(5)	One stop				N/A(6)				06/2031	—	(4)	—	—
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Zullas, L.C.&	One stop	SF +	4.75%	(i)	8.42%				06/2031	$2,970	$2,957	0.1%	$2,970
Zullas, L.C.^	One stop	SF +	4.75%	(i)	8.42%				06/2031	487	474	—	487
										130,811	130,056	2.9	130,637
Healthcare Equipment & Supplies
Bayou Intermediate II, LLC^	One stop	SF +	4.75%	(h)(i)	8.44%				09/2032	2,022	2,000	—	1,977
Bayou Intermediate II, LLC^	One stop	SF +	4.75%	(i)	8.45%				09/2032	32,709	32,557	0.7	32,400
Bayou Intermediate II, LLC^	One stop	SF +	4.75%	(h)(i)	8.44%				09/2032	4,936	4,895	0.1	4,852
Blades Buyer, Inc.^(5)	Senior secured				N/A(6)				03/2028	—	(2)	—	(5)
Blades Buyer, Inc.^	Senior secured	SF +	4.75%	(h)	8.42%				03/2028	5,098	5,070	0.1	5,036
Blue River Pet Care, LLC*	One stop	SF +	5.00%	(h)	8.67%				08/2029	8,274	8,203	0.2	8,236
Blue River Pet Care, LLC^	One stop	SF +	5.00%	(h)	8.67%				08/2029	7,674	7,634	0.2	7,638
Blue River Pet Care, LLC*	One stop	SF +	5.00%	(h)	8.67%				08/2029	3,667	3,644	0.1	3,650
Blue River Pet Care, LLC&	One stop	SF +	5.00%	(h)	8.67%				08/2029	5,426	5,389	0.1	5,401
Blue River Pet Care, LLC*&	One stop	SF +	5.00%	(h)	8.67%				08/2029	5,514	5,480	0.1	5,488
Blue River Pet Care, LLC^	One stop	SF +	5.00%	(h)	8.67%				08/2029	4,751	4,726	0.1	4,729
Blue River Pet Care, LLC&	One stop	SF +	5.00%	(h)	8.67%				08/2029	4,190	4,161	0.1	4,171
Blue River Pet Care, LLC&	One stop	SF +	5.00%	(h)	8.67%				08/2029	12,467	12,420	0.3	12,410
Blue River Pet Care, LLC^(5)	One stop				N/A(6)				08/2029	—	(56)	—	(67)
Blue River Pet Care, LLC^	One stop	SF +	5.00%	(h)	8.67%				08/2029	1,377	1,372	—	1,371
Blue River Pet Care, LLC^	One stop	SF +	5.00%	(h)	8.67%				08/2029	3,733	3,719	0.1	3,716
Blue River Pet Care, LLC^	One stop	SF +	5.00%	(h)	8.67%				08/2029	1,406	1,401	—	1,400
Blue River Pet Care, LLC^	One stop	SF +	5.00%	(h)	8.67%				08/2029	3,025	3,014	0.1	3,011
Blue River Pet Care, LLC^	One stop	SF +	5.00%	(h)	8.67%				08/2029	5,127	5,108	0.1	5,104
Blue River Pet Care, LLC^	One stop	SF +	5.00%	(h)	8.67%				08/2029	1,846	1,839	—	1,837
Blue River Pet Care, LLC^	One stop	SF +	5.00%	(h)	8.67%				08/2029	2,179	2,171	0.1	2,169
Blue River Pet Care, LLC^	One stop	SF +	5.00%	(h)	8.67%				08/2029	4,179	4,163	0.1	4,159
Blue River Pet Care, LLC^	One stop	SF +	5.00%	(i)	8.67%				08/2029	1,336	1,333	—	1,330
CCSL Holdings, LLC*&	One stop	SF +	5.75%	(h)	9.42%				12/2028	11,544	11,433	0.3	11,538
CCSL Holdings, LLC^(9)	One stop	E +	5.75%	(b)	7.64%				12/2028	27,688	25,967	0.6	27,674
CCSL Holdings, LLC^(9)	One stop	E +	5.75%	(b)	7.64%				12/2028	5,424	4,901	0.1	5,421
CCSL Holdings, LLC^	One stop	SF +	5.75%	(h)	9.42%				12/2028	6,788	6,763	0.2	6,785
CCSL Holdings, LLC&	One stop	SF +	5.75%	(h)	9.42%				12/2028	5,402	5,381	0.1	5,399
CCSL Holdings, LLC^	One stop	SF +	5.75%	(h)	9.42%				12/2028	2,667	2,650	0.1	2,665
Centegix Intermediate II, LLC^(25)	One stop	SF +	5.76%	(i)	6.28%	cash/	3.13%	PIK	08/2032	56,637	56,382	1.2	56,353
Centegix Intermediate II, LLC^	One stop	SF +	5.25%	(i)	8.94%				08/2032	1,689	1,649	—	1,645
Centegix Intermediate II, LLC^	One stop	SF +	2.63%	(i)	6.33%				08/2032	8,240	8,203	0.2	8,199
Centegix Intermediate II, LLC^	One stop	SF +	5.50%	(i)	9.20%				08/2032	85	84	—	84
Centegix Intermediate II, LLC^(5)	One stop				N/A(6)				08/2032	—	(2)	—	(2)
CMI Parent Inc.^(5)	One stop				N/A(6)				01/2033	—	(28)	—	(57)
CMI Parent Inc.^	One stop	SF +	4.50%	(i)	8.20%				01/2033	107,633	107,371	2.4	107,104
CMI Parent Inc.^(5)	One stop				N/A(6)				01/2033	—	(85)	—	(171)
Confluent Medical Technologies, Inc.@(26)	Senior secured	SF +	3.00%	(i)	6.70%				02/2029	2,494	2,491	0.1	2,497
HuFriedy Group Acquisition, LLC^	One stop	SF +	5.50%	(i)	9.17%				06/2031	40,243	39,946	0.9	40,055
HuFriedy Group Acquisition, LLC^(5)	One stop				N/A(6)				05/2030	—	(31)	—	(21)
HuFriedy Group Acquisition, LLC^	One stop	SF +	5.50%	(i)(j)	9.20%				06/2031	8,810	8,693	0.2	8,769
HuFriedy Group Acquisition, LLC^	One stop	SF +	5.50%	(i)(j)	9.18%				06/2031	2,734	2,692	0.1	2,691
Isto Group, Inc.^(5)	One stop				N/A(6)				09/2032	—	(1)	—	(1)
Isto Group, Inc.*	One stop	SF +	4.75%	(i)	8.45%				09/2032	5,164	5,140	0.1	5,139
Isto Group, Inc.^(5)	One stop				N/A(6)				09/2032	—	(16)	—	(16)
NSM Top Holdings Corp.@^	Senior secured	SF +	4.25%	(i)	8.05%				05/2029	5,755	5,743	0.1	5,782
Precision Medicine Group, LLC@#(26)	Senior secured	SF +	3.50%	(h)	7.17%				08/2032	19,357	19,283	0.4	19,356
Resonetics, LLC@^#(26)	Senior secured	SF +	2.75%	(i)	6.42%				06/2031	22,940	22,966	0.5	22,879
RTI Surgical, Inc.^(5)	One stop				N/A(6)				09/2032	—	(54)	—	(55)
RTI Surgical, Inc.&^	One stop	SF +	4.75%	(i)	8.42%				09/2032	58,230	57,960	1.3	57,955
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)	Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
TIDI Legacy Products, Inc.*	One stop	SF +	4.50%	(h)	8.17%	12/2029	$1,625	$1,625	—%	$1,613
TIDI Legacy Products, Inc.^(5)	One stop				N/A(6)	12/2029	—	—	—	(4)
TIDI Legacy Products, Inc.^	One stop	SF +	4.50%	(h)	8.17%	12/2029	435	431	—	432
YI, LLC*	One stop	SF +	5.75%	(h)	9.43%	12/2029	6,066	5,992	0.1	5,981
YI, LLC^(5)	One stop				N/A(6)	12/2029	—	(14)	—	(16)
ZimVie, Inc.^	One stop	SF +	4.75%	(i)	8.45%	10/2032	5,696	5,613	0.1	5,612
ZimVie, Inc.^	One stop	SF +	4.75%	(i)	8.45%	10/2032	106,533	106,034	2.3	106,029
ZimVie, Inc.^(5)	One stop				N/A(6)	10/2032	—	(83)	—	(84)
							640,815	635,320	14.0	637,243
Healthcare Providers & Services
Active Day, Inc.*	One stop	SF +	5.00%	(h)	8.67%	05/2027	5,398	5,377	0.1	5,384
Active Day, Inc.^(5)	One stop				N/A(6)	05/2027	—	(10)	—	(7)
Active Day, Inc.^	One stop	SF +	5.00%	(h)	8.67%	05/2027	1,846	1,838	—	1,841
Acuity Eyecare Holdings, LLC^	One stop	SF +	5.75%	(i)	9.60%	03/2027	1,886	1,746	—	1,834
Agiliti Health, Inc.@^(26)	Senior secured	SF +	3.00%	(a)(j)	6.57%	05/2030	9,819	9,748	0.2	9,569
AVG Intermediate Holdings & AVG Subsidiary Holdings LLC^	One stop	SF +	6.00%	(h)	9.66%	05/2028	500	498	—	498
AVG Intermediate Holdings & AVG Subsidiary Holdings LLC*&	One stop	SF +	6.00%	(i)	9.77%	03/2027	11,518	11,502	0.3	11,468
Bamboo US Bidco LLC*	One stop	SF +	5.00%	(i)	8.67%	09/2030	7,967	7,820	0.2	7,923
Bamboo US Bidco LLC^(9)	One stop	E +	5.00%	(c)	7.03%	09/2030	5,728	5,135	0.1	5,699
Bamboo US Bidco LLC^	One stop	SF +	5.00%	(i)	8.67%	09/2030	1,219	1,215	—	1,212
Bamboo US Bidco LLC^	One stop	SF +	5.00%	(i)	8.67%	09/2030	1,296	1,291	—	1,289
Bamboo US Bidco LLC^	One stop	SF +	5.00%	(h)(i)	8.67%	09/2030	1,303	1,303	—	1,296
Bamboo US Bidco LLC^(5)	One stop				N/A(6)	10/2029	—	(31)	—	(9)
Benefit Plan Administrators of Eau Claire, LLC*&^	One stop	SF +	4.75%	(i)	8.42%	11/2030	58,480	58,183	1.3	58,165
Benefit Plan Administrators of Eau Claire, LLC^	One stop	SF +	4.75%	(i)	8.42%	11/2030	13,077	13,014	0.3	13,006
Benefit Plan Administrators of Eau Claire, LLC^(5)	One stop				N/A(6)	11/2030	—	(11)	—	(12)
Benefit Plan Administrators of Eau Claire, LLC^(5)	One stop				N/A(6)	11/2030	—	(35)	—	(40)
BHG Holdings, LLC*&^	One stop	SF +	5.50%	(h)	9.17%	04/2032	102,720	101,941	2.3	101,904
BHG Holdings, LLC^(5)	One stop				N/A(6)	04/2032	—	(98)	—	(103)
BHG Holdings, LLC^(5)	One stop				N/A(6)	04/2032	—	(223)	—	(234)
Cotiviti@^(26)	Senior secured	SF +	2.75%	(h)	6.42%	05/2031	12,263	12,270	0.3	11,329
Cotiviti#(26)	Senior secured	SF +	2.75%	(h)	6.42%	03/2032	7,940	7,908	0.2	7,329
Datix Bidco Limited and RL Datix Holdings, Inc.^(8)(10)	One stop	SF +	5.00%	(j)	8.73%	04/2031	23,296	22,958	0.5	22,830
Datix Bidco Limited and RL Datix Holdings, Inc.^(8)(9)(10)	One stop	SN +	5.00%	(g)	8.73%	04/2031	14,268	13,356	0.3	13,982
Datix Bidco Limited and RL Datix Holdings, Inc.^(5)(8)(10)	One stop				N/A(6)	04/2031	—	(38)	—	(105)
Datix Bidco Limited and RL Datix Holdings, Inc.^(5)(8)(10)	One stop				N/A(6)	10/2030	—	(57)	—	(92)
Electron BidCo, Inc. @(26)	Senior secured	SF +	2.50%	(h)	6.17%	02/2033	4,000	4,009	0.1	4,000
FYI Optical Acquisitions, Inc. & FYI USA, Inc.^(8)(9)(11)	One stop	CA +	5.00%	(k)	7.30%	09/2029	11,501	11,359	0.3	11,444
FYI Optical Acquisitions, Inc. & FYI USA, Inc.^(8)(9)(11)	One stop	CA +	5.00%	(k)	7.30%	09/2029	4,233	4,162	0.1	4,191
Hanger, Inc.@^#(26)	Senior secured	SF +	3.50%	(h)	7.17%	10/2031	14,028	14,048	0.3	14,081
Hanger, Inc.@^#(26)	Senior secured	SF +	3.50%	(h)	7.17%	10/2031	1,134	1,137	—	1,141
HP TLE Buyer, Inc.&	One stop	SF +	4.75%	(i)	8.45%	07/2032	16,393	16,320	0.4	16,393
HP TLE Buyer, Inc.^(5)	One stop				N/A(6)	07/2032	—	(16)	—	—
LOV Acquisition LLC*&^	Senior secured	SF +	4.25%	(h)	7.92%	11/2031	23,974	23,868	0.5	23,736
LOV Acquisition LLC^(5)	Senior secured				N/A(6)	11/2031	—	(11)	—	(28)
Mamba Purchaser, Inc.@^#(26)	Senior secured	SF +	2.75%	(h)	6.42%	10/2031	24,477	24,422	0.6	24,528
New Look Corporation and New Look Vision Group Inc. ^(8)(9)(11)	One stop	CA +	5.25%	(l)	7.56%	05/2028	10,784	11,076	0.2	10,784
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Pathway Vet Alliance, LLC@#(26)	Senior secured	SF +	5.00%	(i)	8.67%				06/2028	$5,000	$5,040	0.1%	$4,960
Pharmerica@(26)	Senior secured	SF +	2.50%	(h)	6.17%				02/2031	2,992	2,978	0.1	2,997
Pinnacle Treatment Centers, Inc.*&	One stop	SF +	5.75%	(i)	9.42%				01/2027	19,358	19,344	0.4	18,971
Pinnacle Treatment Centers, Inc.^	One stop	SF +	5.75%	(i)	9.42%				01/2027	17,064	17,064	0.4	16,723
Pinnacle Treatment Centers, Inc.&	One stop	SF +	5.75%	(i)	9.42%				01/2027	8,344	8,319	0.2	8,177
Pinnacle Treatment Centers, Inc.&	One stop	SF +	5.75%	(i)	9.42%				01/2027	1,739	1,737	—	1,704
Pinnacle Treatment Centers, Inc.^	One stop	P +	4.50%	(a)(h)	10.60%				01/2027	2,556	2,556	0.1	2,475
Pinnacle Treatment Centers, Inc.&	One stop	SF +	5.75%	(i)	9.42%				01/2027	1,079	1,078	—	1,057
Pinnacle Treatment Centers, Inc.*	One stop	SF +	5.75%	(i)	9.42%				01/2027	816	815	—	800
PPV Intermediate Holdings, LLC*	One stop	SF +	5.75%	(i)	9.42%				08/2029	4,913	4,858	0.1	4,814
PPV Intermediate Holdings, LLC^	One stop	SF +	5.25%	(i)	8.92%				08/2029	4,450	4,394	0.1	4,308
Premise Health Holding Corp.*^	One stop	SF +	4.75%	(i)	8.45%				11/2032	29,164	28,787	0.6	28,884
Premise Health Holding Corp.^(5)	One stop				N/A(6)				11/2031	—	(47)	—	(38)
Premise Health Holding Corp.^	One stop	SF +	4.75%	(i)	8.45%				11/2032	6,224	6,165	0.1	6,164
Premise Health Holding Corp.^	One stop	SF +	4.75%	(i)	8.45%				11/2032	1,576	1,556	—	1,551
Premise Health Holding Corp.^	One stop	SF +	4.75%	(i)	8.45%				11/2032	8,891	8,803	0.2	8,806
Signature MD, Inc.^(5)	One stop				N/A(6)				02/2032	—	(4)	—	(4)
Signature MD, Inc.^	One stop	SF +	4.50%	(h)	8.17%				02/2032	6,228	6,197	0.1	6,197
Signature MD, Inc.^(5)	One stop				N/A(6)				02/2032	—	(16)	—	(16)
Southern Veterinary Partners, LLC@^#(26)	Senior secured	SF +	2.50%	(h)	6.18%				12/2031	18,375	18,407	0.4	18,240
										529,817	525,005	11.5	522,996
Healthcare Technology
Amberfield Acquisition Co.*	One stop	SF +	5.50%	(i)	9.20%				05/2030	2,180	2,165	—	2,173
Amberfield Acquisition Co.^	One stop	SF +	5.50%	(i)	9.20%				05/2030	54	52	—	53
Amberfield Acquisition Co.^	One stop	SF +	5.50%	(i)	9.20%				05/2030	69	69	—	69
Athenahealth, Inc.@^(8)(26)	Senior secured	SF +	2.75%	(h)	6.42%				02/2029	12,669	12,605	0.3	12,455
ESO Solution, Inc.^	One stop	SF +	6.75%	(i)	10.43%				05/2027	5,250	5,233	0.1	5,198
FINThrive Software Intermediate Holdings, Inc.@#(26)	Senior secured	SF +	5.25%	(i)	8.94%				12/2028	1,985	1,976	—	1,642
GHX Ultimate Parent Corporation*^(25)	One stop	SF +	5.00%	(i)	6.20%	cash/	2.50%	PIK	02/2033	75,755	74,952	1.6	74,998
GHX Ultimate Parent Corporation^(5)	One stop				N/A(6)				02/2033	—	(141)	—	(341)
GHX Ultimate Parent Corporation^(25)	One stop	SF +	5.00%	(i)	6.20%	cash/	2.50%	PIK	02/2033	63,610	63,455	1.4	62,974
Healthmark Holdings, L.P.^(5)	One stop				N/A(6)				07/2032	—	(13)	—	(24)
Healthmark Holdings, L.P.^(5)	One stop				N/A(6)				07/2032	—	(17)	—	(30)
Healthmark Holdings, L.P.*^	One stop	SF +	4.50%	(i)	8.17%				07/2032	24,214	24,104	0.5	24,018
Imprivata, Inc.@^#(26)	Senior secured	SF +	3.00%	(i)	6.70%				12/2027	25,479	25,487	0.6	25,306
Kona Buyer, LLC*^	One stop	SF +	4.50%	(i)	8.17%				07/2031	13,025	12,926	0.3	12,829
Kona Buyer, LLC^	One stop	SF +	4.50%	(i)	8.17%				07/2031	764	764	—	753
Kona Buyer, LLC^(5)	One stop				N/A(6)				07/2031	—	(14)	—	(29)
Kona Buyer, LLC^	One stop	SF +	4.50%	(i)	8.17%				07/2031	215	214	—	212
Kona Buyer, LLC^(5)	One stop				N/A(6)				07/2031	—	(9)	—	(58)
Kona Buyer, LLC^	One stop	SF +	4.50%	(i)	8.16%				07/2031	2,557	2,545	0.1	2,519
Kona Buyer, LLC^	One stop	SF +	4.50%	(i)	8.16%				07/2031	2,834	2,820	0.1	2,791
Lacker Bidco Limited^(8)(9)(10)	One stop	SN +	6.25%	(g)	9.98%				02/2031	12,821	12,104	0.3	12,821
Lacker Bidco Limited^(8)(9)(10)	One stop	SN +	6.25%	(g)	9.98%				02/2031	17,095	17,020	0.4	17,095
Lacker Bidco Limited^(5)(8)(9)(10)	One stop				N/A(6)				08/2030	—	(31)	—	—
Lacker Bidco Limited^(8)(9)(10)	One stop	SN +	5.50%	(g)	9.23%				02/2031	578	591	—	282
Mediware Information Systems, Inc.@^#(26)	Senior secured	SF +	2.75%	(h)	6.53%				03/2028	13,033	13,029	0.3	12,990
Milano Acquisition Corp.@#(26)	Senior secured	SF +	4.00%	(i)	7.80%				10/2027	4,872	4,833	0.1	4,741
Modernizing Medicine, Inc.*^(25)	One stop	SF +	4.75%	(i)	6.20%	cash/	2.25%	PIK	04/2032	128,746	127,654	2.8	127,459
Modernizing Medicine, Inc.^(5)	One stop				N/A(6)				04/2032	—	(102)	—	(118)
Neptune Holdings, Inc.&	One stop	SF +	4.50%	(i)	8.20%				09/2030	5,519	5,444	0.1	5,436
Neptune Holdings, Inc.^(5)	One stop				N/A(6)				08/2029	—	—	—	(1)
Netsmart Technologies, Inc.&^(25)	One stop	SF +	5.20%	(h)	6.17%	cash/	2.70%	PIK	08/2031	100,859	100,394	2.2	98,338
Netsmart Technologies, Inc.^(5)	One stop				N/A(6)				08/2031	—	(60)	—	(194)
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Netsmart Technologies, Inc.^(5)	One stop				N/A(6)				08/2031	$—	$(29)	—%	$(324)
Netsmart Technologies, Inc.^(25)	One stop	SF +	5.20%	(h)	6.17%	cash/	2.70%	PIK	08/2031	46,678	46,570	1.0	45,511
PointClickCare Technologies, Inc.^(8)(11)(26)	Senior secured	SF +	2.75%	(h)	6.42%				11/2031	4,692	4,692	0.1	4,673
QF Holdings, Inc.^(5)	One stop				N/A(6)				12/2032	—	(26)	—	(220)
QF Holdings, Inc.^	One stop	SF +	4.50%	(i)	8.20%				12/2032	84,835	84,631	1.8	83,138
QF Holdings, Inc.^(5)	One stop				N/A(6)				12/2032	—	(44)	—	(366)
Signant Finance One Limited^(5)(8)(10)	One stop				N/A(6)				10/2031	—	(32)	—	(31)
Signant Finance One Limited^(8)(10)(25)	One stop	SF +	4.75%	(i)	8.45%				10/2031	35,069	34,742	0.8	34,742
Signant Finance One Limited^(5)(8)(10)	One stop				N/A(6)				10/2031	—	(38)	—	(75)
Stratose Intermediate Holdings II, LLC@^#(26)	Senior secured	SF +	3.25%	(h)	6.92%				11/2031	9,895	9,895	0.2	9,599
Symplr Software, Inc.@#(26)	Senior secured	SF +	4.50%	(i)	8.27%				12/2027	2,697	2,508	—	1,915
										698,049	692,918	15.1	684,919
Hotels, Restaurants & Leisure
BJH Holdings III Corp.*	One stop	SF +	5.00%	(i)	8.70%				08/2027	9,698	9,674	0.2	9,698
BJH Holdings III Corp.&	One stop	SF +	5.00%	(i)	8.70%				08/2027	5,274	5,236	0.1	5,274
CB Sports Holdings Bidco, LLC^	One stop	SF +	4.50%	(i)	8.18%				12/2032	442	438	—	442
CB Sports Holdings Bidco, LLC^	One stop	SF +	4.50%	(i)	8.19%				12/2032	3,691	3,678	0.1	3,691
CB Sports Holdings Bidco, LLC^(5)	One stop				N/A(6)				12/2032	—	(10)	—	—
CB Sports Holdings Bidco, LLC^	One stop				N/A(6)				12/2032	—	—	—	—
CR Fitness Holdings, LLC^	Senior secured	SF +	4.25%	(i)	7.95%				10/2031	1,155	1,129	—	1,097
CR Fitness Holdings, LLC^	Senior secured	SF +	4.25%	(i)	7.95%				10/2032	103,970	103,727	2.3	103,450
CR Fitness Holdings, LLC^(5)	Senior secured				N/A(6)				10/2032	—	(54)	—	(116)
Crumbl Enterprises, LLC&^	One stop	SF +	4.50%	(i)	8.20%				05/2032	114,910	114,410	2.5	114,336
Crumbl Enterprises, LLC^(5)	One stop				N/A(6)				05/2032	—	(40)	—	(46)
Excel Fitness Consolidator, LLC^(5)	Senior secured				N/A(6)				04/2030	—	(7)	—	(8)
Excel Fitness Consolidator, LLC*^	Senior secured	SF +	4.75%	(i)	8.45%				04/2030	5,258	5,193	0.1	5,232
Fertitta Entertainment, LLC@^#(26)	Senior secured	SF +	3.25%	(h)	6.92%				01/2029	20,680	20,588	0.5	20,319
Olo Parent, Inc.^(5)	One stop				N/A(6)				09/2032	—	(19)	—	(209)
Olo Parent, Inc.&^	One stop	SF +	4.50%	(i)	8.17%				09/2032	91,032	90,822	2.0	88,757
Patriot Acquireco, LLC^	One stop	SF +	4.50%	(i)	8.22%				09/2032	1,688	1,650	—	1,646
Patriot Acquireco, LLC^	One stop	SF +	4.50%	(i)	8.22%				09/2032	83,996	83,611	1.8	83,576
PB Group Holdings, LLC&^(25)	One stop	SF +	5.50%	(h)	6.42%	cash/	2.75%	PIK	08/2030	33,571	33,452	0.7	33,403
PB Group Holdings, LLC^	One stop	SF +	5.00%	(h)	8.67%				08/2030	2,530	2,516	0.1	2,511
QSR Acquisition Co.&	One stop	SF +	4.25%	(h)	7.92%				06/2032	15,178	15,127	0.3	14,722
QSR Acquisition Co.^(5)	One stop				N/A(6)				06/2032	—	(5)	—	(41)
QSR Acquisition Co.^(5)	One stop				N/A(6)				06/2032	—	(11)	—	(102)
Rooster BidCo Limited^(8)(9)(10)	One stop	SN +	4.50%	(g)	8.23%				03/2032	43,952	42,656	1.0	43,952
Rooster BidCo Limited^(8)(9)(10)	One stop	SN +	5.00%	(g)	8.73%				03/2032	2,093	2,087	0.1	2,093
Rooster BidCo Limited^(5)(8)(9)(10)	One stop				N/A(6)				03/2032	—	(196)	—	—
Saguaro Buyer, LLC&	One stop	SF +	4.50%	(i)	8.20%				07/2032	2,704	2,692	0.1	2,704
Saguaro Buyer, LLC^(5)	One stop				N/A(6)				07/2032	—	(2)	—	—
Saguaro Buyer, LLC^	One stop	SF +	4.50%	(i)	8.20%				07/2032	1,479	1,472	—	1,479
Saguaro Buyer, LLC^	One stop	SF +	4.50%	(i)	8.20%				07/2032	677	668	—	677
Scientific Games Holdings LP@^#(26)	Senior secured	SF +	3.00%	(i)	6.65%				04/2029	16,508	16,453	0.4	16,285
SDC Holdco, LLC*&^	One stop	SF +	4.38%	(h)	8.05%				07/2032	52,511	52,273	1.2	52,248
SDC Holdco, LLC^(5)	One stop				N/A(6)				07/2032	—	(28)	—	(31)
SDC Holdco, LLC^	One stop	SF +	4.38%	(h)	8.05%				07/2032	8,905	8,861	0.2	8,860
SSRG Holdings, LLC*&	One stop	SF +	4.75%	(i)	8.45%				11/2029	22,500	22,371	0.5	22,500
SSRG Holdings, LLC&	One stop	SF +	4.75%	(i)	8.45%				11/2029	10,060	9,988	0.2	10,060
SSRG Holdings, LLC^	One stop	SF +	4.75%	(i)	8.45%				11/2029	490	481	—	490
SSRG Holdings, LLC^(5)	One stop				N/A(6)				11/2029	—	(12)	—	—
SSRG Holdings, LLC^	One stop	SF +	4.75%	(i)	8.45%				11/2029	5,931	5,906	0.1	5,931
Tacala LLC@^#(26)	Senior secured	SF +	3.00%	(h)	6.67%				01/2031	15,109	15,144	0.3	15,127
YE Brands Holding, LLC*	One stop	SF +	4.75%	(i)	8.45%				10/2027	6,236	6,208	0.1	6,205
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
YE Brands Holding, LLC^	One stop	SF +	4.75%	(i)	8.45%				10/2027	$888	$883	—%	$883
YE Brands Holding, LLC^	One stop				N/A(6)				10/2027	—	—	—	—
										683,116	679,010	14.9	677,095
Household Durables
Groundworks, LLC@^#(26)	Senior secured	SF +	3.00%	(i)	6.67%				03/2031	12,903	12,929	0.3	12,884
TLB Holdings I, LLC^	One stop	SF +	4.75%	(h)	8.42%				10/2031	106	98	—	106
TLB Holdings I, LLC&^	One stop	SF +	4.75%	(i)	8.42%				10/2031	5,844	5,816	0.1	5,844
TLB Holdings I, LLC^(5)	One stop				N/A(6)				10/2031	—	(10)	—	—
										18,853	18,833	0.4	18,834
Household Products
WU Holdco, Inc.*^	One stop	SF +	4.75%	(i)	8.45%				04/2032	21,466	21,372	0.5	21,369
WU Holdco, Inc.^	One stop	SF +	4.75%	(i)	8.45%				04/2032	350	343	—	343
WU Holdco, Inc.^(5)	One stop				N/A(6)				04/2032	—	(11)	—	(24)
										21,816	21,704	0.5	21,688
Industrial Conglomerates
Anova Buyer, Inc.^	One stop	SF +	4.75%	(j)	8.49%				01/2033	6,019	5,990	0.1	5,990
Anova Buyer, Inc.^	One stop	SF +	4.75%	(i)	8.45%				01/2033	60	45	—	45
Anova Buyer, Inc.^(5)	One stop				N/A(6)				01/2033	—	(6)	—	(6)
Arch Global CCT Holdings Corp.*	Senior secured	SF +	4.75%	(i)	8.55%				04/2028	6,637	6,621	0.1	6,238
Arch Global CCT Holdings Corp.*	Senior secured	SF +	4.75%	(i)	8.55%				04/2028	4,343	4,333	0.1	4,083
CPM Holdings, Inc.@^#(26)	Senior secured	SF +	4.50%	(h)	8.17%				09/2028	6,948	6,913	0.2	6,961
EAB Global, Inc. @#(26)	Senior secured	SF +	3.00%	(i)	6.70%				08/2030	13,428	13,418	0.3	12,002
Essential Services Holdings Corporation*^(25)	One stop	SF +	5.50%	(i)	6.42%	cash/	2.75%	PIK	06/2031	40,923	40,619	0.9	40,592
Essential Services Holdings Corporation^	One stop	SF +	5.00%	(a)(i)	8.66%				06/2030	2,006	1,971	—	1,967
Essential Services Holdings Corporation^(5)	One stop				N/A(6)				06/2031	—	(30)	—	(65)
Excelitas Technologies Corp.^(9)	One stop	E +	5.25%	(b)	7.14%				08/2029	15,693	14,744	0.4	15,496
Excelitas Technologies Corp.^(5)	One stop				N/A(6)				08/2029	—	(12)	—	(32)
Madison IAQ LLC@^(8)(26)	Senior secured	SF +	2.50%	(j)	6.13%				06/2028	4,854	4,856	0.1	4,859
										100,911	99,462	2.2	98,130
Insurance
Acrisure, LLC^#(26)	Senior secured	SF +	3.00%	(h)	6.67%				11/2030	25,043	24,980	0.5	24,311
Acrisure, LLC@(26)	Senior secured	SF +	3.25%	(h)	6.92%				06/2032	4,962	4,968	0.1	4,817
Alera Group, Inc.@#(26)	Senior secured	SF +	2.75%	(h)	6.42%				05/2032	14,925	14,993	0.3	14,507
AMBA Buyer, Inc.*	One stop	SF +	5.25%	(i)	9.05%				07/2027	7,640	7,615	0.2	7,639
AMBA Buyer, Inc.*	One stop	SF +	5.25%	(i)	9.05%				07/2027	3,470	3,458	0.1	3,469
AMBA Buyer, Inc.*	One stop	SF +	5.25%	(i)	9.05%				07/2027	3,063	3,052	0.1	3,062
Bellwether Buyer, LLC^	One stop	SF +	4.50%	(h)	8.18%				04/2032	2,587	2,545	0.1	2,543
Bellwether Buyer, LLC&^	One stop	SF +	4.50%	(h)	8.17%				04/2032	47,769	47,562	1.1	47,554
Bellwether Buyer, LLC^(5)	One stop				N/A(6)				04/2032	—	(54)	—	(112)
Ben Nevis Midco Limited^(8)(10)	One stop	SF +	5.50%	(i)	9.17%				03/2028	7,826	7,750	0.2	7,784
Ben Nevis Midco Limited^(8)(10)	One stop	SF +	5.50%	(i)	9.17%				03/2028	5,262	5,262	0.1	5,234
Ben Nevis Midco Limited^(8)(10)	One stop	SF +	5.50%	(i)	9.17%				03/2028	6,477	6,402	0.1	6,442
Ben Nevis Midco Limited^(8)(10)	One stop	SF +	5.50%	(i)	9.17%				03/2028	1,349	1,344	—	1,342
Captive Resources Midco, LLC*&	One stop	SF +	4.50%	(h)	8.17%				07/2029	16,788	16,788	0.4	16,788
Captive Resources Midco, LLC^	One stop				N/A(6)				07/2028	—	—	—	—
CRC Insurance Group, LLC@^#(8)(26)	Senior secured	SF +	2.75%	(i)	6.45%				05/2031	14,274	14,275	0.3	14,110
Disco Parent@#(26)	Senior secured	SF +	3.00%	(i)	6.67%				07/2032	15,212	15,260	0.3	14,965
Doxa Insurance Holdings LLC*^	One stop	SF +	4.50%	(i)	8.20%				12/2030	12,582	12,390	0.3	12,490
Doxa Insurance Holdings LLC^	One stop	SF +	4.50%	(i)	8.20%				12/2030	11,967	11,870	0.3	11,879
Doxa Insurance Holdings LLC^	One stop	SF +	4.50%	(i)	8.20%				12/2029	780	766	—	764
Doxa Insurance Holdings LLC^	One stop	SF +	4.50%	(i)	8.19%				12/2030	22,697	22,574	0.5	22,431
Galway Borrower LLC*^	One stop	SF +	4.50%	(i)	8.20%				09/2028	22,204	22,051	0.5	22,092
Galway Borrower LLC^	One stop	SF +	4.50%	(i)	8.20%				09/2028	666	657	—	642
Galway Borrower LLC^	One stop	SF +	4.50%	(i)	8.20%				09/2028	632	629	—	629
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Galway Borrower LLC^(5)	One stop				N/A(6)				09/2028	$—	$(13)	—%	$(23)
Galway Borrower LLC^	One stop	SF +	4.50%	(i)	8.20%				09/2028	903	899	—	899
Gimlet Bidco GMBH^(8)(9)(16)	One stop	E +	5.75%	(c)	7.78%				04/2031	1,734	1,576	—	1,718
Gimlet Bidco GMBH^(8)(9)(16)	One stop	E +	5.75%	(c)	7.78%				04/2031	706	673	—	700
Gimlet Bidco GMBH^(8)(9)(16)	One stop	E +	5.00%	(c)	7.01%				04/2031	860	850	—	788
Hub International Limited@^(8)(26)	Senior secured	SF +	2.25%	(i)	5.92%				06/2030	6,961	6,974	0.2	6,953
Huskies Parent, Inc.^	One stop	SF +	6.00%	(h)	9.77%				11/2029	9,219	9,138	0.2	8,943
Integrity Marketing Acquisition, LLC*&	One stop	SF +	5.00%	(i)	8.67%				08/2028	27,870	27,705	0.6	27,839
Integrity Marketing Acquisition, LLC^(5)	One stop				N/A(6)				08/2028	—	(2)	—	—
Integrity Marketing Acquisition, LLC^(5)	One stop				N/A(6)				08/2028	—	(3)	—	(3)
J.S. Held Holdings, LLC*&^	One stop	SF +	4.75%	(i)	8.60%				06/2028	20,057	19,879	0.4	19,929
J.S. Held Holdings, LLC^	One stop	SF +	4.75%	(i)	8.60%				06/2028	13,814	13,614	0.3	13,654
J.S. Held Holdings, LLC^	One stop	SF +	4.75%	(i)	8.60%				06/2028	109	108	—	107
Koala Investment Holdings, Inc.&^	One stop	SF +	4.25%	(i)	7.95%				08/2032	70,267	69,945	1.5	69,612
Koala Investment Holdings, Inc.^(5)	One stop				N/A(6)				08/2032	—	(28)	—	(56)
Koala Investment Holdings, Inc.^(5)	One stop				N/A(6)				08/2032	—	(62)	—	(126)
Majesco^(5)	One stop				N/A(6)				01/2033	—	(15)	—	(93)
Majesco^	One stop	SF +	4.50%	(i)	8.20%				01/2033	74,898	74,717	1.6	73,774
MRH Trowe Germany GMBH^(5)(8)(9)(16)	One stop				N/A(6)				11/2031	—	(24)	—	(71)
MRH Trowe Germany GMBH^(8)(9)(16)	One stop	E +	5.00%	(d)	7.16%				05/2032	64,003	61,694	1.4	63,203
MRH Trowe Germany GMBH^(8)(9)(16)	One stop	E +	5.00%	(d)	7.15%				05/2032	11,849	11,953	0.3	11,582
Oakbridge Insurance Agency LLC*^	One stop	SF +	4.75%	(h)	8.42%				11/2029	6,497	6,442	0.1	6,436
Oakbridge Insurance Agency LLC^	One stop	SF +	4.75%	(h)	8.42%				11/2029	3,138	3,111	0.1	3,108
Oakbridge Insurance Agency LLC^	One stop	SF +	4.75%	(h)	8.42%				11/2029	239	230	—	229
Oakbridge Insurance Agency LLC^	One stop	SF +	5.00%	(h)	8.67%				11/2029	5,421	5,378	0.1	5,409
Oakbridge Insurance Agency LLC^(5)	One stop				N/A(6)				11/2029	—	(46)	—	(94)
OneDigital Borrower LLC@^(26)	Senior secured	SF +	3.00%	(h)	6.67%				07/2031	18,283	18,279	0.4	17,723
Pareto Health Intermediate Holdings, Inc.^	One stop				N/A(6)				06/2029	—	—	—	—
Pareto Health Intermediate Holdings, Inc.^	One stop	SF +	5.00%	(i)	8.71%				06/2030	461	456	—	456
People Corporation^(5)(8)(9)(11)	One stop				N/A(6)				02/2031	—	(39)	—	28
Trucordia Insurance Holdings, LLC@#	Senior secured	SF +	3.25%	(h)	6.92%				06/2032	9,950	9,980	0.2	9,204
Wasabi Lower Holdco, LLC^(5)	Senior secured				N/A(6)				06/2032	—	(20)	—	(42)
Wasabi Lower Holdco, LLC^	Senior secured	SF +	4.50%	(h)	8.17%				06/2032	6,950	6,868	0.2	6,781
World Insurance Associates, LLC^	One stop	SF +	5.00%	(i)	8.70%				04/2030	19,232	19,171	0.4	19,101
World Insurance Associates, LLC^(5)	One stop				N/A(6)				04/2030	—	(8)	—	(9)
										621,596	616,517	13.5	613,041
IT Services
Acquia, Inc.^	One stop	SF +	5.00%	(i)	8.80%				10/2026	9,956	9,947	0.2	9,907
CivicPlus, LLC^(5)	One stop				N/A(6)				08/2030	—	(5)	—	(22)
CivicPlus, LLC^(5)	One stop				N/A(6)				08/2030	—	(41)	—	(174)
ContractPod Technologies, Ltd.^(8)(10)(25)	One stop	SF +	6.50%	(i)	6.95%	cash/	3.25%	PIK	07/2030	3,484	3,470	0.1	3,414
ContractPod Technologies, Ltd.^(8)(10)(25)	One stop	SF +	6.50%	(i)	6.93%	cash/	3.25%	PIK	07/2030	1,537	1,530	—	1,503
ContractPod Technologies, Ltd.^(5)(8)(10)	One stop				N/A(6)				07/2030	—	(7)	—	(34)
Delinea Inc.*&^	One stop	SF +	4.25%	(i)	7.95%				03/2030	92,379	91,847	2.0	91,918
Delinea Inc.^(5)	One stop				N/A(6)				03/2030	—	(22)	—	(45)
KnowBe4@#(26)	Senior secured	SF +	3.75%	(i)	7.42%				07/2032	13,885	13,861	0.3	12,451
LEIA FINCO US@^#(8)(10)(26)	Senior secured	SF +	3.25%	(i)	6.90%				10/2031	21,822	21,736	0.4	20,952
Netwrix Corporation*&	One stop	SF +	4.50%	(i)	8.17%				06/2029	12,393	12,296	0.3	12,082
Netwrix Corporation^	One stop	SF +	4.50%	(i)	8.17%				06/2029	43	43	—	33
PDQ.com Corporation^(5)	One stop				N/A(6)				10/2032	—	(1)	—	(25)
PDQ.com Corporation^	One stop	SF +	4.50%	(i)	8.20%				10/2032	5,756	5,743	0.1	5,497
PDQ.com Corporation^(5)	One stop				N/A(6)				10/2032	—	(7)	—	(126)
ReliaQuest Holdings, LLC^(25)	One stop	SF +	6.00%	(i)	6.42%	cash/	3.25%	PIK	04/2031	42,149	41,919	0.9	41,727
ReliaQuest Holdings, LLC^(5)	One stop				N/A(6)				04/2031	—	(20)	—	(35)
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
ReliaQuest Holdings, LLC^(5)	One stop				N/A(6)				04/2031	$—	$(44)	—%	$(99)
ReliaQuest Holdings, LLC^(25)	One stop	SF +	6.00%	(i)	6.42%	cash/	3.25%	PIK	04/2031	58,316	58,076	1.3	57,733
Saturn Borrower Inc.*	One stop	SF +	6.00%	(i)	9.70%				11/2028	8,129	7,926	0.2	7,966
Saturn Borrower Inc.^	One stop	SF +	6.00%	(i)	9.70%				11/2028	234	224	—	216
UKG Inc.@^(26)	Senior secured	SF +	2.50%	(i)	6.17%				02/2031	25,248	25,172	0.5	24,161
VS Buyer, LLC@^(26)	Senior secured	SF +	2.25%	(i)	5.92%				04/2031	11,880	11,887	0.3	11,633
WPEngine, Inc.^	One stop	SF +	5.75%	(i)	9.44%				08/2029	953	942	—	938
WPEngine, Inc.^(5)	One stop				N/A(6)				08/2029	—	—	—	(1)
										308,164	306,472	6.6	301,570
Leisure Products
Cast & Crew Payroll, LLC^(7)(26)	Senior secured	SF +	3.75%	(h)	7.42%				12/2028	2,413	2,419	—	969
Crunch Holdings, LLC*&	One stop	SF +	4.50%	(h)	8.17%				09/2031	17,559	17,521	0.4	17,559
Crunch Holdings, LLC^(5)	One stop				N/A(6)				09/2031	—	(5)	—	—
EP Purchaser, LLC^(26)	Senior secured	SF +	3.50%	(i)	7.28%				11/2028	4,876	4,859	0.1	3,097
Movement Holdings, LLC*&(8)(10)	One stop	SF +	5.50%	(j)	9.24%				03/2030	21,913	21,765	0.5	21,913
Movement Holdings, LLC^(5)(8)(10)	One stop				N/A(6)				03/2030	—	(25)	—	—
Oak-Eagle AcquireCo#(26)	Senior secured	SF +	3.50%	(i)	7.18%				03/2033	3,000	2,955	—	2,985
										49,761	49,489	1.0	46,523
Life Sciences Tools & Services
Celerion Buyer, Inc.^	One stop	SF +	5.00%	(i)	8.70%				11/2029	84,814	84,418	1.9	84,738
Diamondback Acquisition, Inc.^	One stop	SF +	4.50%	(h)	8.17%				09/2032	33,709	33,631	0.7	32,698
Diamondback Acquisition, Inc.^(5)	One stop				N/A(6)				09/2032	—	(16)	—	(207)
Diamondback Acquisition, Inc.^	One stop	SF +	4.50%	(h)(i)	8.17%				09/2032	1,013	1,002	—	875
PAS Parent Inc.*&^	One stop	SF +	4.50%	(h)	8.17%				08/2032	22,078	21,691	0.5	22,140
PAS Parent Inc.^(5)	One stop				N/A(6)				08/2031	—	(14)	—	—
PAS Parent Inc.^(5)	One stop				N/A(6)				08/2032	—	(19)	—	51
										141,614	140,693	3.1	140,295
Machinery
AAL Delaware@(8)(26)	Senior secured	SF +	2.75%	(h)	6.42%				07/2031	2,980	2,993	0.1	2,981
AI Titan Parent, Inc.*^	One stop	SF +	4.50%	(h)	8.17%				08/2031	9,302	9,230	0.2	8,884
AI Titan Parent, Inc.^	One stop	SF +	4.50%	(h)	8.17%				08/2031	419	411	—	335
AI Titan Parent, Inc.^(5)	One stop				N/A(6)				08/2031	—	(9)	—	(52)
Blackbird Purchaser, Inc.*&^	One stop	SF +	5.75%	(i)	9.45%				12/2030	19,956	19,834	0.5	19,806
Blackbird Purchaser, Inc.^(5)	One stop				N/A(6)				12/2030	—	(10)	—	(11)
Blackbird Purchaser, Inc.^	One stop	SF +	5.75%	(h)(i)	9.44%				12/2029	1,448	1,432	—	1,432
Filtration Group Corp.^#(26)	Senior secured	SF +	2.50%	(h)	6.17%				10/2028	16,726	16,757	0.4	16,752
Thermogenics, Inc.^(8)(9)(11)	One stop	CA +	4.25%	(l)	6.56%				06/2032	884	895	—	880
Thermogenics, Inc.^(5)(8)(11)	One stop				N/A(6)				06/2032	—	(3)	—	(3)
Thermogenics, Inc.&(8)(11)	One stop	SF +	4.25%	(i)	7.95%				06/2032	1,148	1,143	—	1,143
Thermogenics, Inc.^(5)(8)(11)	One stop				N/A(6)				06/2032	—	(10)	—	(11)
Thermogenics, Inc.^(8)(9)(11)	One stop	CA +	4.25%	(l)	6.56%				06/2032	91	92	—	90
Thermogenics, Inc.^(8)(11)	One stop	SF +	4.25%	(i)	7.95%				06/2032	675	672	—	671
Thermogenics, Inc.^(8)(9)(11)	One stop	CA +	4.25%	(l)	6.56%				06/2032	467	471	—	465
Wireco Worldgroup Inc.@^(26)	Senior secured	SF +	3.75%	(i)	7.42%				11/2028	9,168	9,165	0.2	9,160
										63,264	63,063	1.4	62,522
Media
Ascend Learning, LLC@^#(26)	Senior secured	SF +	3.00%	(h)	6.67%				12/2028	22,376	22,335	0.5	21,895
Lotus Topco, Inc.*	One stop	SF +	4.75%	(i)	8.45%				06/2030	1,676	1,667	—	1,676
Lotus Topco, Inc.^(5)	One stop				N/A(6)				06/2030	—	(2)	—	—
Lotus Topco, Inc.^	One stop	SF +	4.75%	(i)	8.45%				06/2030	635	631	—	635
Lotus Topco, Inc.&	One stop	SF +	4.75%	(i)	8.45%				06/2030	10,161	10,096	0.2	10,161
Shout! Factory, LLC*^	One stop	SF +	5.25%	(i)	8.95%				06/2031	17,559	17,443	0.4	17,322
Shout! Factory, LLC^	One stop	SF +	5.25%	(i)	8.92%				06/2031	789	776	—	761
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Triple Lift, Inc.*	One stop	SF +	5.75%	(i)	9.59%				05/2028	$8,636	$8,487	0.2%	$7,966
Triple Lift, Inc.*	One stop	SF +	5.75%	(i)	9.59%				05/2028	2,533	2,490	0.1	2,337
										64,365	63,923	1.4	62,753
Oil, Gas & Consumable Fuels
Edition Holdings, Inc.^	One stop	SF +	4.50%	(h)	8.17%				12/2032	7,565	7,538	0.2	7,489
Edition Holdings, Inc.^(5)	One stop				N/A(6)				12/2032	—	(2)	—	(7)
Edition Holdings, Inc.^(5)	One stop				N/A(6)				12/2032	—	(3)	—	(16)
										7,565	7,533	0.2	7,466
Paper & Forest Products
Ranpak Corporation@^(8)	Senior secured	SF +	4.50%	(h)	8.17%				12/2031	3,622	3,619	0.1	3,614
Ranpak Corporation@^(8)	Senior secured	SF +	4.50%	(h)	8.17%				12/2031	2,318	2,316	—	2,313
										5,940	5,935	0.1	5,927
Personal Products
Knowlton Development Corporation, Inc.@^#(8)(11)(26)	Senior secured	SF +	3.50%	(h)	7.17%				08/2028	19,025	19,067	0.4	18,889

Pharmaceuticals
ACP Ulysses Buyer, Inc.^	One stop	SF +	4.75%	(i)	8.45%				02/2030	5,955	5,732	0.1	5,899
Caerus Midco 3 S.A.R.L.*(8)(13)	One stop	SF +	5.00%	(i)	8.70%				05/2029	19,397	19,084	0.4	19,009
Certara Holdco, Inc. and Certara USA, Inc.@^(8)(26)	Senior secured	SF +	2.75%	(h)	6.42%				06/2031	10,880	10,864	0.3	10,921
Creek Parent, Inc.*^	One stop	SF +	5.00%	(h)	8.67%				12/2031	79,197	78,065	1.7	77,970
Creek Parent, Inc.^(5)	One stop				N/A(6)				12/2031	—	(150)	—	(178)
										115,429	113,595	2.5	113,621
Professional Services
Avalara, Inc.@^#(26)	Senior secured	SF +	2.75%	(i)	6.45%				03/2032	20,826	20,814	0.4	20,384
bswift, LLC^	One stop	SF +	4.75%	(i)	8.42%				11/2028	9,529	9,483	0.2	9,291
Citrin Cooperman Advisors LLC@^#(26)	Senior secured	SF +	3.00%	(i)	6.70%				03/2032	16,096	16,082	0.3	15,513
Citrin Cooperman Advisors LLC#(5)	Senior secured				N/A(6)				03/2032	—	(10)	—	(48)
Dawn Bidco, LLC#(26)	Senior secured	SF +	3.00%	(i)	6.66%				02/2033	12,500	12,469	0.3	11,858
Denali Intermediate Holdings, Inc.^(5)	One stop				N/A(6)				08/2032	—	(134)	—	(137)
Denali Intermediate Holdings, Inc.^	One stop	SF +	5.50%	(h)	9.18%				08/2032	146,088	144,752	3.2	144,724
Eclipse Buyer, Inc.*^	One stop	SF +	4.50%	(h)	8.18%				09/2031	12,644	12,545	0.3	12,328
Eclipse Buyer, Inc.^(5)	One stop				N/A(6)				09/2031	—	(48)	—	(40)
Eclipse Buyer, Inc.^(5)	One stop				N/A(6)				09/2031	—	(8)	—	(54)
Eisner Advisory Group LLC@#(26)	Senior secured	SF +	4.00%	(h)	7.67%				02/2031	4,467	4,497	0.1	4,266
Eliassen Group, LLC*	One stop	SF +	5.75%	(i)	9.45%				04/2028	4,781	4,782	0.1	4,633
Geosyntec Consultants, Inc.@#(26)	Senior secured	SF +	3.00%	(h)	6.67%				07/2031	7,832	7,846	0.2	7,827
Grant Thornton Advisors, LLC@#(26)	Senior secured	SF +	2.75%	(h)	6.42%				06/2031	14,678	14,690	0.3	13,740
IG Investments Holdings, LLC*^	One stop	SF +	5.00%	(i)	8.67%				09/2028	23,075	23,049	0.5	22,918
IG Investments Holdings, LLC^(5)	One stop				N/A(6)				09/2028	—	(1)	—	—
NBG Acquisition Corp. and NBG-P Acquisition Corp.^(25)	One stop	SF +	6.00%	(i)	6.17%	cash/	3.50%	PIK	11/2030	15,857	15,665	0.3	13,795
NBG Acquisition Corp. and NBG-P Acquisition Corp.^(25)	One stop	SF +	6.00%	(i)	6.20%	cash/	3.50%	PIK	11/2030	2,844	2,832	—	2,474
Outcomes Group Holdings, Inc.@^(26)	Senior secured	SF +	3.00%	(i)	6.67%				05/2031	14,850	14,859	0.3	14,871
PGA Holdings, Inc.^#(26)	Senior secured	SF +	3.00%	(h)	6.67%				04/2031	25,645	25,670	0.6	25,636
Teaching Company, The^	Senior secured	SF +	5.50%	(i)	9.14%				02/2031	6,933	6,832	0.2	6,832
Teaching Company, The^(5)	Senior secured				N/A(6)				02/2031	—	(14)	—	(14)
Varicent Intermediate Holdings Corporation^(8)(11)(25)	One stop	SF +	6.00%	(i)	6.45%	cash/	3.25%	PIK	08/2031	44,919	44,445	0.9	42,673
Varicent Intermediate Holdings Corporation^(5)(8)(11)	One stop				N/A(6)				08/2031	—	(71)	—	(376)
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Varicent Intermediate Holdings Corporation^(5)(8)(11)	One stop				N/A(6)				08/2031	$—	$(30)	—%	$(260)
Varicent Intermediate Holdings Corporation^(8)(11)(25)	One stop	SF +	6.00%	(i)	6.45%	cash/	3.25%	PIK	08/2031	22,239	22,135	0.5	21,127
Varicent Intermediate Holdings Corporation^(5)(8)(11)	One stop				N/A(6)				08/2031	—	(22)	—	(244)
										405,803	403,109	8.7	393,717
Real Estate Management & Development
RealPage, Inc.@^(26)	Senior secured	SF +	3.00%	(i)	6.96%				04/2028	4,885	4,876	0.1	4,691

Road & Rail
Kenan Advantage Group, Inc.@^#(26)	Senior secured	SF +	3.25%	(h)	6.92%				01/2029	28,635	28,569	0.6	28,342
VRS Buyer, Inc.@#(26)	Senior secured	SF +	3.50%	(h)	7.17%				10/2032	11,792	11,823	0.3	11,800
VRS Buyer, Inc.@#	Senior secured				N/A(6)				10/2032	—	3	—	1
										40,427	40,395	0.9	40,143
Software
Anaplan, Inc.*	One stop	SF +	4.50%	(i)	8.17%				06/2029	9,875	9,822	0.2	9,579
Appfire Technologies, LLC*	One stop	SF +	4.75%	(i)	8.45%				03/2028	10,021	9,952	0.2	9,721
Appfire Technologies, LLC^(5)	One stop	SF +	4.75%	(i)	8.45%				03/2028	225	165	—	(450)
Apttus Corporation^#	Senior secured	SF +	3.50%	(i)	7.17%				05/2028	16,327	16,322	0.3	14,027
AQA Acquisition Holding, Inc. @^#(26)	Senior secured	SF +	4.00%	(i)	7.67%				03/2028	25,427	25,429	0.4	18,944
Artifact Bidco, Inc.*^	One stop	SF +	4.15%	(i)	7.85%				07/2031	5,024	4,986	0.1	4,999
Artifact Bidco, Inc.^(5)	One stop				N/A(6)				05/2031	—	(5)	—	(6)
Artifact Bidco, Inc.^(5)	One stop				N/A(6)				05/2030	—	(2)	—	(1)
Artifact Bidco, Inc.^(5)	One stop				N/A(6)				05/2030	—	(4)	—	(3)
Azurite Intermediate Holdings, Inc.^	One stop	SF +	6.00%	(h)	9.67%				03/2031	17,541	17,349	0.4	17,191
Azurite Intermediate Holdings, Inc.*	One stop	SF +	6.00%	(h)	9.67%				03/2031	7,718	7,636	0.2	7,564
Azurite Intermediate Holdings, Inc.^(5)	One stop				N/A(6)				03/2031	—	(30)	—	(57)
Baxter Planning Systems, LLC^(25)	One stop	SF +	6.26%	(i)	6.55%	cash/	3.38%	PIK	05/2031	12,242	12,179	0.3	11,936
Baxter Planning Systems, LLC^(5)	One stop				N/A(6)				05/2031	—	(12)	—	(52)
Baxter Planning Systems, LLC^(5)	One stop				N/A(6)				05/2031	—	(13)	—	(61)
BestPass, Inc.*&^	One stop	SF +	5.00%	(h)	8.67%				08/2031	36,051	35,912	0.8	35,331
BestPass, Inc.^(5)	One stop				N/A(6)				08/2031	—	(14)	—	(72)
BestPass, Inc.^	One stop	SF +	5.00%	(h)	8.67%				08/2031	4,788	4,770	0.1	4,692
Bloomerang, LLC^(25)	One stop	SF +	5.50%	(i)	6.20%	cash/	3.00%	PIK	12/2029	5,339	5,314	0.1	5,259
Bloomerang, LLC^(5)(25)	One stop				N/A(6)				12/2029	—	(13)	—	(31)
Bloomerang, LLC^(5)	One stop				N/A(6)				12/2029	—	(14)	—	(34)
Bloomerang, LLC^(25)	One stop	SF +	5.50%	(i)	6.20%	cash/	3.00%	PIK	12/2029	11,393	11,323	0.3	11,222
Blue Bidco Limited^(8)(9)(10)	One stop	E +	5.00%	(d)	7.17%				06/2032	12,964	12,654	0.3	12,640
Blue Bidco Limited^(8)(9)(10)	One stop	SN +	5.00%	(g)	8.73%				06/2032	22,477	22,703	0.5	22,140
Blue Bidco Limited^(8)(9)(10)	One stop	SN +	5.00%	(g)	8.73%				06/2032	789	814	—	724
Blue Bidco Limited^(8)(10)	One stop	SF +	5.00%	(j)	8.68%				06/2032	3,300	3,285	0.1	3,234
Blue Bidco Limited^(8)(10)	One stop	SF +	5.00%	(j)	8.68%				06/2032	6,778	6,778	0.1	6,642
Bottomline Technologies, Inc.*	One stop	SF +	4.50%	(i)	8.20%				05/2029	4,851	4,773	0.1	4,778
Bullhorn, Inc.*	One stop	SF +	5.00%	(h)	8.67%				10/2029	3,959	3,944	0.1	3,860
Bullhorn, Inc.*	One stop	SF +	5.00%	(h)	8.67%				10/2029	3,959	3,945	0.1	3,860
Burning Glass Intermediate Holdings Company, Inc.^(5)	One stop				N/A(6)				06/2028	—	(2)	—	—
Burning Glass Intermediate Holdings Company, Inc.*^	One stop	SF +	4.50%	(i)	8.35%				06/2028	12,925	12,896	0.3	12,925
Camelia Bidco Limited^(8)(9)(10)	One stop	SN +	5.50%	(g)	9.23%				08/2030	4,739	4,501	0.1	4,597
Camelia Bidco Limited^(8)(9)(10)	One stop	SN +	5.50%	(g)	9.23%				08/2030	928	879	—	868
Camelia Bidco Limited^(8)(9)(10)	One stop	A +	5.50%	(f)	10.28%				08/2030	306	284	—	297
Camelia Bidco Limited^(5)(8)(9)(10)	One stop				N/A(6)				08/2030	—	(15)	—	(81)
Capstone Borrower@^#(8)(26)	Senior secured	SF +	2.75%	(i)	6.45%				06/2030	16,414	16,432	0.3	15,647
Cloud Software Group@#(8)(26)	Senior secured	SF +	3.25%	(i)	6.95%				08/2032	14,020	14,043	0.3	12,869
Cloud Software Group#(8)(26)	Senior secured	SF +	3.25%	(i)	6.95%				03/2031	3,980	3,989	0.1	3,658
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
ConnectWise, LLC@^(26)	Senior secured	SF +	3.50%	(i)	7.46%				10/2028	$28,394	$28,351	0.6%	$26,288
Cornerstone OnDemand, Inc.@^(26)	Senior secured	SF +	3.75%	(h)	7.53%				10/2028	9,363	9,234	0.2	6,873
Crewline Buyer, Inc.^	One stop	SF +	6.75%	(i)	10.42%				11/2030	28,617	28,336	0.6	27,901
Crewline Buyer, Inc.^(5)	One stop				N/A(6)				11/2030	—	(25)	—	(64)
Cyberswift@#(8)(14)	Senior secured	SF +	4.00%	(i)	7.65%				10/2032	7,000	6,967	0.2	6,909
Daxko Acquisition Corporation*	One stop	SF +	4.75%	(h)	8.42%				10/2028	11,514	11,291	0.3	11,399
Daxko Acquisition Corporation^	One stop	SF +	4.75%	(h)	8.42%				10/2028	5,437	5,392	0.1	5,318
Daxko Acquisition Corporation^(5)	One stop				N/A(6)				10/2028	—	(17)	—	(24)
Denali Bidco Limited^(8)(9)(10)	One stop	SN +	5.00%	(g)	8.73%				09/2031	28,447	28,748	0.6	28,020
Denali Bidco Limited^(8)(9)(10)	One stop	E +	5.00%	(c)	7.13%				09/2031	55,368	55,339	1.2	54,537
Denali Bidco Limited^(5)(8)(9)(10)	One stop				N/A(6)				09/2031	—	(32)	—	(63)
Denali Bidco Limited^(8)(9)(10)(25)	Subordinated debt	N/A			9.80%	PIK			09/2032	27,648	27,783	0.6	26,818
Denali Bidco Limited^(8)(9)(10)(25)	Subordinated debt	N/A			11.20%	PIK			09/2032	18,359	18,578	0.4	17,808
ECI Macola/Max Holding, LLC@^#(8)(26)	Senior secured	SF +	2.75%	(i)	6.45%				05/2030	23,210	23,248	0.5	22,746
Einstein Parent, Inc.^	One stop	SF +	5.25%	(i)	8.92%				01/2031	40,574	39,923	0.9	39,762
Einstein Parent, Inc.^(5)	One stop				N/A(6)				01/2031	—	(67)	—	(84)
Epicor Software Corporation@#(26)	Senior secured	SF +	2.50%	(h)	6.17%				05/2031	5,997	6,015	0.1	5,891
Espresso Bidco, Inc.^(25)	One stop	SF +	5.76%	(i)	6.33%	cash/	3.13%	PIK	03/2032	37,101	36,640	0.8	36,173
Espresso Bidco, Inc.^(25)	One stop	SF +	5.76%	(i)	6.33%	cash/	3.13%	PIK	03/2032	9,175	9,059	0.2	8,926
Espresso Bidco, Inc.^(5)	One stop				N/A(6)				03/2032	—	(57)	—	(111)
EverCommerce Solutions, Inc.@^(8)(26)	Senior secured	SF +	2.25%	(h)	5.92%				07/2031	8,017	8,032	0.2	7,823
Evergreen IX Borrower 2023, LLC*^	One stop	SF +	4.75%	(i)	8.45%				09/2030	11,617	11,387	0.3	11,443
Evergreen IX Borrower 2023, LLC^	One stop	SF +	4.75%	(i)	8.45%				09/2030	3,627	3,600	0.1	3,572
Evergreen IX Borrower 2023, LLC^(5)	One stop				N/A(6)				10/2029	—	(24)	—	(20)
Flexera Software, LLC^(9)	One stop	E +	4.50%	(b)	6.45%				08/2032	11,079	11,208	0.2	10,857
Flexera Software, LLC*^	One stop	SF +	4.50%	(i)	8.15%				08/2032	31,766	31,730	0.7	31,131
Flexera Software, LLC^(5)	One stop				N/A(6)				08/2032	—	(3)	—	(49)
Flexera Software, LLC^	One stop	SF +	4.50%	(i)	8.15%				08/2032	10,012	9,976	0.2	9,812
GTIV, LLC^	One stop	SF +	4.75%	(i)	8.42%				02/2031	46,423	46,316	1.0	45,494
Gurobi Optimization, LLC^	One stop	SF +	4.50%	(i)	8.20%				09/2031	40,870	40,541	0.9	40,665
Gurobi Optimization, LLC^(5)	One stop				N/A(6)				09/2031	—	(30)	—	(19)
Hyland Software, Inc.*^	One stop	SF +	5.00%	(i)	8.70%				09/2030	28,043	27,773	0.6	27,202
Hyland Software, Inc.^(5)	One stop				N/A(6)				09/2029	—	(1)	—	(3)
Icefall Parent, Inc.&^	One stop	SF +	4.50%	(i)	8.20%				01/2030	37,270	36,958	0.8	35,966
Icefall Parent, Inc.^(5)	One stop				N/A(6)				01/2030	—	(31)	—	(127)
IGT Holding IV AB@(8)(20)(26)	Senior secured	SF +	3.00%	(i)	6.70%				09/2031	2,000	2,005	—	1,985
Instructure Holdings, Inc.@^#(26)	Senior secured	SF +	2.75%	(i)	6.44%				11/2031	15,000	14,978	0.3	14,429
iSolved, Inc.@^#	Senior secured	SF +	2.75%	(h)	6.42%				10/2030	25,271	25,305	0.5	24,142
Javelin Buyer, Inc.@^#(26)	Senior secured	SF +	2.75%	(i)	6.42%				12/2031	19,978	20,006	0.4	19,092
Jawbreaker Parent, Inc.^	One stop	SF +	4.75%	(i)	8.45%				01/2033	5,526	5,500	0.1	5,444
Jawbreaker Parent, Inc.^(5)	One stop				N/A(6)				01/2033	—	(5)	—	(16)
Jawbreaker Parent, Inc.^(5)	One stop				N/A(6)				01/2033	—	(5)	—	(16)
Jawbreaker Parent, Inc.^(5)	One stop				N/A(6)				01/2033	—	(13)	—	(40)
Kairos Bidco Limited^(8)(10)	One stop	SF +	4.75%	(i)	8.45%				07/2032	85	81	—	55
Kairos Bidco Limited&(8)(10)	One stop	SF +	4.75%	(i)	8.45%				07/2032	4,890	4,868	0.1	4,718
Kairos Bidco Limited^(5)(8)(10)	One stop				N/A(6)				07/2032	—	(7)	—	(57)
Kairos Bidco Limited^(8)(10)	One stop	SF +	4.75%	(i)	8.45%				07/2032	735	732	—	710
LeadsOnline, LLC*	One stop	SF +	4.50%	(i)	8.16%				02/2028	4,351	4,299	0.1	4,307
LeadsOnline, LLC*	One stop	SF +	4.50%	(i)	8.20%				02/2028	2,219	2,214	—	2,197
LeadsOnline, LLC^	One stop	SF +	4.50%	(i)	8.16%				02/2028	768	759	—	760
LeadsOnline, LLC^(5)	One stop				N/A(6)				02/2028	—	(1)	—	(1)
LogicMonitor, Inc.^	One stop	SF +	5.50%	(i)	9.17%				11/2031	52,165	51,896	1.1	51,382
LogicMonitor, Inc.^(5)	One stop				N/A(6)				11/2031	—	(29)	—	(86)
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
LogicMonitor, Inc.^(5)	One stop				N/A(6)				11/2031	$—	$(19)	—%	$(49)
Matrix42 Holding GMBH^(8)(9)(16)	One stop	E +	6.25%	(c)	8.27%				12/2029	188	176	—	182
Matrix42 Holding GMBH^(8)(9)(16)	One stop	E +	6.25%	(c)	8.27%				12/2029	20,592	20,565	0.4	19,871
Metatiedot Bidco Oy & Metatiedot US, LLC^(8)(9)(15)	One stop	E +	5.00%	(c)	7.01%				11/2031	14,433	13,037	0.3	13,784
Metatiedot Bidco Oy & Metatiedot US, LLC^(8)(15)	One stop	SF +	5.00%	(i)	8.67%				11/2031	9,353	9,239	0.2	8,932
Metatiedot Bidco Oy & Metatiedot US, LLC^(8)(9)(15)	One stop	E +	5.00%	(c)	7.14%				11/2031	1,289	1,285	—	1,231
Metatiedot Bidco Oy & Metatiedot US, LLC^(8)(9)(15)	One stop	E +	5.00%	(c)	7.16%				11/2030	701	676	—	570
Modena Buyer, LLC@^#(26)	Senior secured	SF +	4.25%	(i)	7.92%				07/2031	17,844	17,509	0.4	16,077
Motus Group, LLC@^	Senior secured	SF +	3.75%	(i)	7.45%				12/2028	8,741	8,760	0.2	8,261
MS Buyer, Inc.^	One stop	SF +	5.25%	(i)	8.95%				07/2031	43,157	42,838	0.9	42,294
MS Buyer, Inc.^	One stop	SF +	5.25%	(i)	8.95%				07/2031	534	507	—	461
MS Buyer, Inc.^	One stop	SF +	5.25%	(i)	8.95%				07/2031	6,505	6,437	0.1	6,375
MYOB Invest Co Pty Ltd^(8)(9)(12)(25)	One stop	A +	5.25%	(e)	6.58%	cash/	2.75%	PIK	06/2030	176,612	164,949	3.8	171,314
Navex Global Holdings Corporation*&^	One stop	SF +	5.00%	(h)	8.68%				10/2032	28,724	28,295	0.6	28,005
Navex Global Holdings Corporation^(5)	One stop				N/A(6)				10/2031	—	(5)	—	(55)
Navex Global Holdings Corporation^(5)	One stop				N/A(6)				10/2032	—	(7)	—	(71)
Obelix Parent, Inc.^(5)	One stop				N/A(6)				02/2033	—	(42)	—	(43)
Obelix Parent, Inc.^	One stop	SF +	5.00%	(i)	8.70%				02/2033	53,582	53,318	1.2	53,314
Onit, Inc.&^	One stop	SF +	4.75%	(i)	8.42%				01/2032	18,763	18,609	0.4	18,200
Onit, Inc.^(5)	One stop				N/A(6)				01/2032	—	(22)	—	(83)
Onit, Inc.^(5)	One stop				N/A(6)				01/2032	—	(33)	—	(248)
Onit, Inc.^	One stop	SF +	4.50%	(i)	8.17%				01/2032	3,163	3,155	0.1	3,036
Orsay Bidco 1 B.V. and Sky Group Holding B.V.^(8)(9)(14)	One stop	E +	5.25%	(c)	7.38%				11/2029	9,975	9,150	0.2	9,726
Orsay Bidco 1 B.V. and Sky Group Holding B.V.^(8)(9)(14)	One stop	E +	5.25%	(b)(c)	7.38%				11/2029	10,913	11,029	0.2	10,587
Panzura, LLC^(7)(25)	One stop	N/A			9.00%	cash/	8.00%	PIK	08/2027	69	64	—	57
Pineapple German Bidco GMBH^(8)(9)(16)(25)	One stop	E +	5.25%	(c)	7.37%				01/2031	21,083	19,543	0.4	20,240
Pineapple German Bidco GMBH^(8)(16)(25)	One stop	SF +	5.25%	(i)	8.94%				01/2031	17,126	16,992	0.4	16,526
Pineapple German Bidco GMBH^(8)(9)(16)(25)	One stop	E +	5.25%	(c)	7.37%				01/2031	6,534	6,004	0.1	6,273
Pineapple German Bidco GMBH^(8)(9)(16)(25)	One stop	E +	5.25%	(c)	7.27%				01/2031	5,940	5,213	0.1	5,116
Pineapple German Bidco GMBH^(8)(16)(25)	One stop	SF +	5.25%	(i)	8.94%				01/2031	1,446	1,419	—	1,395
Pineapple German Bidco GMBH^(8)(9)(16)(25)	One stop	E +	5.25%	(c)	7.37%				01/2031	1,447	1,332	—	1,389
Pineapple German Bidco GMBH^(5)(8)(9)(16)	One stop				N/A(6)				01/2031	—	(197)	—	(1,529)
PING Identity Holding Corp.@#(26)	Senior secured	SF +	2.75%	(h)	6.42%				11/2032	10,000	9,977	0.2	9,888
Planview Parent, Inc.@^#(26)	Senior secured	SF +	3.50%	(i)	7.20%				12/2027	21,801	21,744	0.4	16,418
Pluralsight, LLC^(7)(25)	One stop	SF +	7.50%	(h)	11.17%	PIK			08/2029	2,166	2,032	—	563
Pluralsight, LLC^(25)	One stop	SF +	4.50%	(h)	6.67%	cash/	1.50%	PIK	08/2029	1,214	1,190	—	1,154
Pluralsight, LLC^(25)	One stop	SF +	4.50%	(h)	6.67%	cash/	1.50%	PIK	08/2029	607	607	—	577
Pluralsight, LLC^(5)	One stop				N/A(6)				08/2029	—	—	—	(15)
Pluralsight, LLC^(5)	One stop				N/A(6)				08/2029	—	—	—	(37)
Proofpoint, Inc.@^#(26)	Senior secured	SF +	3.00%	(i)	6.70%				08/2028	27,452	27,448	0.6	26,617
QAD, Inc.*	One stop	SF +	4.75%	(h)	8.42%				11/2027	9,697	9,697	0.2	9,455
Rainforest Bidco Limited^(5)(8)(9)(10)	One stop				N/A(6)				07/2029	—	(56)	—	(217)
Relativity Intermediate Holdco, LLC#	Senior secured	SF +	2.75%	(h)	6.42%				01/2033	2,000	1,995	—	1,981
Sapphire Bidco Oy^(8)(9)(15)	One stop	E +	4.75%	(c)	6.77%				07/2029	15,024	14,108	0.3	14,648
Sapphire Bidco Oy^(8)(9)(15)	One stop	E +	4.75%	(c)	6.80%				07/2029	3,926	3,950	0.1	3,828
Sophia, L.P.@#(8)(26)	Senior secured	SF +	2.50%	(h)	6.17%				10/2029	8,998	9,016	0.2	8,766
Spark Bidco Limited^(8)(9)(10)	One stop	A +	4.75%	(e)	8.50%				10/2032	20,270	19,252	0.4	19,561
Spark Bidco Limited^(8)(10)	One stop	SF +	4.75%	(i)	8.40%				10/2032	94,724	94,034	2.0	90,935
Spark Bidco Limited^(5)(8)(10)	One stop				N/A(6)				10/2032	—	—	—	(651)
Spark Bidco Limited^(8)(10)	One stop	SF +	4.75%	(i)	8.40%				10/2032	34,275	34,275	0.7	32,904
Spark Bidco Limited^(5)(8)(9)(10)	One stop				N/A(6)				10/2032	—	—	—	(117)
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Striim, Inc.^(25)	One stop	N/A			14.00%	PIK			03/2031	$500	$483	—%	$483
Telesoft Holdings LLC*	One stop	SF +	5.75%	(h)	9.52%				12/2026	5,597	5,589	0.1	5,569
Togetherwork Holdings, LLC^	One stop	SF +	5.00%	(h)	8.67%				05/2031	44,204	43,919	0.9	43,099
Togetherwork Holdings, LLC^	One stop	SF +	5.00%	(h)	8.67%				05/2031	1,108	1,066	—	921
Togetherwork Holdings, LLC^	One stop	SF +	5.00%	(h)	8.67%				05/2031	575	546	—	442
Transform Bidco Limited^(8)(10)(25)	One stop	SF +	7.00%	(i)	7.65%	cash/	3.00%	PIK	01/2031	15,078	14,839	0.3	14,475
Transform Bidco Limited^(8)(10)(25)	One stop	SF +	6.50%	(i)	10.15%	PIK			01/2031	7,988	7,906	0.2	7,669
Transform Bidco Limited^(8)(9)(10)(25)	One stop	A +	6.50%	(e)	8.04%	cash/	2.50%	PIK	01/2031	2,800	2,625	0.1	2,702
Transform Bidco Limited^(8)(9)(10)(25)	One stop	SN +	6.50%	(g)	7.73%	cash/	2.50%	PIK	01/2031	419	401	—	404
Transform Bidco Limited^(8)(10)	One stop	SF +	6.50%	(h)	10.18%				06/2030	749	718	—	702
Transform Bidco Limited^(5)(8)(10)	One stop				N/A(6)				01/2031	—	(43)	—	(184)
Transform Bidco Limited^(5)(8)(10)	One stop				N/A(6)				01/2031	—	(103)	—	(588)
Tricentis Operations Holdings, Inc.^(25)	One stop	SF +	6.00%	(i)	6.39%	cash/	3.25%	PIK	02/2032	64,988	64,728	1.4	63,038
Tricentis Operations Holdings, Inc.^(5)	One stop				N/A(6)				02/2032	—	(32)	—	(231)
Tricentis Operations Holdings, Inc.^(5)	One stop				N/A(6)				02/2032	—	(52)	—	(370)
Trintech, Inc.^(5)	One stop				N/A(6)				01/2033	—	(53)	—	(243)
Trintech, Inc.^	One stop	SF +	4.75%	(h)	8.42%				01/2033	43,258	42,836	0.9	41,311
Trintech, Inc.^(5)	One stop				N/A(6)				01/2033	—	(35)	—	(324)
Vanco Payment Solutions, LLC^(5)	One stop				N/A(6)				12/2031	—	(9)	—	(32)
Vanco Payment Solutions, LLC^	One stop	SF +	4.75%	(i)	8.45%				12/2031	19,171	18,989	0.4	18,500
Vantage Bidco GMBH^(8)(9)(16)	One stop	E +	6.25%	(c)	8.39%				04/2031	21,446	19,592	0.5	20,588
Vantage Bidco GMBH^(5)(8)(9)(16)	One stop				N/A(6)				10/2030	—	(36)	—	(147)
Varinem German Midco GMBH^(8)(9)(16)	One stop	E +	5.50%	(d)	7.63%				07/2031	27,195	25,472	0.6	27,059
Varinem German Midco GMBH^(8)(9)(16)	One stop	E +	4.75%	(d)	6.88%				07/2031	12,561	11,937	0.3	11,838
Viper Bidco, Inc.^	One stop	SF +	4.75%	(i)	8.45%				11/2031	53,662	53,445	1.2	52,589
Viper Bidco, Inc.^(9)	One stop	SN +	4.75%	(g)	8.48%				11/2031	24,267	23,007	0.5	23,781
Viper Bidco, Inc.^(5)	One stop				N/A(6)				11/2031	—	(21)	—	(103)
Viper Bidco, Inc.^(5)	One stop				N/A(6)				11/2031	—	(11)	—	(57)
Viper Bidco, Inc.^(5)	One stop				N/A(6)				11/2031	—	(20)	—	(264)
Zendesk, Inc.*^	One stop	SF +	5.00%	(i)	8.71%				11/2028	10,111	10,111	0.2	9,807
										2,058,821	2,024,515	43.4	1,975,961
Specialized Finance
AGL CLO 20 Ltd.(8)(18)(26)(27)	Structured Finance Note	SF +	4.45%	(i)	8.12%				10/2037	1,500	1,508	—	1,427
AGL CLO 45, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.60%	(h)	7.27%				01/2039	2,500	2,500	0.1	2,512
AGL CLO 46, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.60%	(i)	7.30%				01/2039	3,000	3,000	0.1	3,013
AGL CLO 5, Ltd.(8)(19)(26)(27)	Structured Finance Note	SF +	3.95%	(i)	7.74%				01/2039	3,000	3,000	0.1	2,863
AIMCO CLO 20, Ltd.(8)(18)(27)	Structured Finance Note	SF +	3.60%	(i)	7.27%				10/2038	3,750	3,750	0.1	3,773
Apidos CLO LIII(8)(19)(27)	Structured Finance Note	SF +	3.50%	(i)	7.17%				07/2038	2,000	2,000	—	1,998
Apidos CLO LIII(8)(19)(27)	Structured Finance Note	SF +	4.80%	(i)	8.47%				07/2038	2,375	2,375	—	2,388
Apidos CLO XXVIII(8)(19)(27)	Structured Finance Note	SF +	4.05%	(i)	8.32%				10/2038	4,500	4,500	0.1	4,364
Ares LVII CLO, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.75%	(i)	7.42%				10/2038	3,000	3,000	0.1	2,907
Ares LXIII CLO, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.35%	(i)	8.02%				10/2038	3,500	3,500	0.1	3,334
Ares LXXVIII CLO, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.75%	(i)	7.59%				01/2039	5,000	5,000	0.1	5,021
Bain Capital Credit CLO 2022-1, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.95%	(i)	7.62%				10/2038	9,000	9,000	0.2	8,696
Bain Capital Credit CLO 2023-4, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.90%	(i)	7.78%				01/2039	7,875	7,875	0.2	7,594
Bain Capital Credit CLO 2025-3, Limited(8)(19)(27)	Structured Finance Note	SF +	4.05%	(i)	7.72%				07/2038	4,000	4,000	0.1	3,872
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)	Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Bain Capital Credit CLO 2025-4, Limited(8)(19)(27)	Structured Finance Note	SF +	3.65%	(i)	7.32%	01/2039	$2,000	$2,000	—%	$1,959
Bain Capital Credit CLO 2025-5, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.65%	(i)	7.42%	01/2039	2,000	2,000	—	1,978
Balboa Bay Loan Funding 2025-2, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.85%	(i)	7.64%	01/2039	4,000	4,000	0.1	4,020
Ballyrock CLO 30, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.05%	(i)	7.72%	10/2038	3,000	3,000	0.1	3,011
Ballyrock CLO 32, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.60%	(i)	7.27%	01/2039	5,000	5,000	0.1	5,025
BCC Middle Market CLO 2023-2, LLC(8)(27)	Structured Finance Note	SF +	3.50%	(i)	7.20%	10/2035	12,750	12,750	0.3	12,446
Carlyle US CLO 2023-3, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.75%	(i)	7.42%	10/2040	5,000	5,000	0.1	4,838
Carlyle US CLO 2025-2, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.35%	(i)	7.02%	07/2038	2,500	2,500	—	2,498
CBAMR 2018-5, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.15%	(i)	7.93%	10/2038	4,000	4,000	0.1	3,869
CBAMR 2019-11R, Ltd.(8)(19)(26)(27)	Structured Finance Note	SF +	4.20%	(i)	8.08%	03/2038	4,500	4,500	0.1	4,340
CIFC Funding 2018-III, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.90%	(i)	7.57%	10/2038	3,500	3,500	0.1	3,511
CIFC Funding 2019-II, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.85%	(i)	7.52%	10/2038	5,000	5,000	0.1	4,842
CIFC Funding 2019-V, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.95%	(i)	7.66%	10/2038	3,000	3,000	0.1	2,905
CIFC Funding 2020-III, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.65%	(i)	7.32%	10/2028	5,000	5,000	0.1	4,820
CIFC Funding 2021-III, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.70%	(i)	7.37%	10/2038	3,000	3,000	0.1	2,893
CIFC Funding 2025-IV, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.10%	(h)	7.88%	10/2038	2,500	2,500	0.1	2,510
CIFC Funding 2025-V, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.00%	(i)	7.67%	10/2038	5,000	5,000	0.1	5,021
Davis Park CLO, Ltd.(8)(18)(27)	Structured Finance Note	SF +	4.35%	(i)	8.02%	07/2038	5,000	5,000	0.1	4,758
Eaton Vance CLO 2013-1, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.15%	(i)	7.82%	10/2038	5,000	5,000	0.1	4,838
Elmwood CLO 19, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.75%	(i)	7.42%	10/2038	2,000	2,000	—	1,940
GoldenTree Loan Management US CLO 15, Ltd.(8)(18)(27)	Structured Finance Note	SF +	3.75%	(i)	7.42%	10/2038	2,250	2,250	—	2,241
GoldenTree Loan Management US CLO 17, Ltd.(8)(18)(27)	Structured Finance Note	SF +	4.00%	(i)	7.67%	01/2039	1,500	1,500	—	1,493
GoldenTree Loan Management US CLO 27, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.65%	(i)	7.54%	01/2040	7,500	7,500	0.2	7,491
Green Lakes Park CLO, LLC(8)(27)	Structured Finance Note	SF +	3.70%	(i)	7.37%	01/2038	3,350	3,350	0.1	3,295
Higley Park CLO, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.00%	(i)	7.67%	07/2038	3,750	3,750	0.1	3,765
Hook Park CLO, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.75%	(i)	8.42%	07/2038	3,000	3,000	0.1	2,991
Ivy Hill Middle Market Credit Fund XX, Ltd.(8)(18)(27)	Structured Finance Note	SF +	4.00%	(i)	7.67%	07/2037	4,500	4,500	0.1	4,398
Madison Park Funding XLVIII, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.85%	(i)	7.64%	01/2039	4,500	4,500	0.1	4,343
Madison Park Funding XVII, Ltd.(8)(19)(26)(27)	Structured Finance Note	SF +	4.15%	(i)	7.82%	10/2037	5,700	5,709	0.1	5,567
MCF CLO IV, LLC(8)(27)	Structured Finance Note	SF +	5.00%	(i)	8.67%	10/2037	4,750	4,750	0.1	4,654
Neuberger Berman CLO 32R, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.25%	(i)	7.92%	07/2039	5,500	5,500	0.1	5,326
OCP CLO 2025-44, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.05%	(i)	7.72%	10/2038	4,000	4,000	0.1	4,019
OHA Credit Funding 22, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.25%	(i)	7.92%	07/2038	2,500	2,500	—	2,489
OHA Credit Partners VII, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.50%	(i)	7.39%	02/2028	2,000	1,978	—	1,929
Orion CLO 2023-2, Ltd.(8)(18)(27)	Structured Finance Note	SF +	4.00%	(i)	7.67%	01/2037	4,500	4,500	0.1	4,353
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)		Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Orion CLO 2025-5, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.25%	(i)	7.92%		07/2038	$4,000	$4,000	0.1%	$3,951
Orion CLO 2025-6 Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.05%	(i)	7.72%		10/2038	4,000	4,000	0.1	4,013
Palmer Square CLO 2019-1, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.00%	(i)	7.65%		08/2038	3,000	3,000	0.1	2,862
Palmer Square CLO 2021-3, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.05%	(i)	7.72%		10/2038	4,500	4,500	0.1	4,295
Palmer Square CLO 2023-3, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.75%	(i)	7.44%		01/2029	4,000	4,000	0.1	3,877
Peace Park CLO, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.85%	(i)	7.52%		10/2038	3,900	3,900	0.1	3,811
Pikes Peak CLO 9(8)(19)(27)	Structured Finance Note	SF +	4.20%	(i)	7.87%		10/2038	5,000	5,000	0.1	4,826
Pikes Peak CLO 15 (2023), Ltd.(8)(18)(27)	Structured Finance Note	SF +	3.90%	(i)	7.57%		10/2038	2,375	2,375	—	2,301
Rockland Park CLO, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.20%	(i)	7.87%		07/2038	2,500	2,500	0.1	2,382
Sixth Street CLO XII, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.70%	(i)	7.37%		01/2039	2,000	2,000	—	1,928
Sixth Street CLO XIV, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.70%	(i)	7.37%		01/2038	2,000	1,975	—	1,953
Sixth Street CLO XVIII, Ltd.(8)(19)(27)	Structured Finance Note	SF +	3.85%	(i)	7.52%		10/2038	3,000	3,000	0.1	2,903
Voya CLO 2020-2, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.00%	(i)	7.67%		01/2038	1,000	1,000	—	968
Voya CLO 2025-2, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.85%	(i)	8.52%		07/2038	5,000	5,000	0.1	5,018
Voya CLO 2025-4, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.05%	(i)	7.72%		10/2038	5,700	5,700	0.1	5,724
								250,025	249,995	5.4	244,950
Specialty Retail
Ashco, LLC@#(26)	Senior secured	SF +	3.25%	(h)	6.92%		01/2032	37,467	37,400	0.8	37,453
Ave Holdings III, Corp*&	One stop	SF +	5.50%	(i)	9.35%		02/2028	13,377	13,213	0.3	12,975
Biscuit Parent, LLC*&^	One stop	SF +	4.75%	(i)	8.45%		02/2031	42,033	41,777	0.9	42,033
Biscuit Parent, LLC^(5)	One stop				N/A(6)		02/2031	—	(30)	—	—
Biscuit Parent, LLC^(5)	One stop				N/A(6)		02/2031	—	(11)	—	—
Cavender Stores L.P.*&	Senior secured	SF +	4.50%	(h)	8.17%		10/2029	23,889	23,747	0.5	23,889
Consilio Midco Limited^(8)(9)(10)(25)	Subordinated debt	E +	7.50%	(c)(d)	9.60%		04/2033	4,394	4,301	0.1	4,218
Consilio Midco Limited^(8)(9)(10)	Senior secured	E +	4.75%	(c)	6.88%		04/2032	37,448	36,682	0.8	36,138
Consilio Midco Limited^(8)(10)	Senior secured	SF +	4.75%	(i)	8.45%		04/2032	30,962	30,829	0.7	29,879
Consilio Midco Limited^(8)(10)	Senior secured	SF +	4.75%	(i)	8.45%		04/2032	19,084	19,002	0.4	18,416
Consilio Midco Limited^(8)(10)	Senior secured	SF +	4.75%	(h)	8.45%		04/2032	1,800	1,750	—	1,422
Consilio Midco Limited^(5)(8)(10)	Senior secured				N/A(6)		04/2032	—	—	—	(252)
Consilio Midco Limited^(8)(10)(25)	Subordinated debt	SF +	7.50%	(i)	11.23%		04/2033	5,629	5,594	0.1	5,432
Consilio Midco Limited^(5)(8)(10)(25)	Subordinated debt	SF +	7.50%	(i)	11.38%	PIK	04/2033	10	10	—	(75)
CVP Holdco, Inc.*^	One stop	SF +	4.75%	(h)	8.42%		06/2031	32,806	32,561	0.7	32,495
CVP Holdco, Inc.^(5)	One stop				N/A(6)		06/2030	—	(25)	—	(27)
CVP Holdco, Inc.^	One stop	SF +	4.75%	(h)	8.42%		06/2031	2,892	2,859	0.1	2,809
Med Parentco, LP^#(26)	Senior secured	SF +	3.00%	(h)	6.67%		04/2031	22,347	22,367	0.5	22,365
Metal Supermarkets US Buyer, LLC&(8)(11)	One stop	SF +	4.75%	(i)	8.45%		12/2030	12,326	12,278	0.3	12,264
Metal Supermarkets US Buyer, LLC^(8)(11)	One stop	SF +	4.75%	(i)	8.45%		12/2030	134	128	—	127
PetVet Care Centers LLC^	One stop	SF +	6.00%	(h)	9.67%		11/2030	9,191	9,073	0.2	8,272
PetVet Care Centers LLC^	One stop	SF +	6.00%	(h)	9.67%		11/2029	280	263	—	165
Radiance Borrower, LLC&^(25)	One stop	SF +	5.25%	(h)	8.92%		06/2031	41,393	41,169	0.9	41,393
Radiance Borrower, LLC^	One stop	SF +	5.25%	(h)	8.92%		06/2031	388	363	—	388
VSG Acquisition Corp. and Sherrill, Inc.*&	One stop	SF +	5.00%	(i)	8.67%		10/2029	30,921	30,548	0.7	30,788
VSG Acquisition Corp. and Sherrill, Inc.^	One stop	SF +	5.00%	(i)	8.67%		10/2029	268	261	—	263
VSG Acquisition Corp. and Sherrill, Inc.^(5)	One stop				N/A(6)		10/2029	—	(9)	—	(9)
								369,039	366,100	8.0	362,821
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Trading Companies & Distributors
Marcone Yellowstone Buyer Inc.^(25)	One stop	SF +	7.00%	(i)	7.56%	cash/	3.25%	PIK	06/2028	$12,098	$11,838	0.2%	$10,888
Marcone Yellowstone Buyer Inc.^(25)	One stop	SF +	7.00%	(i)	7.56%	cash/	3.25%	PIK	06/2028	5,131	5,021	0.1	4,618
										17,229	16,859	0.3	15,506
Transportation Infrastructure
LDS Intermediate Holdings, LLC*^	One stop	SF +	5.00%	(h)	8.67%				02/2032	54,480	54,194	1.2	53,975
LDS Intermediate Holdings, LLC^(5)	One stop				N/A(6)				02/2032	—	(43)	—	(75)
LDS Intermediate Holdings, LLC^	One stop	SF +	5.00%	(h)	8.67%				02/2032	10,788	10,731	0.2	10,688
LDS Intermediate Holdings, LLC^(5)	One stop				N/A(6)				02/2032	—	(32)	—	(65)
LDS Intermediate Holdings, LLC^	One stop	SF +	5.00%	(h)	8.67%				02/2032	1,804	1,796	—	1,788
PODS, LLC@#(26)	Senior secured	SF +	3.00%	(h)	6.78%				03/2028	4,966	4,878	0.1	4,947
										72,038	71,524	1.5	71,258
Water Utilities
Azuria Water Solutions, Inc.@^#	Senior secured	SF +	3.00%	(h)	6.67%				05/2028	17,779	17,753	0.4	17,652
S.J. Electro Systems, LLC*	One stop	SF +	4.75%	(i)	8.57%				06/2028	4,612	4,592	0.1	4,591
S.J. Electro Systems, LLC^(5)	One stop				N/A(6)				06/2028	—	(23)	—	(23)
Vessco Midco Holdings, LLC&	One stop	SF +	4.50%	(h)(j)	8.15%				07/2031	15,577	15,459	0.3	15,504
Vessco Midco Holdings, LLC^	One stop	SF +	4.50%	(h)(j)	8.17%				07/2031	4,794	4,775	0.1	4,770
Vessco Midco Holdings, LLC^(5)	One stop				N/A(6)				07/2031	—	(13)	—	(8)
Vessco Midco Holdings, LLC^	One stop	SF +	4.50%	(j)	8.23%				07/2031	4,817	4,795	0.1	4,794
Vessco Midco Holdings, LLC^(5)	One stop				N/A(6)				07/2031	—	(11)	—	(22)
										47,579	47,327	1.0	47,258

Total debt investments										10,067,791	9,969,508	216.4	9,843,569

See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)	Interest Rate(2)	Acquisition Date	Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Equity investments(22)(23)
Air Freight & Logistics
RJW Group Holdings, Inc.	LP interest	N/A	N/A	11/2024	N/A	1,563	$962	—%	$1,320

Auto Components
Arnott, LLC	LP interest	N/A	N/A	12/2024	N/A	—	125	—	84

Automobiles
CAP-KSI Holdings, LLC	LP interest	N/A	N/A	06/2024	N/A	1,146	1,146	—	1,218
CAP-KSI Holdings, LLC	LP interest	N/A	N/A	06/2024	N/A	1,146	—	—	102
Quick Quack Car Wash Holdings, LLC	LP interest	N/A	N/A	06/2024	N/A	417	417	—	602
Quick Quack Car Wash Holdings, LLC	LLC interest	N/A	N/A	06/2024	N/A	83	83	—	119
Yorkshire Parent, Inc.	LP interest	N/A	N/A	12/2023	N/A	—	94	—	116
							1,740	—	2,157
Beverages
Spindrift Beverage Co. Inc.	LP interest	N/A	N/A	02/2025	N/A	3	3,178	0.1	3,766

Commercial Services & Supplies
CHA Vision Holdings, Inc.	LP interest	N/A	N/A	01/2024	N/A	—	109	—	131

Containers & Packaging
Packaging Coordinators Midco, Inc.	LP interest	N/A	N/A	09/2025	N/A	182	1,822	—	1,719

Diversified Consumer Services
Action Termite Control, LLC	Preferred stock	N/A	N/A	12/2025	N/A	—	358	—	368
Action Termite Control, LLC	Common stock	N/A	N/A	12/2025	N/A	4	19	—	39
CHVAC Services Investment, LLC	LLC interest	N/A	N/A	05/2024	N/A	162	408	—	507
Kodiak Buyer, LLC	Common stock	N/A	N/A	08/2025	N/A	4	448	—	514
SCP CDH Buyer, Inc.	Preferred stock	N/A	N/A	12/2025	N/A	1	729	—	747
SCP CDH Buyer, Inc.	Common stock	N/A	N/A	12/2025	N/A	8	38	—	74
Virginia Green Acquisition, LLC	LP interest	N/A	N/A	12/2023	N/A	73	73	—	100
							2,073	—	2,349
Electric Utilities
Smart Energy Systems, Inc.	Warrant	N/A	N/A	01/2025	N/A	7	36	—	144

Electrical Equipment
Wildcat TopCo, Inc.(24)	LP interest	N/A	N/A	12/2024	N/A	191	156	—	200

Food & Staples Retailing
GMF Parent, Inc.	LP interest	N/A	N/A	12/2025	N/A	2	1,700	—	1,748

Food Products
Zullas, L.C.	Common stock	N/A	N/A	06/2025	N/A	2	1,726	0.1	1,799

Healthcare Equipment & Supplies
Centegix Intermediate II, LLC	LLC interest	N/A	N/A	08/2025	N/A	3,757	3,757	0.1	3,960
Isto Group, Inc.(9)	LP interest	N/A	N/A	09/2025	N/A	18	2,189	0.1	2,219
ZimVie, Inc.	LP interest	N/A	N/A	10/2025	N/A	10	857	—	857
							6,803	0.2	7,036
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)	Interest Rate(2)		Acquisition Date	Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Healthcare Providers & Services
HP TLE Buyer, Inc.	LP interest	N/A	N/A		07/2025	N/A	743	$743	—%	$749
Signature MD, Inc.	Common stock	N/A	N/A		02/2026	N/A	1	732	—	724
								1,475	—	1,473
Healthcare Technology
Amberfield Acquisition Co.	LLC interest	N/A	N/A		05/2024	N/A	450	450	—	603
Modernizing Medicine, Inc.(24)	Preferred stock	N/A	13.00%	Non-Cash	04/2025	N/A	14	15,835	0.4	15,989
								16,285	0.4	16,592
Hotels, Restaurants & Leisure
Patriot Acquireco, LLC	Common stock	N/A	N/A		09/2025	N/A	3,613	3,664	0.1	3,487
PB Group Holdings, LLC	LP interest	N/A	N/A		08/2024	N/A	113	262	—	245
Rooster BidCo Limited(8)(10)	LP interest	N/A	N/A		03/2025	N/A	1,601	1,665	0.1	3,499
Saguaro Buyer, LLC	Common stock	N/A	N/A		07/2025	N/A	4	3,798	0.1	5,237
								9,389	0.3	12,468
Industrial Conglomerates
Anova Buyer, Inc.	Common stock	N/A	N/A		01/2026	N/A	2	1,565	—	1,569

Insurance
Oakbridge Insurance Agency LLC	LP interest	N/A	N/A		11/2023	N/A	4	70	—	85

Leisure Products
Movement Holdings, LLC(8)(10)	LLC interest	N/A	N/A		03/2024	N/A	—	661	—	313

Pharmaceuticals
Creek Parent, Inc.	LP interest	N/A	N/A		12/2024	N/A	1,279	1,279	—	1,688

Professional Services
Eclipse Buyer, Inc.(24)	Preferred stock	N/A	12.50%	Non-Cash	09/2024	N/A	—	4,016	0.1	3,975

Software
Claroty, Ltd.(8)(21)	Preferred stock	N/A	N/A		01/2026	N/A	141	12,031	0.3	12,197
Denali Bidco Limited(8)(10)	LP interest	N/A	N/A		08/2023	N/A	75	46	—	138
Energy Worldnet, LLC(24)	LLC interest	N/A	N/A		02/2025	N/A	50	51	—	57
Gurobi Optimization, LLC	Common stock	N/A	N/A		09/2024	N/A	—	209	—	197
LogicMonitor, Inc.	LP interest	N/A	N/A		12/2024	N/A	250	250	—	280
Menlo Ridgeview Co-Invest, LLC(8)	LLC interest	N/A	N/A		05/2025	N/A	1,484	1,529	—	1,624
MS Buyer, Inc.	LP interest	N/A	N/A		07/2024	N/A	458	458	—	355
Navex Global Holdings Corporation	LP interest	N/A	N/A		10/2025	N/A	4	3,809	0.1	3,235
Panzura, LLC	LLC interest	N/A	N/A		03/2025	N/A	1	4	—	—
Pluralsight, LLC	LLC interest	N/A	N/A		08/2024	N/A	597	1,100	—	—
Striim, Inc.	Warrant	N/A	N/A		03/2026	N/A	14	15	—	15
Togetherwork Holdings, LLC	LP interest	N/A	N/A		07/2024	N/A	545	2,384	0.1	2,529
Transform Bidco Limited(8)(10)	LP interest	N/A	N/A		04/2025	N/A	3,478	3,504	0.1	3,249
Tricentis Operations Holdings, Inc.	LP interest	N/A	N/A		02/2025	N/A	40	40	—	36
								25,430	0.6	23,912
Specialty Retail
Metal Supermarkets US Buyer, LLC(8)(11)	LLC interest	N/A	N/A		12/2024	N/A	1	124	—	121
Metal Supermarkets US Buyer, LLC(8)(11)	LLC interest	N/A	N/A		12/2024	N/A	—	—	—	3
								124	—	124
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

Investment Type	Spread Above Index(1)	Interest Rate(2)		Acquisition Date	Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)

Total equity investments							$80,724	1.8%	$84,652

Total investments							$10,050,232	218.2%	$9,928,221

Money market funds (included in cash equivalents and restricted cash equivalents)
Morgan Stanley Institutional Liquidity Funds - Treasury Portfolio Institutional Share Class (CUSIP 61747C582)		3.53%	(28)				$30,753	0.7%	$30,753
JPMorgan 100% U.S. Treasury Securities Money Market Fund - Capital Share Class (CUSIP 4812A0375)		3.62%	(28)				41,138	0.9	41,138
Total money market funds							71,891	1.6	71,891

Total investments and money market funds							$10,122,123	219.8%	$10,000,112
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)

*	Denotes that all or a portion of the investment collateralizes the 2025-R Debt Securitization (as defined in Note 7).
&	Denotes that all or a portion of the investment collateralizes the 2025 Debt Securitization (as defined in Note 7).
@	Denotes that all or a portion of the investment collateralizes the 2026-B Debt Securitization (as defined in Note 7).
^	Denotes that all or a portion of the investment collateralizes the SMBC Credit Facility (as defined in Note 7).
#	Denotes that all or a portion of the investment collateralizes the BANA Credit Facility (as defined in Note 7).
(1)     The majority of the investments bear interest at a rate that is permitted to be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “SF”), Euro Interbank Offered Rate (“EURIBOR” or “E”), Prime (“P”), Australian Interbank Rate (“AUD” or “A”), Canadian Overnight Repo Rate Average (“CORRA” or “CA”) or Sterling Overnight Index Average (“SONIA” or “SN”) which reset daily, monthly, quarterly, semiannually or annually. For each, the Company has provided the spread over the applicable index and the weighted average current interest rate in effect as of March 31, 2026. Certain investments are subject to an interest rate floor. For fixed rate loans, a spread above a reference rate is not applicable. For positions with multiple outstanding contracts, the spread for the largest outstanding contract is shown. Listed below are the index rates as of March 31, 2026, which was the last business day of the period on which the applicable index rates were determined. The actual index rate for each loan listed may not be the applicable index rate outstanding as of March 31, 2026, as the loan may have priced or repriced based on an index rate prior to March 31, 2026.
(a) Denotes that all or a portion of the contract was indexed to Prime, which was 6.75% as of March 31, 2026.
(b) Denotes that all or a portion of the contract was indexed to the 30-day EURIBOR, which was 1.89% as of March 31, 2026.
(c) Denotes that all or a portion of the contract was indexed to the 90-day EURIBOR, which was 2.08% as of March 31, 2026.
(d) Denotes that all or a portion of the contract was indexed to the 180-day EURIBOR, which was 2.48% as of March 31, 2026.
(e) Denotes that all or a portion of the contract was indexed to the Three-Month AUD, which was 4.31% as of March 31, 2026.
(f) Denotes that all or a portion of the contract was indexed to the Six-Month AUD, which was 4.78% as of March 31, 2026.
(g) Denotes that all or a portion of the contract was indexed to SONIA, which was 3.73% as of March 31, 2026.
(h) Denotes that all or a portion of the contract was indexed to the 30-day Term SOFR, which was 3.66% as of March 31, 2026.
(i) Denotes that all or a portion of the contract was indexed to the 90-day Term SOFR, which was 3.68% as of March 31, 2026.
(j) Denotes that all or a portion of the contract was indexed to the 180-day Term SOFR, which was 3.70% as of March 31, 2026.
(k) Denotes that all or a portion of the contract was indexed to Daily CORRA, which was 2.27% as of March 31, 2026.
(l) Denotes that all or a portion of the contract was indexed to the 90-day Term CORRA, which was 2.29% as of March 31, 2026.
(2)For positions with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of March 31, 2026.
(3)The total principal amount is presented for debt investments while the number of shares or units owned is presented for equity investments.
(4)The fair values of investments were valued using significant unobservable inputs, unless otherwise noted. See Note 6. The fair value of loan investments may include the impact of the unfunded commitment being valued below par.
(5)The negative fair value is the result of the capitalized discount on the loan or the unfunded commitment being valued below par. The negative amortized cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan.
(6)The entire commitment was unfunded as of March 31, 2026. As such, no interest is being earned on this investment. The investment could be subject to an unused facility fee.
(7)Investment was on non-accrual status as of March 31, 2026, meaning that the Company has ceased recognizing interest or non-cash dividend income on the investment.
(8)The investment is treated as a non-qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company cannot acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company’s total assets. As of March 31, 2026, total non-qualifying assets at fair value represented 20.4% of the Company’s total assets calculated in accordance with the 1940 Act.
(9)Investment is denominated in foreign currency and is translated into U.S. dollars as of the valuation date or the date of the transaction. See Note 2.
(10)The headquarters of this portfolio company is located in the United Kingdom.
(11)The headquarters of this portfolio company is located in Canada.
(12)The headquarters of this portfolio company is located in Australia.
(13)The headquarters of this portfolio company is located in Luxembourg.
(14)The headquarters of this portfolio company is located in the Netherlands.
(15)The headquarters of this portfolio company is located in Finland.
(16)The headquarters of this portfolio company is located in Germany.
(17)The headquarters of this portfolio company is located in France.
(18)The headquarters of this portfolio company is located in Jersey.
(19)The headquarters of this portfolio company is located in the Cayman Islands.
(20)The headquarters of this portfolio company is located in Sweden.
(21)The headquarters of this portfolio company is located in Israel.
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments (unaudited) - (continued)
March 31, 2026
(Dollar and share amounts in thousands)
(22)Equity investments are non-income producing securities, unless otherwise noted.
(23)Ownership of certain equity investments occurs through a holding company or partnership.
(24)The Company holds an equity investment that is income producing.
(25)All or a portion of the loan interest was capitalized into the outstanding principal balance of the loan in accordance with the terms of the credit agreement during the six months ended March 31, 2026.
(26)The fair value of this investment was valued using Level 2 inputs. See Note 6.
(27)The sale of a portion of this loan does not qualify for sale accounting under ASC Topic 860 - Transfers and Servicing (‘‘ASC Topic 860’’), and therefore, the asset remains in the Consolidated Schedule of Investments. See Note 7.
(28)The rate shown is the annualized seven-day yield as of March 31, 2026.

See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Investments
Non-controlled/non-affiliate company investments
Debt investments
Aerospace & Defense
Bleriot US Bidco Inc.^(8)(26)	Senior secured	SF +	2.50%	(h)	6.50%				10/2030	$15,124	$15,158	0.4%	$15,148
Element Materials Technology^(8)(26)	Senior secured	SF +	3.68%	(h)	7.68%				06/2029	18,389	18,370	0.5	18,536
Kaman Corporation#(26)	Senior secured	SF +	2.50%	(h)(i)	6.66%				02/2032	3,418	3,411	0.1	3,411
Kaman Corporation#(26)	Senior secured	SF +	2.50%	(h)	6.83%				02/2032	30	30	—	30
LSF11 Trinity Bidco, Inc.^#	Senior secured	SF +	2.50%	(g)	6.65%				06/2030	15,047	15,071	0.4	15,075
PPW Aero Buyer, Inc.^(5)	One stop				N/A(6)				02/2029	—	(8)	—	(9)
PPW Aero Buyer, Inc.^	One stop	SF +	5.00%	(h)	9.00%				09/2031	1,701	1,692	—	1,692
PPW Aero Buyer, Inc.^(5)	One stop				N/A(6)				09/2031	—	(28)	—	(28)
Propulsion Newco LLC^(8)(26)	Senior secured	SF +	2.75%	(h)	7.04%				09/2029	14,165	14,177	0.3	14,231
Signia Aerospace, LLC^#	Senior secured	SF +	2.75%	(g)(h)	6.91%				12/2031	8,542	8,541	0.2	8,569
Signia Aerospace, LLC^#(5)	Senior secured				N/A(6)				12/2031	—	(1)	—	1
SMX Technologies^#(26)	Senior secured	SF +	4.50%	(g)	8.66%				02/2032	7,584	7,590	0.2	7,632
Titan BW Borrower L.P.^(25)	One stop	SF +	5.26%	(h)	6.58%	cash/	2.88%	PIK	07/2032	15,987	15,832	0.4	15,827
Titan BW Borrower L.P.^(5)	One stop				N/A(6)				07/2032	—	(26)	—	(27)
Titan BW Borrower L.P.^(5)	One stop				N/A(6)				07/2032	—	(7)	—	(14)
Transdigm, Inc.^#(8)(26)	Senior secured	SF +	2.25%	(h)	6.25%				03/2030	21,074	21,039	0.5	21,076
										121,061	120,841	3.0	121,150
Air Freight & Logistics
RJW Group Holdings, Inc.^	One stop	SF +	5.00%	(h)	9.00%				11/2031	49,796	48,893	1.2	49,298
RJW Group Holdings, Inc.^	One stop	SF +	5.00%	(h)	9.20%				11/2031	3,145	3,081	0.1	3,108
RJW Group Holdings, Inc.^	One stop	SF +	5.00%	(h)	9.00%				11/2031	53,127	52,598	1.3	52,596
RJW Group Holdings, Inc.^(5)	One stop				N/A(6)				11/2031	—	(45)	—	(90)
										106,068	104,527	2.6	104,912
Airlines
Accelya Lux Finco S.A.R.L.*(8)(18)(25)	One stop	SF +	6.00%	(h)	10.10%	PIK			12/2026	1,586	1,560	0.1	1,586
Brown Group Holding, LLC ^#(8)(10)(26)	Senior secured	SF +	2.75%	(g)(h)	6.99%				07/2031	7,935	7,943	0.2	7,958
Brown Group Holding, LLC ^(8)(10)(26)	Senior secured	SF +	2.50%	(g)	6.66%				07/2031	1,796	1,797	—	1,799
KKR Apple Bidco, LLC^(26)	Senior secured	SF +	2.50%	(g)	6.66%				09/2031	9,071	9,074	0.2	9,080
										20,388	20,374	0.5	20,423
Auto Components
Arnott, LLC^	One stop	SF +	4.75%	(i)	8.62%				11/2030	4,798	4,757	0.1	4,750
Arnott, LLC^	One stop	SF +	4.75%	(i)	8.74%				11/2030	353	347	—	345
Collision SP Subco, LLC*&	One stop	SF +	4.75%	(h)	9.06%				01/2030	16,034	15,837	0.4	16,034
Collision SP Subco, LLC^	One stop	SF +	4.75%	(h)(i)	9.00%				01/2030	8,556	8,482	0.2	8,556
Collision SP Subco, LLC^	One stop	SF +	4.75%	(h)	8.95%				01/2030	381	349	—	381
Collision SP Subco, LLC&	One stop	SF +	4.75%	(h)	9.04%				01/2030	1,213	1,202	0.1	1,213
Collision SP Subco, LLC^(5)	One stop				N/A(6)				01/2030	—	(136)	—	—
OEConnection, LLC^	One stop	SF +	5.25%	(g)(h)	9.41%				04/2031	40,442	40,121	1.0	40,577
OEConnection, LLC^	One stop	SF +	5.25%	(g)(h)	9.41%				04/2031	7,057	6,997	0.2	7,080
OEConnection, LLC^(5)	One stop				N/A(6)				04/2031	—	(35)	—	15
OEConnection, LLC^(5)	One stop				N/A(6)				04/2031	—	(32)	—	24
RC Buyer, Inc.^(26)	Senior secured	SF +	3.50%	(g)	7.77%				07/2028	9,334	9,339	0.2	9,294
RealTruck Group, Inc.^(8)(26)	Senior secured	SF +	3.75%	(g)	8.02%				01/2028	10,182	10,113	0.2	9,276
Wand NewCo 3, Inc.^(8)(26)	Senior secured	SF +	2.50%	(g)	6.66%				01/2031	14,216	14,244	0.4	14,184
										112,566	111,585	2.8	111,729
Automobiles
Belron Finance US, LLC^(8)(26)	Senior secured	SF +	2.50%	(h)	6.74%				10/2031	4,975	4,975	0.1	5,006
CAP-KSI Holdings, LLC*^	One stop	SF +	5.25%	(g)(h)	9.32%				06/2030	34,759	34,364	0.9	34,759
CAP-KSI Holdings, LLC^	One stop	SF +	5.25%	(h)	9.89%				06/2030	1,408	1,366	—	1,408
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)		Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Denali Midco 2, LLC^(25)	Second lien	N/A			13.00%	PIK	12/2029	$25,829	$25,645	0.6%	$25,829
Denali Midco 2, LLC*&	One stop	SF +	5.25%	(g)	9.41%		12/2028	16,886	16,602	0.4	16,886
High Bar Brands Operating, LLC^	Senior secured	SF +	5.25%	(h)	9.25%		12/2029	599	591	—	599
High Bar Brands Operating, LLC^	Senior secured	SF +	5.25%	(h)	9.25%		12/2029	125	123	—	125
High Bar Brands Operating, LLC^	Senior secured	SF +	5.25%	(h)	9.25%		12/2029	106	103	—	106
High Bar Brands Operating, LLC^	Senior secured	SF +	5.25%	(h)	9.24%		12/2029	7	5	—	7
JHCC Holdings LLC*	One stop	SF +	5.25%	(h)	9.25%		09/2027	9,408	9,378	0.2	9,408
JHCC Holdings LLC^	One stop	SF +	5.25%	(h)	9.25%		09/2027	4,264	4,236	0.1	4,264
JHCC Holdings LLC*	One stop	SF +	5.25%	(h)	9.25%		09/2027	2,578	2,572	0.1	2,578
Mavis Tire Express Services Topco, Corp.^#(8)(26)	Senior secured	SF +	3.00%	(h)	7.20%		05/2028	18,106	18,144	0.5	18,125
Mister Car Wash Holdings, Inc.^(8)(26)	Senior secured	SF +	2.50%	(g)	6.66%		03/2031	12,263	12,291	0.3	12,302
National Express Wash Parent Holdco, LLC&^	One stop	SF +	5.00%	(h)	9.00%		07/2029	37,794	37,220	0.9	37,794
National Express Wash Parent Holdco, LLC^	One stop	SF +	5.00%	(i)	9.03%		07/2029	4,572	4,532	0.1	4,572
National Express Wash Parent Holdco, LLC^	One stop	SF +	5.00%	(h)(i)	9.24%		07/2029	13,734	13,545	0.3	13,734
National Express Wash Parent Holdco, LLC^	One stop	SF +	5.00%	(h)	9.00%		07/2029	12,152	12,096	0.3	12,152
Paint Intermediate III, LLC^#(26)	Senior secured	SF +	3.00%	(h)	7.24%		10/2031	13,935	13,925	0.4	13,940
Quick Quack Car Wash Holdings, LLC&	One stop	SF +	4.75%	(g)	8.91%		06/2031	2,490	2,473	0.1	2,490
Quick Quack Car Wash Holdings, LLC^	One stop	SF +	4.75%	(g)	8.91%		06/2031	140	138	—	140
Quick Quack Car Wash Holdings, LLC^(5)	One stop				N/A(6)		06/2031	—	(1)	—	—
Quick Quack Car Wash Holdings, LLC^	One stop	SF +	4.75%	(g)	8.91%		06/2031	1,024	1,002	—	1,024
Quick Quack Car Wash Holdings, LLC^	One stop	SF +	4.75%	(g)	8.91%		06/2031	128	127	—	128
TWAS Holdings, LLC*&^	One stop	SF +	6.00%	(g)	10.26%		12/2026	22,705	22,542	0.6	22,705
Yorkshire Parent, Inc.*&	One stop	SF +	5.50%	(h)	9.50%		12/2029	12,681	12,560	0.3	12,681
Yorkshire Parent, Inc.&	One stop	SF +	5.00%	(h)	9.31%		12/2029	11,861	11,810	0.3	11,861
Yorkshire Parent, Inc.&	One stop	SF +	5.50%	(h)	9.79%		12/2029	3,513	3,480	0.1	3,513
Yorkshire Parent, Inc.^	One stop	SF +	5.50%	(h)	9.50%		12/2029	738	703	—	738
Yorkshire Parent, Inc.^	One stop	SF +	5.00%	(h)	9.31%		12/2029	379	250	—	379
								269,159	266,797	6.6	269,253
Banks
Empyrean Solutions, LLC^	One stop	SF +	4.50%	(h)	8.50%		11/2031	9,959	9,915	0.3	9,959
Empyrean Solutions, LLC^(5)	One stop				N/A(6)		11/2031	—	(7)	—	—
Empyrean Solutions, LLC^(5)	One stop				N/A(6)		11/2031	—	(18)	—	—
OSP Hamilton Purchaser, LLC*	One stop	SF +	5.00%	(h)	9.31%		12/2029	2,776	2,751	0.1	2,776
OSP Hamilton Purchaser, LLC^	One stop	SF +	5.00%	(h)	9.32%		12/2029	2,655	2,631	0.1	2,655
OSP Hamilton Purchaser, LLC^	One stop	SF +	5.00%	(h)	9.31%		12/2029	695	685	—	695
OSP Hamilton Purchaser, LLC^	One stop	SF +	5.00%	(h)	9.32%		12/2029	130	98	—	130
								16,215	16,055	0.5	16,215
Beverages
Financial Information Technologies, LLC^(5)	One stop				N/A(6)		06/2030	—	(18)	—	—
Financial Information Technologies, LLC^	One stop	SF +	4.75%	(h)	8.75%		06/2030	84	84	—	84
Financial Information Technologies, LLC&^	One stop	SF +	4.75%	(h)	8.75%		06/2030	41,295	41,196	1.0	41,295
Spindrift Beverage Co. Inc.^	One stop	SF +	5.00%	(h)	9.29%		02/2032	22,323	22,068	0.6	22,323
Spindrift Beverage Co. Inc.^(5)	One stop				N/A(6)		02/2032	—	(49)	—	—
Spindrift Beverage Co. Inc.^(5)	One stop				N/A(6)		02/2032	—	(14)	—	—
Winebow Holdings, Inc.^	One stop	SF +	6.25%	(g)	10.51%		12/2027	15,270	15,058	0.3	13,437
								78,972	78,325	1.9	77,139
Building Products
Beacon Roofing Supply, Inc.^(8)(26)	Senior secured	SF +	3.00%	(g)	7.16%		04/2032	1,889	1,871	0.1	1,907
BECO Holding Company, Inc.&	One stop	SF +	5.25%	(h)	9.40%		11/2028	1,427	1,420	—	1,427
BECO Holding Company, Inc.^(5)	One stop				N/A(6)		11/2028	—	(25)	—	—
								3,316	3,266	0.1	3,334
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Capital Markets
BlueMatrix Holdings, LLC&^	One stop	SF +	4.75%	(h)	8.75%				01/2031	$23,855	$23,691	0.6%	$23,855
BlueMatrix Holdings, LLC*	One stop	SF +	4.75%	(h)	8.75%				01/2031	10,582	10,486	0.2	10,582
BlueMatrix Holdings, LLC^	One stop	SF +	4.75%	(h)	8.75%				01/2031	700	677	—	700
BlueMatrix Holdings, LLC^	One stop	SF +	4.75%	(h)	8.75%				01/2031	3,560	3,528	0.1	3,560
BlueMatrix Holdings, LLC^	One stop	SF +	4.75%	(h)	8.75%				01/2031	5,184	5,165	0.1	5,184
Edelman Financial Center, LLC^#(26)	Senior secured	SF +	3.00%	(g)	7.16%				04/2028	22,763	22,810	0.6	22,805
										66,644	66,357	1.6	66,686
Chemicals
AP Adhesives Holdings, LLC^(5)	One stop				N/A(6)				04/2032	—	(86)	—	—
AP Adhesives Holdings, LLC^(5)	One stop				N/A(6)				04/2031	—	(42)	—	—
AP Adhesives Holdings, LLC^	One stop	SF +	4.75%	(h)	8.80%				04/2032	55,067	54,810	1.3	55,067
INEOS US Finance LLC and INEOS Finance PLC^(8)(10)(26)	Senior secured	SF +	3.25%	(g)	7.41%				02/2030	9,677	9,598	0.2	8,794
Inhance Parent, Inc.^	One stop				N/A(6)				06/2029	—	—	—	—
Inhance Parent, Inc.^(25)	One stop	SF +	7.00%	(h)	6.65%	cash/	4.50%	PIK	06/2029	11,785	10,364	0.3	10,606
Inhance Parent, Inc.^(7)(25)	One stop	N/A			20.00%	PIK			06/2029	5,066	2,133	0.1	2,381
Innophos Holdings, Inc.^(8)(26)	Senior secured	SF +	4.25%	(g)	8.52%				03/2029	5,361	5,333	0.1	5,327
JSG II, Inc. and Checkers USA, Inc.^	One stop	SF +	4.50%	(g)	8.66%				09/2032	20,537	20,435	0.5	20,435
JSG II, Inc. and Checkers USA, Inc.^	One stop	SF +	4.50%	(g)	8.66%				09/2032	195	183	—	183
JSG II, Inc. and Checkers USA, Inc.^(5)	One stop				N/A(6)				09/2032	—	(14)	—	(28)
Krayden Holdings, Inc.*	Senior secured	SF +	4.75%	(g)	8.91%				03/2029	8,623	8,558	0.2	8,623
Krayden Holdings, Inc.^	Senior secured	SF +	4.75%	(g)	8.90%				03/2029	571	548	—	571
Krayden Holdings, Inc.^	Senior secured	SF +	4.75%	(g)	8.91%				03/2029	2,687	2,641	0.1	2,687
Windsor Holdings III, LLC^#(8)(26)	Senior secured	SF +	2.75%	(g)	6.92%				08/2030	16,806	16,796	0.4	16,841
W.R. Grace & Co#(8)	Senior secured	SF +	3.00%	(h)	7.00%				08/2032	12,000	11,956	0.3	12,050
										148,375	143,213	3.5	143,537
Commercial Services & Supplies
BradyIFS Holdings, LLC^	One stop	SF +	5.00%	(h)	9.31%				10/2029	16,007	15,763	0.4	16,007
BradyIFS Holdings, LLC^	One stop	SF +	5.00%	(h)	9.25%				10/2029	155	148	—	155
CHA Vision Holdings, Inc.*^	One stop	SF +	5.00%	(h)	9.33%				01/2031	18,193	18,035	0.5	18,102
CHA Vision Holdings, Inc.^	One stop	SF +	5.00%	(h)	9.22%				01/2031	5,922	5,871	0.2	5,893
CHA Vision Holdings, Inc.^(5)	One stop				N/A(6)				01/2030	—	(12)	—	(8)
CHA Vision Holdings, Inc.^	One stop	SF +	5.00%	(h)	9.00%				01/2031	2,777	2,763	0.1	2,763
CHA Vision Holdings, Inc.^(5)	One stop				N/A(6)				01/2031	—	(32)	—	(32)
Energize Holdco, LLC^#(26)	Senior secured	SF +	3.00%	(g)	7.16%				12/2028	12,927	12,964	0.3	12,961
Kleinfelder Intermediate, LLC^	One stop	SF +	5.00%	(h)	9.31%				09/2030	1,801	1,760	—	1,801
Kleinfelder Intermediate, LLC^	One stop	P +	4.00%	(a)	11.25%				09/2028	44	41	—	44
Kleinfelder Intermediate, LLC^	One stop	SF +	5.00%	(h)	9.31%				09/2030	196	193	—	196
North Haven Stack Buyer, LLC*	One stop	SF +	4.75%	(h)	8.95%				07/2027	10,776	10,752	0.3	10,776
North Haven Stack Buyer, LLC^(25)	Second lien	N/A			9.75%	cash/	2.50%	PIK	01/2028	9,255	9,224	0.2	9,255
OMNIA Partners, LLC^#(26)	Senior secured	SF +	2.50%	(h)	6.81%				07/2030	8,999	8,970	0.2	9,013
PSC Parent, Inc.^	One stop	SF +	5.00%	(g)	9.15%				04/2031	1,439	1,428	—	1,439
PSC Parent, Inc.^	One stop	SF +	5.00%	(g)	9.16%				04/2031	240	239	—	240
PSC Parent, Inc.^	One stop	SF +	5.00%	(g)	9.16%				04/2030	89	87	—	89
PSC Parent, Inc.^	One stop	SF +	5.00%	(g)	9.17%				04/2031	159	158	—	159
Radwell Parent, LLC*	One stop	SF +	5.50%	(h)	9.50%				03/2029	15,597	15,597	0.4	15,597
Radwell Parent, LLC^	One stop	SF +	5.50%	(h)	9.50%				03/2029	1,222	929	—	1,222
Thermostat Purchaser III, Inc.^(26)	Senior secured	SF +	4.25%	(h)	8.25%				08/2028	11,925	11,908	0.3	11,980
WRE Holding Corp.&^	One stop	SF +	5.00%	(i)	8.87%				07/2031	31,331	31,073	0.8	31,331
WRE Holding Corp.^(5)	One stop				N/A(6)				07/2030	—	(37)	—	—
WRE Holding Corp.*	One stop	SF +	5.00%	(i)	9.14%				07/2031	3,439	3,425	0.1	3,439
WRE Holding Corp.*	One stop	SF +	5.00%	(i)	9.13%				07/2031	2,072	2,064	0.1	2,072
WRE Holding Corp.&	One stop	SF +	5.00%	(i)	9.12%				07/2031	1,612	1,605	—	1,612
WRE Holding Corp.^	One stop	SF +	5.00%	(i)	9.17%				07/2031	564	562	—	564
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
WRE Holding Corp.^	One stop	SF +	5.00%	(h)	9.30%				07/2031	$577	$575	—%	$577
WRE Holding Corp.^	One stop	SF +	5.00%	(h)	9.23%				07/2031	358	356	—	358
										157,676	156,409	3.9	157,605
Construction & Engineering
Belfor USA Group Inc.^	Senior secured	SF +	2.75%	(g)	6.91%				11/2030	9,659	9,644	0.2	9,713
Chariot Buyer, LLC#(26)	Senior secured	SF +	3.00%	(g)	7.16%				09/2032	9,975	9,984	0.3	9,997
Consor Intermediate II, LLC*^	One stop	SF +	4.75%	(g)(h)	8.75%				05/2031	1,645	1,639	—	1,645
Consor Intermediate II, LLC^(5)	One stop				N/A(6)				05/2031	—	(3)	—	—
Consor Intermediate II, LLC^(5)	One stop				N/A(6)				05/2031	—	(1)	—	—
DCCM, LLC&	One stop	SF +	4.75%	(g)	8.91%				06/2032	4,030	4,011	0.1	4,030
DCCM, LLC^(5)	One stop				N/A(6)				06/2032	—	(4)	—	—
DCCM, LLC^(5)	One stop				N/A(6)				06/2032	—	(9)	—	—
EagleView Technology Corporation#(25)(26)	Senior secured	SF +	6.50%	(h)	9.50%	cash/	1.00%	PIK	08/2028	10,859	10,647	0.3	10,692
Pike Corporation^(8)(26)	Senior secured	SF +	3.00%	(g)	7.27%				01/2028	10,488	10,467	0.3	10,561
Royal Holdco Corporation^	One stop	SF +	4.50%	(h)	8.62%				12/2030	27,725	27,474	0.7	27,725
Royal Holdco Corporation^	One stop	SF +	4.50%	(h)	8.50%				12/2030	989	966	—	989
Royal Holdco Corporation^	One stop	SF +	4.50%	(h)	8.67%				12/2030	1,993	1,950	—	1,993
Service Logic Acquisition, Inc.^#	Senior secured	SF +	3.00%	(h)	7.31%				10/2027	12,855	12,872	0.3	12,903
										90,218	89,637	2.2	90,248
Construction Materials
Star Holding, LLC#(8)(26)	Senior secured	SF +	4.50%	(g)	8.66%				07/2031	17,209	17,046	0.4	17,103

Consumer Finance
Ascensus Group Holdings^#(26)	Senior secured	SF +	3.00%	(g)	7.16%				08/2028	26,106	26,096	0.6	26,116

Containers & Packaging
AOT Packaging Products Acquisitionco, LLC ^#(26)	Senior secured	SF +	3.25%	(g)	7.41%				03/2031	17,963	17,885	0.4	17,899
Chase Intermediate*&	One stop	SF +	4.75%	(h)	9.06%				10/2028	14,572	14,403	0.3	14,572
Chase Intermediate^	One stop	SF +	4.75%	(h)	9.06%				10/2028	3,440	3,224	0.1	3,440
Iris Holding, Inc.#(26)	Senior secured	SF +	4.75%		9.06%				06/2028	2,985	2,897	0.1	2,905
Packaging Coordinators Midco, Inc.^	One stop	SF +	4.75%	(h)	9.06%				07/2032	28,004	27,941	0.7	28,004
Packaging Coordinators Midco, Inc.^(5)	One stop				N/A(6)				07/2032	—	(6)	—	—
Packaging Coordinators Midco, Inc.^	One stop				N/A(6)				07/2032	—	—	—	—
Packaging Coordinators Midco, Inc.^	One stop				N/A(6)				07/2032	—	—	—	—
Packaging Coordinators Midco, Inc.^	One stop				N/A(6)				07/2032	—	—	—	—
Packaging Coordinators Midco, Inc.^	One stop				N/A(6)				07/2032	—	—	—	—
Packaging Coordinators Midco, Inc.^	One stop				N/A(6)				07/2032	—	—	—	—
Packaging Coordinators Midco, Inc.^	One stop				N/A(6)				07/2032	—	—	—	—
Pegasus BidCo^(8)(14)	Senior secured	SF +	2.75%	(h)	6.76%				07/2029	17,305	17,305	0.4	17,391
Technimark, LLC^#	Senior secured	SF +	3.25%	(g)	7.39%				04/2031	14,733	14,709	0.4	14,760
WP Deluxe Merger Sub^#(26)	Senior secured	SF +	3.50%	(h)	7.76%				05/2028	11,718	11,722	0.3	11,799
										110,720	110,080	2.7	110,770
Diversified Consumer Services
ABC Legal Holdings, LLC^	One stop	SF +	4.50%	(g)	8.65%				08/2032	26,792	26,660	0.7	26,524
ABC Legal Holdings, LLC^(5)	One stop				N/A(6)				08/2032	—	(26)	—	(52)
ABC Legal Holdings, LLC^(5)	One stop				N/A(6)				08/2032	—	(39)	—	(80)
Any Hour, LLC^	One stop	SF +	5.25%	(h)	9.25%				05/2030	30,284	29,932	0.7	29,072
Any Hour, LLC^(25)	One stop	N/A			13.00%	PIK			05/2031	5,515	5,440	0.1	5,239
Any Hour, LLC^	One stop	SF +	5.25%	(h)	9.30%				05/2030	2,777	2,723	0.1	2,592
Any Hour, LLC^	One stop	SF +	5.25%	(h)	9.25%				05/2030	858	806	—	500
Apex Service Partners, LLC*^	One stop	SF +	5.00%	(h)	9.20%				10/2030	17,890	17,508	0.4	17,890
Apex Service Partners, LLC^	One stop	SF +	5.00%	(h)	9.17%				10/2030	13,240	13,184	0.3	13,240
Apex Service Partners, LLC^	One stop	SF +	5.00%	(h)	9.20%				10/2030	4,258	4,172	0.1	4,258
Apex Service Partners, LLC^(5)	One stop				N/A(6)				10/2029	—	(37)	—	—
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Apex Service Partners, LLC^	One stop	SF +	5.00%	(h)	9.31%				10/2030	$7,666	$7,595	0.2%	$7,666
Apex Service Partners, LLC^	One stop	SF +	5.00%	(h)	9.21%				10/2030	12,842	12,737	0.3	12,842
Certus Pest, Inc.&	One stop	SF +	5.25%	(h)	9.40%				08/2027	3,304	3,290	0.1	3,304
Certus Pest, Inc.*	One stop	SF +	5.25%	(h)	9.40%				08/2027	3,091	3,078	0.1	3,091
Certus Pest, Inc.*	One stop	SF +	5.25%	(h)	9.40%				08/2027	2,597	2,586	0.1	2,597
Certus Pest, Inc.*	One stop	SF +	5.25%	(h)	9.40%				08/2027	2,359	2,349	0.1	2,359
Certus Pest, Inc.*	One stop	SF +	5.25%	(h)	9.40%				08/2027	1,427	1,421	—	1,427
Certus Pest, Inc.*	One stop	SF +	5.25%	(h)	9.40%				08/2027	1,133	1,129	—	1,133
Certus Pest, Inc.^	One stop	SF +	5.25%	(h)	9.40%				08/2027	448	446	—	448
Certus Pest, Inc.^(5)	One stop				N/A(6)				08/2027	—	(27)	—	—
Certus Pest, Inc.&	One stop	SF +	5.25%	(h)	9.40%				08/2027	2,653	2,644	0.1	2,653
Certus Pest, Inc.&	One stop	SF +	5.25%	(h)	9.40%				08/2027	1,654	1,648	—	1,654
Certus Pest, Inc.^	One stop	SF +	5.25%	(h)	9.40%				08/2027	792	790	—	792
Certus Pest, Inc.^	One stop	SF +	5.25%	(h)	9.40%				08/2027	792	790	—	792
CHVAC Services Investment, LLC&	One stop	SF +	4.50%	(h)	8.50%				05/2030	1,941	1,917	0.1	1,941
CHVAC Services Investment, LLC^	One stop	SF +	4.50%	(h)	8.50%				05/2030	505	500	—	505
CHVAC Services Investment, LLC^(5)	One stop				N/A(6)				05/2030	—	(1)	—	—
CHVAC Services Investment, LLC^	One stop	SF +	4.50%	(h)	8.50%				05/2030	252	92	—	252
Entomo Brands Acquisitions, Inc.^	Senior secured	SF +	5.50%	(h)	9.65%				07/2029	764	758	—	764
Entomo Brands Acquisitions, Inc.^	Senior secured	SF +	5.50%	(h)	9.65%				07/2029	222	219	—	222
Entomo Brands Acquisitions, Inc.^	Senior secured	SF +	5.50%	(h)	9.65%				07/2029	7	7	—	7
HS Spa Holdings, Inc.*^	One stop	SF +	5.25%	(h)	9.45%				06/2029	7,798	7,702	0.2	7,798
HS Spa Holdings, Inc.^	One stop	SF +	5.25%	(h)	9.56%				06/2029	897	893	—	897
Knowledge Universe Education LLC^(8)(26)	Senior secured	SF +	2.75%	(h)	6.75%				06/2030	5,955	5,975	0.2	5,958
Kodiak Buyer, LLC*	One stop	SF +	4.50%	(h)	8.50%				07/2032	4,971	4,947	0.1	4,946
Kodiak Buyer, LLC^(5)	One stop				N/A(6)				07/2032	—	(7)	—	(7)
Kodiak Buyer, LLC^(5)	One stop				N/A(6)				07/2032	—	(8)	—	(9)
Liminex, Inc.^	One stop	SF +	6.25%	(h)	10.71%				11/2026	10,599	10,546	0.3	10,599
Litera Bidco, LLC^	One stop	SF +	5.00%	(g)	9.16%				05/2028	28,297	28,205	0.7	28,297
Litera Bidco, LLC^	One stop	SF +	5.00%	(g)	9.16%				05/2028	11,298	11,278	0.3	11,298
Litera Bidco, LLC^	One stop	SF +	5.00%	(g)	9.25%				05/2028	287	280	—	287
Litera Bidco, LLC^	One stop				N/A(6)				05/2028	—	—	—	—
McAfee, LLC^(8)(26)	Senior secured	SF +	3.00%	(g)	7.22%				03/2029	4,963	4,972	0.1	4,755
Project Alpha Intermediate Holdings, Inc.^#(26)	Senior secured	SF +	3.25%	(h)	7.25%				10/2030	16,096	16,147	0.4	16,159
Provenance Buyer LLC*	One stop	SF +	5.50%	(h)	9.60%				06/2027	7,407	7,408	0.2	7,259
Provenance Buyer LLC*	One stop	SF +	5.50%	(h)	9.60%				06/2027	3,797	3,797	0.1	3,721
RW AM Holdco LLC^	One stop	SF +	5.25%	(h)	9.35%				04/2028	10,097	9,882	0.2	7,774
Salisbury House, LLC^	One stop	SF +	5.00%	(h)	9.16%				08/2032	1,313	1,275	—	1,236
Salisbury House, LLC^(5)	One stop				N/A(6)				08/2032	—	(57)	—	(116)
Salisbury House, LLC^	One stop	SF +	5.00%	(g)	9.16%				08/2032	57,613	57,330	1.4	57,037
Severin Acquisition, LLC^(25)	One stop	SF +	5.00%	(g)	6.91%	cash/	2.25%	PIK	10/2031	34,150	33,864	0.8	33,809
Severin Acquisition, LLC^(5)	One stop				N/A(6)				10/2031	—	(36)	—	(42)
Severin Acquisition, LLC^(25)	One stop	SF +	5.00%	(g)	6.91%	cash/	2.25%	PIK	10/2031	1,194	1,164	—	1,123
Stellar Brands, LLC&	Senior secured	SF +	4.50%	(h)	8.50%				02/2031	9,101	9,040	0.2	9,101
Stellar Brands, LLC^(5)	Senior secured				N/A(6)				02/2031	—	(6)	—	—
Virginia Green Acquisition, LLC*&^	One stop	SF +	5.25%	(i)	9.41%				12/2030	19,739	19,592	0.5	19,739
Virginia Green Acquisition, LLC^(5)	One stop				N/A(6)				12/2030	—	(9)	—	—
Virginia Green Acquisition, LLC^(5)	One stop				N/A(6)				12/2029	—	(17)	—	—
										381,635	378,448	9.2	375,251
Diversified Financial Services
Apex Group Treasury, LLC^(8)(10)(26)	Senior secured	SF +	3.50%	(h)	7.75%				02/2032	10,919	10,944	0.3	10,701
Baker Tilly Advisory Group, LP^	One stop	SF +	4.75%	(g)	8.91%				06/2031	19,385	19,169	0.5	19,434
Baker Tilly Advisory Group, LP^(5)	One stop				N/A(6)				06/2030	—	(50)	—	—
Baker Tilly Advisory Group, LP^	One stop	SF +	4.50%	(g)	8.66%				06/2031	13,369	13,306	0.3	13,369
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Baker Tilly Advisory Group, LP^(5)	One stop				N/A(6)				06/2031	$—	$(22)	—%	$—
BCPE Pequod Buyer^#(26)	Senior secured	SF +	3.00%	(g)	7.16%				11/2031	13,596	13,574	0.3	13,636
Ceres Groupe SAS & Ceres PikCo^(8)(9)(17)	One stop	E +	4.50%	(d)	6.58%				07/2031	14,246	13,023	0.4	14,246
Ceres Groupe SAS & Ceres PikCo^(8)(9)(17)(25)	Subordinated debt	E +	7.50%	(d)	9.58%	PIK			07/2032	4,333	3,969	0.1	4,333
Ceres Groupe SAS & Ceres PikCo^(8)(9)(17)	One stop	E +	4.50%	(d)	6.76%				07/2031	2,018	1,808	0.1	2,018
Ceres Groupe SAS & Ceres PikCo^(8)(9)(17)	One stop				N/A(6)				07/2031	—	—	—	—
Corelogic, Inc.^#(8)(26)	Senior secured	SF +	3.50%	(g)	7.77%				06/2028	16,894	16,831	0.4	16,925
Corsair Blade IV S.A R.L.^(8)(13)(25)	One stop	SF +	5.75%	(h)	9.75%	cash/	0.25%	PIK	12/2030	4,417	4,417	0.1	4,417
Corsair Blade IV S.A R.L.^(8)(9)(13)(25)	One stop	SN +	5.75%	(f)	9.47%	cash/	0.25%	PIK	12/2030	1,422	1,088	—	1,422
Deerfield Dakota Holding, LLC^(5)	One stop				N/A(6)				09/2032	—	(81)	—	(82)
Deerfield Dakota Holding, LLC^(25)	One stop	SF +	5.75%	(h)	7.06%	cash/	2.75%	PIK	09/2032	87,338	86,471	2.1	86,465
Equity Methods, LLC&^	One stop	SF +	4.75%	(h)	8.75%				04/2032	48,893	48,663	1.2	48,893
Equity Methods, LLC^(5)	One stop				N/A(6)				04/2032	—	(42)	—	—
Equity Methods, LLC^(5)	One stop				N/A(6)				04/2032	—	(52)	—	—
Evertec, Inc.^(8)(26)	Senior secured	SF +	2.25%	(g)	6.41%				10/2030	12,450	12,399	0.3	12,497
Finastra USA, Inc.^(8)(10)	One stop	SF +	7.25%	(h)	11.29%				09/2029	5,745	5,670	0.1	5,745
Finastra#(8)(10)(26)	Senior secured	SF +	4.00%	(h)	8.04%				08/2032	8,750	8,663	0.2	8,723
First Eagle Investment Management#(26)	Senior secured	SF +	3.50%	(h)	7.71%				08/2032	13,957	13,770	0.3	13,840
First Eagle Investment Management#(5)(26)	Senior secured				N/A(6)				08/2032	—	(22)	—	(20)
Focus Financial Partners, LLC^#(26)	Senior secured	SF +	2.75%	(g)	6.91%				09/2031	24,778	24,706	0.6	24,812
GTCR Everest Borrower, LLC^#(26)	Senior secured	SF +	2.75%	(h)	6.75%				09/2031	17,664	17,673	0.4	17,684
Higginbotham Insurance Agency, Inc.*^	One stop	SF +	4.50%	(g)	8.67%				11/2028	3,399	3,412	0.1	3,399
Higginbotham Insurance Agency, Inc.^	One stop	SF +	4.75%	(g)	8.91%				11/2028	3,455	3,434	0.1	3,455
Howden Group Holdings Limited ^#(8)(10)(26)	Senior secured	SF +	3.50%	(g)	7.66%				04/2030	5,828	5,797	0.1	5,830
Howden Group Holdings Limited ^#(8)(10)(26)	Senior secured	SF +	2.75%	(g)	6.91%				02/2031	20,852	20,827	0.5	20,877
Mariner Wealth Advisors, LLC^(26)	Senior secured	SF +	2.50%	(h)	6.50%				12/2030	12,697	12,650	0.3	12,748
Medlar Bidco Limited^(8)(9)(19)	One stop	SN +	5.00%	(f)	8.97%				05/2032	35,205	34,573	0.9	35,205
Medlar Bidco Limited^(5)(8)(9)(19)	One stop				N/A(6)				05/2032	—	(75)	—	—
Medlar Bidco Limited^(8)(9)(19)	One stop	E +	5.00%	(c)	6.97%				05/2032	43,801	41,924	1.1	43,801
Orion Advisor Solutions^#(26)	Senior secured	SF +	3.25%	(h)	7.57%				09/2030	24,039	24,066	0.6	24,139
OSTTRA Group, Ltd.#(8)(10)(26)	Senior secured	SF +	3.50%	(h)	7.66%				06/2032	11,600	11,623	0.3	11,673
Wealth Enhancement Group, LLC*	One stop	SF +	4.50%	(h)	8.79%				10/2028	3,781	3,777	0.1	3,781
Wealth Enhancement Group, LLC*	One stop	SF +	4.50%	(h)	8.79%				10/2028	2,726	2,723	0.1	2,726
Wealth Enhancement Group, LLC^(5)	One stop				N/A(6)				10/2028	—	(3)	—	—
Wealth Enhancement Group, LLC^	One stop	SF +	4.50%	(g)(h)	8.78%				10/2028	2,704	2,669	0.1	2,704
Wealth Enhancement Group, LLC^(5)	One stop				N/A(6)				10/2028	—	(21)	—	—
Zebra Buyer LLC^#(26)	Senior secured	SF +	2.75%	(h)	6.81%				11/2030	23,603	23,661	0.6	23,672
										513,864	506,912	12.6	513,068
Electric Utilities
Smart Energy Systems, Inc.^(25)	One stop	SF +	7.50%	(h)	8.04%	cash/	3.75%	PIK	01/2030	5,838	5,769	0.2	5,721
Smart Energy Systems, Inc.^(25)	One stop	SF +	7.50%	(h)(i)	7.88%	cash/	3.75%	PIK	01/2030	643	635	—	630
										6,481	6,404	0.2	6,351
Electrical Equipment
Power Grid Holdings, Inc.^	One stop	SF +	4.75%	(h)	8.75%				12/2030	656	647	—	656
Power Grid Holdings, Inc.^	One stop	SF +	4.75%	(g)(h)	9.67%				12/2030	15	13	—	15
Wildcat TopCo, Inc.^	One stop	SF +	4.75%	(g)	8.91%				11/2031	24,718	24,501	0.6	24,718
Wildcat TopCo, Inc.^	One stop	P +	3.75%	(a)	11.00%				11/2031	119	80	—	119
Wildcat TopCo, Inc.^(5)	One stop				N/A(6)				11/2031	—	(19)	—	—
										25,508	25,222	0.6	25,508
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)	Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Food & Staples Retailing
Eagle Parent Corp.^#(26)	Senior secured	SF +	4.25%	(h)	8.25%	04/2029	$10,765	$10,692	0.3%	$10,772
Inspire International, Inc.^(8)(26)	Senior secured	SF +	2.50%	(g)	6.66%	12/2027	2,970	2,974	0.1	2,974
							13,735	13,666	0.4	13,746
Food Products
Aspire Bakeries Holdings, LLC^#	Senior secured	SF +	3.50%	(g)	7.66%	12/2030	7,247	7,251	0.2	7,299
Blast Bidco Inc.&	One stop	SF +	6.00%	(h)	10.00%	10/2030	15,054	14,891	0.4	15,054
Blast Bidco Inc.^(5)	One stop				N/A(6)	10/2029	—	(18)	—	—
Eagle Family Foods Group, LLC^	One stop	SF +	5.00%	(h)(i)	9.32%	08/2030	10,577	10,491	0.2	10,577
Eagle Family Foods Group, LLC^(5)	One stop				N/A(6)	08/2030	—	(10)	—	—
Louisiana Fish Fry Products, Ltd.&	One stop	SF +	6.25%	(h)	10.40%	07/2027	8,713	8,476	0.2	8,713
Merlin Buyer, Inc.#	Senior secured	SF +	4.00%		8.00%	12/2028	2,500	2,494	0.1	2,513
MIC GLEN LLC^#(26)	Senior secured	SF +	3.25%	(g)	7.41%	07/2028	24,952	25,004	0.6	25,124
Sphynx UK Bidco, Ltd.^(8)(9)(10)	One stop	A +	4.75%	(e)	8.35%	08/2032	8,652	8,478	0.2	8,598
Sphynx UK Bidco, Ltd.^(8)(9)(10)	One stop	E +	4.75%	(c)	6.82%	08/2032	8,501	8,380	0.2	8,448
Sphynx UK Bidco, Ltd.^(8)(9)(10)	One stop	SN +	4.75%	(f)	8.72%	08/2032	39,298	38,905	1.0	39,052
Zullas, L.C.^	One stop	SF +	4.75%	(g)	8.91%	06/2031	163	159	—	163
Zullas, L.C.&	One stop	SF +	4.75%	(g)	8.91%	06/2031	2,985	2,970	0.1	2,985
Zullas, L.C.^(5)	One stop				N/A(6)	06/2031	—	(14)	—	—
							128,642	127,457	3.2	128,526
Healthcare Equipment & Supplies
Blue River Pet Care, LLC*	One stop	SF +	5.75%	(g)	10.01%	08/2029	11,425	11,356	0.3	11,425
Blue River Pet Care, LLC^	One stop	SF +	5.75%	(g)	10.01%	08/2029	7,713	7,661	0.2	7,713
Blue River Pet Care, LLC*	One stop	SF +	5.75%	(g)	10.01%	08/2029	3,686	3,664	0.1	3,686
Blue River Pet Care, LLC&	One stop	SF +	5.75%	(g)	10.01%	08/2029	5,454	5,416	0.1	5,454
Blue River Pet Care, LLC^	One stop	SF +	5.75%	(g)	10.01%	08/2029	5,541	5,504	0.1	5,541
Blue River Pet Care, LLC^	One stop	SF +	5.75%	(g)	10.01%	08/2029	4,775	4,743	0.1	4,775
Blue River Pet Care, LLC&	One stop	SF +	5.75%	(g)	10.01%	08/2029	4,212	4,183	0.1	4,212
Blue River Pet Care, LLC&	One stop	SF +	5.75%	(g)	10.01%	08/2029	12,530	12,489	0.3	12,530
Blue River Pet Care, LLC^(5)	One stop				N/A(6)	08/2029	—	(104)	—	—
Blue River Pet Care, LLC^	One stop	SF +	5.75%	(g)	10.01%	08/2029	1,384	1,380	—	1,384
Blue River Pet Care, LLC^	One stop	SF +	5.75%	(g)	10.01%	08/2029	3,752	3,740	0.1	3,752
Blue River Pet Care, LLC^	One stop	SF +	5.75%	(h)	9.97%	08/2029	1,414	1,409	—	1,414
CCSL Holdings, LLC*&	One stop	SF +	5.75%	(g)	9.91%	12/2028	11,604	11,473	0.3	11,604
CCSL Holdings, LLC^(9)	One stop	E +	5.75%	(b)	7.66%	12/2028	28,262	26,076	0.7	28,262
CCSL Holdings, LLC^(9)	One stop	E +	5.75%	(b)	7.66%	12/2028	5,536	4,921	0.1	5,536
CCSL Holdings, LLC^	One stop	SF +	5.75%	(g)	9.91%	12/2028	6,822	6,792	0.2	6,822
CCSL Holdings, LLC&	One stop	SF +	5.75%	(g)	9.91%	12/2028	5,429	5,405	0.1	5,429
Centegix Intermediate II, LLC^	One stop	SF +	5.50%	(h)	9.69%	08/2032	49,501	49,257	1.2	49,253
Centegix Intermediate II, LLC^(5)	One stop				N/A(6)	08/2032	—	(43)	—	(44)
Centegix Intermediate II, LLC^(5)	One stop				N/A(6)	08/2032	—	(72)	—	(73)
CMI Parent Inc.*&	One stop	SF +	5.00%	(g)	9.16%	12/2026	18,218	18,171	0.5	18,218
CMI Parent Inc.*	One stop	SF +	5.00%	(g)	9.16%	12/2026	6,686	6,682	0.2	6,686
Confluent Medical Technologies, Inc.^	Senior secured	SF +	3.00%	(h)	7.00%	02/2029	6,397	6,388	0.2	6,437
HuFriedy Group Acquisition, LLC^	One stop	SF +	5.50%	(h)	9.70%	06/2031	40,448	40,121	1.0	40,448
HuFriedy Group Acquisition, LLC^(5)	One stop				N/A(6)	05/2030	—	(35)	—	—
HuFriedy Group Acquisition, LLC^	One stop	SF +	5.50%	(h)	9.51%	06/2031	7,825	7,697	0.2	7,825
Isto Group, Inc.^(5)	One stop				N/A(6)	09/2032	—	(1)	—	(1)
Isto Group, Inc.^	One stop	SF +	4.75%	(h)	8.77%	09/2032	5,177	5,151	0.1	5,151
Isto Group, Inc.^(5)	One stop				N/A(6)	09/2032	—	(17)	—	(17)
NSM Top Holdings Corp.^#	Senior secured	SF +	4.75%	(h)	8.85%	05/2029	3,383	3,376	0.1	3,422
Precision Medicine Group, LLC#(26)	Senior secured	SF +	3.50%	(g)	7.66%	08/2032	18,455	18,375	0.5	18,405
Resonetics, LLC^#(26)	Senior secured	SF +	2.75%	(h)	7.06%	06/2031	23,060	23,087	0.6	23,065
RTI Surgical, Inc.^(5)	One stop				N/A(6)	09/2032	—	(58)	—	(58)
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)		Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
RTI Surgical, Inc.^	One stop	SF +	4.75%	(h)	8.75%		09/2032	$58,376	$58,084	1.4%	$58,084
TIDI Legacy Products, Inc.^	One stop	SF +	4.50%	(g)	8.66%		12/2029	1,633	1,633	—	1,633
TIDI Legacy Products, Inc.^	One stop				N/A(6)		12/2029	—	—	—	—
TIDI Legacy Products, Inc.^	One stop				N/A(6)		12/2029	—	—	—	—
YI, LLC*	One stop	SF +	5.75%	(g)	9.90%		12/2029	6,097	6,012	0.2	6,036
YI, LLC^(5)	One stop				N/A(6)		12/2029	—	(16)	—	(12)
								364,795	359,900	9.0	363,997
Healthcare Providers & Services
Agiliti Health, Inc.^(26)	Senior secured	SF +	3.00%	(h)(i)	7.24%		05/2030	9,869	9,789	0.2	9,487
AHP Health Partners, Inc. ^(8)(26)	Senior secured	SF +	2.25%	(g)	6.41%		09/2032	2,842	2,840	0.1	2,851
AVG Intermediate Holdings & AVG Subsidiary Holdings LLC*^	One stop	SF +	6.00%	(h)	10.30%		03/2027	11,578	11,554	0.3	11,578
Bamboo US Bidco LLC*	One stop	SF +	5.25%	(h)	9.56%		09/2030	8,006	7,844	0.2	8,006
Bamboo US Bidco LLC^(9)	One stop	E +	5.25%	(c)	7.28%		09/2030	5,846	5,147	0.2	5,846
Bamboo US Bidco LLC^	One stop	SF +	5.25%	(h)	9.56%		09/2030	1,225	1,221	—	1,225
Bamboo US Bidco LLC^	One stop	SF +	5.25%	(g)(h)	9.48%		09/2030	1,202	1,196	—	1,202
Bamboo US Bidco LLC^	One stop				N/A(6)		09/2030	—	—	—	—
Bamboo US Bidco LLC^(5)	One stop				N/A(6)		10/2029	—	(35)	—	—
Bayou Intermediate II, LLC^(5)	One stop				N/A(6)		09/2032	—	(24)	—	(48)
Bayou Intermediate II, LLC^	One stop	SF +	4.75%	(h)	8.76%		09/2032	32,709	32,545	0.8	32,382
Bayou Intermediate II, LLC^(5)	One stop				N/A(6)		09/2032	—	(45)	—	(89)
Benefit Plan Administrators of Eau Claire, LLC*&^	One stop	SF +	5.00%	(h)	9.29%		11/2030	58,776	58,446	1.5	58,776
Benefit Plan Administrators of Eau Claire, LLC^	One stop	SF +	5.00%	(h)	9.29%		11/2030	13,143	13,073	0.3	13,143
Benefit Plan Administrators of Eau Claire, LLC^(5)	One stop				N/A(6)		11/2030	—	(12)	—	—
Benefit Plan Administrators of Eau Claire, LLC^(5)	One stop				N/A(6)		11/2030	—	(39)	—	—
BHG Holdings, LLC&^	One stop	SF +	5.25%	(g)	9.41%		04/2032	103,236	102,391	2.5	103,236
BHG Holdings, LLC^(5)	One stop				N/A(6)		04/2032	—	(107)	—	—
BHG Holdings, LLC^(5)	One stop				N/A(6)		04/2032	—	(242)	—	—
Cotiviti^(26)	Senior secured	SF +	2.75%	(g)	7.03%		05/2031	12,325	12,336	0.3	12,130
Cotiviti#(26)	Senior secured	SF +	2.75%	(g)(h)	7.03%		03/2032	7,980	7,946	0.2	7,850
Datix Bidco Limited and RL Datix Holdings, Inc.^(8)(10)	One stop	SF +	5.00%	(i)	9.29%		04/2031	23,296	22,925	0.6	23,296
Datix Bidco Limited and RL Datix Holdings, Inc.^(8)(9)(10)	One stop	SN +	5.00%	(f)	8.97%		04/2031	14,506	13,337	0.4	14,506
Datix Bidco Limited and RL Datix Holdings, Inc.^(5)(8)(10)	One stop				N/A(6)		04/2031	—	(42)	—	—
Datix Bidco Limited and RL Datix Holdings, Inc.^(5)(8)(10)	One stop				N/A(6)		10/2030	—	(64)	—	—
Electron BidCo, Inc. ^#(26)	Senior secured	SF +	2.75%	(g)	6.91%		11/2028	11,521	11,484	0.3	11,555
Hanger, Inc.^#(26)	Senior secured	SF +	3.50%	(g)	7.66%		10/2031	14,100	14,119	0.4	14,147
Hanger, Inc.^#(26)	Senior secured	SF +	3.50%	(g)	7.66%		10/2031	272	275	—	279
HP TLE Buyer, Inc.&	One stop	SF +	4.75%	(h)	8.75%		07/2032	16,393	16,314	0.4	16,311
HP TLE Buyer, Inc.^(5)	One stop				N/A(6)		07/2032	—	(17)	—	(18)
LOV Acquisition LLC*&^	Senior secured	SF +	4.25%	(g)	8.41%		11/2031	26,953	26,834	0.7	26,953
LOV Acquisition LLC^(5)	Senior secured				N/A(6)		11/2031	—	(12)	—	—
Mamba Purchaser, Inc.^#(26)	Senior secured	SF +	2.75%	(g)	6.89%		10/2031	24,600	24,513	0.6	24,701
New Look Corporation and New Look Vision Group Inc. ^(8)(9)(11)(25)	One stop	CA +	5.50%	(j)	7.96%	PIK	05/2028	10,829	11,077	0.3	10,829
Pathway Vet Alliance, LLC#(26)	Senior secured	SF +	5.00%	(h)	9.31%		06/2028	5,000	5,049	0.1	5,060
Pharmerica^(26)	Senior secured	SF +	2.50%	(g)	6.66%		02/2031	12,310	12,243	0.3	12,332
Pinnacle Treatment Centers, Inc.*&	One stop	SF +	5.75%	(h)	9.95%		01/2027	19,465	19,441	0.5	19,271
Pinnacle Treatment Centers, Inc.^	One stop	SF +	5.75%	(h)	9.95%		01/2027	17,155	17,126	0.4	16,983
Pinnacle Treatment Centers, Inc.&	One stop	SF +	5.75%	(h)	9.95%		01/2027	8,386	8,344	0.2	8,303
Pinnacle Treatment Centers, Inc.&	One stop	SF +	5.75%	(h)	9.95%		01/2027	1,748	1,745	—	1,731
Pinnacle Treatment Centers, Inc.^	One stop	P +	4.50%	(a)	11.75%		01/2027	1,643	1,632	—	1,579
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Pinnacle Treatment Centers, Inc.&	One stop	SF +	5.75%	(h)	9.95%				01/2027	$1,084	$1,082	—%	$1,074
Pinnacle Treatment Centers, Inc.^	One stop	SF +	5.75%	(h)	9.95%				01/2027	820	819	—	812
PPV Intermediate Holdings, LLC*	One stop	SF +	5.75%	(h)	9.95%				08/2029	4,938	4,875	0.1	4,938
PPV Intermediate Holdings, LLC^	One stop	SF +	5.25%	(h)	9.45%				08/2029	4,472	4,409	0.1	4,472
Premise Health Holding Corp.^	One stop	SF +	5.25%	(h)	9.25%				03/2031	29,313	28,973	0.7	29,313
Premise Health Holding Corp.^(5)	One stop				N/A(6)				03/2030	—	(38)	—	—
Southern Veterinary Partners, LLC^#(26)	Senior secured	SF +	2.50%	(h)	6.82%				12/2031	18,467	18,502	0.5	18,454
										536,008	530,769	13.2	534,456
Healthcare Technology
Amberfield Acquisition Co.*	One stop	SF +	5.50%	(h)	9.50%				05/2030	2,180	2,163	0.1	2,180
Amberfield Acquisition Co.^	One stop	SF +	5.50%	(h)	9.50%				05/2030	54	51	—	54
Amberfield Acquisition Co.^	One stop	SF +	5.50%	(h)	9.50%				05/2030	69	69	—	69
Athenahealth, Inc.^(8)(26)	Senior secured	SF +	2.75%	(g)	6.91%				02/2029	12,733	12,658	0.3	12,723
ESO Solution, Inc.^	One stop	SF +	6.75%	(h)	10.95%				05/2027	5,250	5,225	0.1	5,250
FINThrive Software Intermediate Holdings, Inc.#(26)	Senior secured	SF +	5.25%	(h)	9.25%				12/2028	1,995	1,985	0.1	1,989
GHX Ultimate Parent Corporation^	One stop	SF +	4.75%	(h)	8.75%				12/2031	75,662	74,988	1.9	75,662
GHX Ultimate Parent Corporation^(5)	One stop				N/A(6)				12/2031	—	(63)	—	—
Healthmark Holdings, L.P.^(5)	One stop				N/A(6)				07/2032	—	(14)	—	(29)
Healthmark Holdings, L.P.^(5)	One stop				N/A(6)				07/2032	—	(23)	—	(24)
Healthmark Holdings, L.P.^	One stop	SF +	4.50%	(h)	8.70%				07/2032	23,153	23,040	0.6	22,921
Imprivata, Inc.^#(26)	Senior secured	SF +	3.00%	(h)	7.00%				12/2027	25,607	25,616	0.6	25,744
Kona Buyer, LLC^	One stop	SF +	4.50%	(h)	8.82%				07/2031	13,091	12,982	0.3	13,091
Kona Buyer, LLC^	One stop	SF +	4.50%	(h)	8.82%				07/2031	768	768	—	768
Kona Buyer, LLC^(5)	One stop				N/A(6)				07/2031	—	(13)	—	—
Kona Buyer, LLC^	One stop	SF +	4.50%	(h)	8.82%				07/2031	216	215	—	216
Kona Buyer, LLC^	One stop				N/A(6)				07/2031	—	—	—	—
Kona Buyer, LLC^	One stop				N/A(6)				07/2031	—	—	—	—
Kona Buyer, LLC^	One stop				N/A(6)				07/2031	—	—	—	—
Kona Buyer, LLC^	One stop				N/A(6)				07/2031	—	—	—	—
Lacker Bidco Limited^(8)(9)(10)	One stop	SN +	5.75%	(f)	9.72%				02/2031	13,035	12,092	0.3	12,905
Lacker Bidco Limited^(8)(9)(10)	One stop	SN +	5.75%	(f)	9.72%				02/2031	10,825	10,437	0.3	10,652
Lacker Bidco Limited^(5)(8)(9)(10)	One stop				N/A(6)				08/2030	—	(34)	—	(29)
Mediware Information Systems, Inc.^#(26)	Senior secured	SF +	2.75%	(g)	7.02%				03/2028	25,128	25,109	0.6	25,171
Milano Acquisition Corp.#(26)	Senior secured	SF +	4.00%	(h)	8.10%				10/2027	4,898	4,848	0.1	4,830
Modernizing Medicine, Inc.^(25)	One stop	SF +	4.75%	(h)	6.50%	cash/	2.25%	PIK	04/2032	127,295	126,112	3.1	127,295
Modernizing Medicine, Inc.^(5)	One stop				N/A(6)				04/2032	—	(110)	—	—
Neptune Holdings, Inc.&	One stop	SF +	4.50%	(h)	8.50%				09/2030	5,547	5,464	0.1	5,547
Neptune Holdings, Inc.^	One stop				N/A(6)				08/2029	—	—	—	—
Netsmart Technologies, Inc.&^(25)	One stop	SF +	4.95%	(g)	6.66%	cash/	2.45%	PIK	08/2031	58,423	57,945	1.4	58,423
Netsmart Technologies, Inc.^(5)	One stop				N/A(6)				08/2031	—	(65)	—	—
Netsmart Technologies, Inc.^(5)	One stop				N/A(6)				08/2031	—	(32)	—	—
PointClickCare Technologies, Inc.^(8)(11)(26)	Senior secured	SF +	2.75%	(h)	6.75%				11/2031	19,915	19,915	0.5	19,961
Stratose Intermediate Holdings II, LLC^#(26)	Senior secured	SF +	3.25%	(g)	7.41%				11/2031	10,948	10,947	0.3	10,961
Stratose Intermediate Holdings II, LLC^(26)	Senior secured	SF +	2.75%	(g)	6.91%				09/2029	1,988	1,993	—	1,986
Symplr Software, Inc.#(26)	Senior secured	SF +	4.50%		8.81%				12/2027	2,712	2,478	0.1	2,444
Tebra Technologies, Inc.^(25)	One stop	SF +	8.00%	(h)	8.85%	cash/	3.50%	PIK	11/2025	11,171	11,137	0.3	11,283
										452,663	447,883	11.1	452,043
Hotels, Restaurants & Leisure
BJH Holdings III Corp.*	One stop	SF +	5.00%	(h)	9.00%				08/2027	9,748	9,716	0.2	9,748
BJH Holdings III Corp.&	One stop	SF +	5.00%	(h)	9.00%				08/2027	5,301	5,249	0.1	5,301
Crumbl Enterprises, LLC&^	One stop	SF +	4.50%	(h)	8.50%				05/2032	115,489	114,946	2.8	115,489
Crumbl Enterprises, LLC^	One stop	SF +	4.50%	(h)	8.50%				05/2032	1,505	1,462	—	1,505
Fertitta Entertainment, LLC^#(26)	Senior secured	SF +	3.25%	(g)	7.41%				01/2029	20,788	20,680	0.5	20,782
GFP Atlantic Holdco 2, LLC*	One stop	SF +	6.00%	(h)	10.21%				11/2029	2,594	2,566	0.1	2,594
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
GFP Atlantic Holdco 2, LLC^	One stop	SF +	6.00%	(h)	10.30%				11/2029	$1,940	$1,890	—%	$1,940
Health Buyer, LLC*	Senior secured	SF +	5.25%	(h)	9.25%				04/2029	4,888	4,827	0.1	4,888
Health Buyer, LLC^	Senior secured	SF +	5.50%	(h)	9.50%				04/2029	397	393	—	397
Olo Parent, Inc.^(5)	One stop				N/A(6)				09/2032	—	(21)	—	(21)
Olo Parent, Inc.^	One stop	SF +	4.50%	(h)	8.56%				09/2032	87,771	87,553	2.2	87,552
Patriot Acquireco, LLC^	One stop	SF +	4.50%	(h)	8.66%				09/2032	1,206	1,164	—	1,164
Patriot Acquireco, LLC^	One stop	SF +	4.50%	(h)	8.66%				09/2032	84,418	84,001	2.1	83,996
PB Group Holdings, LLC&^(25)	One stop	SF +	5.50%	(g)	6.91%	cash/	2.75%	PIK	08/2030	33,268	33,136	0.8	33,268
PB Group Holdings, LLC^	One stop	SF +	5.00%	(g)	9.16%				08/2030	454	438	—	454
QSR Acquisition Co.&	One stop	SF +	4.25%	(h)	8.25%				06/2032	15,254	15,199	0.4	15,254
QSR Acquisition Co.^(5)	One stop				N/A(6)				06/2032	—	(5)	—	—
QSR Acquisition Co.^(5)	One stop				N/A(6)				06/2032	—	(12)	—	—
Rooster BidCo Limited^(8)(9)(10)	One stop	SN +	5.00%	(f)	8.97%				03/2032	44,685	42,633	1.1	44,685
Rooster BidCo Limited^(8)(9)(10)	One stop	SN +	5.00%	(f)	8.97%				03/2032	1,064	1,055	—	1,064
Rooster BidCo Limited^(5)(8)(9)(10)	One stop				N/A(6)				03/2032	—	(212)	—	—
Saguaro Buyer, LLC&	One stop	SF +	4.50%	(g)(h)	8.66%				07/2032	2,718	2,705	0.1	2,718
Saguaro Buyer, LLC^	One stop	SF +	4.50%	(g)	8.66%				07/2032	42	39	—	42
Saguaro Buyer, LLC^	One stop				N/A(6)				07/2032	—	—	—	—
Saguaro Buyer, LLC^	One stop	SF +	4.50%	(g)	8.66%				07/2032	73	63	—	73
Scientific Games Holdings LP^#(26)	Senior secured	SF +	3.00%	(h)	7.29%				04/2029	14,967	14,933	0.4	14,861
SDC Holdco, LLC*&^	One stop	SF +	4.38%	(g)(h)	8.54%				07/2032	52,635	52,379	1.3	52,372
SDC Holdco, LLC^(5)	One stop				N/A(6)				07/2032	—	(30)	—	(31)
SSRG Holdings, LLC*^	One stop	SF +	4.75%	(h)	8.75%				11/2029	22,621	22,472	0.6	22,507
SSRG Holdings, LLC&	One stop	SF +	4.75%	(h)	8.75%				11/2029	10,111	10,029	0.3	10,061
SSRG Holdings, LLC^	One stop	SF +	4.75%	(h)	8.75%				11/2029	700	688	—	689
SSRG Holdings, LLC^(5)	One stop				N/A(6)				11/2029	—	(14)	—	(14)
SSRG Holdings, LLC^	One stop	SF +	4.75%	(h)	8.75%				11/2029	5,961	5,932	0.2	5,931
Tacala LLC^#(26)	Senior secured	SF +	3.50%	(g)	7.82%				01/2031	24,465	24,508	0.6	24,603
Super REGO, LLC^(25)	Subordinated debt	N/A			15.00%	PIK			03/2030	37	37	—	37
YE Brands Holding, LLC*	One stop	SF +	4.75%	(h)	8.75%				10/2027	6,268	6,231	0.2	6,268
YE Brands Holding, LLC^	One stop	SF +	4.75%	(h)	8.75%				10/2027	892	885	—	892
YE Brands Holding, LLC^	One stop	SF +	4.75%	(h)	8.75%				10/2027	12	12	—	12
										572,272	567,527	14.1	571,081
Household Durables
Groundworks, LLC^#(26)	Senior secured	SF +	3.00%	(g)	7.16%				03/2031	12,591	12,618	0.3	12,612
Groundworks, LLC^#(26)	Senior secured	SF +	3.00%	(g)	7.16%				03/2031	370	376	—	374
										12,961	12,994	0.3	12,986
Household Products
WU Holdco, Inc.^	One stop	SF +	4.75%	(h)	8.75%				04/2032	21,573	21,473	0.5	21,573
WU Holdco, Inc.^(5)	One stop				N/A(6)				04/2032	—	(8)	—	—
WU Holdco, Inc.^(5)	One stop				N/A(6)				04/2032	—	(12)	—	—
										21,573	21,453	0.5	21,573
Industrial Conglomerates
Arch Global CCT Holdings Corp.*	Senior secured	SF +	4.75%	(g)	8.91%				04/2026	6,655	6,631	0.2	6,588
Arch Global CCT Holdings Corp.*	Senior secured	SF +	4.75%	(g)	8.91%				04/2026	4,326	4,310	0.1	4,283
CPM Holdings, Inc.^#(26)	Senior secured	SF +	4.50%	(g)	8.78%				09/2028	6,985	6,943	0.2	6,978
EAB Global, Inc. #(26)	Senior secured	SF +	3.00%	(g)	7.16%				08/2030	13,496	13,490	0.3	13,184
Essential Services Holdings Corporation^	One stop	SF +	5.00%	(h)	9.32%				06/2031	40,923	40,589	1.0	40,514
Essential Services Holdings Corporation^	One stop	SF +	5.00%	(h)	9.19%				06/2030	1,003	964	—	965
Essential Services Holdings Corporation^(5)	One stop				N/A(6)				06/2031	—	(33)	—	(80)
Excelitas Technologies Corp.^(9)	One stop	E +	5.25%	(b)	7.16%				08/2029	16,020	14,807	0.4	16,020
Excelitas Technologies Corp.^(5)	One stop				N/A(6)				08/2029	—	(14)	—	—
Madison IAQ LLC^(8)(26)	Senior secured	SF +	2.50%	(i)	6.70%				06/2028	4,880	4,880	0.1	4,890
										94,288	92,567	2.3	93,342
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)	Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Insurance
Acrisure, LLC^#(26)	Senior secured	SF +	3.00%	(g)	7.16%	11/2030	$25,770	$25,698	0.6%	$25,758
Acrisure, LLC#(26)	Senior secured	SF +	3.25%	(g)	7.41%	06/2032	4,988	4,994	0.1	4,992
Alera Group, Inc.#(26)	Senior secured	SF +	3.25%	(g)	7.41%	05/2032	15,000	15,073	0.4	15,073
AMBA Buyer, Inc.*	One stop	SF +	5.25%	(h)	9.35%	07/2027	7,680	7,646	0.2	7,680
AMBA Buyer, Inc.*	One stop	SF +	5.25%	(h)	9.35%	07/2027	3,488	3,472	0.1	3,488
AMBA Buyer, Inc.*	One stop	SF +	5.25%	(h)	9.35%	07/2027	3,079	3,065	0.1	3,079
Bellwether Buyer, LLC^	One stop	SF +	4.50%	(g)	8.66%	04/2032	2,488	2,441	0.1	2,488
Bellwether Buyer, LLC&^	One stop	SF +	4.50%	(g)	8.64%	04/2032	47,769	47,545	1.2	47,769
Bellwether Buyer, LLC^(5)	One stop				N/A(6)	04/2032	—	(58)	—	—
Ben Nevis Midco Limited^(8)(10)	One stop	SF +	5.50%	(h)	9.81%	03/2028	7,826	7,730	0.2	7,826
Ben Nevis Midco Limited^(8)(10)	One stop	SF +	5.50%	(h)	9.70%	03/2028	5,262	5,262	0.1	5,262
Ben Nevis Midco Limited^(8)(10)	One stop	SF +	5.50%	(h)	9.81%	03/2028	6,477	6,382	0.1	6,477
Ben Nevis Midco Limited^(8)(10)	One stop	SF +	5.50%	(h)	9.81%	03/2028	1,349	1,343	—	1,349
Captive Resources Midco, LLC&^	One stop	SF +	4.50%	(g)	8.66%	07/2029	16,788	16,788	0.4	16,788
Captive Resources Midco, LLC^	One stop				N/A(6)	07/2028	—	—	—	—
Disco Parent#	Senior secured	SF +	3.25%	(h)	7.48%	07/2032	6,750	6,752	0.2	6,784
Doxa Insurance Holdings LLC^	One stop	SF +	5.25%	(h)	9.25%	12/2030	10,621	10,542	0.3	10,621
Doxa Insurance Holdings LLC^	One stop	SF +	5.25%	(h)	9.25%	12/2030	10,005	9,930	0.2	10,005
Doxa Insurance Holdings LLC^	One stop	SF +	5.25%	(h)	9.25%	12/2029	278	261	—	278
Doxa Insurance Holdings LLC^(5)	One stop				N/A(6)	12/2030	—	(137)	—	—
Galway Borrower LLC*	One stop	SF +	4.50%	(h)	8.50%	09/2028	4,859	4,776	0.1	4,859
Gimlet Bidco GMBH^(8)(9)(16)	One stop	E +	5.75%	(c)	7.78%	04/2031	1,761	1,573	—	1,743
Gimlet Bidco GMBH^(8)(9)(16)	One stop	E +	5.75%	(b)(c)	7.75%	04/2031	626	581	—	619
Gimlet Bidco GMBH^(5)(8)(9)(16)	One stop				N/A(6)	04/2031	—	(39)	—	(82)
Hub International Limited^(8)(26)	Senior secured	SF +	2.25%	(h)	6.58%	06/2030	9,002	9,021	0.2	9,026
Integrated Specialty Coverages, LLC^	One stop	SF +	4.75%	(g)	8.91%	07/2030	6,822	6,776	0.2	6,822
Integrated Specialty Coverages, LLC^(5)	One stop				N/A(6)	07/2029	—	(1)	—	—
Integrated Specialty Coverages, LLC^(5)	One stop				N/A(6)	07/2030	—	(8)	—	—
Integrity Marketing Acquisition, LLC*^	One stop	SF +	5.00%	(h)	9.20%	08/2028	27,728	27,530	0.7	27,728
Integrity Marketing Acquisition, LLC^(5)	One stop				N/A(6)	08/2028	—	(2)	—	—
Integrity Marketing Acquisition, LLC^(5)	One stop				N/A(6)	08/2028	—	(4)	—	—
J.S. Held Holdings, LLC*&	One stop	SF +	5.50%	(h)	9.65%	06/2028	19,657	19,495	0.5	19,657
J.S. Held Holdings, LLC^	One stop	SF +	5.50%	(h)	9.65%	06/2028	10,536	10,354	0.3	10,536
J.S. Held Holdings, LLC^(5)	One stop				N/A(6)	06/2028	—	(1)	—	—
Koala Investment Holdings, Inc.^(8)(10)	One stop	SF +	4.50%	(h)	8.50%	08/2032	70,267	69,921	1.7	69,565
Koala Investment Holdings, Inc.^(5)(8)(10)	One stop				N/A(6)	08/2032	—	(30)	—	(60)
Koala Investment Holdings, Inc.^(5)(8)(10)	One stop				N/A(6)	08/2032	—	(67)	—	(135)
Majesco*&^	One stop	SF +	4.75%	(h)	8.75%	09/2028	44,499	44,466	1.1	44,499
Majesco^(5)	One stop				N/A(6)	09/2027	—	(2)	—	—
MRH Trowe Germany GMBH^(5)(8)(9)(16)	One stop				N/A(6)	11/2031	—	(26)	—	—
MRH Trowe Germany GMBH^(8)(9)(16)	One stop	E +	5.00%	(d)	7.11%	05/2032	65,002	61,672	1.6	65,002
MRH Trowe Germany GMBH^(8)(9)(16)	One stop	E +	5.00%	(c)	6.99%	05/2032	2,458	2,451	0.1	2,458
Oakbridge Insurance Agency LLC*^	One stop	SF +	5.75%	(g)	9.97%	11/2029	6,530	6,485	0.2	6,530
Oakbridge Insurance Agency LLC^	One stop	SF +	5.75%	(g)	9.97%	11/2029	3,154	3,132	0.1	3,154
Oakbridge Insurance Agency LLC^	One stop	SF +	5.75%	(g)	10.03%	11/2029	39	31	—	39
Oakbridge Insurance Agency LLC^	One stop	SF +	5.00%	(g)	9.27%	11/2029	1,874	1,843	—	1,874
OneDigital Borrower LLC^#(26)	Senior secured	SF +	3.00%	(g)	7.16%	07/2031	18,375	18,371	0.4	18,399
Truist Insurance Holdings, LLC^#(8)(26)	Senior secured	SF +	2.75%	(h)	6.75%	05/2031	14,274	14,275	0.3	14,297
Wasabi Lower Holdco, LLC^(5)	Senior secured				N/A(6)	06/2032	—	(22)	—	—
Wasabi Lower Holdco, LLC^	Senior secured	SF +	4.50%	(g)	8.66%	06/2032	6,950	6,862	0.2	6,950
World Insurance Associates, LLC^	One stop	SF +	5.00%	(h)	9.00%	04/2030	6,736	6,667	0.2	6,736
World Insurance Associates, LLC^(5)	One stop				N/A(6)	04/2030	—	(9)	—	—
							496,767	490,800	12.2	495,933
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
IT Services
Acquia, Inc.^	One stop	SF +	6.00%	(h)	10.43%				10/2026	$9,956	$9,939	0.3%	$9,956
CE Intermediate I, LLC^#	Senior secured	SF +	3.00%	(h)	7.38%				03/2032	12,656	12,640	0.3	12,690
ContractPod Technologies, Ltd.^(8)(10)(25)	One stop	SF +	6.50%	(h)	7.25%	cash/	3.25%	PIK	07/2030	3,428	3,411	0.1	3,428
ContractPod Technologies, Ltd.^(5)(8)(10)	One stop				N/A(6)				07/2030	—	(8)	—	—
ContractPod Technologies, Ltd.^(5)(8)(10)	One stop				N/A(6)				07/2030	—	(8)	—	—
Delinea Inc.&^	One stop	SF +	5.75%	(h)	9.90%				03/2028	32,672	32,471	0.8	32,672
Delinea Inc.*	One stop	SF +	5.75%	(h)	9.90%				03/2028	8,770	8,588	0.2	8,770
Delinea Inc.*	One stop	SF +	5.75%	(h)	9.90%				03/2028	4,795	4,696	0.1	4,795
KnowBe4#(26)	Senior secured	SF +	3.75%	(h)	8.07%				07/2032	13,920	13,895	0.4	13,955
LEIA FINCO US^#(8)(10)(26)	Senior secured	SF +	3.25%	(h)	7.19%				10/2031	14,932	14,874	0.4	14,952
Maverick Bidco Inc.^	Senior secured	SF +	4.75%	(h)	9.16%				05/2028	37,062	37,062	0.9	37,062
Maverick Bidco Inc.^	Senior secured	SF +	5.00%	(h)	9.41%				05/2028	56,372	56,372	1.4	56,372
Maverick Bidco Inc.^	Senior secured	SF +	3.75%	(h)	8.21%				05/2028	4,961	4,961	0.1	4,961
Netwrix Corporation*^	One stop	SF +	4.75%	(h)	8.95%				06/2029	12,456	12,345	0.3	12,456
Netwrix Corporation^	One stop	SF +	4.75%	(h)	8.95%				06/2029	38	37	—	38
Particle Investments^	Senior secured	SF +	3.75%	(g)	7.91%				03/2031	2,985	2,985	0.1	3,002
PDQ Intermediate, Inc.^(25)	Subordinated debt	N/A			13.75%	PIK			10/2031	65	64	—	66
ReliaQuest Holdings, LLC^(25)	One stop	SF +	6.00%	(h)	7.06%	cash/	3.25%	PIK	04/2031	41,461	41,209	1.0	41,461
ReliaQuest Holdings, LLC^(5)	One stop				N/A(6)				04/2031	—	(22)	—	—
ReliaQuest Holdings, LLC^(5)	One stop				N/A(6)				04/2031	—	(48)	—	—
ReliaQuest Holdings, LLC^(25)	One stop	SF +	6.00%	(h)	7.06%	cash/	3.25%	PIK	04/2031	57,364	57,101	1.4	57,364
Saturn Borrower Inc.*	One stop	SF +	6.00%	(h)	10.00%				11/2028	8,170	7,928	0.2	8,170
Saturn Borrower Inc.^	One stop	SF +	6.00%	(g)	10.16%				11/2028	216	204	—	216
UKG Inc.^(26)	Senior secured	SF +	2.50%	(h)	6.81%				02/2031	25,375	25,290	0.6	25,379
WPEngine, Inc.^	One stop	SF +	6.00%	(h)	10.02%				08/2029	953	940	—	953
WPEngine, Inc.^	One stop				N/A(6)				08/2029	—	—	—	—
VS Buyer, LLC^(26)	Senior secured	SF +	2.25%	(h)	6.56%				04/2031	11,940	11,948	0.3	11,947
										360,547	358,874	8.9	360,665
Leisure Products
Cast & Crew Payroll, LLC^(26)	Senior secured	SF +	3.75%	(g)	7.91%				12/2028	5,426	5,441	0.1	4,928
Crunch Holdings, LLC*&	One stop	SF +	4.75%	(g)	8.91%				09/2031	17,647	17,605	0.4	17,647
Crunch Holdings, LLC^(5)	One stop				N/A(6)				09/2031	—	(6)	—	—
EP Purchaser, LLC^(26)	Senior secured	SF +	3.50%	(g)	7.77%				11/2028	4,901	4,881	0.1	4,627
Movement Holdings, LLC*&(8)(10)	One stop	SF +	5.50%	(h)	9.70%				03/2030	22,024	21,858	0.6	22,024
Movement Holdings, LLC^(5)(8)(10)	One stop				N/A(6)				03/2030	—	(28)	—	—
Movement Holdings, LLC^(5)(8)(10)	One stop				N/A(6)				03/2030	—	(111)	—	—
										49,998	49,640	1.2	49,226
Life Sciences Tools & Services
Diamondback Acquisition, Inc.^	One stop	SF +	4.50%	(g)	8.66%				09/2032	33,794	33,710	0.8	33,709
Diamondback Acquisition, Inc.^(5)	One stop				N/A(6)				09/2032	—	(17)	—	(34)
Diamondback Acquisition, Inc.^	One stop	SF +	4.50%	(g)	8.66%				09/2032	875	863	—	863
PAS Parent Inc.*&^	One stop	SF +	4.50%	(g)	8.66%				08/2032	22,190	21,768	0.6	21,968
PAS Parent Inc.^(5)	One stop				N/A(6)				08/2031	—	(18)	—	(19)
PAS Parent Inc.^(5)	One stop				N/A(6)				08/2032	—	(20)	—	(181)
										56,859	56,286	1.4	56,306
Machinery
AAL Delaware#(8)(26)	Senior secured	SF +	2.75%	(g)	6.91%				07/2031	4,987	5,012	0.1	5,005
AI Titan Parent, Inc.^	One stop	SF +	4.50%	(g)	8.66%				08/2031	9,302	9,224	0.2	9,302
AI Titan Parent, Inc.^(5)	One stop				N/A(6)				08/2031	—	(8)	—	—
AI Titan Parent, Inc.^(5)	One stop				N/A(6)				08/2031	—	(10)	—	—
Blackbird Purchaser, Inc.*^	One stop	SF +	5.50%	(h)	9.50%				12/2030	17,950	17,816	0.5	17,950
Blackbird Purchaser, Inc.^	One stop	SF +	5.50%	(h)	9.50%				12/2030	2,108	2,081	0.1	2,108
Blackbird Purchaser, Inc.^	One stop	SF +	5.50%	(g)(h)	9.55%				12/2029	1,690	1,672	—	1,690
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Filtration Group Corp.^#(26)	Senior secured	SF +	2.75%	(g)	6.91%				10/2028	$17,815	$17,854	0.4%	$17,916
Thermogenics, Inc.^(8)(9)(11)	One stop	CA +	4.25%	(j)	6.70%				06/2032	888	900	—	888
Thermogenics, Inc.^(5)(8)(11)	One stop				N/A(6)				06/2032	—	(3)	—	—
Thermogenics, Inc.&(8)(11)	One stop	SF +	4.25%	(h)	8.25%				06/2032	1,154	1,149	—	1,154
Thermogenics, Inc.^(5)(8)(11)	One stop				N/A(6)				06/2032	—	(17)	—	—
Thermogenics, Inc.^(8)(9)(11)	One stop	CA +	4.25%	(j)	6.70%				06/2032	91	92	—	91
Wireco Worldgroup Inc.^	Senior secured	SF +	3.75%	(h)	8.08%				11/2028	6,215	6,226	0.2	6,098
										62,200	61,988	1.5	62,202
Media
Ascend Learning, LLC^#(26)	Senior secured	SF +	3.00%	(g)	7.16%				12/2028	22,489	22,441	0.6	22,491
Lotus Topco, Inc.*	One stop	SF +	4.75%	(h)	8.75%				06/2030	1,685	1,675	—	1,672
Lotus Topco, Inc.^(5)	One stop				N/A(6)				06/2030	—	(2)	—	(3)
Lotus Topco, Inc.^	One stop	SF +	4.75%	(h)	8.75%				06/2030	213	208	—	207
Lotus Topco, Inc.^	One stop	SF +	4.75%	(h)	8.75%				06/2030	10,212	10,138	0.3	10,135
Shout! Factory, LLC^	One stop	SF +	5.25%	(h)	9.25%				06/2031	17,783	17,655	0.4	17,783
Shout! Factory, LLC^	One stop	SF +	5.25%	(h)	9.25%				06/2031	368	353	—	368
Triple Lift, Inc.*	One stop	SF +	5.75%	(h)	9.90%				05/2028	8,681	8,496	0.2	8,073
Triple Lift, Inc.*	One stop	SF +	5.75%	(h)	9.90%				05/2028	2,547	2,492	0.1	2,368
										63,978	63,456	1.6	63,094
Oil, Gas & Consumable Fuels
Envernus, Inc.&^	One stop	SF +	5.50%	(g)	9.66%				12/2029	19,152	19,024	0.5	19,152
Envernus, Inc.^	One stop	SF +	5.50%	(g)	9.64%				12/2029	42	31	—	42
Envernus, Inc.^(5)	One stop				N/A(6)				12/2029	—	(1)	—	—
										19,194	19,054	0.5	19,194
Paper & Forest Products
Ranpak Corporation^#(8)	Senior secured	SF +	4.50%	(h)	8.50%				12/2031	3,640	3,638	0.1	3,649
Ranpak Corporation^#(8)	Senior secured	SF +	4.50%	(h)	8.50%				12/2031	2,330	2,328	—	2,336
										5,970	5,966	0.1	5,985
Personal Products
Knowlton Development Corporation, Inc.^#(8)(11)(26)	Senior secured	SF +	3.50%	(g)	7.66%				08/2028	11,973	12,000	0.3	12,014

Pharmaceuticals
Caerus Midco 3 S.A.R.L.*(8)	One stop	SF +	5.00%	(h)	9.00%				05/2029	19,497	19,135	0.5	19,497
Certara Holdco, Inc. and Certara USA, Inc.^(8)	Senior secured	SF +	3.00%	(h)	7.00%				06/2031	10,935	10,917	0.3	10,996
Creek Parent, Inc.^	One stop	SF +	5.00%	(g)	9.14%				12/2031	79,597	78,361	1.9	79,597
Creek Parent, Inc.^(5)	One stop				N/A(6)				12/2031	—	(170)	—	—
										110,029	108,243	2.7	110,090
Professional Services
Avalara, Inc.#(26)	Senior secured	SF +	2.75%		6.74%				03/2032	499	499	—	500
Avalara, Inc.^(26)	Senior secured	SF +	3.25%	(h)	7.25%				03/2032	11,970	11,948	0.3	11,988
Citrin Cooperman Advisors LLC^#(26)	Senior secured	SF +	3.00%	(h)	7.00%				03/2032	14,070	14,057	0.3	14,027
Citrin Cooperman Advisors LLC^#(5)(26)	Senior secured				N/A(6)				03/2032	—	—	—	(3)
Denali Intermediate Holdings, Inc.^(5)	One stop				N/A(6)				08/2032	—	(144)	—	(146)
Denali Intermediate Holdings, Inc.^	One stop	SF +	5.50%	(g)	9.67%				08/2032	146,455	145,011	3.6	144,990
Eclipse Buyer, Inc.^	One stop	SF +	4.50%	(g)	8.68%				09/2031	12,644	12,536	0.3	12,644
Eclipse Buyer, Inc.^(5)	One stop				N/A(6)				09/2031	—	(52)	—	—
Eclipse Buyer, Inc.^(5)	One stop				N/A(6)				09/2031	—	(9)	—	—
Eisner Advisory Group LLC#(26)	Senior secured	SF +	4.00%		8.16%				02/2031	4,489	4,522	0.1	4,521
Eliassen Group, LLC*	One stop	SF +	5.75%	(h)	9.75%				04/2028	4,806	4,806	0.1	4,710
Geosyntec Consultants, Inc.^#(26)	Senior secured	SF +	3.00%	(g)	7.16%				07/2031	16,825	16,848	0.4	16,879
Grant Thornton Advisors, LLC#(26)	Senior secured	SF +	2.75%		7.16%				06/2031	14,752	14,765	0.3	14,748
IG Investments Holdings, LLC*^	One stop	SF +	5.00%	(h)	9.31%				09/2028	22,741	22,717	0.6	22,741
NBG Acquisition Corp. and NBG-P Acquisition Corp.^(25)	One stop	SF +	6.00%	(h)	6.90%	cash/	3.50%	PIK	11/2030	15,728	15,461	0.4	14,784
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
NBG Acquisition Corp. and NBG-P Acquisition Corp.^(25)	One stop	SF +	6.00%	(h)	6.50%	cash/	3.50%	PIK	11/2030	$2,808	$2,793	0.1%	$2,640
Outcomes Group Holdings, Inc.^#(26)	Senior secured	SF +	3.00%	(g)	7.16%				05/2031	14,925	14,933	0.4	15,027
PGA Holdings, Inc.^#(26)	Senior secured	SF +	3.00%	(g)	7.16%				04/2031	25,774	25,801	0.6	25,734
Shift4 Payments, LLC#(8)(26)	Senior secured	SF +	2.50%	(h)	6.50%				06/2032	500	499	—	504
Varicent Intermediate Holdings Corporation^(8)(11)(25)	One stop	SF +	5.75%	(h)	6.63%	cash/	3.13%	PIK	08/2031	44,210	43,691	1.1	44,210
Varicent Intermediate Holdings Corporation^(5)(8)(11)	One stop				N/A(6)				08/2031	—	(66)	—	—
Varicent Intermediate Holdings Corporation^(5)(8)(11)	One stop				N/A(6)				08/2031	—	(45)	—	—
										353,196	350,571	8.6	350,498
Real Estate Management & Development
RealPage, Inc.^(26)	Senior secured	SF +	3.00%	(h)	7.26%				04/2028	4,910	4,899	0.1	4,904

Road & Rail
Kenan Advantage Group, Inc.^#(26)	Senior secured	SF +	3.25%	(g)	7.41%				01/2029	26,705	26,647	0.6	26,413
VRS Buyer, Inc.^	Senior secured	SF +	4.75%	(h)	9.08%				07/2032	72,281	71,930	1.8	72,281
VRS Buyer, Inc.^(5)	Senior secured				N/A(6)				07/2032	—	(48)	—	—
VRS Buyer, Inc.^(5)	Senior secured				N/A(6)				07/2032	—	(72)	—	—
										98,986	98,457	2.4	98,694
Software
Anaplan, Inc.^	One stop	SF +	4.50%	(h)	8.70%				06/2029	9,925	9,863	0.2	9,925
Appfire Technologies, LLC*	One stop	SF +	5.00%	(h)	9.00%				03/2028	10,074	9,987	0.3	9,974
Appfire Technologies, LLC^(5)	One stop				N/A(6)				03/2028	—	(75)	—	(225)
Apttus Corporation^#	Senior secured	SF +	3.50%	(h)	7.81%				05/2028	16,409	16,404	0.4	16,245
AQA Acquisition Holding, Inc. ^#(26)	Senior secured	SF +	4.00%	(h)	8.31%				03/2028	25,556	25,570	0.6	25,277
Artifact Bidco, Inc.^	One stop	SF +	4.25%	(h)	8.25%				05/2031	5,024	4,983	0.1	5,024
Artifact Bidco, Inc.^(5)	One stop				N/A(6)				05/2031	—	(5)	—	—
Artifact Bidco, Inc.^(5)	One stop				N/A(6)				05/2030	—	(2)	—	—
Artifact Bidco, Inc.^(5)	One stop				N/A(6)				05/2030	—	(5)	—	—
Azul Systems, Inc.*	Senior secured	SF +	4.50%	(h)	8.65%				04/2027	3,000	3,000	0.1	3,000
Azurite Intermediate Holdings, Inc.^	One stop	SF +	6.00%	(g)	10.16%				03/2031	17,541	17,330	0.4	17,541
Azurite Intermediate Holdings, Inc.*	One stop	SF +	6.00%	(g)	10.16%				03/2031	7,718	7,628	0.2	7,718
Azurite Intermediate Holdings, Inc.^(5)	One stop				N/A(6)				03/2031	—	(33)	—	—
Baxter Planning Systems, LLC^(25)	One stop	SF +	6.25%	(h)	7.19%	cash/	3.38%	PIK	05/2031	12,035	11,965	0.3	12,035
Baxter Planning Systems, LLC^(5)	One stop				N/A(6)				05/2031	—	(13)	—	—
Baxter Planning Systems, LLC^(5)	One stop				N/A(6)				05/2031	—	(15)	—	—
BestPass, Inc.*&^	One stop	SF +	4.75%	(g)	8.91%				08/2031	36,234	36,083	0.9	36,234
BestPass, Inc.^(5)	One stop				N/A(6)				08/2031	—	(15)	—	—
BestPass, Inc.^(5)	One stop				N/A(6)				08/2031	—	(20)	—	—
Bloomerang, LLC^(25)	One stop	SF +	6.50%	(h)	7.00%	cash/	3.50%	PIK	12/2029	10,189	10,117	0.3	10,189
Bloomerang, LLC^(25)	One stop	SF +	6.50%	(h)	7.00%	cash/	3.50%	PIK	12/2029	1,019	997	—	1,019
Bloomerang, LLC^	One stop	SF +	6.00%	(h)	11.13%				12/2029	1,140	1,124	—	1,140
Blue Bidco Limited^(8)(9)(10)	One stop	E +	5.00%	(d)	7.04%				05/2032	13,167	12,649	0.3	13,167
Blue Bidco Limited^(8)(9)(10)	One stop	SN +	5.00%	(f)	8.97%				05/2032	22,852	22,694	0.6	22,852
Blue Bidco Limited^(8)(9)(10)	One stop				N/A(6)				05/2032	—	—	—	—
Blue Bidco Limited^(8)(10)	One stop	SF +	5.00%	(i)	9.26%				05/2032	3,300	3,284	0.1	3,300
Blue Bidco Limited^(8)(10)	One stop	SF +	5.00%	(h)	9.26%				05/2032	6,778	6,778	0.2	6,778
Bottomline Technologies, Inc.*	One stop	SF +	4.50%	(h)	8.50%				05/2029	4,875	4,785	0.1	4,875
Bullhorn, Inc.*	One stop	SF +	5.00%	(g)	9.16%				10/2029	3,959	3,942	0.1	3,959
Bullhorn, Inc.*	One stop	SF +	5.00%	(g)	9.16%				10/2029	3,959	3,943	0.1	3,959
Camelia Bidco Limited^(8)(9)(10)	One stop	SN +	5.50%	(f)	9.47%				08/2030	4,818	4,494	0.1	4,818
Camelia Bidco Limited^(8)(9)(10)	One stop	SN +	5.50%	(f)	9.47%				08/2030	943	878	—	943
Camelia Bidco Limited^(8)(9)(10)	One stop	A +	5.50%	(e)	9.05%				08/2030	293	283	—	293
Camelia Bidco Limited^(5)(8)(9)(10)	One stop				N/A(6)				08/2030	—	(16)	—	—
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Capstone Borrower^#(8)(26)	Senior secured	SF +	2.75%	(h)	6.75%				06/2030	$12,597	$12,637	0.3%	$12,593
CB Buyer, Inc.&^	One stop	SF +	5.25%	(h)	9.25%				07/2031	37,391	37,104	0.9	37,391
CB Buyer, Inc.^(5)	One stop				N/A(6)				07/2031	—	(30)	—	—
CB Buyer, Inc.^	One stop	SF +	5.25%	(h)	9.25%				07/2031	409	366	—	409
Cloud Software Group#(8)(26)	Senior secured	SF +	3.25%	(h)	7.25%				08/2032	14,091	14,116	0.4	14,150
Cloud Software Group#(8)(26)	Senior secured	SF +	3.25%		7.25%				03/2031	1,000	1,003	—	1,005
ConnectWise, LLC^#(26)	Senior secured	SF +	3.50%	(h)	7.76%				10/2028	28,541	28,492	0.7	28,631
Conservice Midco, LLC^#(26)	Senior secured	SF +	2.75%	(g)	6.91%				05/2030	15,980	15,985	0.4	16,043
Cornerstone OnDemand, Inc.^(26)	Senior secured	SF +	3.75%	(g)	8.02%				10/2028	9,411	9,260	0.2	9,089
Crewline Buyer, Inc.^	One stop	SF +	6.75%	(g)	10.91%				11/2030	28,617	28,306	0.7	28,617
Crewline Buyer, Inc.^(5)	One stop				N/A(6)				11/2030	—	(28)	—	—
Cyberswift#(8)(21)	Senior secured	SF +	4.00%		8.16%				08/2032	7,000	6,965	0.2	7,004
Daxko Acquisition Corporation*	One stop	SF +	4.75%	(g)	8.91%				10/2028	11,574	11,308	0.3	11,574
Daxko Acquisition Corporation^	One stop	SF +	4.75%	(g)	8.91%				10/2028	472	419	—	472
Daxko Acquisition Corporation^(5)	One stop				N/A(6)				10/2028	—	(22)	—	—
Denali Bidco Limited^(8)(9)(10)	One stop	SN +	5.00%	(f)	8.97%				09/2031	28,922	28,730	0.7	28,778
Denali Bidco Limited^(8)(9)(10)	One stop	E +	5.00%	(c)	7.08%				09/2031	56,232	55,303	1.4	55,950
Denali Bidco Limited^(5)(8)(9)(10)	One stop				N/A(6)				09/2031	—	(36)	—	(21)
Denali Bidco Limited^(8)(9)(10)(25)	Subordinated debt	N/A			9.80%	PIK			09/2032	26,562	26,256	0.6	26,296
Denali Bidco Limited^(8)(9)(10)(25)	Subordinated debt	N/A			11.20%	PIK			09/2032	17,520	17,426	0.4	17,344
ECI Macola/Max Holding, LLC^#(26)	Senior secured	SF +	2.75%	(h)	6.75%				05/2030	23,328	23,368	0.6	23,357
Einstein Parent, Inc.^	One stop	SF +	6.50%	(h)	10.83%				01/2031	40,574	39,855	1.0	40,574
Einstein Parent, Inc.^(5)	One stop				N/A(6)				01/2031	—	(74)	—	—
Epicor Software Corporation#(26)	Senior secured	SF +	2.50%	(g)	6.66%				05/2031	6,028	6,046	0.1	6,042
Espresso Bidco, Inc.^(25)	One stop	SF +	5.75%	(h)	6.63%	cash/	3.13%	PIK	03/2032	36,521	36,022	0.9	36,521
Espresso Bidco, Inc.^(5)	One stop				N/A(6)				03/2032	—	(69)	—	—
Espresso Bidco, Inc.^(5)	One stop				N/A(6)				03/2032	—	(61)	—	—
EverCommerce Solutions, Inc.^(8)(26)	Senior secured	SF +	2.25%	(g)	6.41%				07/2031	8,059	8,075	0.2	8,058
Evergreen IX Borrower 2023, LLC^	One stop	SF +	4.75%	(h)	8.75%				09/2030	11,677	11,420	0.3	11,677
Evergreen IX Borrower 2023, LLC^	One stop	SF +	4.75%	(h)	8.75%				09/2030	3,645	3,615	0.1	3,645
Evergreen IX Borrower 2023, LLC^(5)	One stop				N/A(6)				10/2029	—	(27)	—	—
Flexera Software, LLC^(9)	One stop	E +	4.75%	(b)	6.63%				08/2032	11,252	11,207	0.3	11,224
Flexera Software, LLC^	One stop	SF +	4.75%	(h)	8.96%				08/2032	31,766	31,727	0.8	31,687
Flexera Software, LLC^(5)	One stop				N/A(6)				08/2032	—	(3)	—	(6)
Gurobi Optimization, LLC&^	One stop	SF +	4.50%	(h)	8.50%				09/2031	43,789	43,416	1.1	43,789
Gurobi Optimization, LLC^(5)	One stop				N/A(6)				09/2031	—	(33)	—	—
Hornet Security Holding GMBH^(8)(9)(16)	One stop	E +	4.75%	(b)	6.62%				02/2031	15,953	14,521	0.4	16,112
Hornet Security Holding GMBH^(8)(9)(16)	One stop	E +	4.75%	(b)	6.62%				02/2031	10,633	9,678	0.3	10,739
Hornet Security Holding GMBH^(8)(9)(16)	One stop	E +	4.75%	(b)	6.66%				08/2030	259	227	—	259
Hornet Security Holding GMBH^(8)(9)(16)	One stop	E +	4.75%	(d)	6.80%				02/2031	2,209	2,118	0.1	2,261
Hyland Software, Inc.*&^	One stop	SF +	5.00%	(g)	9.16%				09/2030	28,186	27,886	0.7	28,186
Hyland Software, Inc.^(5)	One stop				N/A(6)				09/2029	—	(1)	—	—
Icefall Parent, Inc.^	One stop	SF +	4.50%	(h)	8.81%				01/2030	33,912	33,559	0.8	33,912
Icefall Parent, Inc.^(5)	One stop				N/A(6)				01/2030	—	(35)	—	—
Instructure Holdings, Inc.^#(26)	Senior secured	SF +	2.75%	(h)	6.75%				11/2031	11,668	11,642	0.3	11,665
iSolved, Inc.^#(26)	Senior secured	SF +	2.75%	(g)	6.91%				10/2030	22,399	22,430	0.6	22,494
Javelin Buyer, Inc.^#(26)	Senior secured	SF +	2.75%	(h)	7.06%				12/2031	20,079	20,108	0.5	20,079
Kairos Bidco Limited^	One stop	SF +	4.75%	(h)	8.75%				07/2032	85	80	—	80
Kairos Bidco Limited^	One stop	SF +	4.75%	(h)	8.75%				07/2032	4,890	4,866	0.1	4,865
Kairos Bidco Limited^(5)	One stop				N/A(6)				07/2032	—	(8)	—	(8)
Kairos Bidco Limited^	One stop	SF +	4.75%	(h)	8.75%				07/2032	735	732	—	732
Kaseya Inc.^(26)	Senior secured	SF +	3.25%	(g)	7.41%				03/2032	14,776	14,705	0.4	14,814
LeadsOnline, LLC*	One stop	SF +	4.50%	(h)	8.79%				02/2028	4,373	4,307	0.1	4,373
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
LeadsOnline, LLC*	One stop	SF +	4.50%	(h)	8.50%				02/2028	$2,230	$2,223	0.1%	$2,230
LeadsOnline, LLC^	One stop	SF +	4.50%	(h)	8.79%				02/2028	772	760	—	772
LeadsOnline, LLC^(5)	One stop				N/A(6)				02/2028	—	(1)	—	—
Lighthouse Bidco GMBH^(8)(9)(16)	One stop	E +	4.75%	(c)	6.75%				12/2031	26,659	23,564	0.7	26,659
Lighthouse Bidco GMBH^(5)(8)(9)(16)	One stop				N/A(6)				06/2031	—	(39)	—	—
Lighthouse Bidco GMBH^(5)(8)(9)(16)	One stop				N/A(6)				12/2031	—	(128)	—	—
LogicMonitor, Inc.^	One stop	SF +	5.50%	(h)	9.81%				11/2031	45,630	45,380	1.1	45,630
LogicMonitor, Inc.^(5)	One stop				N/A(6)				11/2031	—	(31)	—	—
Matrix42 Holding GMBH^(8)(9)(16)	One stop	E +	6.25%	(d)	8.32%				12/2029	191	175	—	190
Matrix42 Holding GMBH^(8)(9)(16)	One stop	E +	6.25%	(d)	8.31%				12/2029	20,913	20,547	0.5	20,756
Metatiedot Bidco Oy & Metatiedot US, LLC^(8)(9)(15)	One stop	E +	5.25%	(c)	7.28%				11/2031	14,658	13,023	0.4	14,658
Metatiedot Bidco Oy & Metatiedot US, LLC^(8)(15)	One stop	SF +	5.25%	(h)	9.45%				11/2031	9,353	9,229	0.2	9,353
Metatiedot Bidco Oy & Metatiedot US, LLC^(8)(9)(15)	One stop	E +	5.25%	(c)	7.28%				11/2031	119	79	—	119
Metatiedot Bidco Oy & Metatiedot US, LLC^(5)(8)(9)(15)	One stop				N/A(6)				11/2030	—	(34)	—	—
Modena Buyer, LLC^#(26)	Senior secured	SF +	4.50%	(h)	8.81%				07/2031	11,925	11,643	0.3	11,793
Motus Group, LLC^(26)	Senior secured	SF +	3.75%	(h)	7.75%				12/2028	8,785	8,808	0.2	8,800
MYOB Invest Co Pty Ltd^(8)(9)(12)(25)	One stop	A +	5.75%	(e)	6.33%	cash/	3.00%	PIK	06/2030	166,823	162,334	4.1	166,823
Navex TopCo, Inc.*^	One stop	SF +	5.25%	(g)	9.41%				11/2030	22,813	22,480	0.6	22,813
Navex TopCo, Inc.^(5)	One stop				N/A(6)				11/2028	—	(25)	—	—
Onit, Inc.^	One stop	SF +	4.75%	(h)	9.06%				01/2032	18,763	18,596	0.5	18,809
Onit, Inc.^(5)	One stop				N/A(6)				01/2032	—	(24)	—	—
Onit, Inc.^(5)	One stop				N/A(6)				01/2032	—	(37)	—	—
Onit, Inc.^	One stop	SF +	4.50%	(h)	8.50%				01/2032	3,163	3,155	0.1	3,155
Orsay Bidco 1 B.V. and Sky Group Holding B.V.^(8)(9)(14)	One stop	E +	5.75%	(c)	7.75%				11/2029	10,131	9,129	0.3	10,182
Orsay Bidco 1 B.V. and Sky Group Holding B.V.^(8)(9)(14)	One stop	E +	5.00%	(c)	7.00%				11/2029	736	612	—	736
Panzura, LLC^(25)	One stop	N/A			4.00%	cash/	11.00%	PIK	08/2027	66	63	—	60
Personify, Inc.&^	One stop	SF +	4.75%	(h)	8.75%				09/2028	17,891	17,813	0.4	17,891
Personify, Inc.*	One stop	SF +	4.75%	(h)	8.75%				09/2028	6,648	6,604	0.2	6,648
Pineapple German Bidco GMBH^(8)(9)(16)(25)	One stop	E +	5.25%	(c)	7.27%	PIK			01/2031	21,242	19,346	0.5	21,242
Pineapple German Bidco GMBH^(8)(16)(25)	One stop	SF +	5.25%	(h)	9.24%	PIK			01/2031	16,990	16,843	0.4	16,990
Pineapple German Bidco GMBH^(8)(9)(16)(25)	One stop	E +	5.25%	(c)	7.27%	PIK			01/2031	6,583	5,938	0.2	6,583
Pineapple German Bidco GMBH^(8)(9)(16)(25)	One stop	E +	5.25%	(c)	7.27%	PIK			01/2031	5,985	5,143	0.1	5,985
Pineapple German Bidco GMBH^(8)(16)(25)	One stop	SF +	5.25%	(h)	9.24%	PIK			01/2031	1,434	1,405	—	1,434
Pineapple German Bidco GMBH^(8)(9)(16)(25)	One stop	E +	5.25%	(c)	7.25%	PIK			01/2031	1,458	1,317	—	1,458
Pineapple German Bidco GMBH^(5)(8)(9)(16)	One stop				N/A(6)				01/2031	—	(217)	—	—
Planview Parent, Inc.^#(26)	Senior secured	SF +	3.50%	(h)	7.50%				12/2027	21,911	21,843	0.5	21,623
Pluralsight, LLC^(25)	One stop	SF +	7.50%	(h)	11.70%	PIK			08/2029	2,024	1,968	—	2,004
Pluralsight, LLC^(25)	One stop	SF +	4.50%	(h)	7.20%	cash/	1.50%	PIK	08/2029	1,209	1,181	—	1,197
Pluralsight, LLC^(25)	One stop	SF +	4.50%	(h)	7.20%	cash/	1.50%	PIK	08/2029	605	605	—	598
Pluralsight, LLC^(5)	One stop				N/A(6)				08/2029	—	—	—	(3)
Pluralsight, LLC^(5)	One stop				N/A(6)				08/2029	—	—	—	(7)
Proofpoint, Inc.^#(26)	Senior secured	SF +	3.00%	(g)	7.16%				08/2028	27,592	27,585	0.7	27,735
QAD, Inc.*	One stop	SF +	4.75%	(g)	8.91%				11/2027	9,747	9,747	0.2	9,747
Rainforest Bidco Limited^(5)(8)(9)(10)	One stop				N/A(6)				07/2029	—	(65)	—	—
Sapphire Bidco Oy^(8)(9)(15)	One stop	E +	4.75%	(c)	6.78%				07/2029	15,258	14,097	0.4	15,258
Sophia, L.P.#(8)(26)	Senior secured	SF +	2.75%		6.91%				10/2029	8,043	8,064	0.2	8,053
Spark Bidco Limited^(8)(9)(10)	One stop				N/A(6)				10/2032	—	—	—	—
Spark Bidco Limited^(8)(10)	One stop				N/A(6)				10/2032	—	—	—	—
Spark Bidco Limited^(8)(10)	One stop				N/A(6)				10/2032	—	—	—	—
Spark Bidco Limited^(8)(10)	One stop				N/A(6)				10/2032	—	—	—	—
Telesoft Holdings LLC*	One stop	SF +	5.75%	(g)	10.01%				12/2026	5,627	5,613	0.1	5,627
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Togetherwork Holdings, LLC&^	One stop	SF +	5.25%	(g)	9.41%				05/2031	$44,428	$44,114	1.1%	$43,984
Togetherwork Holdings, LLC^	One stop	SF +	5.25%	(g)	9.41%				05/2031	1,114	1,067	—	1,039
Togetherwork Holdings, LLC^(5)	One stop				N/A(6)				05/2031	—	(32)	—	(53)
Transform Bidco Limited^(8)(10)	One stop	SF +	6.75%	(h)	10.53%				01/2031	14,863	14,598	0.4	14,863
Transform Bidco Limited^(8)(10)	One stop	SF +	6.75%	(h)	10.53%				01/2031	7,874	7,785	0.2	7,874
Transform Bidco Limited^(8)(9)(10)(25)	One stop	A +	6.75%	(e)	7.62%	cash/	2.75%	PIK	01/2031	2,647	2,588	0.1	2,647
Transform Bidco Limited^(8)(9)(10)(25)	One stop	SN +	6.75%	(f)	7.97%	cash/	2.75%	PIK	01/2031	420	396	—	420
Transform Bidco Limited^(5)(8)(10)	One stop				N/A(6)				06/2030	—	(34)	—	—
Transform Bidco Limited^(5)(8)(10)	One stop				N/A(6)				01/2031	—	(47)	—	—
Transform Bidco Limited^(5)(8)(10)	One stop				N/A(6)				01/2031	—	(113)	—	—
Tricentis Operations Holdings, Inc.^(25)	One stop	SF +	6.25%	(h)	5.61%	cash/	4.88%	PIK	02/2032	63,398	63,117	1.6	63,398
Tricentis Operations Holdings, Inc.^(5)	One stop				N/A(6)				02/2032	—	(35)	—	—
Tricentis Operations Holdings, Inc.^(5)	One stop				N/A(6)				02/2032	—	(56)	—	—
Vantage Bidco GMBH^(8)(9)(16)(25)	One stop	E +	6.25%	(c)	8.25%	PIK			04/2031	21,781	19,571	0.5	21,781
Vantage Bidco GMBH^(5)(8)(9)(16)	One stop				N/A(6)				10/2030	—	(40)	—	—
Varinem German Midco GMBH^(8)(9)(16)	One stop	E +	5.50%	(d)	7.57%				07/2031	27,619	25,454	0.7	27,688
Varinem German Midco GMBH^(8)(9)(16)	One stop	E +	4.75%	(d)	6.82%				07/2031	10,743	9,943	0.3	10,743
Viper Bidco, Inc.&^	One stop	SF +	4.75%	(h)	8.75%				11/2031	50,364	50,144	1.2	50,491
Viper Bidco, Inc.^(9)	One stop	SN +	4.75%	(f)	8.72%				11/2031	24,797	23,115	0.6	24,859
Viper Bidco, Inc.^(5)	One stop				N/A(6)				11/2031	—	(22)	—	—
Viper Bidco, Inc.^(5)	One stop				N/A(6)				11/2031	—	(28)	—	—
Viper Bidco, Inc.^(5)	One stop				N/A(6)				11/2031	—	(22)	—	(44)
Zendesk, Inc.^	One stop	SF +	5.00%	(h)	9.00%				11/2028	10,160	10,160	0.3	10,160
										1,718,108	1,681,375	42.3	1,715,947
Specialized Finance
AGL CLO 20 Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.45%		8.78%				10/2037	1,500	1,508	—	1,509
Apidos CLO LIII(8)(20)(27)	Structured Finance Note	SF +	3.50%		7.78%				07/2038	2,000	2,000	0.1	2,037
Apidos CLO LIII(8)(20)(27)	Structured Finance Note	SF +	4.80%		9.08%				07/2038	2,375	2,375	0.1	2,417
Apidos CLO XXVIII(8)(20)(27)	Structured Finance Note	SF +	4.05%		8.35%				10/2038	4,500	4,500	0.1	4,552
Ares LXIII CLO, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.35%		8.66%				10/2038	3,500	3,500	0.1	3,538
Bain Capital Credit CLO 2025-3, Limited(8)(20)(27)	Structured Finance Note	SF +	4.05%		8.33%				07/2038	4,000	4,000	0.1	4,039
Bain Capital Credit CLO 2025-4, Limited(8)(20)	Structured Finance Note	SF +	3.65%		7.65%				01/2039	2,000	2,000	0.1	2,000
Ballyrock CLO 30, Ltd.(8)(20)	Structured Finance Note	SF +	4.05%		8.36%				10/2038	3,000	3,000	0.1	3,030
Carlyle US CLO 2023-3, Ltd.(8)(20)	Structured Finance Note	SF +	3.75%		7.75%				10/2040	5,000	5,000	0.1	5,000
Carlyle US CLO 2025-2, Ltd.(8)(20)(27)	Structured Finance Note	SF +	3.35%		7.65%				07/2038	9,000	9,000	0.2	9,157
CBAMR 2018-5, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.15%		8.35%				10/2038	4,000	4,000	0.1	4,045
CIFC Funding 2018-III, Ltd.(8)(20)	Structured Finance Note	SF +	3.90%		8.10%				10/2038	3,500	3,500	0.1	3,512
CIFC Funding 2019-II, Ltd.(8)(20)	Structured Finance Note	SF +	3.85%		8.02%				10/2038	5,000	5,000	0.1	5,058
CIFC Funding 2019-V, Ltd.(8)(20)	Structured Finance Note	SF +	3.95%		8.15%				10/2038	3,000	3,000	0.1	3,034
CIFC Funding 2025-IV, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.10%		8.45%				10/2038	2,500	2,500	0.1	2,525
CIFC Funding 2025-V, Ltd.(8)(20)	Structured Finance Note	SF +	4.00%		8.30%				10/2038	5,000	5,000	0.1	5,048
Davis Park CLO, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.35%		8.63%				07/2038	5,000	5,000	0.1	5,031
Dryden 40 Senior Loan Fund(8)(20)(27)	Structured Finance Note	SF +	3.10%		7.57%				08/2031	5,500	5,498	0.1	5,528
Eaton Vance CLO 2013-1, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.15%		8.46%				10/2038	5,000	5,000	0.1	5,057
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)		Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Elmwood CLO 19, Ltd.(8)(20)	Structured Finance Note	SF +	3.75%		7.75%		10/2038	$2,000	$2,000	0.1%	$2,000
GoldenTree Loan Management US CLO 17, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.00%		8.33%		01/2039	1,500	1,500	—	1,526
Green Lakes Park CLO, LLC(8)(27)	Structured Finance Note	SF +	3.70%		8.02%		01/2038	3,350	3,350	0.1	3,368
Higley Park CLO, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.00%		8.32%		07/2038	3,750	3,750	0.1	3,791
Hook Park CLO, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.75%		9.01%		07/2038	3,000	3,000	0.1	3,016
Ivy Hill Middle Market Credit Fund XX, Ltd.(8)(19)(27)	Structured Finance Note	SF +	4.00%		8.32%		07/2037	4,500	4,500	0.1	4,521
Madison Park Funding XVII, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.15%		8.48%		10/2037	5,700	5,710	0.1	5,730
MCF CLO IV, LLC(8)	Structured Finance Note	SF +	5.00%		9.00%		10/2037	4,750	4,750	0.1	4,750
Neuberger Berman CLO 32R, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.25%		8.53%		07/2039	5,500	5,500	0.1	5,555
OCP CLO 2025-44, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.05%		8.37%		10/2038	4,000	4,000	0.1	4,043
OHA Credit Funding 22, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.25%		8.57%		07/2038	2,500	2,500	0.1	2,527
OHA Credit Partners VII, Ltd.(8)(20)(26)(27)	Structured Finance Note	SF +	3.50%		7.70%		02/2028	2,000	1,972	—	2,011
Orion CLO 2025-5, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.25%		8.57%		07/2038	4,000	4,000	0.1	4,044
Orion CLO 2025-6 Ltd.(8)(20)	Structured Finance Note	SF +	4.05%		8.35%		10/2038	4,000	4,000	0.1	4,039
Palmer Square CLO 2019-1, Ltd.(8)(20)	Structured Finance Note	SF +	4.00%		8.20%		08/2038	3,000	3,000	0.1	3,017
Palmer Square CLO 2021-3, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.05%		8.35%		10/2038	4,500	4,500	0.1	4,548
Peace Park CLO, Ltd.(8)(20)	Structured Finance Note	SF +	3.85%		8.05%		10/2038	3,900	3,900	0.1	3,922
Pikes Peak CLO 9(8)(20)(27)	Structured Finance Note	SF +	4.20%		8.51%		10/2038	5,000	5,000	0.1	5,048
Rockland Park CLO, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.20%		8.51%		07/2038	2,500	2,500	0.1	2,530
Sixth Street CLO XIV, Ltd.(8)(20)(27)	Structured Finance Note	SF +	3.70%		8.03%		01/2038	2,000	1,974	0.1	2,011
Sixth Street CLO XVIII, Ltd.(8)(20)	Structured Finance Note	SF +	3.85%		8.05%		10/2038	3,000	3,000	0.1	3,029
Voya CLO 2020-2, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.00%		8.33%		01/2038	1,000	1,000	—	1,012
Voya CLO 2025-2, Ltd.(8)(20)(27)	Structured Finance Note	SF +	4.85%		9.15%		07/2038	5,000	5,000	0.1	5,027
Voya CLO 2025-4, Ltd.(8)(20)	Structured Finance Note	SF +	4.05%		8.38%		10/2038	5,700	5,700	0.1	5,761
								161,525	161,487	4.0	162,943
Specialty Retail
Ashco, LLC#(26)	Senior secured	SF +	3.25%	(g)	7.41%		01/2032	37,656	37,583	0.9	37,685
Ave Holdings III, Corp*&	One stop	SF +	5.50%	(i)	9.62%		02/2028	13,445	13,238	0.3	12,976
Biscuit Parent, LLC&^	One stop	SF +	4.75%	(h)	8.75%		02/2031	35,995	35,738	0.9	35,995
Biscuit Parent, LLC^(5)	One stop				N/A(6)		02/2031	—	(33)	—	—
Biscuit Parent, LLC^	One stop	SF +	4.75%	(h)	8.75%		02/2031	261	223	—	261
Cavender Stores L.P.*&	Senior secured	SF +	5.00%	(h)	9.00%		10/2029	23,949	23,788	0.6	23,949
Consilio Midco Limited^(8)(9)(10)(25)	Subordinated debt	E +	7.50%	(d)	9.59%		04/2033	4,253	4,090	0.1	4,253
Consilio Midco Limited^(8)(9)(10)	Senior secured	E +	4.75%	(c)	6.75%		04/2032	38,032	36,669	1.0	38,032
Consilio Midco Limited^(8)(10)	Senior secured	SF +	4.75%	(h)	9.04%		04/2032	30,962	30,818	0.8	30,962
Consilio Midco Limited^(8)(10)	Senior secured	SF +	4.75%	(h)	9.04%		04/2032	19,084	18,995	0.5	19,084
Consilio Midco Limited^(8)(10)	Senior secured				N/A(6)		04/2032	—	—	—	—
Consilio Midco Limited^(8)(10)	Senior secured				N/A(6)		04/2032	—	—	—	—
Consilio Midco Limited^(8)(10)(25)	Subordinated debt	SF +	7.50%	(i)	11.64%		04/2033	5,314	5,277	0.1	5,314
Consilio Midco Limited^(8)(10)(25)	Subordinated debt	SF +	7.50%	(h)	11.82%	PIK	04/2033	3	3	—	3
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
CVP Holdco, Inc.^	One stop	SF +	4.75%	(g)	8.91%				06/2031	$32,806	$32,537	0.8%	$32,806
CVP Holdco, Inc.^(5)	One stop				N/A(6)				06/2030	—	(28)	—	—
CVP Holdco, Inc.^	One stop	SF +	4.75%	(g)	8.91%				06/2031	1,881	1,846	—	1,881
Med Parentco, LP^#(26)	Senior secured	SF +	3.25%	(g)	7.41%				04/2031	22,398	22,417	0.6	22,470
Metal Supermarkets US Buyer, LLC&(8)(11)	One stop	SF +	4.75%	(h)	8.75%				12/2030	12,326	12,273	0.3	12,326
Metal Supermarkets US Buyer, LLC^(8)(11)	One stop	SF +	4.75%	(h)	8.75%				12/2030	328	322	—	328
PetVet Care Centers LLC^	One stop	SF +	6.00%	(g)	10.16%				11/2030	9,238	9,104	0.2	8,499
PetVet Care Centers LLC^(5)	One stop				N/A(6)				11/2029	—	(19)	—	(95)
PetVet Care Centers LLC^(5)	One stop				N/A(6)				11/2030	—	(9)	—	—
Radiance Borrower, LLC&^(25)	One stop	SF +	5.75%	(g)	7.16%	cash/	2.75%	PIK	06/2031	41,498	41,251	1.0	41,498
Radiance Borrower, LLC^	One stop	SF +	5.25%	(g)	9.41%				06/2031	388	361	—	388
VSG Acquisition Corp. and Sherrill, Inc.*^	One stop	SF +	5.00%	(g)(h)	9.16%				10/2029	31,077	30,651	0.8	30,921
VSG Acquisition Corp. and Sherrill, Inc.^	One stop	SF +	5.00%	(g)	9.16%				10/2029	430	422	—	424
VSG Acquisition Corp. and Sherrill, Inc.^(5)	One stop				N/A(6)				10/2029	—	(10)	—	(11)
										361,324	357,507	8.9	359,949
Trading Companies & Distributors
Marcone Yellowstone Buyer Inc.^(25)	One stop	SF +	7.00%	(h)	8.19%	cash/	3.25%	PIK	06/2028	11,900	11,582	0.3	10,769
Marcone Yellowstone Buyer Inc.^(25)	One stop	SF +	7.00%	(h)	8.19%	cash/	3.25%	PIK	06/2028	5,047	4,912	0.1	4,567
										16,947	16,494	0.4	15,336
Transportation Infrastructure
LDS Intermediate Holdings, LLC*^	One stop	SF +	5.00%	(g)	9.16%				02/2032	54,753	54,442	1.3	54,207
LDS Intermediate Holdings, LLC^(5)	One stop				N/A(6)				02/2032	—	(46)	—	(82)
LDS Intermediate Holdings, LLC^	One stop	SF +	5.00%	(g)	9.16%				02/2032	10,842	10,781	0.3	10,734
LDS Intermediate Holdings, LLC^(5)	One stop				N/A(6)				02/2032	—	(40)	—	(80)
LDS Intermediate Holdings, LLC^	One stop	SF +	5.00%	(g)	9.16%				02/2032	800	796	—	792
PODS, LLC#(26)	Senior secured	SF +	3.00%		7.28%				03/2028	2,992	2,925	0.1	2,936
										69,387	68,858	1.7	68,507
Water Utilities
Aegion Corporation^#(26)	Senior secured	SF +	3.00%	(g)	7.16%				05/2028	12,349	12,294	0.3	12,380
Aegion Corporation#(26)	Senior secured				N/A(6)				05/2028	—	1	—	1
Vessco Midco Holdings, LLC^	One stop	SF +	4.75%	(g)(i)	8.93%				07/2031	15,577	15,448	0.4	15,577
Vessco Midco Holdings, LLC^	One stop	SF +	4.75%	(g)(i)	8.89%				07/2031	2,821	2,800	0.1	2,821
Vessco Midco Holdings, LLC^(5)	One stop				N/A(6)				07/2031	—	(14)	—	—
										30,747	30,529	0.8	30,779

Total debt investments										8,521,763	8,418,294	209.2	8,490,414

See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)	Interest Rate(2)		Acquisition Date	Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Equity investments(22)(23)
Air Freight & Logistics
RJW Group Holdings, Inc.(24)	LLC units	N/A	N/A		11/2024	N/A	1,563	$962	—%	$1,241

Auto Components
Arnott, LLC	LP units	N/A	N/A		12/2024	N/A	—	125	—	112

Automobiles
CAP-KSI Holdings, LLC	Preferred stock	N/A	N/A		06/2024	N/A	1,146	1,146	0.1	1,274
CAP-KSI Holdings, LLC	Common stock	N/A	N/A		06/2024	N/A	1,146	—	—	296
Quick Quack Car Wash Holdings, LLC	LLC units	N/A	N/A		06/2024	N/A	417	417	—	547
Quick Quack Car Wash Holdings, LLC	Preferred stock	N/A	N/A		06/2024	N/A	83	83	—	104
Yorkshire Parent, Inc.	LP interest	N/A	N/A		12/2023	N/A	—	94	—	110
								1,740	0.1	2,331
Beverages
Spindrift Beverage Co. Inc.	LLC interest	N/A	N/A		02/2025	N/A	3	3,178	0.1	3,897

Commercial Services & Supplies
CHA Vision Holdings, Inc.	Warrant	N/A	N/A		01/2024	N/A	—	109	—	151

Containers & Packaging
Packaging Coordinators Midco, Inc.	LP units	N/A	N/A		09/2025	N/A	182	1,822	0.1	1,822

Diversified Consumer Services
CHVAC Services Investment, LLC	Preferred stock	N/A	N/A		05/2024	N/A	162	408	—	698
Kodiak Buyer, LLC	LP interest	N/A	N/A		08/2025	N/A	4	448	—	448
Virginia Green Acquisition, LLC	Preferred stock	N/A	N/A		12/2023	N/A	73	73	—	83
								929	—	1,229
Electric Utilities
Smart Energy Systems, Inc.	Preferred stock	N/A	N/A		01/2025	N/A	7	36	—	174

Electrical Equipment
Wildcat TopCo, Inc.	Preferred stock	N/A	N/A		12/2024	N/A	191	191	—	256

Food Products
Zullas, L.C.	Warrant	N/A	N/A		06/2025	N/A	2	1,726	—	1,726

Healthcare Equipment & Supplies
Centegix Intermediate II, LLC	Preferred stock	N/A	N/A		08/2025	N/A	3,652	3,652	0.1	3,651
Isto Group, Inc.(9)	LP units	N/A	N/A		09/2025	N/A	18	2,189	—	2,166
								5,841	0.1	5,817
Healthcare Providers & Services
HP TLE Buyer, Inc.	LP units	N/A	N/A		07/2025	N/A	743	743	—	743

Healthcare Technology
Amberfield Acquisition Co.	Preferred stock	N/A	N/A		05/2024	N/A	450	450	—	536
Modernizing Medicine, Inc.(24)	Preferred stock	N/A	13.00%	Non-Cash	04/2025	N/A	14	14,820	0.4	15,155
								15,270	0.4	15,691
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)	Interest Rate(2)		Acquisition Date	Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Hotels, Restaurants & Leisure
Patriot Acquireco, LLC	LP units	N/A	N/A		09/2025	N/A	3,613	$3,613	0.1%	$3,613
PB Group Holdings, LLC	Preferred stock	N/A	N/A		08/2024	N/A	113	262	—	279
Rooster BidCo Limited(8)(10)	LLC units	N/A	N/A		03/2025	N/A	1,601	1,656	0.1	2,450
Saguaro Buyer, LLC	LP units	N/A	N/A		07/2025	N/A	4	3,798	0.1	4,038
								9,329	0.3	10,380
Insurance
Oakbridge Insurance Agency LLC	Preferred stock	N/A	N/A		11/2023	N/A	4	70	—	89

Leisure Products
Movement Holdings, LLC(8)(10)	LP units	N/A	N/A		03/2024	N/A	—	661	—	385

Pharmaceuticals
Creek Parent, Inc.	Preferred stock	N/A	N/A		12/2024	N/A	1,279	1,279	—	1,368

Professional Services
Eclipse Buyer, Inc.(24)	Preferred stock	N/A	12.50%	Non-Cash	09/2024	N/A	—	3,773	0.1	3,833

Software
CB Buyer, Inc.	Preferred stock	N/A	N/A		07/2024	N/A	458	458	—	285
Denali Bidco Limited(8)(10)	LP units	N/A	N/A		08/2023	N/A	75	46	—	128
Energy Worldnet, LLC(24)	Preferred stock	N/A	N/A		02/2025	N/A	50	52	—	54
Gurobi Optimization, LLC	LLC units	N/A	N/A		09/2024	N/A	—	209	—	229
LogicMonitor, Inc.	LLC units	N/A	N/A		12/2024	N/A	250	250	—	277
Menlo Ridgeview Co-Invest, LLC(8)	LLC units	N/A	N/A		05/2025	N/A	1,484	1,520	—	1,587
Panzura, LLC	LLC units	N/A	N/A		03/2025	N/A	1	4	—	—
Pluralsight, LLC	Common stock	N/A	N/A		08/2024	N/A	597	1,100	—	1,055
StrongDM, Inc.	Preferred stock	N/A	N/A		05/2025	N/A	676	3,599	0.1	3,745
Togetherwork Holdings, LLC	Preferred stock	N/A	N/A		07/2024	N/A	545	2,384	0.1	2,445
Transform Bidco Limited(8)(10)	LP units	N/A	N/A		04/2025	N/A	3,477	3,477	0.1	3,601
Tricentis Operations Holdings, Inc.	Preferred stock	N/A	N/A		02/2025	N/A	40	40	—	44
								13,139	0.3	13,450
Specialty Retail
Metal Supermarkets US Buyer, LLC(8)(11)	LLC units	N/A	N/A		12/2024	N/A	1	124	—	132
Metal Supermarkets US Buyer, LLC(8)(11)	Preferred stock	N/A	N/A		12/2024	N/A	—	—	—	10
								124	—	142

Total equity investments								61,047	1.5	64,837

Total investments								$8,479,341	210.7%	$8,555,251

Money market funds (included in cash equivalents and restricted cash equivalents)
Morgan Stanley Institutional Liquidity Funds - Treasury Portfolio Institutional Share Class (CUSIP 61747C582)			3.99%	(28)				$251,491	6.2%	$251,491
JPMorgan 100% U.S. Treasury Securities Money Market Fund - Capital Share Class (CUSIP 4812A0375)			4.09%	(28)				161,145	4.0	161,145
Total money market funds								412,636	10.2	412,636

Total investments and money market funds								$8,891,977	220.9%	$8,967,887
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)

*	Denotes that all or a portion of the investment collateralizes the 2025-R Debt Securitization (as defined in Note 7).
&	Denotes that all or a portion of the investment collateralizes the 2025 Debt Securitization (as defined in Note 7).
^	Denotes that all or a portion of the investment collateralizes the SMBC Credit Facility (as defined in Note 7).
#	Denotes that all or a portion of the investment collateralizes the BANA Credit Facility (as defined in Note 7).
(1)     The majority of the investments bear interest at a rate that is permitted to be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “SF”), Euro Interbank Offered Rate (“EURIBOR” or “E”), Prime (“P”), Australian Interbank Rate (“AUD” or “A”), Canadian Overnight Repo Rate Average (“CORRA” or “CA”) or Sterling Overnight Index Average (“SONIA” or “SN”) which reset daily, monthly, quarterly, semiannually or annually. For each, the Company has provided the spread over the applicable index and the weighted average current interest rate in effect as of September 30, 2025. Certain investments are subject to an interest rate floor. For fixed rate loans, a spread above a reference rate is not applicable. For positions with multiple outstanding contracts, the spread for the largest outstanding contract is shown. Listed below are the index rates as of September 30, 2025, which was the last business day of the period on which the applicable index rates were determined. The actual index rate for each loan listed may not be the applicable index rate outstanding as of September 30, 2025, as the loan may have priced or repriced based on an index rate prior to September 30, 2025.
(a) Denotes that all or a portion of the contract was indexed to Prime, which was 7.25% as of September 30, 2025.
(b) Denotes that all or a portion of the contract was indexed to the 30-day EURIBOR, which was 1.93% as of September 30, 2025.
(c) Denotes that all or a portion of the contract was indexed to the 90-day EURIBOR, which was 2.03% as of September 30, 2025.
(d) Denotes that all or a portion of the contract was indexed to the 180-day EURIBOR, which was 2.10% as of September 30, 2025.
(e) Denotes that all or a portion of the contract was indexed to the Three-Month AUD, which was 3.58% as of September 30, 2025.
(f) Denotes that all or a portion of the contract was indexed to SONIA, which was 3.97% as of September 30, 2025.
(g) Denotes that all or a portion of the contract was indexed to the 30-day Term SOFR which was 4.13% as of September 30, 2025.
(h) Denotes that all or a portion of the contract was indexed to the 90-day Term SOFR which was 3.98% as of September 30, 2025.
(i) Denotes that all or a portion of the contract was indexed to the 180-day Term SOFR which was 3.85% as of September 30, 2025.
(j) Denotes that all or a portion of the contract was indexed to the 90-day Term CORRA which was 2.45% as of September 30, 2025.
(2)For positions with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of September 30, 2025.
(3)The total principal amount is presented for debt investments while the number of shares or units owned is presented for equity investments.
(4)The fair values of investments were valued using significant unobservable inputs, unless otherwise noted. See Note 6. The fair value of loan investments may include the impact of the unfunded commitment being valued below par.
(5)The negative fair value is the result of the capitalized discount on the loan or the unfunded commitment being valued below par. The negative amortized cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan.
(6)The entire commitment was unfunded as of September 30, 2025. As such, no interest is being earned on this investment. The investment could be subject to an unused facility fee.
(7)Investment was on non-accrual status as of September 30, 2025, meaning that the Company has ceased recognizing interest or non-cash dividend income on the investment.
(8)The investment is treated as a non-qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company cannot acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company’s total assets. As of September 30, 2025, total non-qualifying assets at fair value represented 21.3% of the Company’s total assets calculated in accordance with the 1940 Act.
(9)Investment is denominated in foreign currency and is translated into U.S. dollars as of the valuation date or the date of the transaction. See Note 2.
(10)The headquarters of this portfolio company is located in the United Kingdom.
(11)The headquarters of this portfolio company is located in Canada.
(12)The headquarters of this portfolio company is located in Australia.
(13)The headquarters of this portfolio company is located in Luxembourg.
(14)The headquarters of this portfolio company is located in the Netherlands.
(15)The headquarters of this portfolio company is located in Finland.
(16)The headquarters of this portfolio company is located in Germany.
(17)The headquarters of this portfolio company is located in France.
(18)The headquarters of this portfolio company is located in Spain.
(19)The headquarters of this portfolio company is located in Jersey.
(20)The headquarters of this portfolio company is located in the Cayman Islands.
(21)The headquarters of this portfolio company is located in Lithuania.
(22)Equity investments are non-income producing securities, unless otherwise noted.
(23)Ownership of certain equity investments occurs through a holding company or partnership.
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Consolidated Schedule of Investments - (continued)
September 30, 2025
(Dollar and share amounts in thousands)
(24)The Company holds an equity investment that is income producing.
(25)All or a portion of the loan interest was capitalized into the outstanding principal balance of the loan in accordance with the terms of the credit agreement during the year ended September 30, 2025.
(26)The fair value of this investment was valued using Level 2 inputs. See Note 6.
(27)The sale of a portion of this loan does not qualify for sale accounting under ASC Topic 860 - Transfers and Servicing (‘‘ASC Topic 860’’), and therefore, the asset remains in the Consolidated Schedule of Investments. See Note 7.
(28)The rate shown is the annualized seven-day yield as of September 30, 2025.
See Notes to Consolidated Financial Statements

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Note 1. Organization

Golub Capital Private Credit Fund (“GCRED” or the “Company”) is a Delaware statutory trust formed on May 13, 2022. The Company is an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for U.S. federal income tax purposes, the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company commenced operations on June 30, 2023. The Company’s fiscal year end is September 30.

The Company’s investment objective is to generate current income and capital appreciation by investing primarily in privately originated and privately negotiated investments, predominantly through direct lending to U.S. private companies in the middle-market in the form of one stop (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle-market lenders as unitranche loans) and other senior secured loans. The Company could selectively invest in second lien and subordinated loans (including loans that rank senior only to a borrower’s equity securities and ranks junior to all of such borrower’s other indebtedness in priority of payment) of private companies. The Company also expects to invest in liquid credit instruments, including secured floating rate syndicated loans (e.g., broadly syndicated loans), securitized products and corporate bonds, and the Company’s portfolio may, but will not necessarily, initially be comprised of a greater percentage of such instruments than it will as the Company’s investment program matures, though the exact allocation could vary from time to time depending on market conditions and available investment opportunities. The Company’s portfolio could also include other credit-related investments, including, without limitation, structured and synthetic debt investments and debt investments accompanied by equity securities, preferred equity and, to a limited extent, common equity investments not associated with a debt investment. The Company has entered into an investment advisory agreement (the “Investment Advisory Agreement”) with GC Advisors, LLC (the “Investment Adviser”), under which the Investment Adviser manages the day-to-day operations of, and provides investment advisory services to, the Company. Under an administration agreement (the “Administration Agreement”) the Company is provided with certain services by an administrator, which is currently Golub Capital LLC (the “Administrator”).

The Company offers on a continuous basis up to $10.0 billion of common shares of beneficial interest pursuant to an offering registered with the Securities and Exchange Commission (the “SEC”). The Company has received an exemptive order from the SEC that permits the Company to issue multiple share classes through Class S common shares (“Class S Shares”), Class D common shares (“Class D Shares”) and Class I common shares (“Class I Shares” and, together with Class S Shares and Class D Shares, the “Common Shares”) with, among others, different ongoing shareholder servicing and/or distribution fees (the “Public Offering”).

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Note 2. Significant Accounting Policies and Recent Accounting Updates

Basis of presentation: The Company is an investment company as defined in the accounting and reporting guidance under Accounting Standards Codification (“ASC”) Topic 946 - Financial Services - Investment Companies (“ASC Topic 946”).

The accompanying unaudited interim consolidated financial statements of the Company and related financial information have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as established by the Financial Accounting Standards Board (“FASB”) for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Articles 6, 10 and 12 of Regulation S-X. Accordingly, they do not include all of the information and notes required by GAAP for annual financial statements. In the opinion of management, the consolidated financial statements reflect all adjustments and reclassifications consisting solely of normal accruals that are necessary for the fair presentation of financial results as of and for the periods presented. All intercompany balances and transactions have been eliminated. Certain prior period amounts have been reclassified to conform to the current period presentation. The unaudited interim consolidated financial statements and notes thereto should be read in conjunction with the financial statements and notes thereto in the Company’s Form 10-K for the year ended September 30, 2025, as filed with the SEC.

Fair value of financial instruments: The Company applies fair value to all of its financial instruments in accordance with ASC Topic 820 - Fair Value Measurement (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework used to measure fair value and requires disclosures for fair value measurements. On August 2, 2024, the board of trustees of the Company (the “Board”) designated the Investment Adviser as the Company’s valuation designee (“Valuation Designee”) in accordance with Rule 2a-5 under the 1940 Act. As of such date, the Valuation Designee is responsible for determining the fair value of the Company’s portfolio investments, subject to oversight of the Board. In accordance with ASC Topic 820, the Valuation Designee has categorized the Company’s financial instruments carried at fair value, based on the priority of the valuation technique, into a three-level fair value hierarchy. Fair value is a market-based measure considered from the perspective of the market participant who holds the financial instrument rather than an entity-specific measure. Therefore, when market assumptions are not readily available, the Investment Adviser’s own assumptions are set to reflect those that management believes market participants would use in pricing the financial instrument at the measurement date.

The availability of observable inputs can vary depending on the financial instrument and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new, whether the product is traded on an active exchange or in the secondary market and the current market conditions. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Valuation Designee in determining fair value is greatest for financial instruments classified as Level 3.

Any changes to the valuation methodology are reviewed by management and the Board to confirm that the changes are appropriate. As markets change, new products develop and the pricing for products becomes more or less transparent, the Valuation Designee will continue to refine its valuation methodologies. See further description of fair value methodology in Note 6.

Use of estimates: The preparation of the unaudited interim consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Consolidation: As provided under Regulation S-X and ASC Topic 946, the Company will generally not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the results of the Company’s wholly-owned subsidiaries listed in the table below in its consolidated financial statements:

Entity Name	Abbreviation
GCRED Holdings LLC	(“GCRED Holdings”)
GCRED Holdings 2 LLC	(“GCRED Holdings 2”)
GCRED Funding LLC	(“GCRED Funding”)
Golub Capital Private Credit Fund CLO-R	(“2025-R Issuer”)
Golub Capital Private Credit Fund CLO[1]	(“2023 Issuer”)[1]
Golub Capital Private Credit Fund CLO-R Depositor	(“2025-R CLO Depositor”)
Golub Capital Private Credit Fund CLO 2	(“2025 Issuer”)
Golub Capital Private Credit Fund CLO 2 Depositor	(“2025 CLO Depositor”)
GCRED BSL CLO 1	(“2026-B Issuer”)
GCRED BSL CLO 1 Depositor	(“2026-B CLO Depositor”)

1.Prior to September 25, 2025, the date of the entity’s dissolution.
Assets related to transactions that do not meet ASC Topic 860 requirements for accounting sale treatment are reflected in the Company’s Consolidated Statements of Financial Condition as investments. Those assets are owned by the 2026-B Issuer, the 2025-R Issuer and the 2025 Issuer, special purpose entities that are consolidated in the Company’s consolidated financial statements. The creditors of the special purpose entity have received security interests in such assets and such assets are not intended to be available to the creditors of GCRED (or any affiliate of GCRED).

Cash, cash equivalents and foreign currencies: Cash, cash equivalents and foreign currencies are highly liquid investments with an original maturity of three months or less at the date of acquisition. The Company deposits its cash in financial institutions and, at times, such balances exceed the Federal Deposit Insurance Corporation insurance limits.

Restricted cash and restricted cash equivalents: Restricted cash and restricted cash equivalents include amounts that are collected and are held by trustees who have been appointed as custodians of the assets securing certain of the Company’s financing transactions. Restricted cash and restricted cash equivalents are held by the trustees for payment of interest expense and principal on the outstanding borrowings or reinvestment into new assets.

Foreign currency translation: The Company’s books and records are maintained in U.S. dollars. Any foreign currency amounts are translated into U.S. dollars. Non-U.S. dollar transactions during the period are valued at the prevailing spot rates on the applicable transaction date and the related assets and liabilities are revalued at the prevailing spot rates as of period-end.
Net assets and fair values are presented based on the applicable foreign exchange rates and fluctuations arising from the translation of assets and liabilities are included within the net change in unrealized appreciation (depreciation) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations.
Foreign security and currency transactions involve certain considerations and risks not typically associated with investing in U.S. companies. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Derivative instruments: The Company follows the guidance in ASC Topic 815 - Derivatives and Hedging (“ASC Topic 815”), when accounting for derivative instruments.

Forward currency contracts: A forward currency contract is an obligation between two parties to purchase or sell a specific currency for an agreed-upon price at a future date. The Company utilized forward currency contracts to economically hedge the currency exposure associated with certain foreign-denominated investments. The use of forward currency contracts does not eliminate fluctuations in the price of the underlying securities the Company owns or intends to acquire, but establishes a rate of exchange in advance. Fluctuations in the value of these contracts are measured by the difference in the exchange rates on the contract date and reporting date and are recorded as unrealized appreciation (depreciation) until the contracts are closed. When the contracts are closed, realized gains (loss) are recorded. Realized gains (losses) and unrealized appreciation (depreciation) on the forward currency contracts are included in the Consolidated Statements of Operations. Unrealized appreciation (depreciation) on forward currency contracts is recorded on the Consolidated Statements of Financial Condition as a component of “Net unrealized appreciation on derivatives” or “Net unrealized depreciation on derivatives” by counterparty on a net basis across all derivative instruments when a master netting agreement is in place, not taking into account collateral posted which is recorded separately, if applicable.
The primary risks associated with forward currency contracts include failure of the counterparty to meet the terms of the contract and the value of the foreign currency changing unfavorably. These risks can exceed the amounts reflected in the Consolidated Statements of Financial Condition.
Refer to Note 5 for more information regarding the forward currency contracts.
Interest rate swaps: The Company designated interest rate swaps as the hedging instrument in qualifying fair value hedge accounting relationships, and as a result, the change in fair value of the hedging instruments and hedged items are recorded in interest expense and recognized as components of “Interest and other debt financing expenses” in the Company’s Consolidated Statements of Operations. The fair value of the interest rate swaps is recorded on the Consolidated Statements of Financial Condition as a component of “Net unrealized appreciation on derivatives” or “Net unrealized depreciation on derivatives” by counterparty on a net basis across all derivative instruments when a master netting agreement is in place, not taking into account collateral posted which is recorded separately, if applicable.

Refer to Note 5 for more information regarding the interest rate swaps.

Revenue recognition:

Investments and related investment income: Interest income is accrued based upon the outstanding principal amount and contractual interest terms of debt investments.

Original issue discount, market discount or premium and certain loan origination or amendment fees that are deemed to be an adjustment to yield (“Loan Origination Fees”) are capitalized and the Company accretes or amortizes such amounts over the life of the loan as interest income (“Discount Amortization”). For the three and six months ended March 31, 2026, the Company received Loan Origination Fees that were capitalized of $3,545 and $13,538, respectively. For the three and six months ended March 31, 2025, the Company received Loan Origination Fees that were capitalized of $7,684 and $17,119, respectively. For the three and six months ended March 31, 2026, interest income included $4,571 and $9,778, respectively, of Discount Amortization. For the three and six months ended March 31, 2025, interest income included $3,123 and $5,861, respectively, of Discount Amortization.

For investments with contractual payment-in-kind (“PIK”) interest, which represents contractual interest accrued and added to the principal balance that generally becomes due at maturity, the Company will not accrue PIK interest if the portfolio company valuation indicates that the PIK interest is not collectible. For the three and six months ended March 31, 2026, investment income included $11,617 and $23,587, respectively, of PIK interest and the Company capitalized PIK interest of $11,617 and $23,586, respectively, into the principal balance of certain debt investments. For the three and six months ended March 31, 2025, investment income included $4,817 and $9,474, respectively, of PIK interest and the Company capitalized PIK interest of $4,817 and $9,633, respectively, into the principal balance of certain debt investments.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
In addition, the Company generates revenue in the form of amendment, structuring or due diligence fees, fees for providing managerial assistance, consulting fees, administrative agent fees, and prepayment premiums on loans. The Company records these fees that are not deemed to be an adjustment to yield as fee income when earned. For the three and six months ended March 31, 2026, fee income included $298 and $618, respectively, of non-recurring prepayment premiums. For the three and six months ended March 31, 2025, fee income included no non-recurring prepayment premiums. All other income is recorded into income when earned.

For the three and six months ended March 31, 2026, the Company received interest and fee income in cash, which excludes capitalized Loan Origination Fees, in the amount of $219,503 and $404,807, respectively. For the three and six months ended March 31, 2025, the Company received interest and fee income in cash, which excludes Loan Origination Fees, in the amount of $97,978 and $183,366, respectively.

Dividend income on equity securities is recorded as dividend income on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. The Company has certain preferred equity securities in the portfolio that contain a PIK dividend provision that are accrued and recorded as income at the contractual rates, if deemed collectible. The accrued PIK and non-cash dividends are capitalized to the cost basis of the preferred equity security and are generally collected when redeemed by the issuer. For the three and six months ended March 31, 2026, the Company recognized PIK and non-cash dividend income of $633 and $1,258, respectively, which were capitalized into the cost basis of certain preferred equity investments. For the three and six months ended March 31, 2025, the Company recognized PIK and non-cash dividend income of $108 and $214, respectively, which were capitalized into the cost basis of certain preferred equity investments. For the three and six months ended March 31, 2026 and 2025, the Company did not receive any cash payments of accrued and capitalized preferred dividends.

Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies. Each distribution received from limited liability company (“LLC”) and limited partnership (“LP”) investments is evaluated to determine if the distribution should be recorded as dividend income or a return of capital. Generally, the Company will not record distributions from equity investments in LLCs and LPs as dividend income unless there are sufficient accumulated tax-basis earnings and profits in the LLC or LP prior to the distribution. Distributions that are classified as a return of capital are recorded as a reduction in the cost basis of the investment.

For the three months ended March 31, 2026, the Company recorded dividend income received in cash of $1 and did not receive any return of capital distributions in cash. For the six months ended March 31, 2026, the Company recorded dividend income received in cash of $32 and received return of capital distributions in cash of $35. For the three and six months ended March 31, 2025, the Company did not recognize any dividend income received in cash and did not receive any return of capital distributions in cash.

Investment transactions are accounted for on a trade-date basis. Realized gains or losses on investments are measured by the difference between the net proceeds from the disposition and the amortized cost basis of investment, without regard to unrealized gains or losses previously recognized. The Company reports current period changes in fair value of investments that are measured at fair value as a component of the “Net change in unrealized appreciation (depreciation) on investment transactions” in the Consolidated Statements of Operations.

Non-accrual investments: A loan can be left on accrual status while the Company is pursuing repayment of the loan. Management reviews all loans that become 90 days or more past due on principal and interest, or when there is reasonable doubt that principal or interest will be collected, for possible placement on non-accrual status. When a loan is placed on non-accrual status, unpaid interest credited to income is reversed. Additionally, any capitalized Loan Origination Fees are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans are recognized as income or applied to principal depending upon management’s judgment. Non-accrual loans are restored to accrual status when past due principal and interest is paid, and, in management’s judgment, payments are likely to remain current. The total fair value of non-accrual loans was $8,547 and $2,381 as of March 31, 2026 and September 30, 2025, respectively.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Management reviews all preferred equity securities accruing contractual PIK dividend income to determine if there is reasonable doubt that amortized cost or capitalized PIK and non-cash dividend income will be collected for possible placement on non-accrual status. When a preferred equity security is placed on non-accrual status, the contractual PIK dividend provision is no longer accrued to dividend income as of the date the preferred equity security is placed on non-accrual status. There were no preferred equity securities on non-accrual status as of March 31, 2026 and September 30, 2025.

Income taxes: The Company has elected to be treated as a RIC under Subchapter M of the Code and operates in a manner so as to qualify for the tax treatment applicable to RICs. In order to qualify and be subject to taxation as a RIC, among other things, the Company is required to meet certain source of income and asset diversification requirements and timely distribute dividends for U.S. federal income tax purposes to its shareholders of an amount generally at least equal to 90% of its investment company taxable income, as defined by the Code and determined without regard to any deduction for dividends paid, for each tax year. The Company has made, and intends to continue to make the requisite distributions to its shareholders, which will generally relieve the Company from U.S. federal income taxes with respect to all income distributed to its shareholders.

Depending on the level of taxable income earned in a tax year, the Company can determine to retain taxable income in excess of current year dividend distributions and distribute such taxable income in the next tax year. The Company could then be required to incur a 4% excise tax on such income. To the extent that the Company determines that its estimated current year annual taxable income, determined on a calendar year basis, could exceed estimated current calendar year dividend distributions, the Company accrues excise tax, if any, on estimated excess taxable income as taxable income is earned. For the three and six months ended March 31, 2026 and 2025, the Company did not record any U.S. federal excise tax expense.

The Company accounts for income taxes in conformity with ASC Topic 740 - Income Taxes (“ASC Topic 740”). ASC Topic 740 provides guidelines for how uncertain tax positions should be recognized, measured, presented and disclosed in the consolidated financial statements. ASC Topic 740 requires the evaluation of tax positions taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense or tax benefit in the current year. It is the Company’s policy to recognize accrued interest and penalties related to uncertain tax benefits in income tax expense. There were no material unrecognized tax benefits or unrecognized tax liabilities related to uncertain income tax positions through March 31, 2026. The Company’s tax returns for the 2023 and 2024 tax years remain subject to examination by U.S. federal and most state tax authorities.

Certain of the Company’s consolidated subsidiaries are subject to U.S. federal and state corporate-level income taxes. Income tax expense, if any, is included under the income category for which it applies in the Consolidated Statements of Operations. For the three and six months ended March 31, 2026 and 2025, the Company did not record any U.S. income tax.

Dividends and distributions: Dividends and distributions to common shareholders are recorded on the record date. Subject to the discretion of and as determined by the Board, the Company intends to authorize and declare ordinary cash distributions based on a formula approved by the Board on a quarterly basis. The amount to be paid out as a dividend or distribution is determined by the Board each quarter and is generally based upon the earnings estimated by management. Net realized capital gains, if any, are distributed at least annually, although the Company can retain such capital gains for investment in its discretion.

The Company has adopted a distribution reinvestment plan (“DRIP”) that provides for reinvestment of any distributions the Company declares in cash on behalf of its shareholders, unless a shareholder elects to receive cash. As a result, if the Board authorizes and the Company declares a cash distribution, then shareholders who have not “opted out” of the DRIP will have their cash distribution automatically reinvested in additional Common Shares, rather than receiving the cash distribution. Shares issued under the DRIP will be issued at a price per share equal to the most recent net offering price per share for such shares at the time the distribution is payable.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Deferred debt issuance costs: Deferred debt issuance costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings. As of March 31, 2026 and September 30, 2025, the Company had deferred debt issuance costs of $39,914 and $38,246, respectively. These amounts are amortized and included in “Interest and other debt financing expenses” in the Consolidated Statements of Operations over the estimated average life of the borrowings. Amortization expense for deferred debt issuance costs for the three and six months ended March 31, 2026 was $3,196 and $6,201, respectively. Amortization expense for deferred debt issuance costs for the three and six months ended March 31, 2025 was $1,687 and $3,174, respectively.

Deferred offering costs: Costs associated with the offering of Common Shares will be capitalized as deferred offering expenses and amortized on a straight line basis. Deferred offering costs consist of fees paid in relation to legal, accounting, regulatory and printing work completed in preparation of equity offerings. For the three and six months ended March 31, 2026, the Company amortized $916 and $1,451, respectively, of deferred offering costs, which are included in “Professional fees” on the Consolidated Statements of Operations. For the three and six months ended March 31, 2025, the Company amortized $528 and $1,090, respectively, of deferred offering costs, which are included in “Professional fees” on the Consolidated Statements of Operations.

Segment reporting: In accordance with ASC Topic 280 - Segment Reporting (“ASC Topic 280”), the Company has determined that it has a single operating and reporting segment. As a result, the Company’s segment accounting policies are the same as described herein and the Company does not have any intra-segment sales and transfers of assets.

The Company operates through a single operating and reporting segment with an investment objective to generate both current income and, to a lesser extent, capital appreciation through debt and equity investments. The chief operating decision maker (the “CODM”) is comprised of the senior executive committee that, as of March 31, 2026, includes the Company’s chief executive officer, chief financial officer and chief operating officer and assesses the performance and makes operating decisions of the Company on a consolidated basis primarily based on the Company’s net increase (decrease) in net assets resulting from operations (“net income”). In addition to numerous other factors and metrics, the CODM utilizes net income as a key metric in evaluating the Company’s distribution policy. Performance metrics are provided to the CODM on a quarterly basis and are utilized to evaluate performance generated from segment net assets. As the Company’s operations comprise of a single reporting segment, the segment assets are reflected on the accompanying Consolidated Statement of Financial Condition as “total assets” and the significant segment expenses are listed on the accompanying Consolidated Statement of Operations.

Recent accounting updates: In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40). ASU No. 2024-03 requires disaggregated disclosure of certain costs and expenses, including purchase of inventory, employee compensation, depreciation, amortization and depletion, within relevant income statement captions. ASU 2024-03 is effective for annual years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. Early adoption and retrospective application are permitted. The Company is currently evaluating the impact of adopting ASU No. 2024-03.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Note 3. Agreements and Related Party Transactions

Investment Advisory Agreement: Under the Investment Advisory Agreement, dated as of April 28, 2023 and as amended and restated on November 14, 2025, the Investment Adviser manages the day-to-day operations of, and provides investment advisory services to the Company. The Board most recently re-approved the Investment Advisory Agreement in May 2026. The Investment Adviser is a registered investment adviser with the SEC. The Investment Adviser receives fees for providing services under the Investment Advisory Agreement consisting of two components: a base management fee and an incentive fee.

Base Management Fee

The base management fee is calculated at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable quarter adjusted for share issuances and repurchases and is payable quarterly in arrears. For purposes of the Investment Advisory Agreement, net assets means the Company’s assets less liabilities determined in accordance with GAAP. To the extent the Investment Adviser or an affiliate of the Investment Adviser provides investment advisory, collateral management or other similar services to a subsidiary of the Company, the Company’s management fee shall be reduced by an amount equal to the product of (a) the total fees paid to the Investment Adviser by such subsidiary for such services and (b) the percentage of such subsidiary’s total equity that is owned, directly or indirectly, by the Company.

The base management fee incurred for the three and six months ended March 31, 2026 was $14,271 and $27,942, respectively. The base management fee incurred for the three and six months ended March 31, 2025 was $7,055 and $13,117, respectively.

Incentive Fees

The incentive fee consists of two components that are independent of each other, with the result that one component could be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Company’s income and a portion is based on a percentage of the Company’s capital gains, each as described below.

(i)     Income based incentive fee (the “Income Incentive Fee”)

The Income Incentive Fee is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of net assets at the end of the immediate preceding quarter, adjusted for share issuances and repurchases, from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that are received from portfolio companies) accrued during the calendar quarter, minus operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any distribution or shareholder servicing fees).

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns. Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
The Company pays the Investment Adviser quarterly in arrears an Income Incentive Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);
•100% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). This portion of Pre-Incentive Fee Net Investment Income Returns that exceeds the hurdle rate but is less than 1.43% is referred to as the “catch-up” provision; and
•12.5% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Investment Adviser.

The sum of these calculations yields the Income Incentive Fee. This amount is appropriately adjusted for any share issuances or repurchases during the quarter.

For the three and six months ended March 31, 2026, the Income Incentive Fee incurred was $13,953 and $27,923, respectively. For the three and six months ended March 31, 2025, the Income Incentive Fee incurred was $7,074 and $12,901, respectively.

(ii)     Capital gains based incentive fee (the “Capital Gain Incentive Fee”)

The second component of the incentive fee, the Capital Gain Incentive Fee, is payable at the end of each calendar year in arrears. The amount payable equals:

•12.5% of cumulative realized capital gains from July 1, 2023 through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gain Incentive Fee.

Realized capital gains and losses include gains and losses on investments, foreign currencies, including gains and losses on borrowings in foreign currencies, derivative contracts and any income tax related to cumulative aggregate realized gains and losses. Each year, the fee paid for the Capital Gain Incentive Fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods.

For the three and six months ended March 31, 2026 and 2025, the Company did not accrue a Capital Gain Incentive Fee. As of March 31, 2026 and September 30, 2025, there was no Capital Gain Incentive Fee payable as calculated under the Investment Advisory Agreement as described above. Any payment due for a Capital Gain Incentive Fee under the terms of the Investment Advisory Agreement is calculated in arrears at the end of each calendar year.

In accordance with GAAP, the Company also is required to include the aggregate unrealized capital appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis, as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement, as applicable. There can be no assurance that any such unrealized capital appreciation will be realized in the future.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
For the three and six months ended March 31, 2026, the Company recorded a reversal of the capital gain incentive fee under GAAP of $3,163 and $3,498, respectively. For the three months ended March 31, 2025, the Company recorded a reversal of the capital gain incentive fee under GAAP of $945. For the six months ended March 31, 2025, the Company recorded an accrual of the capital gain incentive fee under GAAP of $328. Changes in the accrual for the capital gain incentive fee under GAAP are included in “Incentive fee” on the Consolidated Statements of Operations. As of March 31, 2026, there was no cumulative accrual for the capital gain incentive fee under GAAP included in “Accounts payable and other liabilities” on the Consolidated Statements of Financial Condition. As of September 30, 2025, there was $3,498 of cumulative accrual for the capital gain incentive fee under GAAP included in “Accounts payable and other liabilities” on the Consolidated Statements of Financial Condition.

Administration Agreement: Under the Administration Agreement, dated as of April 28, 2023 and as amended and restated on November 14, 2025, the Administrator furnishes the Company with office facilities and equipment, provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of net asset value (“NAV”) and net offering price, preparing reports to shareholders and reports filed with the SEC, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to shareholders, managing the payment of expenses and the performance of administrative and professional services rendered by others. The Company reimburses the Administrator for costs and expenses including, but not limited to, those related to the allocable portion of overhead and other expenses incurred by it in performing its obligations under the Administration Agreement, including fees and expenses associated with performing compliance functions and the Company’s allocable portion of the cost of its chief financial officer and chief compliance officer and their respective staffs. The Board reviews such expenses to determine that these expenses, including any allocation of expenses among the Company and other entities for which the Administrator provides similar services, are reasonable and comparable to administrative services charged by unaffiliated third-party asset managers. Under the Administration Agreement, the Administrator also provides, on the Company’s behalf, managerial assistance to those portfolio companies to which the Company is required to provide such assistance and will be paid an additional amount based on the cost of the services provided, which amount shall not exceed the amount the Company receives from such portfolio companies.

Included in “Accounts payable and other liabilities” is $2,985 and $1,946, as of March 31, 2026 and September 30, 2025, respectively, for accrued allocated shared services under the Administration Agreement.

On May 1, 2026, the Board approved an amended and restated Administration Agreement to be effective as of June 1, 2026. The Company may terminate the Investment Advisory Agreement or the Administration Agreement, without payment of any penalty, upon 60 days’ written notice.

Managing Dealer Agreement: The Company has entered into a Managing Dealer Agreement with Arete Wealth Management, LLC (the “Managing Dealer”), dated as of April 28, 2023 (the “Managing Dealer Agreement”). Under the terms of the Managing Dealer Agreement, the Managing Dealer manages relationships with third-party brokers engaged by the Managing Dealer to participate in the distribution of the Company’s Class I Shares, Class D Shares and Class S Shares (referred to as “participating brokers”), and financial advisors. The Managing Dealer is entitled to receive shareholder servicing and/or distribution fees monthly in arrears at an annual rate of 0.85% and 0.25% of the aggregate NAV attributable to Class S Shares and Class D Shares, respectively. No shareholder servicing and/or distribution fees are paid with respect to Class I Shares. The shareholder servicing and/or distribution fees are payable to the Managing Dealer, but the Managing Dealer anticipates that all or a portion of the shareholder servicing fees and/or distribution fees will be retained by, or reallowed (paid) to, participating brokers. In addition, pursuant to the Managing Dealer Agreement, the Company pays the Managing Dealer certain fees for its services as Managing Dealer, including a two basis point managing dealer fee that is payable quarterly in arrears on any new capital raised in the Public Offering. Such fees are borne by all shareholders of the Company. For the three and six months ended March 31, 2026, the Company incurred $60 and $138, respectively, of fees to the Managing Dealer. For the three and six months ended March 31, 2025, the Company incurred $118 and $193, respectively, of fees to the Managing Dealer.

The Managing Dealer is a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”).

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)

On May 1, 2026, the Board approved an amended and restated Managing Dealer Agreement, to be effective as of June 1, 2026. The Managing Dealer Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s trustees who are not “interested persons”, as defined in the 1940 Act, of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution and servicing plan or the Managing Dealer Agreement or by vote a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Managing Dealer or the Investment Adviser. The Managing Dealer Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Distribution and Servicing Plan: On May 1, 2026, the Board re-approved a distribution and servicing plan (the “Distribution and Servicing Plan”) for an additional one-year period. The following table shows the shareholder servicing and/or distribution fees the Company pays the Managing Dealer with respect to the Class S Shares, Class D Shares and Class I Shares on an annualized basis as a percentage of the Company’s NAV for such class. The shareholder servicing and/or distribution fees are paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of each applicable quarter. The shareholder servicing and/or distribution fees are calculated and paid separately for each class.

Shareholder Servicing and/or Distribution Fee Rate as a % of NAV
Class S Shares	0.85%
Class D Shares	0.25%
Class I Shares	N/A

The shareholder servicing and/or distribution fees paid under the Distribution and Servicing Plan are used primarily to compensate the Managing Dealer for such services provided in connection with the offering and sale of shares of the Company, and/or to reimburse the Managing Dealer for related expenses incurred, including payments by the Managing Dealer to compensate or reimburse brokers, other financial institutions or other industry professionals, for distribution services and sales support services provided and related expenses.

Payments of the shareholder servicing and/or distribution fee are also used to compensate the Managing Dealer for personal services and/or the maintenance of shareholder accounts services provided to shareholders in the related share class and could be made without regard to expenses actually incurred.

Payments of the shareholder servicing and/or distribution fees on behalf of a particular share class must be in consideration of services rendered for or on behalf of such class. In addition to the shareholder servicing and/or distribution fees, the Company also pays the Managing Dealer certain additional fees for its services under the Distribution and Servicing Plan, which are borne indirectly by all shareholders of the Company. Any fees paid pursuant to the Distribution and Servicing Plan may not exceed the maximum amounts, if any, as may from time to time be permitted by FINRA rules.

For the three and six months ended March 31, 2026, the Company incurred shareholder servicing and/or distribution fees of $465 and $912, respectively, which were attributable to Class S Shares. For the three and six months ended March 31, 2025, the Company incurred shareholder servicing and/or distribution fees of $230 and $402, respectively, which were attributable to Class S Shares.

Expense Support and Conditional Reimbursement Agreement: The Company has entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Investment Adviser. The Investment Adviser may elect to pay certain expenses on the Company’s behalf (each, an “Expense Support Payment”), provided that no portion of the payment will be used to pay any of the Company’s interest expense or distribution and/or shareholder servicing fees of the Company. Any Expense Support Payment that the Investment Adviser has committed to pay must be paid by the Investment Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to the Investment Adviser or its affiliates.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Investment Adviser until such time as all Expense Support Payments made by the Investment Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment”. “Available Operating Funds” means the sum of the Company’s (i) net investment income calculated in accordance with GAAP, (ii) net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Investment Adviser has waived its right to receive such payment for the applicable month.
The following tables present a summary of Expense Support Payments and the related Reimbursement Payments for the six months ended March 31, 2026 and 2025:

	For the six months ended March 31, 2026
	Expense Support Payments by Investment Adviser	Reimbursement Payments to Investment Adviser(1)	Unreimbursed Expense Support Payments
Total, beginning of period	$1,924	$885	$1,039
December 31, 2025	—	—	—
March 31, 2026	—	—	—
Total, end of period(2)	$1,924	$885	$1,039

	For the six months ended March 31, 2025
	Expense Support Payments by Investment Adviser	Reimbursement Payments to Investment Adviser(1)	Unreimbursed Expense Support Payments
Total, beginning of period	$1,924	$885	$1,039
December 31, 2024	—	—	—
March 31, 2025	—	—	—
Total, end of period(2)	$1,924	$885	$1,039

(1) Reimbursement Payments to Investment Adviser are presented with associated Expense Support Payment and not in quarter of payment.
(2) Total includes cumulative Expense Support Payments and Reimbursement Payments since the Company’s commencement of operations.

Other Related Party Transactions: On April 27, 2023, an affiliate of the Investment Adviser purchased 2,000 shares of the Company’s Class F common shares (the “Class F Shares”) at $25.00 per share. Following the completion of the separate private offering (the “Private Offering”) of Class F Shares to certain accredited investors (the “Private Offering Investors”) and prior to the commencement of the Public Offering, the Company’s Class F Shares were reclassified as Class I Shares.

On March 1, 2025 and May 1, 2024, affiliates of the Investment Adviser indirectly purchased $6,571 and $9,900, respectively, of Class I Shares through their ownership of a feeder vehicle.

The Administrator pays for certain unaffiliated third-party expenses incurred by the Company. Such expenses include postage, printing, office supplies, rating agency fees and professional fees. These expenses are not marked-up and represent the same amount the Company would have paid had the Company paid the expenses directly. These expenses are subsequently reimbursed in cash. Total expenses reimbursed to the Administrator for the three and six months ended March 31, 2026 were $6,305 and $10,129, respectively. Total expenses reimbursed to the Administrator for the three and six months ended March 31, 2025 were $3,160 and $5,968, respectively. As of March 31, 2026 and September 30, 2025, $4,362 and $4,864, respectively (which includes $1,039 of unreimbursed Expense Support Payments as of both March 31, 2026 and September 30, 2025), of reimbursable expenses were

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
paid by the Administrator on behalf of the Company, were included in “Accounts payable and other liabilities” on the Consolidated Statements of Financial Condition.

The Company is party to an unsecured revolving credit facility with the Investment Adviser (as amended, the “Adviser Revolver”) which, as of March 31, 2026, permits the Company to borrow a maximum of $300,000 and expires on July 3, 2026. Refer to Note 7 for discussion of the Adviser Revolver.

Note 4. Investments

Investments as of March 31, 2026 and September 30, 2025 consisted of the following:

	As of March 31, 2026			As of September 30, 2025
	Principal	Amortized Cost	Fair Value	Principal	Amortized Cost	Fair Value
Senior secured	$2,119,261	$2,114,162	$2,045,890	$2,288,864	$2,283,507	$2,285,901
One stop	7,610,416	7,517,488	7,466,934	5,978,203	5,881,309	5,948,840
Second lien	27,574	27,411	27,298	35,084	34,869	35,084
Subordinated debt	60,515	60,452	58,497	58,087	57,122	57,646
Structured finance note	250,025	249,995	244,950	161,525	161,487	162,943
Equity	N/A	80,724	84,652	N/A	61,047	64,837
Total	$10,067,791	$10,050,232	$9,928,221	$8,521,763	$8,479,341	$8,555,251

The following tables show the portfolio composition by geographic region at amortized cost and fair value as a percentage of total investments in portfolio companies. The geographic composition is determined by the location of the corporate headquarters of the portfolio company, which is not always indicative of the primary source of the portfolio company’s business.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)

	As of March 31, 2026			As of September 30, 2025
Amortized Cost:
United States
Southeast	$1,967,479	19.6%		$1,698,394	20.0%
Midwest	1,797,879	17.9		1,445,453	17.0
Mid-Atlantic	1,526,312	15.2		1,208,533	14.3
West	1,492,085	14.9		1,159,934	13.7
Southwest	1,137,118	11.3		1,050,633	12.4
Northeast	362,376	3.6		395,788	4.7
U.S. Territory	498	0.0	*	12,399	0.1
United Kingdom	808,503	8.0		676,804	8.0
Germany	204,734	2.0		241,578	2.8
Cayman Islands	203,762	2.0		140,879	1.7
Australia	164,949	1.7		162,334	2.0
Canada	132,564	1.3		101,412	1.2
Jersey	101,853	1.0		88,930	1.0
Finland	42,295	0.4		36,394	0.4
France	38,948	0.4		18,800	0.2
Netherlands	30,144	0.3		27,046	0.3
Luxembourg	24,697	0.3		5,505	0.1
Israel	12,031	0.1		—	—
Sweden	2,005	0.0	*	—	—
Lithuania	—	—		6,965	0.1
Spain	—	—		1,560	0.0 *
Total	$10,050,232	100.0%		$8,479,341	100.0%

Fair Value:
United States
Southeast	$1,948,378	19.6%		$1,704,931	19.9%
Midwest	1,775,967	17.9		1,447,480	16.9
Mid-Atlantic	1,511,939	15.2		1,215,555	14.2
West	1,459,599	14.7		1,163,587	13.6
Southwest	1,127,489	11.4		1,060,849	12.4
Northeast	350,348	3.5		397,933	4.7
U.S. Territory	500	0.0	*	12,497	0.1
United Kingdom	794,551	8.0		686,479	8.0
Germany	206,721	2.1		260,620	3.0
Cayman Islands	199,811	2.0		142,238	1.7
Australia	171,314	1.8		166,823	2.0
Canada	128,679	1.3		101,943	1.2
Jersey	101,920	1.0		91,593	1.1
Finland	42,993	0.4		39,388	0.5
France	39,550	0.4		20,597	0.2
Netherlands	30,211	0.3		28,309	0.3
Luxembourg	24,069	0.3		5,839	0.1
Israel	12,197	0.1		—	—
Sweden	1,985	0.0	*	—	—
Lithuania	—	—		7,004	0.1
Spain	—	—		1,586	0.0 *
Total	$9,928,221	100.0%		$8,555,251	100.0%

* Represents an amount less than 0.1%

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
The industry compositions of the portfolio at amortized cost and fair value as a percentage of total investments in portfolio companies as of March 31, 2026 and September 30, 2025 were as follows:

	As of March 31, 2026		As of September 30, 2025
Amortized Cost:
Aerospace & Defense	$172,610	1.7%	$120,841	1.4%
Air Freight & Logistics	105,599	1.1	105,489	1.2
Airlines	6,005	0.1	20,374	0.2
Auto Components	120,844	1.2	111,710	1.3
Automobiles	279,976	2.8	268,537	3.2
Banks	22,223	0.2	16,055	0.2
Beverages	81,833	0.8	81,503	1.0
Building Products	2,088	0.0 *	3,266	0.0 *
Capital Markets	57,445	0.6	66,357	0.8
Chemicals	131,074	1.3	143,213	1.7
Commercial Services & Supplies	264,984	2.6	156,518	1.8
Construction & Engineering	63,148	0.6	89,637	1.1
Construction Materials	16,974	0.2	17,046	0.2
Consumer Finance	26,034	0.3	26,096	0.3
Containers & Packaging	124,059	1.2	111,902	1.3
Diversified Consumer Services	501,863	5.0	379,377	4.5
Diversified Financial Services	532,846	5.3	506,912	6.0
Electric Utilities	13,561	0.1	6,440	0.1
Electrical Equipment	20,903	0.2	25,413	0.3
Food & Staples Retailing	24,045	0.2	13,666	0.2
Food Products	131,782	1.3	129,183	1.5
Healthcare Equipment & Supplies	642,123	6.4	365,741	4.3
Healthcare Providers & Services	526,480	5.2	531,512	6.3
Healthcare Technology	709,203	7.1	463,153	5.5
Hotels, Restaurants & Leisure	688,399	6.8	576,856	6.8
Household Durables	18,833	0.2	12,994	0.1
Household Products	21,704	0.2	21,453	0.2
Industrial Conglomerates	101,027	1.0	92,567	1.1
Insurance	616,587	6.1	490,870	5.8
IT Services	306,472	3.1	358,874	4.2
Leisure Products	50,150	0.5	50,301	0.6
Life Sciences Tools & Services	140,693	1.4	56,286	0.7
Machinery	63,063	0.6	61,988	0.7
Media	63,923	0.6	63,456	0.7
Oil, Gas & Consumable Fuels	7,533	0.1	19,054	0.2
Paper & Forest Products	5,935	0.1	5,966	0.1
Personal Products	19,067	0.2	12,000	0.1
Pharmaceuticals	114,874	1.1	109,522	1.3
Professional Services	407,125	4.1	354,344	4.2
Real Estate Management & Development	4,876	0.1	4,899	0.1
Road & Rail	40,395	0.4	98,457	1.2
Software	2,049,945	20.4	1,694,514	20.0
Specialized Finance	249,995	2.5	161,487	1.9
Specialty Retail	366,224	3.6	357,631	4.2
Trading Companies & Distributors	16,859	0.2	16,494	0.2
Transportation Infrastructure	71,524	0.7	68,858	0.8
Water Utilities	47,327	0.5	30,529	0.4
Total	$10,050,232	100.0%	$8,479,341	100.0%
* Represents an amount less than 0.1%

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)

	As of March 31, 2026			As of September 30, 2025
Fair Value:
Aerospace & Defense	$170,685	1.7%		$121,150	1.4%
Air Freight & Logistics	106,312	1.1		106,153	1.2
Airlines	6,006	0.1		20,423	0.2
Auto Components	118,413	1.2		111,841	1.3
Automobiles	281,721	2.8		271,584	3.2
Banks	21,472	0.2		16,215	0.2
Beverages	80,256	0.8		81,036	0.9
Building Products	2,096	0.0	*	3,334	0.0 *
Capital Markets	56,347	0.6		66,686	0.8
Chemicals	130,317	1.3		143,537	1.7
Commercial Services & Supplies	264,947	2.7		157,756	1.8
Construction & Engineering	62,218	0.6		90,248	1.0
Construction Materials	16,946	0.2		17,103	0.2
Consumer Finance	25,730	0.3		26,116	0.3
Containers & Packaging	120,739	1.2		112,592	1.3
Diversified Consumer Services	485,510	4.9		376,480	4.4
Diversified Financial Services	528,088	5.3		513,068	6.0
Electric Utilities	13,772	0.1		6,525	0.1
Electrical Equipment	20,920	0.2		25,764	0.3
Food & Staples Retailing	24,238	0.2		13,746	0.2
Food Products	132,436	1.3		130,252	1.5
Healthcare Equipment & Supplies	644,279	6.5		369,814	4.3
Healthcare Providers & Services	524,469	5.3		535,199	6.3
Healthcare Technology	701,511	7.1		467,734	5.5
Hotels, Restaurants & Leisure	689,563	6.9		581,461	6.8
Household Durables	18,834	0.2		12,986	0.2
Household Products	21,688	0.2		21,573	0.3
Industrial Conglomerates	99,699	1.0		93,342	1.1
Insurance	613,126	6.2		496,022	5.8
IT Services	301,570	3.0		360,665	4.2
Leisure Products	46,836	0.5		49,611	0.6
Life Sciences Tools & Services	140,295	1.4		56,306	0.7
Machinery	62,522	0.6		62,202	0.7
Media	62,753	0.6		63,094	0.7
Oil, Gas & Consumable Fuels	7,466	0.1		19,194	0.2
Paper & Forest Products	5,927	0.1		5,985	0.1
Personal Products	18,889	0.2		12,014	0.1
Pharmaceuticals	115,309	1.2		111,458	1.3
Professional Services	397,692	4.0		354,331	4.1
Real Estate Management & Development	4,691	0.0	*	4,904	0.1
Road & Rail	40,143	0.4		98,694	1.2
Software	1,999,873	20.1		1,729,397	20.2
Specialized Finance	244,950	2.5		162,943	1.9
Specialty Retail	362,945	3.7		360,091	4.2
Trading Companies & Distributors	15,506	0.2		15,336	0.2
Transportation Infrastructure	71,258	0.7		68,507	0.8
Water Utilities	47,258	0.5		30,779	0.4
Total	$9,928,221	100.0%		$8,555,251	100.0%
* Represents an amount less than 0.1%

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)

Note 5. Derivatives

The Company enters into derivatives from time to time to help mitigate its foreign currency and interest rate risk exposures.
Forward Currency Contracts
The outstanding forward currency contracts as of March 31, 2026 and September 30, 2025 were as follows:

As of March 31, 2026
Counterparty	Currency to be sold		Currency to be purchased		Settlement date	Unrealized appreciation	Unrealized depreciation
Macquarie Bank Limited	€33,000	EUR	$38,801	USD	4/19/2027	$140	$—
						$140	$—

Morgan Stanley Capital Services LLC	€14,700	EUR	$16,580	USD	4/9/2027	$—	$(611)
Morgan Stanley Capital Services LLC	£33,200	GBP	$42,765	USD	4/15/2027	—	(904)
						$—	$(1,515)

Regions Bank	£14,000	GBP	$18,623	USD	10/28/2026	$138	$—
Regions Bank	£3,500	GBP	$4,426	USD	11/16/2026	—	(189)
Regions Bank	€22,000	EUR	$24,053	USD	12/16/2026	—	(1,582)
Regions Bank	€6,400	EUR	$6,936	USD	12/24/2026	—	(521)
Regions Bank	€24,300	EUR	$27,574	USD	4/14/2027	—	(853)
Regions Bank	€37,000	EUR	$43,453	USD	5/27/2027	66	—
Regions Bank	£16,900	GBP	$22,980	USD	6/16/2027	727	—
Regions Bank	€11,200	EUR	$13,483	USD	6/16/2027	328	—
						$1,259	$(3,145)

As of September 30, 2025
Counterparty	Currency to be sold		Currency to be purchased		Settlement date	Unrealized appreciation	Unrealized depreciation
Macquarie Bank Limited	€33,000	EUR	$38,801	USD	4/19/2027	$—	$(853)
						$—	$(853)

Morgan Stanley Capital Services LLC	€14,700	EUR	$16,580	USD	4/9/2027	$—	$(1,045)
Morgan Stanley Capital Services LLC	£33,200	GBP	$42,765	USD	4/15/2027	—	(1,590)
						$—	$(2,635)

Regions Bank	£3,500	GBP	$4,426	USD	11/16/2026	$—	$(267)
Regions Bank	€22,000	EUR	$24,053	USD	12/16/2026	—	(2,288)
Regions Bank	€6,400	EUR	$6,936	USD	12/24/2026	—	(729)
Regions Bank	€24,300	EUR	$27,574	USD	4/14/2027	—	(1,637)
Regions Bank	€37,000	EUR	$43,453	USD	5/27/2027	—	(1,089)
Regions Bank	£16,900	GBP	$22,980	USD	6/16/2027	388	—
Regions Bank	€11,200	EUR	$13,483	USD	6/16/2027	—	(9)
						$388	$(6,019)

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
The impact of forward currency contracts not designated as an effective hedge accounting relationship for the three and six months ended March 31, 2026 and 2025 on the Consolidated Statements of Operations, including realized and unrealized gains (losses) is summarized in the table below:

Realized gain (loss) on forward currency contracts recognized in income
Risk exposure category	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Foreign exchange	$—	$—	$—	$—

Change in unrealized appreciation (depreciation) on forward currency contracts recognized in income
Risk exposure category	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Foreign exchange	$5,246	$(1,897)	$5,858	$(298)
The following table is a summary of the average outstanding daily volume for forward currency contracts for the three and six months ended March 31, 2026 and 2025:

Average U.S. Dollar notional outstanding	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Forward currency contracts	$259,673	$65,365	$257,013	$49,039
Interest Rate Swaps

In connection with the 2027 Tranche A Notes, 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes (each as defined in Note 7), the Company entered into interest rate swap agreements with Macquarie Bank Limited (“Macquarie”), SMBC Capital Markets, Inc. (“SMBC”), Regions Bank (“Regions”), Morgan Stanley Capital Services LLC (“Morgan Stanley”) and BNP Paribas (“BNP”) to more closely align the interest rate of such liability with its investment portfolio, which consists primarily of floating rate loans. The Company designated these interest rate swaps and the 2027 Tranche A Notes, 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes as a qualifying fair value hedge accounting relationship. See Note 7 for more information on the 2027 Tranche A Notes, 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes. The outstanding interest rate swap contracts as of March 31, 2026 and September 30, 2025 were as follows:

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)

As of March 31, 2026
Counterparty	Hedged Item	Company Receives	Company Pays		Maturity Date	Notional Amount	Unrealized Appreciation	Unrealized Depreciation
SMBC Capital Markets, Inc.	2027 Tranche A Notes	7.12%	3M SOFR+	2.5975%	9/18/2027	$225,000	$2,436	$—
SMBC Capital Markets, Inc.	2028 Notes	5.45%	D SOFR+	1.834%	8/15/2028	500,000	—	(773)
SMBC Capital Markets, Inc.	2030 Notes	5.875%	D SOFR+	1.727%	5/1/2030	350,000	6,356	—
SMBC Capital Markets, Inc.	2031 Notes	5.60%	D SOFR+	1.9485%	4/15/2031	300,000	—	(646)
							$8,792	$(1,419)

Macquarie Bank Limited	2027 Tranche A Notes	7.12%	3M SOFR+	2.644%	9/20/2027	$75,000	$762	$—
Macquarie Bank Limited	2029 Notes	6.046%	3M SOFR+	2.770%	8/12/2029	150,000	—	(1,837)
							$762	$(1,837)

Regions Bank	2029 Notes	6.046%	3M SOFR+	2.7875%	8/12/2029	$350,000	$—	$(4,483)
							$—	$(4,483)

Morgan Stanley Capital Services LLC	2030 Notes	5.875%	D SOFR+	1.745%	5/1/2030	$150,000	$2,622	$—
							$2,622	$—

BNP Paribas	2031 Notes	5.60%	D SOFR+	1.955%	4/15/2031	$200,000	$—	$(490)
							$—	$(490)

As of September 30, 2025
Counterparty	Hedged Item	Company Receives	Company Pays		Maturity Date	Notional Amount	Unrealized Appreciation	Unrealized Depreciation
SMBC Capital Markets, Inc.	2027 Tranche A Notes	7.12%	3M SOFR+	2.5975%	9/18/2027	$225,000	$4,466	$—
SMBC Capital Markets, Inc.	2028 Notes	5.45%	D SOFR+	1.834%	8/15/2028	500,000	2,569	—
SMBC Capital Markets, Inc.	2030 Notes	5.875%	D SOFR+	1.727%	5/1/2030	350,000	10,267	—
							$17,302	$—

Macquarie Bank Limited	2027 Tranche A Notes	7.12%	3M SOFR+	2.644%	9/20/2027	$75,000	$1,425	$—
Macquarie Bank Limited	2029 Notes	6.046%	3M SOFR+	2.770%	8/12/2029	150,000	—	(869)
							$1,425	$(869)

Regions Bank	2029 Notes	6.046%	3M SOFR+	2.7875%	8/12/2029	$350,000	$—	$(2,252)
							$—	$(2,252)

Morgan Stanley Capital Services LLC	2030 Notes	5.875%	D SOFR+	1.745%	5/1/2030	$150,000	$4,286	$—
							$4,286	$—

As a result of the Company’s designation as a hedging instrument in a qualifying fair value hedge accounting relationship, the Company is required to fair value the hedging instrument and the related hedged item, with the changes in the fair value of each being recorded in interest and other debt financing expenses. For the three and six months ended March 31, 2026, the net unrealized loss related to the fair value hedge was $30 and $85, respectively, which is included in “Interest and other debt financing expenses” in the Company’s Consolidated Statements of Operations. For the three and six months ended March 31, 2025, the net unrealized gain/(loss) related to the fair value hedge was $452 and $(2,746), respectively, which is included in “Interest and other debt financing expenses” in the Company’s Consolidated Statements of Operations.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
The table below presents the components of the net unrealized gain/(loss) related to the fair value hedge recognized for the hedging instrument, the interest rate swaps, and the hedged items, the 2027 Tranche A Notes, 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes, from derivatives designated in a qualifying hedge accounting relationship for the three and six months ended March 31, 2026 and 2025.

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Hedging instruments (Interest rate swaps)	$(13,827)	$20,680	$(15,945)	$(4,948)
Hedged items (Unsecured notes)	13,797	(20,228)	15,860	2,202
Fair market value adjustments for hedge accounting recognized in interest and other debt financing expenses	$(30)	$452	$(85)	$(2,746)

The table below presents the carrying value, which is inclusive of (i) unamortized premium and/or unaccreted original issue discount and (ii) the cumulative adjustment for the change in fair value of an effective hedge accounting relationship, of the 2027 Tranche A Notes, 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes as of March 31, 2026 and September 30, 2025 that are designated in a qualifying hedging relationship and the related cumulative hedging adjustment (increase/(decrease)) from the current hedging relationship included in such carrying value:

	As of March 31, 2026		As of September 30, 2025
Description	Carrying Value	Cumulative Hedging Adjustment	Carrying Value	Cumulative Hedging Adjustment
2027 Tranche A Notes	$302,886	$2,886	$305,326	$5,326
2028 Notes	496,651	(773)	499,452	2,569
2029 Notes	491,214	(5,170)	494,058	(1,804)
2030 Notes	504,383	8,977	509,398	14,553
2031 Notes	493,364	(1,136)	—	—

Offsetting Derivatives

In order to better define its contractual rights and to secure rights that will help the Company mitigate its counterparty risk, the Company has entered into an International Swaps and Derivatives Association, Inc. Master Agreement (“ISDA Master Agreement”) with each of its derivative counterparties, Macquarie, SMBC, Regions, Morgan Stanley and BNP (together with Macquarie, SMBC, Regions, Morgan Stanley and BNP, the “Counterparties” and each a “Counterparty”). Each ISDA Master Agreement is a bilateral agreement between the Company and each Counterparty that governs over-the-counter (“OTC”) derivatives, including forward currency contracts and interest rate swaps, and contains, among other things, collateral posting terms and netting provisions in the event of a default and/or termination event. The provisions of each ISDA Master Agreements with each of the Counterparties permits a single net payment in the event of a default (close-out netting) or similar event, including the bankruptcy or insolvency of the counterparty.

For financial reporting purposes, cash collateral that has been pledged to cover obligations of the Company and cash collateral received from the Counterparty, if any, is included in the Consolidated Statements of Financial Condition as other assets or accounts payable and other liabilities. As of March 31, 2026, there was $3,080 of collateral pledged for derivatives included in other assets on the Consolidated Statements of Financial Condition. There was no collateral pledged for derivatives included in other assets on the Consolidated Statements of Financial Condition as of September 30, 2025. The Company minimizes counterparty credit risk by only entering into agreements with counterparties that it believes to be of good standing and by monitoring the financial stability of those counterparties.

The following table is intended to provide additional information about the effect of the offsetting derivative contracts on the consolidated financial statements of the Company including: the location of those fair values on the Consolidated Statements of Financial Condition, and the Company’s gross and net amount of assets and liabilities available for offset under netting arrangements as well as any related collateral received or pledged by the Company as of March 31, 2026 and September 30, 2025:

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)

As of March 31, 2026
Counterparty	Instrument	Statement of Financial Condition Location of Amounts	Gross Amount of Recognized Assets	Gross Amount of Recognized (Liabilities)	Net amounts presented in the Consolidated Statements of Financial Condition	Collateral (Received) / Pledged (1)	Net Amounts(2)
Regions Bank	Interest rate swaps	Net unrealized depreciation on derivatives	$—	$(4,483)	$(4,483)	$—	$(4,483)
Regions Bank	Foreign currency forward contracts	Net unrealized depreciation on derivatives	1,259	(3,145)	(1,886)	—	(1,886)
SMBC Capital Markets, Inc.	Interest rate swaps	Net unrealized appreciation on derivatives	8,792	(1,419)	7,373	—	7,373
Macquarie Bank Limited	Interest rate swaps	Net unrealized depreciation on derivatives	762	(1,837)	(1,075)	1,075	—
Macquarie Bank Limited	Foreign currency forward contracts	Net unrealized appreciation on derivatives	140	—	140	—	140
Morgan Stanley Capital Services LLC	Interest rate swaps	Net unrealized appreciation on derivatives	2,622	—	2,622	—	2,622
Morgan Stanley Capital Services LLC	Foreign currency forward contracts	Net unrealized depreciation on derivatives	—	(1,515)	(1,515)	—	(1,515)
BNP Paribas	Interest rate swaps	Net unrealized depreciation on derivatives	—	(490)	(490)	490	—

As of September 30, 2025
Counterparty	Instrument	Statement of Financial Condition Location of Amounts	Gross Amount of Recognized Assets	Gross Amount of Recognized (Liabilities)	Net amounts presented in the Consolidated Statements of Financial Condition	Collateral (Received) / Pledged (1)	Net Amounts(2)
Regions Bank	Interest rate swaps	Net unrealized depreciation on derivatives	$—	$(2,252)	$(2,252)	$—	$(2,252)
Regions Bank	Foreign currency forward contracts	Net unrealized depreciation on derivatives	388	(6,019)	(5,631)	—	(5,631)
SMBC Capital Markets, Inc.	Interest rate swaps	Net unrealized appreciation on derivatives	17,302	—	17,302	—	17,302
Macquarie Bank Limited	Interest rate swaps	Net unrealized appreciation on derivatives	1,425	(869)	556	—	556
Macquarie Bank Limited	Foreign currency forward contracts	Net unrealized depreciation on derivatives	—	(853)	(853)	—	(853)
Morgan Stanley Capital Services LLC	Interest rate swaps	Net unrealized appreciation on derivatives	4,286	—	4,286	—	4,286
Morgan Stanley Capital Services LLC	Foreign currency forward contracts	Net unrealized depreciation on derivatives	—	(2,635)	(2,635)	—	(2,635)

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
(1)The actual collateral pledged could be more than the amount shown due to over collateralization.
(2)Represents the net amount due from/(to) counterparties in the event of default.
Exclusion of the Investment Adviser from Commodity Pool Operator Definition

Engaging in commodity interest transactions such as swap transactions or futures contracts for the Company could cause the Investment Adviser to fall within the definition of “commodity pool operator” under the Commodity Exchange Act (the “CEA”) and related Commodity Futures Trading Commission (the “CFTC”) regulations. The Investment Adviser has claimed an exclusion from the definition of the term “commodity pool operator” under the CEA and the CFTC regulations in connection with its management of the Company and, therefore, is not subject to CFTC registration or regulation under the CEA as a commodity pool operator with respect to its management of the Company.

Note 6. Fair Value Measurements

The Company follows ASC Topic 820 for measuring fair value. Fair value is the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters, or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation models involve some level of estimation and judgment, the degree of which is dependent on the price transparency for the assets or liabilities or market and the assets’ or liabilities’ complexity. Effective August 2, 2024, the Board designated the Investment Adviser as the Company’s Valuation Designee in accordance with Rule 2a-5 under the 1940 Act. The Company’s fair value analysis, currently undertaken by the Valuation Designee, includes an analysis of the value of any unfunded loan commitments. Assets and liabilities are categorized for disclosure purposes based upon the level of judgment associated with the inputs used to measure their value. The valuation hierarchical levels are based upon the transparency of the inputs to the valuation of the asset or liability as of the measurement date. The three levels are defined as follows:
Level 1:     Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2:     Inputs include quoted prices for similar assets or liabilities in active markets and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the assets or liabilities.
Level 3:     Inputs include significant unobservable inputs for the assets or liabilities and include situations where there is little, if any, market activity for the assets or liabilities. The inputs into the determination of fair value are based upon the best information available and require significant management judgment or estimation.
In certain cases, the inputs used to measure fair value fall into different levels of the fair value hierarchy. In such cases, an asset’s or a liability’s categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Currently, the Valuation Designee assesses the levels of assets and liabilities at each measurement date, and transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfers. During the six months ended March 31, 2026, certain debt investments with a fair value of $58,642 transferred from Level 2 to Level 3 of the fair value hierarchy. There were no debt investments that transferred from Level 2 to Level 3 of the fair value hierarchy during the six months ended March 31, 2025. During the six months ended March 31, 2026 and 2025, certain debt investments with a fair value of $92,838 and $7,974, respectively, transferred from Level 3 to Level 2 of the fair value hierarchy . The transfers into or out of Level 3 were primarily due to decreased or increased transparency of the observable prices for both the six months ended March 31, 2026 and 2025. The following section describes the valuation techniques used to measure different assets and liabilities at fair value and includes the level within the fair value hierarchy in which the assets and liabilities are categorized.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Investments

Level 1 investments are valued using quoted market prices. Level 2 investments are valued using market consensus prices that are corroborated by observable market data and quoted market prices for similar assets and liabilities. Level 3 investments are valued at fair value as determined in good faith by the Valuation Designee, based on input of the Valuation Designee’s personnel and independent valuation firms that have been engaged at the direction of the Valuation Designee to assist in the valuation of each portfolio investment without a readily available market quotation. For periods ending on or before December 31, 2025, at least every other quarter, the valuation for each portfolio investment prepared by the professionals of the Valuation Designee responsible for the valuation function, based on the fair value methodology in accordance with ASC Topic 820 described below (subject to a de minimis threshold) was reviewed by an independent valuation firm. This valuation process was conducted at the end of each fiscal quarter, with each portfolio investment being reviewed at least every other quarter (subject to a de minimis threshold) with approximately 50% (based on the fair value of portfolio company investments) of the Company’s valuations of debt and equity investments without readily available market quotations subject to review by an independent valuation firm. For periods beginning after December 31, 2025, the valuation process is conducted on a monthly basis and this monthly valuation process begins with each portfolio investment being initially valued, based on the fair value methodology in accordance with ASC Topic 820 described below, either by (i) professionals of the Valuation Designee responsible for the valuation function or (ii) investment valuation firms that have been engaged to support the valuation of portfolio investments. The valuation for each portfolio investment, or approximately 100% (based on the fair value of portfolio company investments) of the Company’s debt and equity investments without readily available market quotations (subject to a de minimis threshold), was either (i) performed by or (ii) reviewed by an independent valuation firm. As of March 31, 2026, $1,599,752 and $8,328,469 of investments were valued using Level 2 inputs and Level 3 inputs, respectively. As of September 30, 2025, $1,750,395 and $6,804,856 of investments were valued using Level 2 inputs and Level 3 inputs, respectively. As of March 31, 2026 and September 30, 2025, all interest rate swaps and forward currency contracts were valued using Level 2 inputs and all money market funds included in cash equivalents and restricted cash equivalents were valued using Level 1 inputs.
When determining fair value of Level 3 debt and equity investments, the Valuation Designee takes into account the following factors, where relevant: the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons to publicly-traded securities, and changes in the interest rate environment and the credit markets generally that affect the price at which similar investments are made and other relevant factors. The primary method for determining enterprise value uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s net income before net interest expense, income tax expense, depreciation and amortization (“EBITDA”). A portfolio company’s EBITDA can include pro-forma adjustments for items such as acquisitions, divestitures, or expense reductions. The enterprise value analysis is performed to determine the value of equity investments and to determine if debt investments are credit impaired. The Valuation Designee may also employ other valuation multiples to determine enterprise value, such as revenues. If debt investments are credit impaired, the Valuation Designee will use the enterprise value analysis or a liquidation basis analysis to determine fair value, which may include evaluating multiple recovery scenarios and weighting the expected outcomes based on their likelihood. For debt investments that are not determined to be credit impaired, the Valuation Designee uses a market interest rate yield analysis to determine fair value.
In addition, for certain debt investments, the Valuation Designee bases its valuation on indicative bid and ask prices provided by an independent third-party pricing service or directly from brokers. Bid prices reflect the highest price that the Company and others could be willing to pay. Ask prices represent the lowest price that the Company and others could be willing to accept. The Valuation Designee generally uses the midpoint of the independent third-party market “bid” and “ask” quotes to determine the value of our portfolio investments but may use another value if the Valuation Designee determines it better represents the investment’s fair value. While market price quotes from third-party pricing sources may be available, the Valuation Designee has the discretion to seek and utilize independent quotes from independent broker dealers to determine the fair value of the applicable portfolio investment. The Valuation Designee may obtain and consider both “bid” and “ask” quotes from either independent third-party vendors or directly from independent brokers.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Due to the inherent uncertainty of determining the fair value of Level 3 investments that do not have a readily available market value, the fair value of the investments could differ significantly from the values that would have been used had a ready market existed for such investments and could differ materially from the values that are ultimately received or settled. Further, such investments are generally subject to legal and other restrictions or otherwise are less liquid than publicly-traded instruments. If the Company were required to liquidate a portfolio investment in a forced or liquidation sale, the Company could realize significantly less than the value at which such investment had previously been recorded.

The Company’s investments are subject to market risk. Market risk is the potential for changes in the value due to market changes. Market risk is directly impacted by the volatility and liquidity in the markets in which the investments are traded.

The following tables present fair value measurements of the Company’s assets and liabilities recorded at fair value and indicate the fair value hierarchy of the valuation techniques utilized to determine such fair value as of March 31, 2026 and September 30, 2025:

As of March 31, 2026	Fair Value Measurements Using
Description	Level 1	Level 2	Level 3	Total
Assets, at fair value:
Debt investments(1)	$—	$1,599,752	$8,243,817	$9,843,569
Equity investments(1)	—	—	84,652	84,652
Money market funds(1)(2)	71,891	—	—	71,891
Forward currency contracts	—	1,399	—	1,399
Interest rate swaps	—	12,176	—	12,176
Total assets, at fair value:	$71,891	$1,613,327	$8,328,469	$10,013,687
Liabilities, at fair value:
Forward currency contracts	$—	$(4,660)	$—	$(4,660)
Interest rate swaps	—	(8,229)	—	(8,229)
Total liabilities, at fair value:	$—	$(12,889)	$—	$(12,889)

As of September 30, 2025	Fair Value Measurements Using
Description	Level 1	Level 2	Level 3	Total
Assets, at fair value:
Debt investments(1)	$—	$1,750,395	$6,740,019	$8,490,414
Equity investments(1)	—	—	64,837	64,837
Money market funds(1)(2)	412,636	—	—	412,636
Forward currency contracts	—	388	—	388
Interest rate swaps	—	23,013	—	23,013
Total assets, at fair value:	$412,636	$1,773,796	$6,804,856	$8,991,288
Liabilities, at fair value:
Forward currency contracts	$—	$(9,507)	$—	$(9,507)
Interest rate swaps	—	(3,121)	—	(3,121)
Total liabilities, at fair value:	$—	$(12,628)	$—	$(12,628)

(1) Refer to the Consolidated Schedules of Investments for further details.
(2) Included in “Cash equivalents” and “Restricted cash equivalents” on the Consolidated Statements of Financial Condition.

The net change in unrealized appreciation (depreciation) for the three and six months ended March 31, 2026 reported within the “Net change in unrealized appreciation (depreciation) from investments” in the Company’s Consolidated Statements of Operations attributable to the Company’s Level 3 assets held at the end of each period was $(137,664) and $(127,375), respectively. The net change in unrealized appreciation (depreciation) for the three and six months ended March 31, 2025 reported within the "Net change in unrealized appreciation (depreciation) from investments” in the Company’s Consolidated Statements of Operations attributable to the Company’s Level 3 assets held at the end of each period was $15,426 and $7,078, respectively.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)

The following tables present the changes in investments measured at fair value using Level 3 inputs for the six months ended March 31, 2026 and 2025:

	For the six months ended March 31, 2026
	Debt Investments	Equity Investments	Total Investments
Fair value, beginning of period	$6,740,019	$64,837	$6,804,856
Net change in unrealized appreciation (depreciation) on investments	(129,531)	170	(129,361)
Net translation of investments in foreign currencies	(8,939)	(33)	(8,972)
Realized gain (loss) on investments	55	—	55
Realized gain (loss) on translation of investments in foreign currencies	4,954	—	4,954
Fundings of (proceeds from) revolving loans, net	35,765	—	35,765
Purchases and fundings of investments	2,190,916	35,812	2,226,728
PIK interest and non-cash dividends	23,520	1,258	24,778
Proceeds from principal payments and sales of portfolio investments	(588,278)	(17,392)	(605,670)
Accretion of discounts and amortization of premiums	9,532	—	9,532
Transfers into Level 3(1)	58,642	—	58,642
Transfers out of Level 3(1)	(92,838)	—	(92,838)
Fair value, end of period	$8,243,817	$84,652	$8,328,469

	For the six months ended March 31, 2025
	Debt Investments	Equity Investments	Total Investments
Fair value, beginning of period	$2,638,140	$11,443	$2,649,583
Net change in unrealized appreciation (depreciation) on investments	8,547	908	9,455
Net translation of investments in foreign currencies	(4,627)	—	(4,627)
Realized gain (loss) on investments	3	—	3
Realized gain (loss) on translation of investments in foreign currencies	(297)	—	(297)
Fundings of (proceeds from) revolving loans, net	10,062	—	10,062
Purchases and fundings of investments	1,338,661	8,492	1,347,153
PIK interest and non-cash dividends	9,633	214	9,847
Proceeds from principal payments and sales of portfolio investments	(148,967)	—	(148,967)
Accretion of discounts and amortization of premiums	5,797	—	5,797
Transfers out of Level 3(1)	(7,974)	—	(7,974)
Fair value, end of period	$3,848,978	$21,057	$3,870,035

(1) Transfers between levels are recognized at the beginning of the period in which the transfers occur.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
The following tables present quantitative information about the significant unobservable inputs of the Company’s Level 3 investments as of March 31, 2026 and September 30, 2025:

Quantitative Information about Level 3 Fair Value Measurements
	Fair Value as of March 31, 2026	Valuation Techniques	Unobservable Input	Range (Weighted Average)(1)
Assets:
Senior secured loans	$338,397	Yield analysis	Market interest rate	7.8% - 11.3% (8.1%)
		Market comparable companies	EBITDA multiples	5.8x - 20.5x (11.2x)
	121,938	Broker quotes	Broker quotes	N/A
One stop loans(2)(3)	$7,390,065	Yield analysis	Market interest rate	3.5% - 20.5% (8.7%)
		Market comparable companies	EBITDA multiples	7.3x - 29.5x (14.9x)
			Revenue multiples	0.8x - 14.5x (6.9x)
	76,869	Broker quotes	Broker quotes	N/A
Subordinated debt and second lien loans	$85,795	Yield analysis	Market interest rate	10.8% - 14.3% (12.3%)
		Market comparable companies	EBITDA multiples	13.0x - 21.0x (18.1x)
Structured finance note	$230,753	Broker quotes	Broker quotes	N/A
Equity(4)	$84,652	Market comparable companies	EBITDA multiples	7.3x - 26.0x (16.6x)
			Revenue multiples	0.8x - 15.5x (13.1x)
(1)Unobservable inputs were weighted by the relative fair value of the instruments.
(2)The Company valued $6,671,843 and $718,222 of one stop loans using EBITDA and revenue multiples, respectively.
(3)$14,777 of loans at fair value were valued using the market comparable companies approach only.
(4)The Company valued $67,050 and $17,602 of equity investments using EBITDA and revenue multiples, respectively.

Quantitative Information about Level 3 Fair Value Measurements
	Fair Value as of September 30, 2025	Valuation Techniques	Unobservable Input	Range (Weighted Average)(1)
Assets:
Senior secured loans	$358,580	Yield analysis	Market interest rate	7.3% - 12.5% (8.3%)
		Market comparable companies	EBITDA multiples	6.0x - 20.0x (13.5x)
	178,937	Broker quotes	Broker quotes	N/A
One stop loans(2)(3)	$5,901,144	Yield analysis	Market interest rate	3.8% - 20.5% (8.6%)
		Market comparable companies	EBITDA multiples	8.0x - 34.4x (15.9x)
			Revenue multiples	1.8x - 15.0x (8.2x)
	47,696	Broker quotes	Broker quotes	N/A
Subordinated debt and second lien loans(4)	$92,730	Yield analysis	Market interest rate	8.8% - 15.0% (10.1%)
		Market comparable companies	EBITDA multiples	12.5x - 24.0x (18.4x)
Structured finance note	$147,182	Broker quotes	Broker quotes	N/A
	13,750	Transactional value	Cost	N/A
Equity(5)	$64,837	Market comparable companies	EBITDA multiples	8.0x - 25.5x (18.2x)
			Revenue multiples	1.8x - 11.1x (9.3x)
(1)Unobservable inputs were weighted by the relative fair value of the instruments.
(2)The Company valued $5,262,911 and $638,233 of one stop loans using EBITDA and revenue multiples, respectively.
(3)$11,327 of loans at fair value were valued using the market comparable companies approach only.
(4)$66 of loans at fair value were valued using the market comparable companies approach only.
(5)The Company valued $50,649 and $14,188 of equity investments using EBITDA and revenue multiples, respectively.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)

The above tables are not intended to be all-inclusive but rather to provide information on significant unobservable inputs and valuation techniques used by the Valuation Designee.
The significant unobservable inputs used in the fair value measurement of the Company’s debt and equity investments are EBITDA multiples, revenue multiples and market interest rates. The Valuation Designee uses EBITDA multiples and, to a lesser extent, revenue multiples on the Company’s debt and equity investments to determine any credit gains or losses. Increases or decreases in either of these inputs in isolation would have resulted in a significantly lower or higher fair value measurement. The Valuation Designee uses market interest rates for loans to determine if the effective yield on a loan is commensurate with the market yields for that type of loan. If a loan’s effective yield was significantly less than the market yield for a similar loan with a similar credit profile, then the resulting fair value of the loan could have been lower.

Other Financial Assets and Liabilities

ASC Topic 820 requires disclosure of the fair value of financial instruments for which it is practical to estimate such value. As a result, with the exception of the line item titled “Debt” and “Other short-term borrowings” which are reported at cost or the carrying value (as defined in the table below), all assets and liabilities approximate fair value on the Consolidated Statements of Financial Condition due to their short maturity. The fair value of the Company's 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes are based on vendor pricing received by the Company, which is considered a Level 2 input. The fair value of the Company’s 2027 Notes and debt securitizations are estimated using Level 3 inputs by discounting remaining payments using comparable market rates or market quotes for similar instruments at the measurement date, if available. The fair value of the Company’s revolving credit facilities and short-term borrowings approximates their carrying value due to their variable interest rates based on selected short-term rates.

The following are the carrying values and fair values of the Company’s debt and other short-term borrowings as of March 31, 2026 and September 30, 2025:

	As of March 31, 2026		As of September 30, 2025
	Carrying Value	Fair Value	Carrying Value	Fair Value
Debt(1)	$5,492,205	$5,463,207	$4,699,707	$4,729,387
Other short-term borrowings	149,491	149,491	74,178	74,178
(1)As of March 31, 2026 and September 30, 2025, carrying value is inclusive of (i) unamortized premium and/or unaccreted original issue discount and (ii) an adjustment for the change in fair value of an effective hedge accounting relationship related to the 2027 Tranche A Notes, 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes. See Note 5 for additional information.

Note 7. Borrowings

In accordance with the 1940 Act, with certain limited exceptions, the Company is currently allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. On May 17, 2023, the Company’s sole shareholder approved the application of the reduced asset coverage requirements of Section 61(a)(2) of the 1940 Act and declined the Company’s offer to repurchase all of its outstanding common shares. As a result of such approval, effective as of May 18, 2023, the Company’s asset coverage requirement was reduced from 200% to 150%, or a ratio of total debt-to-equity of 2:1 as compared to a maximum of 1:1 under the 200% asset coverage requirement under the 1940 Act. As of March 31, 2026, the Company’s asset coverage for borrowed amounts was 180.1%.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)

2025-R Debt Securitization: On September 21, 2023, the Company completed a $693,620 term debt securitization (the “2023 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company and subject to the overall asset coverage requirement. The notes offered in the 2023 Debt Securitization (the “2023 Notes”) were issued by the 2023 Issuer and were backed by a diversified portfolio of senior secured and second lien loans. The 2023 Notes offered in the 2023 Debt Securitization consisted of $395,500 of AAA Class A-1 2023 Notes, which bore interest at three-month term SOFR plus 2.40%; $38,500 of AAA Class A-2 2023 Notes, which bore interest at three-month term SOFR plus 2.30%; and $259,620 of subordinated 2023 Notes. The Company indirectly retained all of the Subordinated 2023 Notes which were eliminated in consolidation. On September 9, 2024, the Company sold the previously retained Class A-2 2023 Notes to a third party, which resulted in a realized gain on the sale of debt of $1,274. On September 25, 2025, the Company completed a $931,550 term debt securitization (the “2025-R Debt Securitization”), which redeemed all of the notes issued under the 2023 Debt Securitization. The redemption of the 2023 Notes resulted in a realized loss on the extinguishment of debt of $1,900 for the portion of the unamortized discounts and debt issuance costs on the 2023 Notes issued.

The notes offered in the 2025-R Debt Securitization (the “2025 Reset Notes”) were issued by the 2025-R Issuer, a subsidiary of 2025-R CLO Depositor, and are backed by a diversified portfolio of senior secured and second lien loans. The Secured Notes offered in the 2025-R Debt Securitization consist of $500,000 of AAA Class A-1R Senior Secured Floating Rate 2025 Reset Notes, which bear interest at the three-month SOFR plus 1.45% and $76,200 of AAA Class A-2 Senior Secured Floating Rate 2025 Reset Notes, which bear interest at the three-month SOFR plus 1.65%. Additionally, the 2025-R Issuer issued $285,650 of Subordinated 2025 Reset Notes due 2125 (the “Subordinated 2025 Reset Notes”), which do not bear interest. In partial consideration for the loans transferred to the 2025-R Issuer as part of the 2025-R Debt Securitization, the 2025-R CLO Depositor received and retained $20,200 of Class A-2 2025 Reset Notes, $69,700 of AA Class B-R Senior Secured Floating Rate 2025 Reset Notes and $285,650 of Subordinated 2025 Reset Notes, which were eliminated in consolidation.

Through October 26, 2029, all principal collections received on the underlying collateral may be used by the 2025-R Issuer to purchase new collateral under the direction of the Investment Adviser, in its capacity as collateral manager of the 2025-R Issuer, in accordance with the Company’s investment strategy and subject to customary conditions set forth in the documents governing the 2025-R Debt Securitization, allowing the Company to maintain the initial leverage in the 2025-R Debt Securitization. The Secured 2025 Reset Notes are due on October 26, 2037. The Subordinated 2025 Reset Notes are due on September 25, 2125.

As of March 31, 2026 and September 30, 2025, there were 116 and 77 portfolio companies, respectively, with total fair value of $914,964 and $679,738, securing the 2025 Reset Notes. The pool of loans in the 2025-R Debt Securitization must meet certain requirements, including asset mix and concentration, collateral coverage, term, agency rating, minimum coupon, minimum spread and sector diversity requirements. The interest charged under the 2025-R Debt Securitization is based on three-month term SOFR. The three-month term SOFR in effect as of March 31, 2026 based on the last interest rate reset was 3.7%.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)

For the three and six months ended March 31, 2026 and 2025, the components of interest expense, cash paid for interest expense, annualized average stated interest rates and average outstanding balances for the 2025-R Debt Securitization and the 2023 Debt Securitization were as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Stated interest expense	$7,216	$7,359	$14,837	$15,348
Accretion of discounts on notes issued	—	24	—	48
Amortization of debt issuance costs	150	111	299	224
Total interest and other debt financing expenses	$7,366	$7,494	$15,136	$15,620
Cash paid for interest expense	$10,265	$7,689	$10,265	$16,381
Annualized average stated interest rate	5.3%	6.9%	5.4%	7.1%
Average outstanding balance	$556,000	$434,000	$556,000	$434,000
As of March 31, 2026, the classes, amounts, ratings and interest rates (expressed as a spread to three-month term SOFR, as applicable) of the Class A-1R and A-2R 2025 Reset Notes are as follows:

Description	Class A-1R 2025 Reset Notes	Class A-2R 2025 Reset Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate
Amount Outstanding	$500,000	$56,000
S&P Rating	"AAA"	"AAA"
Fitch Rating	"AAA"	N/A
Interest Rate	SOFR + 1.45%	SOFR + 1.65%

The Investment Adviser serves as collateral manager to the 2025-R Issuer and receives a fee for providing these services. The total fees payable by the Company under the Investment Advisory Agreement are reduced by an amount equal to the total aggregate fees paid to the Investment Adviser by the 2025-R Issuer for rendering such collateral management services.

2025 Debt Securitization: On September 18, 2025, the Company completed a $868,570 term debt securitization (the “2025 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company and subject to the overall asset coverage requirement. The notes offered in the 2025 Debt Securitization (the “2025 Notes”) were issued by the 2025 Issuer, a subsidiary of 2025 CLO Depositor, and are backed by a diversified portfolio of senior secured and second lien loans. The 2025 Notes offered in the 2025 Debt Securitization consist of $430,000 of AAA Class A-1 Senior Secured Floating Rate 2025 Notes, which bear interest at the three-month SOFR plus 1.47%; $14,440 of AAA Class A-2 Senior Secured Floating Rate 2025 Notes, which bear interest at the three-month SOFR plus 1.65% and $59,650 of AA Class B Senior Secured Floating Rate 2025 Notes, which bear interest at the three-month SOFR plus 1.80%. Additionally, the 2025 Issuer issued $209,140 of Subordinated 2025 Notes due 2125 (the “Subordinated 2025 Notes”), which do not bear interest. In partial consideration for the loans transferred to the 2025 Issuer as part of the 2025 Debt Securitization, the 2025 CLO Depositor received and retained $60,340 of Class C Secured Deferrable Floating Rate 2025 Notes and $209,140 of Subordinated 2025 Notes, which were eliminated in consolidation.

Additionally, the 2025 Issuer incurred certain loans as part of the 2025 Debt Securitization (the “2025 Loans”), consisting of $60,000 of AAA Class A-1L-1 Senior Secured Floating Rate 2025 Loans, which bear interest at the three-month SOFR plus 1.47%; $10,000 of AAA Class A-1L-2 Senior Secured Floating Rate 2025 Loans, which bear interest at the three-month SOFR plus 1.47%; $20,000 of AAA Class A-2L Senior Secured Floating Rate 2025 Loans, which bear interest at the three-month SOFR plus 1.65%; and $5,000 of AA Class B-L Senior Secured Floating Rate 2025 Loans, which bear interest at the three-month SOFR plus 1.80%.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Through October 18, 2030, all principal collections received on the underlying collateral may be used by the 2025 Issuer to purchase new collateral under the direction of the Investment Adviser, in its capacity as collateral manager of the 2025 Issuer, in accordance with the Company’s investment strategy and subject to customary conditions set forth in the documents governing the 2025 Debt Securitization, allowing the Company to maintain the initial leverage in the 2025 Debt Securitization. The Secured 2025 Notes are due on October 18, 2039. The Subordinated 2025 Notes are due on September 18, 2125. The Secured 2025 Loans mature on October 18, 2039.

As of March 31, 2026 and September 30, 2025, there were 72 and 59 portfolio companies, respectively, with total fair value of $855,091 and $700,937, respectively, securing the 2025 Notes. The pool of loans in the 2025 Debt Securitization must meet certain requirements, including asset mix and concentration, collateral coverage, term, agency rating, minimum coupon, minimum spread and sector diversity requirements. The interest charged under the 2025 Debt Securitization is based on three-month term SOFR. The three-month term SOFR in effect as of March 31, 2026 based on the last interest rate reset was 3.7%.

For the three and six months ended March 31, 2026 and 2025, the components of interest expense, cash paid for interest expense, annualized average stated interest rates and average outstanding balances for the 2025 Debt Securitization were as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Stated interest expense	$7,832	$—	$16,176	$—
Amortization of debt issuance costs	123	—	248	—
Total interest and other debt financing expenses	$7,955	$—	$16,424	$—
Cash paid for interest expense	$11,277	$—	$11,277	$—
Annualized average stated interest rate	5.3%	N/A	5.4%	N/A
Average outstanding balance	$599,090	$—	$599,090	$—

As of March 31, 2026, the classes, amounts, ratings and interest rates (expressed as a spread to three-month term SOFR, as applicable) of the Class A-1, Class A-2, and Class B 2025 Notes, and of the Class A-1L-1, Class A-1L-2, Class A-2L and Class B-L 2025 Loans are as follows:

Description	Class A-1 2025 Notes	Class A-2 2025 Notes	Class B 2025 Notes	Class A-1L-1 2025 Loans	Class A-1L-2 2025 Loans	Class A-2L 2025 Loans	Class B-L 2025 Loans
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate
Amount Outstanding	$430,000	$14,440	$59,650	$60,000	$10,000	$20,000	$5,000
S&P Rating	"AAA"	"AAA"	"AA"	"AAA"	"AAA"	"AAA"	"AA"
Fitch Rating	"AAA"	"AAA"	"AA"	"AAA"	"AAA"	"AAA"	"AA"
Interest Rate	SOFR + 1.47%	SOFR + 1.65%	SOFR + 1.80%	SOFR + 1.47%	SOFR + 1.47%	SOFR + 1.65%	SOFR + 1.80%

The Investment Adviser serves as collateral manager to the 2025 Issuer and receives a fee for providing these services. The total fees payable by the Company under the Investment Advisory Agreement are reduced by an amount equal to the total aggregate fees paid to the Investment Adviser by the 2025 Issuer for rendering such collateral management services.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
2026-B Debt Securitization: On January 14, 2026, GCRED BSL CLO 1 (the “2026-B Issuer”), an indirect and wholly owned and primarily controlled subsidiary of the Company, completed a $400,150 term debt securitization (the “2026-B Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company and subject to the overall asset coverage requirement. The notes offered in the 2026-B Debt Securitization (the “2026-B Notes”) were issued by the 2026-B Issuer, a subsidiary of 2026-B CLO Depositor, and are backed by a diversified portfolio of senior secured loans. The notes offered in the 2026-B Debt Securitization consist of $264,000 of AAA Class A-1 Senior Secured Floating Rate 2026-B Notes due 2034, which bear interest at the three-month SOFR plus 1.05% (the “Class A-1 Notes”); $8,000 of AAA Class A-2 Senior Secured Floating Rate 2026-B Notes due 2034, which bear interest at the three-month SOFR plus 1.30% (the “Class A-2 Notes”); $35,000 of AA Class B Senior Secured Floating Rate 2026-B Notes due 2034, which bear interest at the three-month SOFR plus 1.45% (the “Class B Notes”); $28,000 of Class C Secured Deferrable Floating Rate 2026-B Notes due 2034, which bear interest at the three-month SOFR plus 1.70% (the “Class C Notes”). Additionally, the 2026-B Issuer issued $65,150 of Subordinated 2026-B Notes due 2126 (the “Subordinated 2026-B Notes”), which do not bear interest. In partial consideration for the loans transferred to the 2026-B Issuer as part of the 2026-B Debt Securitization, the 2026-B CLO Depositor received and retained $65,150 of Subordinated 2026-B Notes, which were eliminated in consolidation.

As of March 31, 2026, there were 130 portfolio companies with total fair value of $379,688, securing the 2026 Notes. The pool of loans in the 2026-B Debt Securitization must meet certain requirements, including asset mix and concentration, collateral coverage, term, agency rating, minimum coupon, minimum spread and sector diversity requirements. The interest charged under the 2026-B Debt Securitization is based on three-month term SOFR. The three-month term SOFR in effect as of March 31, 2026 based on the last interest rate reset was 3.7%.

For the three and six months ended March 31, 2026 and 2025, the components of interest expense, cash paid for interest expense, annualized average stated interest rates and average outstanding balances for the 2026-B Debt Securitization were as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Stated interest expense	$3,450	$—	$3,450	$—
Amortization of debt issuance costs	36	—	36	—
Total interest and other debt financing expenses	$3,486	$—	$3,486	$—
Cash paid for interest expense	$—	$—	$—	$—
Annualized average stated interest rate	4.9%	N/A	4.9%	N/A
Average outstanding balance	$286,611	$—	$141,731	$—

As of March 31, 2026, the classes, amounts, ratings and interest rates (expressed as a spread to three-month term SOFR, as applicable) of the Class A-1, Class A-2, and Class B Notes are as follows:

Description	Class A-1 2026-B Notes	Class A-2 2026-B Notes	Class B 2026-B Notes	Class C 2026-B Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Secured Deferrable Floating Rate
Amount Outstanding	$264,000	$8,000	$35,000	$28,000
Fitch Rating	"AAA"	"AAA"	"AA"	"A"
Interest Rate	SOFR + 1.05%	SOFR + 1.30%	SOFR + 1.45%	SOFR + 1.70%

The Investment Adviser serves as collateral manager to the 2026-B Issuer and receives a fee for providing these services. The total fees payable by the Company under the Investment Advisory Agreement are reduced by an amount equal to the total aggregate fees paid to the Investment Adviser by the 2026-B Issuer for rendering such collateral management services.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
SMBC Credit Facility: On September 6, 2023, the Company entered into a senior secured revolving credit facility (as amended, the “SMBC Credit Facility”) with the Company, as borrower, Sumitomo Mitsui Banking Corporation, as administrative agent and as collateral agent, and the lenders and issuing banks from time to time party thereto. As of March 31, 2026, the SMBC Credit Facility allowed the Company to borrow up to $2,602,500 in U.S. dollars and certain agreed upon foreign currencies, subject to leverage and borrowing base restrictions, which includes a term loan commitment of $75,000. Under the SMBC Credit Facility, the lenders have agreed to provide the Company with an option for the Company to request, at one or more times, that existing and/or new lenders, at their election, provide additional commitments up to a maximum total facility size of $3,000,000. Through a series of amendments and agreements, most recently on February 11, 2026, the Company increased the aggregate commitments under the SMBC Credit Facility from $1,115,000 to $2,602,500 through the accordion feature under the SMBC Credit Facility.

The SMBC Credit Facility provides for the issuance of letters of credit in an initial aggregate face amount of up to $50,000, subject to increase or reduction from time to time pursuant to the terms of the SMBC Credit Facility.

The SMBC Credit Facility is secured by a first priority security interest in substantially all of the assets of the Company and certain of the Company’s subsidiaries thereunder.

Borrowings under the SMBC Credit Facility bear interest at the applicable base rate plus a margin of either 0.875% or 1.875%. The applicable base rate under the SMBC Credit Facility is (i) SOFR with respect to any advances denominated in U.S. dollars plus an adjustment of 0.10%, (ii) SONIA with respect to any advances denominated in U.K. pound sterling plus an adjustment of 0.0326%, (iii) EURIBOR with respect to any advances denominated in euros, (iv) CORRA with respect to any advances denominated in Canadian Dollars plus an adjustment of 0.29547% for one-month tenor loans and 0.32138% for three-month tenor loans, (v) the Bank Bill Swap Rate with respect to any advances denominated in Australian Dollars plus an adjustment of 0.20% and (vi) the relevant rate as defined in the SMBC Credit Facility for borrowings in other currencies.
The Company pays a commitment fee of 0.35% per annum on the daily unused portion of commitments under the SMBC Credit Facility. The Company is also required to pay letter of credit participation fees and a fronting fee on the daily amount of any lender’s exposure with respect to any letters of credit issued at the request of the Company under the SMBC Credit Facility. The Company may request borrowings on the SMBC Credit Facility (the “Availability Period”) through November 22, 2028 (the “Commitment Termination Date”), and the SMBC Credit Facility requires mandatory prepayment of interest and principal upon certain events during the term-out period commencing on the Commitment Termination Date. The SMBC Credit Facility matures on November 22, 2029.

As of March 31, 2026 and September 30, 2025, the Company had outstanding debt of $1,135,026 and $1,297,041, respectively, and no letters of credit outstanding under the SMBC Credit Facility.

For the three and six months ended March 31, 2026 and 2025, the components of interest expense, cash paid for interest expense, annualized average stated interest rates and average outstanding balances for the SMBC Credit Facility were as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Stated interest expense	$19,701	$8,311	$39,520	$13,541
Facility fees	912	628	2,029	1,435
Amortization of debt issuance costs	1,146	755	2,287	1,369
Total interest and other debt financing expenses	$21,759	$9,694	$43,836	$16,345
Cash paid for interest expense	$23,357	$9,027	$38,859	$15,173
Annualized average stated interest rate(1)	5.3%	6.0%	5.3%	5.8%
Average outstanding balance	$1,501,882	$564,783	$1,486,179	$464,815

(1)The annualized average stated interest rate reflects the translation of the stated interest expense and borrowings in foreign currencies to U.S. dollars.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
BANA Credit Facility: On May 9, 2025, GCRED Funding, a direct wholly-owned subsidiary of the Company, entered into a revolving credit and security agreement (the “BANA Credit Facility”) with the Company, as servicer, Bank of America, N.A., as administrative agent and sole lender, and Computershare Trust Company, N.A., as collateral custodian. Under the BANA Credit Facility, the lenders have agreed to extend credit to GCRED Funding in an aggregate principal amount of up to $500,000 as of May 9, 2025. GCRED Funding may request drawdowns under the BANA Credit Facility through May 9, 2028 and the BANA Credit Facility will mature on May 9, 2031, the sixth anniversary of the closing date of the BANA Credit Facility.

Borrowings under the BANA Credit Facility accrue interest at a rate per annum equal to the floating rate applicable to the currency of such borrowing (which, for U.S. dollar-denominated borrowings, is three-month term SOFR), plus an applicable margin, which is based on the composition of the portfolio and ranges from a floor of 1.70% per annum to 1.95% per annum. Additionally, GCRED Funding pays a commitment fee on the unused portion of commitments of (i) 0.25% per annum through September 9, 2025 and (ii) either 0.50% or 1.75% per annum (or both), based on the amount of the unfunded commitments. A reduction fee may be payable in the event of any permanent reduction in commitments of the BANA Credit Facility.

The BANA Credit Facility is secured by all of the assets held by GCRED Funding. GCRED Funding has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.
The borrowings of the Company, including under BANA Credit Facility, are subject to the leverage restrictions contained in the 1940 Act.
As of March 31, 2026 and September 30, 2025, the Company had $449,700 and $310,000 of outstanding debt under the BANA Credit Facility, respectively.
For the three and six months ended March 31, 2026 and 2025, the components of interest expense, cash paid for interest expense, annualized average stated interest rates and average outstanding balances for the BANA Credit Facility were as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Stated interest expense	$6,572	$—	$12,981	$—
Facility fees	11	—	63	—
Amortization of debt issuance costs	167	—	337	—
Total interest and other debt financing expenses	$6,750	$—	$13,381	$—
Cash paid for interest expense	$6,847	$—	$11,356	$—
Annualized average stated interest rate	5.4%	N/A	5.5%	N/A
Average outstanding balance	$491,219	$—	$476,140	$—

2027 Notes: On May 22, 2024, the Company entered into a Master Note Purchase Agreement (the “Master Note Purchase Agreement”), governing the issuance of $300,000 aggregate principal amount of 7.12% Tranche A Series 2024A Senior Notes due November 18, 2027 (the “2027 Tranche A Notes”), $100,000 aggregate principal amount of Tranche B Floating Rate Series 2024A Senior Notes due November 18, 2027 (the “2027 Tranche B Notes”), and €25,000 aggregate principal amount of Tranche C Floating Rate Series 2024A Senior Notes due November 18, 2027 (the “2027 Tranche C Notes” and, together with the 2027 Tranche A Notes and 2027 Tranche B Notes, the “2027 Notes”), to qualified institutional investors in a private placement. The 2027 Tranche A Notes bear interest at a rate equal to 7.12% per annum that is payable semi-annually on February 5 and August 5 of each year. The 2027 Tranche B Notes bear interest at a rate equal to Term SOFR plus 2.63% that is payable quarterly on February 5, May 5, August 5 and November 5 of each year. The 2027 Tranche C Notes bear interest at a rate equal to EURIBOR plus 2.29% that is payable semi-annually on February 5 and August 5 of each year.

The 2027 Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the 2027 Notes at par plus accrued and unpaid interest up to, but excluding,

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
the date of prepayment, if certain change in control events occur. The 2027 Notes are general unsecured obligations of the Company that rank pari-passu, or equal in right of payment, with all outstanding and future unsecured and unsubordinated indebtedness issued by the Company.

On May 8, 2024, the Company entered into interest rate swap agreements on the 2027 Tranche A Notes with SMBC and Macquarie as counterparties. Under the terms of the agreement with SMBC, the Company (i) receives a fixed interest rate of 7.12% and (ii) pays SMBC a floating interest rate of three-month Term SOFR plus 2.5975% on the first $225,000 of the 2027 Tranche A Notes. Under the terms of the agreement with Macquarie, the Company (i) receives a fixed interest rate of 7.12% and (ii) pays Macquarie a floating interest rate of three-month Term SOFR plus 2.644% on the second $75,000 of the 2027 Tranche A Notes. The Company designated these interest rate swaps and the 2027 Tranche A Notes as a qualifying fair value hedge accounting relationship. See Note 5 for more information.

For the three and six months ended March 31, 2026 and 2025, the components of interest expense, cash paid for interest expense, annualized average stated interest rates and average outstanding balances for the 2027 Notes were as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Stated interest expense	$7,261	$7,448	$14,638	$15,060
Net contractual interest rate swap expense	(568)	(89)	(824)	252
Net (gain)/loss related to fair value hedge	167	(307)	254	3,676
Amortization of debt issuance costs	445	418	900	873
Total interest and other debt financing expenses	$7,305	$7,470	$14,968	$19,861
Cash paid for interest expense(1)	$15,248	$15,978	$14,179	$15,960
Annualized average contractual interest rate swap and stated interest rate(2)	6.3%	7.0%	6.5%	7.2%
Average outstanding balance	$429,365	$425,883	$429,343	$427,840

(1)Includes cash paid or received for contractual interest rate swaps, which may have different contractual settlement dates among the (i) fixed interest leg, (ii) floating interest leg and (iii) the debt instrument.
(2)The annualized average stated interest rate reflects the translation of the stated interest expense and borrowings in foreign currencies to U.S. dollars.

2028 Notes: On July 23, 2025, the Company issued $500,000 in aggregate principal amount of unsecured notes (the “2028 Notes”). As of March 31, 2026, the outstanding aggregate principal amount of the 2028 Notes was $500,000. The 2028 Notes bear interest at a rate of 5.450% per year payable semi-annually on February 15 and August 15 of each year, commencing on February 15, 2026. The 2028 Notes mature on July 15, 2028.

The 2028 Notes are the Company’s general unsecured obligations that rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the 2028 Notes. The 2028 Notes rank equally in right of payment with all of the Company’s existing and future senior liabilities that are not so subordinated, effectively junior to all of the Company’s existing and future secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebted (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

At any time or from time to time, the Company may redeem some or all of the 2028 Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the 2028 Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on the 2028 Notes on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 30 basis points less interest accrued to the date of redemption. If the Company redeems any 2028 Notes on or after June 15, 2028 (the date falling one month prior to the maturity date of the 2028 Notes), the redemption price for the 2028 Notes will be equal to 100% of the principal amount of the 2028 Notes to

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
be redeemed, plus accrued and unpaid interest thereon to the redemption date. No sinking fund is provided for the 2028 Notes.

On July 16, 2025, the Company entered into interest rate swap agreements on the 2028 Notes with SMBC as a counterparty. Under the agreement with SMBC, the Company (i) receives a fixed interest rate of 5.45% and (ii) pays SMBC a floating interest rate of three-month Term SOFR plus 1.834% on the $500,000 of the 2028 Notes. The Company designated these interest rate swap and the 2028 Notes as a qualifying fair value hedge accounting relationship. See Note 5 for more information.

For the three and six months ended March 31, 2026 and 2025, the components of interest expense, cash paid for interest expense, annualized average stated interest rates and average outstanding balances for the 2028 Notes were as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Stated interest expense	$6,813	$—	$13,626	$—
Net contractual interest rate swap expense	82	—	669	—
Accretion of discounts on notes issued	268	—	541	—
Amortization of debt issuance costs	347	—	692	—
Total interest and other debt financing expenses	$7,510	$—	$15,528	$—
Cash paid for interest expense(1)	$7,173	$—	$14,949	$—
Annualized average contractual interest rate swap and stated interest rate	5.6%	N/A	5.7%	N/A
Average outstanding balance	$500,000	$—	$500,000	$—

(1)Includes cash paid or received for contractual interest rate swaps, which may have different contractual settlement dates among the (i) fixed interest leg, (ii) floating interest leg and (iii) the debt instrument.

2029 Notes: On September 12, 2024, the Company issued $500,000 in aggregate principal amount of unsecured notes (the “2029 Notes”). As of March 31, 2026, the outstanding aggregate principal amount of the 2029 Notes was $500,000. The 2029 Notes bear interest at a rate of 5.800% per year payable semi-annually on March 12 and September 12 of each year, commencing on March 12, 2025. The 2029 Notes mature on September 12, 2029.

The 2029 Notes are the Company’s general unsecured obligations that rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the 2029 Notes. The 2029 Notes rank equally in right of payment with all of the Company’s existing and future senior liabilities that are not so subordinated, effectively junior to all of the Company’s existing and future secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebted (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

At any time or from time to time, the Company may redeem some or all of the 2029 Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the 2029 Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on the 2029 Notes on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 40 basis points less interest accrued to the date of redemption. If the Company redeems any 2029 Notes on or after August 12, 2029 (the date falling one month prior to the maturity date of the 2029 Notes), the redemption price for the 2029 Notes will be equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date. No sinking fund is provided for the 2029 Notes.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
On September 5, 2024, the Company entered into interest rate swap agreements on the 2029 Notes with Regions and Macquarie as counterparties. Under the agreement with Regions, the Company (i) receives a fixed interest rate of 6.046% and (ii) pays Regions a floating interest rate of three-month Term SOFR plus 2.7875% on the first $350,000 of the 2029 Notes. Under the agreement with Macquarie, the Company (i) receives a fixed interest rate of 6.046% and (ii) pays Macquarie a floating interest rate of three-month Term SOFR plus 2.770% on the second $150,000 of the 2029 Notes. The Company designated these interest rate swaps and the 2029 Notes as a qualifying fair value hedge accounting relationship. See Note 5 for more information.

For the three and six months ended March 31, 2026 and 2025, the components of interest expense, cash paid for interest expense, annualized average stated interest rates and average outstanding balances for the 2029 Notes were as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Stated interest expense	$7,250	$7,250	$14,500	$14,500
Net contractual interest rate swap expense	570	1,385	1,648	3,552
Net (gain)/loss related to fair value hedge	(137)	(145)	(168)	(930)
Accretion of discounts on notes issued	258	258	522	522
Amortization of debt issuance costs	310	277	627	582
Total interest and other debt financing expenses	$8,251	$9,025	$17,129	$18,226
Cash paid for interest expense(1)	$7,529	$8,353	$16,160	$18,124
Annualized average contractual interest rate swap and stated interest rate	6.3%	7.0%	6.5%	7.2%
Average outstanding balance	$500,000	$500,000	$500,000	$500,000

(1)Includes cash paid or received for contractual interest rate swaps, which may have different contractual settlement dates among the (i) fixed interest leg, (ii) floating interest leg and (iii) the debt instrument.

2030 Notes: On February 24, 2025, the Company issued $500,000 in aggregate principal amount of unsecured notes (the “2030 Notes”). As of March 31, 2026, the outstanding aggregate principal amount of the 2030 Notes was $500,000. The 2030 Notes bear interest at a rate of 5.875% per year payable semi-annually on May 1 and November 1 of each year, commencing on November 1, 2025. The 2030 Notes mature on May 1, 2030.

The 2030 Notes are the Company’s general unsecured obligations that rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the 2030 Notes. The 2030 Notes rank equally in right of payment with all of the Company’s existing and future senior liabilities that are not so subordinated, effectively junior to all of the Company’s existing and future secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebted (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

At any time or from time to time, the Company may redeem some or all of the 2030 Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the 2030 Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on the 2030 Notes on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 30 basis points less interest accrued to the date of redemption. If the Company redeems any 2030 Notes on or after April 1, 2030 (the date falling one month prior to the maturity date of the 2030 Notes), the redemption price for the 2030 Notes will be equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date. No sinking fund is provided for the 2030 Notes.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
On February 19, 2025, the Company entered into interest rate swap agreements with SMBC and Morgan Stanley as counterparties. Under the agreement with SMBC, the Company (i) receives a fixed interest rate of 5.875% and (ii) pays SMBC a floating interest rate of SOFR plus 1.727% on the first $350,000 of the 2030 Notes. Under the agreement with Morgan Stanley, the Company (i) receives a fixed interest rate of 5.875% and (ii) pays Morgan Stanley a floating interest rate of SOFR plus 1.745% on the second $150,000 of the 2030 Notes. The Company designated these interest rate swaps and the 2030 Notes as a qualifying fair value hedge accounting relationship. See Note 5 for more information.

For the three and six months ended March 31, 2026 and 2025, the components of interest expense, cash paid for interest expense, annualized average stated interest rates and average outstanding balances for the 2030 Notes were as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Stated interest expense	$7,344	$3,019	$14,688	$3,019
Net contractual interest rate swap expense	(589)	11	(628)	11
Accretion of discounts on notes issued	277	111	561	111
Amortization of debt issuance costs	296	126	598	126
Total interest and other debt financing expenses	$7,328	$3,267	$15,219	$3,267
Cash paid for interest expense(1)	$7,083	$—	$14,856	$—
Annualized average contractual interest rate swap and stated interest rate	5.5%	6.1%	5.6%	6.1%
Average outstanding balance	$500,000	$200,000	$500,000	$98,901

(1)Includes cash paid or received for contractual interest rate swaps, which may have different contractual settlement dates among the (i) fixed interest leg, (ii) floating interest leg and (iii) the debt instrument.

2031 Notes: On January 29, 2026, the Company completed an offering of $500,000 aggregate principal amount of its 5.600% unsecured notes due 2031 (the “2031 Notes”). As of March 31, 2026, the outstanding aggregate principal amount of the 2031 Notes was $500,000. The 2031 Notes will mature on April 15, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the applicable redemption price. The 2031 Notes bear interest at a rate of 5.600% per year payable semi-annually on April 15 and October 15 of each year, commencing on October 15, 2026.

The 2031 Notes are the Company’s general unsecured obligations that rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the 2031 Notes. The 2031 Notes rank equally in right of payment with all of the Company’s existing and future senior liabilities that are not so subordinated, effectively junior to all of the Company’s existing and future secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebted (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

At any time or from time to time, the Company may redeem some or all of the 2031 Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the 2031 Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on the 2031 Notes on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 30 basis points less interest accrued to the date of redemption. If the Company redeems any 2031 Notes on or after March 31, 2031 (the date falling one month prior to the maturity date of the 2031 Notes), the redemption price for the 2031 Notes will be equal to 100% of the principal amount of the 2031 Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date. No sinking fund is provided for the 2031 Notes.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
In connection with the 2031 Notes, the Company entered into interest rate swap agreements with SMBC and BNP as counterparties. Under the agreement with SMBC, the Company receives a fixed interest rate of 5.600% and pays SMBC a floating interest rate of SOFR plus 1.9485% on the first $300,000 of the 2031 Notes. Under the agreement with BNP, the Company receives a fixed interest rate of 5.600% and pays BNP a floating interest rate of SOFR plus 1.955% on the second $200,000 of the 2031 Notes.

For the three and six months ended March 31, 2026 and 2025, the components of interest expense, cash paid for interest expense, annualized average stated interest rates and average outstanding balances for the 2031 Notes were as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Stated interest expense	$4,822	$—	$4,822	$—
Net contractual interest rate swap expense	16	—	16	—
Accretion of discounts on notes issued	185	—	185	—
Amortization of debt issuance costs	178	—	178	—
Total interest and other debt financing expenses	$5,201	$—	$5,201	$—
Cash paid for interest expense(1)	$—	$—	$—	$—
Annualized average contractual interest rate swap and stated interest rate	5.7%	N/A	5.7%	N/A
Average outstanding balance	$344,444	$—	$170,330	$—

(1)Includes cash paid or received for contractual interest rate swaps, which may have different contractual settlement dates among the (i) fixed interest leg, (ii) floating interest leg and (iii) the debt instrument, if any.

Adviser Revolver: The Company has entered into the Adviser Revolver with the Investment Adviser pursuant to which, as of March 31, 2026, permitted the Company to borrow up to $300,000 in U.S. dollars and certain agreed upon foreign currencies and which has a maturity date of July 3, 2026. The Adviser Revolver bears an interest rate equal to the short-term Applicable Federal Rate (“AFR”). The short-term AFR as of March 31, 2026 was 3.5%. As of March 31, 2026 and September 30, 2025, the Company had no outstanding debt under the Adviser Revolver.

For the three and six months ended March 31, 2026 and 2025, the components of interest expense, cash paid for interest expense, annualized average stated interest rates and average outstanding balances for the Adviser Revolver were as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Stated interest expense	$15	$—	$15	$—
Cash paid for interest expense	—	—	—	—
Annualized average stated interest rate	3.6%	N/A	3.6%	N/A
Average outstanding balance	$1,722	$—	$851	$—

Other Short-Term Borrowings: Borrowings with original maturities of less than one year are classified as short-term. The Company’s short-term borrowings are the result of investments that were sold under repurchase agreements. Investments sold under repurchase agreements are accounted for as collateralized borrowings as the sale of the investment does not qualify for sale accounting under ASC Topic 860 and remains as an investment on the Consolidated Statements of Financial Condition. The Company includes other short-term borrowings in the balance of outstanding indebtedness in the calculation of the Company’s asset coverage requirement under the 1940 Act.

As of March 31, 2026, the Company had $149,491 of other short-term borrowings and the fair value of the loans collateralizing the short-term borrowings was $244,950. As of September 30, 2025, the Company had $74,178 of other short-term borrowings and the fair value of the loans collateralizing the short-term borrowings was $109,743.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
For the three and six months ended March 31, 2026 and 2025, the components of interest expense, cash paid for interest expense, annualized average stated interest rates and average outstanding balances for short-term borrowings were as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025
Stated interest expense	$1,813	$—	$3,307	$—
Cash paid for interest expense	1,804	—	3,178	—
Annualized average stated interest rate	4.8%	N/A	4.9%	N/A
Average outstanding balance	$153,062	$—	$134,642	$—

For the three and six months ended March 31, 2026, the average total debt outstanding was $5,863,395 and $5,494,306, respectively. For the three and six months ended March 31, 2025, the average total debt outstanding was $2,124,666 and $1,925,556, respectively.

For the three and six months ended March 31, 2026, the effective average interest rate, which includes amortization of debt financing costs, non-usage facility fees and the net contractual interest rate swap expense on the 2027 Tranche A Notes, 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes but excluding the net gain/(loss) related to the fair value hedges associated with the 2027 Tranche A Notes, 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes, on the Company’s total debt was 5.9% and 6.0%, respectively. For the three and six months ended March 31, 2025, the effective average interest rate, which includes amortization of debt financing costs, non-usage facility fees and the net contractual interest rate swap expense on the 2027 Tranche A Notes, 2029 Notes and 2030 Notes but excluding the net gain/(loss) related to the fair value hedges associated with the 2027 Tranche A Notes, 2029 Notes and 2030 Notes, on the Company’s total debt was 7.1% and 7.4%, respectively.

A summary of the Company’s maturity requirements for borrowings as of March 31, 2026 is as follows:

	Payments Due by Period
	Total	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years
2025 Debt Securitization(1)	$599,090	$—	$—	$—	$599,090
2025-R Debt Securitization(1)	556,000	—	—	—	556,000
2026-B Debt Securitization(1)	335,000	—	—	—	335,000
SMBC Credit Facility(1)	1,135,026	—	—	1,135,026	—
BANA Credit Facility	449,700	—	—	—	449,700
2027 Notes(2)	431,777	—	431,777	—	—
2028 Notes(1)(2)	496,651	—	496,651	—	—
2029 Notes(1)(2)	491,214	—	—	491,214	—
2030 Notes(1)(2)	504,383	—	—	504,383	—
2031 Notes(1)(2)	493,364	—	—	—	493,364
Other short-term borrowings	149,491	149,491	—	—	—
Total borrowings	$5,641,696	$149,491	$928,428	$2,130,623	$2,433,154

(1) Represents principal outstanding plus unamortized premium and/or unaccreted original issue discount.
(2) Carrying value is inclusive of an adjustment for the change in fair value of an effective hedge accounting relationship. See Note 5 for additional information.

Note 8. Commitments and Contingencies

Commitments: As of March 31, 2026, the Company had outstanding commitments to fund investments totaling $1,801,569, including $633,356 of commitments on undrawn revolvers. As of September 30, 2025, the Company had outstanding commitments to fund investments totaling $1,875,139, including $520,417 of commitments on undrawn revolvers.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Indemnifications: In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties that provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as these involve future claims against the Company that have not occurred. The Company expects the risk of any future obligations under these indemnifications to be remote.

Off-balance sheet risk: Off-balance sheet risk refers to an unrecorded potential liability that could result in a future obligation or loss, even though it does not appear on the Consolidated Statements of Financial Condition. The Company has entered and, in the future, could again enter into derivative instruments that contain elements of off-balance sheet market and credit risk. Refer to Note 5 for outstanding forward currency contracts and interest rate swaps as of March 31, 2026 and September 30, 2025. Derivative instruments can be affected by market conditions, such as interest rate and foreign currency volatility, which could impact the fair value of the derivative instruments. If market conditions move against the Company, it may not achieve the anticipated benefits of the derivative instruments and could realize a loss. The Company minimizes market risk through monitoring its investments and borrowings.

Concentration of credit and counterparty risk: Credit risk arises primarily from the potential inability of counterparties to perform in accordance with the terms of the contract. The Company has engaged and, in the future, may engage again in derivative transactions with counterparties. In the event that the counterparties do not fulfill their obligations, the Company could be exposed to risk.

The risk of default depends on the creditworthiness of the counterparties or issuers of the instruments. The Company’s maximum loss that it could incur related to counterparty risk on its derivative instruments is the value of the collateral for that respective derivative instrument. It is the Company’s policy to review, as necessary, the credit standing of each counterparty.

Legal proceedings: In the normal course of business, the Company is subject to legal and regulatory proceedings that are generally incidental to its ongoing operations. While there can be no assurance of the ultimate disposition of any such proceedings, the Company does not believe any disposition will have a material adverse effect on the Company’s consolidated financial statements.

Note 9. Financial Highlights

The financial highlights for the Company are as follows:

	Six months ended March 31,
	2026		2025
Per share data:(1)	Class I	Class S	Class I	Class S^^
Net asset value at beginning of period	$25.16	$25.16	$25.10	$25.10
Distributions declared:(2)
From net investment income - after tax	(1.13)	(1.02)	(1.16)	(1.05)
Net investment income - after tax	1.11	1.11	1.07	1.07
Net realized gain (loss) on investment transactions	0.01	0.01	(0.01)	(0.01)
Net change in unrealized appreciation (depreciation) on investment transactions(3)	(1.01)	(1.01)	0.05	0.05
Distribution and shareholder servicing fees	—	(0.11)	—	(0.11)
Net asset value at end of period	$24.14	$24.14	$25.05	$25.05
Total return based on net asset value per share(4)	0.46%	(0.02)%	4.67%	4.09%
Number of common shares outstanding	179,571,696	8,893,685	93,061,716	4,840,168

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)

	Six months ended March 31,
	2026		2025
Listed below are supplemental data and ratios to the financial highlights:	Class I	Class S	Class I	Class S^^
Ratio of net investment income - after tax to average net assets*(5)	8.92%	8.08%	8.56%	7.74%
Ratio of total expenses to average net assets*(5)(6)	9.81%	10.67%	9.73%	10.55%
Ratio of incentive fees to average net assets(6)	0.55%	0.55%	0.63%	0.62%
Ratio of net expenses to average net assets*(5)(6)	9.81%	10.67%	9.73%	10.55%
Ratio of total expenses (without incentive fees) to average net assets*(5)	9.26%	10.12%	9.10%	9.93%
Total return based on average net asset value(5)(7)	0.25%	(0.11)%	4.39%	3.93%
Total return based on average net asset value - annualized*(5)(7)	0.50%	(0.22)%	8.80%	7.88%
Net assets at end of period	$4,334,583	$214,650	$2,331,309	$121,254
Average debt outstanding(8)	$5,494,306	$5,494,306	$1,925,556	$1,925,556
Average debt outstanding per share(8)	$30.76	$30.76	$22.92	$22.92
Portfolio Turnover*(8)	19.32%	19.32%	11.13%	11.13%
Asset coverage ratio(8)(9)	180.06%	180.06%	207.02%	207.02%
Asset coverage ratio per unit(8)(10)	$1,801	$1,801	$2,070	$2,070
Average market value per unit(8)(11):
2025-R Debt Securitization	N/A	N/A	N/A	N/A
2025 Debt Securitization	N/A	N/A	—	—
2026-B Debt Securitization	N/A	N/A	—	—
SMBC Credit Facility	N/A	N/A	N/A	N/A
BANA Credit Facility	N/A	N/A	—	—
2027 Notes	N/A	N/A	N/A	N/A
2028 Notes	$1,002	$1,002	—	—
2029 Notes	$1,008	$1,008	$985	$985
2030 Notes	$1,007	$1,007	$1,003	$1,003
2031 Notes	$972	$972	—	—
Adviser Revolver	N/A	N/A	N/A	N/A
Other Short-Term Borrowings	N/A	N/A	—	—

* Annualized for a period less than one year, unless otherwise noted.
^ Represents an amount less than $0.01.
^^ The date of the first sale of Class S Shares was April 1, 2024. See Note 10 for additional information.
(1)Based on actual number of shares outstanding at the end of the corresponding period or the weighted average shares outstanding for the period, unless otherwise noted, as appropriate.
(2)The per share data for distributions reflect the amount of distributions paid or payable with a record date during the applicable period.
(3)Includes the impact of different share amounts as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on the shares outstanding at the end of the period and as of the dividend record date.
(4)Total return based on net asset value per share assumes distributions are reinvested in accordance with the DRIP and is not annualized. Total return does not include sales load.
(5)The Class S Shares calculation includes the impact of distribution and shareholder servicing fees. No distribution and shareholder servicing fees are paid with respect to Class I Shares.
(6)Incentive fees and excise tax are not annualized in the calculation.
(7)Total return based on average net asset value is calculated as (a) the net increase (decrease) in net assets resulting from operations divided by (b) the daily average of total net assets. Total return does not include sales load.
(8)Represents a fund level calculation applicable to both Class I Shares and Class S Shares.
(9)In accordance with the 1940 Act, with certain limited exceptions, the Company is currently allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
(10)Asset coverage ratio per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage ratio per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.
(11)Not applicable because such senior securities are not registered for public trading, with the exception of the 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes. The average market value per unit calculated for the 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes is based on the average monthly prices of such notes and is expressed in terms of dollar amounts per $1,000 of indebtedness.

Note 10. Net Assets

Share Issuances

In connection with its formation, the Company has the authority to issue an unlimited number of Common Shares at $0.01 per share par value. The Company offers on a continuous basis up to $10.0 billion of Common Shares pursuant to the Public Offering. The Company has received an exemptive order from the SEC that permits the Company to issue multiple share classes through Class S Shares, Class D Shares and Class I Shares, with, among others, different ongoing shareholder servicing and/or distribution fees. The share classes have different ongoing distribution and/or shareholder servicing fees. As of April 1, 2024, the Company had received purchase orders from greater than 100 investors for Class S Shares, and the Board authorized the release of Class S proceeds from escrow. As of such date, the Company issued and sold 814,973 Class S Shares, and the escrow agent released net proceeds of $20,513 to the Company as payment for such Class S Shares. If the Company begins selling Class D Shares, we will accept purchase orders and hold investors' funds in an interest-bearing escrow account for Class D Shares until we receive purchase orders pursuant to the Public Offering for at least 100 investors in Class D Shares.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
The following table summarizes the Common Shares issued and net proceeds from the Public Offering during the six months ended March 31, 2026 and 2025.

	Class I
Subscriptions Effective	Shares Issued	Net Proceeds
For the six months ended March 31, 2026
October 1, 2025	6,097,564	$153,415
November 1, 2025	6,240,826	156,957
December 1, 2025	3,931,480	98,877
January 1, 2026	3,316,240	83,403
February 1, 2026	4,744,745	118,808
March 1, 2026	3,314,114	81,494
	27,644,969	$692,954

For the six months ended March 31, 2025
October 1, 2024	3,715,049	$93,248
November 1, 2024	3,559,514	89,201
December 1, 2024	4,109,877	103,076
January 1, 2025	3,649,429	91,747
February 1, 2025	5,145,177	129,247
March 1, 2025	6,030,716	151,371
	26,209,762	$657,890

	Class S
Subscriptions Effective	Shares Issued	Net Proceeds
For the six months ended March 31, 2026
October 1, 2025	487,943	$12,276
November 1, 2025	540,086	13,583
December 1, 2025	121,948	3,067
January 1, 2026	180,915	4,550
February 1, 2026	180,931	4,531
March 1, 2026	256,059	6,297
	1,767,882	$44,304

For the six months ended March 31, 2025
October 1, 2024	362,867	$9,108
November 1, 2024	223,271	5,595
December 1, 2024	198,547	4,980
January 1, 2025	419,296	10,541
February 1, 2025	300,706	7,553
March 1, 2025	627,889	15,760
	2,132,576	$53,537

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
In connection with the Public Offering, the Company sells shares at an offering price per share as determined in accordance with a share pricing policy. Under such policy, in connection with each monthly closing on the sale of Class S Shares, Class D Shares and Class I Shares, the Board has authorized the Investment Adviser to establish a net offering price that it believes reflects a price per share that is no less than the then-current NAV per share. The following table summarizes the net offering price per share of Common Shares in the Public Offering during the six months ended March 31, 2026 and 2025.

	Net Offering Price Per Share
	Class I	Class S
For the six months ended March 31, 2026
October 31, 2025	$25.15	$25.15
November 30, 2025	25.15	25.15
December 31, 2025	25.15	25.15
January 31, 2026	25.04	25.04
February 28, 2026	24.59	24.59
March 31, 2026	24.14	24.14

For the six months ended March 31, 2025
October 31, 2024	$25.06	$25.06
November 30, 2024	25.08	25.08
December 31, 2024	25.14	25.14
January 31, 2025	25.12	25.12
February 28, 2025	25.10	25.10
March 31, 2025	25.05	25.05

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Distributions and Distribution Reinvestment

The Board authorizes and declares monthly distribution amounts per share that are recorded by the Company on the record date. The following tables summarize the Company’s dividend declarations and distributions with a record date during the six months ended March 31, 2026 and 2025.

Class I
Date Declared	Record Date	Payment Date	Shares Outstanding	Regular Distribution Per Share	Special Distribution Per Share	Total Distribution Per Share	Total Dividends Declared
For the six months ended March 31, 2026
August 1, 2025	October 31, 2025	November 26, 2025	160,305,396	$0.1875	$—	$0.1875	$30,055
November 14, 2025	November 30, 2025	December 30, 2025	164,917,320	0.1875	—	0.1875	30,922
November 14, 2025	December 31, 2025	January 29, 2026	169,195,375	0.1875	—	0.1875	31,724
November 14, 2025	January 31, 2026	February 26, 2026	172,864,976	0.1875	—	0.1875	32,412
February 2, 2026	February 28, 2026	March 30, 2026	175,889,215	0.1875	—	0.1875	32,980
February 2, 2026	March 31, 2026	April 29, 2026	179,571,695	0.1875	—	0.1875	33,670
Total dividends declared for the six months ended March 31, 2026							$191,763

For the six months ended March 31, 2025
August 2, 2024	October 31, 2024	November 27, 2024	70,286,774	$0.2200	$—	$0.2200	$15,463
November 14, 2024	November 30, 2024	December 27, 2024	73,471,107	0.1875	—	0.1875	13,776
November 14, 2024	December 30, 2024	January 30, 2025	77,769,569	0.1875	0.0050	0.1925	14,971
November 14, 2024	January 31, 2025	February 27, 2025	81,622,147	0.1875	—	0.1875	15,305
February 3, 2025	February 28, 2025	March 28, 2025	86,802,913	0.1875	—	0.1875	16,276
February 3, 2025	March 31, 2025	April 29, 2025	93,061,716	0.1875	—	0.1875	17,449
Total dividends declared for the six months ended March 31, 2025							$93,240

Class S
Date Declared	Record Date	Payment Date	Shares Outstanding	Regular Distribution Per Share(1)	Special Distribution Per Share	Total Distribution Per Share	Total Dividends Declared
For the six months ended March 31, 2026
August 1, 2025	October 31, 2025	November 26, 2025	7,957,633	$0.1697	$—	$0.1697	$1,352
November 14, 2025	November 30, 2025	December 30, 2025	8,477,229	0.1697	—	0.1697	1,439
November 14, 2025	December 31, 2025	January 29, 2026	8,628,628	0.1697	—	0.1697	1,464
November 14, 2025	January 31, 2026	February 26, 2026	8,838,805	0.1697	—	0.1697	1,500
February 2, 2026	February 28, 2026	March 30, 2026	8,606,052	0.1698	—	0.1698	1,461
February 2, 2026	March 31, 2026	April 29, 2026	8,893,685	0.1701	—	0.1701	1,513
Total dividends declared for the six months ended March 31, 2026							$8,729

For six months ended March 31, 2025
August 2, 2024	October 31, 2024	November 27, 2024	3,007,320	$0.2022	$—	$0.2022	$608
November 14, 2024	November 30, 2024	December 27, 2024	3,243,641	0.1697	—	0.1697	551
November 14, 2024	December 30, 2024	January 30, 2025	3,453,828	0.1697	0.0050	0.1747	603
November 14, 2024	January 31, 2025	February 27, 2025	3,886,006	0.1697	—	0.1697	660
February 3, 2025	February 28, 2025	March 28, 2025	4,196,829	0.1697	—	0.1697	712
February 3, 2025	March 31, 2025	April 29, 2025	4,840,168	0.1697	—	0.1697	822
Total dividends declared for the six months ended March 31, 2025							$3,956

(1) Distribution per share is net of shareholder servicing and/or distribution fees.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
The following table summarizes the Company’s distributions reinvested during the six months ended March 31, 2026 and 2025.

Class I
Payment Date	DRIP Shares Issued	Amount ($) per share	DRIP Shares Value (1)
For the six months ended March 31, 2026
October 30, 2025	325,066	$25.16	$8,179
November 26, 2025	334,265	25.15	8,407
December 30, 2025	346,575	25.15	8,716
January 29, 2026	353,361	25.15	8,887
February 26, 2026	356,518	25.04	8,927
March 30, 2026	368,366	24.59	9,058
	2,084,151		$52,174

For the six months ended March 31, 2025
October 30, 2024	197,077	$25.10	$4,946
November 27, 2024	216,448	25.06	5,424
December 27, 2024	188,585	25.08	4,730
January 30, 2025	203,149	25.14	5,107
February 27, 2025	208,605	25.12	5,240
March 28, 2025	228,087	25.10	5,725
	1,241,951		$31,172

Class S
Payment Date	DRIP Shares Issued	Amount ($) per share	DRIP Shares Value (1)
For the six months ended March 31, 2026
October 30, 2025	26,025	$25.16	$655
November 26, 2025	27,417	25.15	690
December 30, 2025	29,451	25.15	740
January 29, 2026	29,263	25.15	736
February 26, 2026	30,215	25.04	757
March 30, 2026	31,573	24.59	776
	173,944		$4,354

For the six months ended March 31, 2025
October 30, 2024	10,731	$25.10	$269
November 27, 2024	13,050	25.06	327
December 27, 2024	11,639	25.08	292
January 30, 2025	12,882	25.14	324
February 27, 2025	14,028	25.12	353
March 28, 2025	15,450	25.10	388
	77,780		$1,953
(1) Reflects DRIP shares issued multiplied by the unrounded amount per share.

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Share Repurchase Program

At the discretion of the Board, the Company has commenced a share repurchase program in which the Company intends to repurchase, in each quarter, up to 5% of the NAV of the Company’s common shares outstanding as of the close of the calendar quarter prior to the applicable valuation date (the “Determination Date”). The Board may amend, suspend or terminate the share repurchase program upon 30 days’ notice, if it deems such action to be in the best interest of shareholders. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase program, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers on or around the last business day of the first month of such quarter using a purchase price equal to the NAV per share as of the last calendar day of the prior quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

The following table presents share repurchases completed under the share repurchase program during the six months ended March 31, 2026 and 2025:

Share Repurchase Offering Determination Date	Repurchase Effective Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes)(2)	Maximum number of shares that may yet be purchased under the Repurchase Program(3)(4)
For the six months ended March 31, 2026
June 30, 2025	November 3, 2025	2,011,072	1.67%	$25.16	September 30, 2025	$50,495	—
September 30, 2025	February 2, 2026	2,520,922	1.56%	25.15	December 31, 2025	63,351	—
		4,531,994				$113,846	—

For the six months ended March 31, 2025
June 30, 2024	November 1, 2024	591,629	1.07%	$25.10	September 30, 2024	$14,847	—
September 30, 2024	February 3, 2025	176,927	0.26%	25.14	December 31, 2024	4,438	—
		768,556				$19,285	—

(1)Percentage is based on total shares as of the share repurchase offering determination date.
(2)Amounts shown net of Early Repurchase Deduction.
(3)Total number of unaccepted share repurchase requested amounts may be purchased through future repurchase offerings under the repurchase program.
(4)All repurchase requests were satisfied in full.

Note 11. Earnings Per Share

The following information sets forth the computation of the net increase in net assets per share resulting from operations for the three and six months ended March 31, 2026 and 2025:

	Three months ended March 31,				Six months ended March 31,
	2026		2025		2026		2025
	Class I	Class S	Class I	Class S	Class I	Class S	Class I	Class S
Earnings (loss) available to shareholders	$(80,359)	$(4,398)	$40,924	$1,787	$10,550	$(234)	$88,449	$3,701
Basic and diluted weighted average shares outstanding	175,788,280	8,757,626	86,980,089	4,298,524	170,083,135	8,540,698	80,251,878	3,755,598
Basic and diluted earnings (loss) per share	$(0.46)	$(0.51)	$0.47	$0.42	$0.06	$(0.03)	$1.10	$0.99

Golub Capital Private Credit Fund and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except shares and per share data)
Note 12. Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date of issuance. There are no subsequent events to disclose except for the following:

The Company received proceeds from the issuance of Common Shares pursuant to the Public Offering as set forth in the table below:

Share Class	Net Proceeds
Subscriptions effective April 1, 2026
Class I	$45,561
Class S	$2,053
Approximate subscriptions effective May 1, 2026
Class I	$25,091
Class S	$2,175

On April 23, 2026, the Company entered into a fifth amendment to the SMBC Credit Facility (the “Fifth Amendment”) to (i) increase the aggregate commitments under the SMBC Credit Facility from $2,602,500 to $3,127,500, (ii) increase the accordion feature under the SMBC Credit Facility, which allows the Company to increase the total size of the facility from $3,000,000 to $4,500,000, (iii) reduce the applicable margin on borrowings under the SMBC Credit Facility from 1.875% to 1.75% for any term benchmark loan or RFR loan and remove the 0.10% Term SOFR spread adjustment and (iv) extend the revolving period and maturity dates under the SMBC Credit Facility to four and five years, respectively, from the Fifth Amendment closing date.

On April 29, 2026, the Company issued 347,278 Class I Shares and 32,422 Class S Shares through the DRIP.

The Company received shareholder requests to repurchase approximately 8.5% of Common Shares outstanding as of the December 31, 2025 Determination Date for the tender offer that commenced on March 27, 2026, which exceeded the Company’s offer to repurchase up to 5% of Common Shares outstanding as of the December 31, 2025 Determination Date. Effective May 1, 2026, the Company accepted these requests on a pro rata basis, repurchasing 8,891,200 Common Shares.

The Board declared gross distributions to Class I and Class S shareholders of record as set forth in the table below:

Declaration Date	Record Date	Payment Date	Gross Distribution
Class I Distributions
February 2, 2026	April 30, 2026	May 28, 2026	$0.1875
May 1, 2026	May 31, 2026	June 29, 2026	$0.1875
May 1, 2026	June 30, 2026	July 30, 2026	$0.1875
May 1, 2026	July 31, 2026	August 28, 2026	$0.1875
Class S Distributions
February 2, 2026	April 30, 2026	May 28, 2026	$0.1875
May 1, 2026	May 31, 2026	June 29, 2026	$0.1875
May 1, 2026	June 30, 2026	July 30, 2026	$0.1875
May 1, 2026	July 31, 2026	August 28, 2026	$0.1875

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information contained in this section should be read in conjunction with our unaudited interim consolidated financial statements and related notes thereto appearing elsewhere in this Quarterly Report on Form 10-Q. In this report, “we,” “us,” “our” and “GCRED” refer to Golub Capital Private Credit Fund and its consolidated subsidiaries.

Forward-Looking Statements

Some of the statements in this Quarterly Report on Form 10-Q constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this Quarterly Report on Form 10-Q involve risks and uncertainties, including statements as to:

•our future operating results;
•our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including, without limitation, those caused by global health pandemics, or other large scale events;
•the effect of investments that we expect to make and the competition for those investments;
•our contractual arrangements and relationships with third parties;
•actual and potential conflicts of interest with GC Advisors LLC, or GC Advisors, and other affiliates of Golub Capital LLC, or collectively, Golub Capital;
•the dependence of our future success on the general economy and its effect on the industries in which we invest;
•the ability of our portfolio companies to achieve their objectives;
•the use of borrowed money to finance a portion of our investments;
•the adequacy of our financing sources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•general economic and political trends and other external factors;
•changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets;
•elevated levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest;
•the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments;
•the ability of GC Advisors or its affiliates to attract and retain highly talented professionals;
•the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, or other large scale events;
•turmoil in Ukraine, Russia and the Middle East, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest;
•our ability to qualify and maintain our qualification as a regulated investment company, or RIC, and as a business development company;
•the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;
•general price and volume fluctuations in the stock markets;
•the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, (as described below) and the rules and regulations issued thereunder and any actions toward repeal thereof; and
•the effect of changes to tax legislation and our tax position.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. The forward-looking statements contained in this Quarterly Report on Form 10-Q involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth as “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2025.

We have based the forward-looking statements included in this report on information available to us on the date of this report. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission, or the SEC, including Annual Reports on Form 10-K, Registration Statements on Form N-2, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This Quarterly Report on Form 10-Q contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

Overview

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, or the 1940 Act. In addition, for U.S. federal income tax purposes, we have elected to be treated as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. As a business development company and a RIC, we are also subject to certain constraints, including limitations imposed by the 1940 Act and the Code. We were formed in May 2022 as a Delaware statutory trust and commenced operations on June 30, 2023.
Our investment objective is to generate current income and capital appreciation by investing primarily in one stop (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle-market lenders as unitranche loans) and other senior secured loans of U.S. middle-market companies. We also selectively invest in second lien and subordinated loans of, and warrants and minority equity securities in U.S. middle-market companies. In addition, we expect to invest in liquid credit instruments, including secured floating rate syndicated loans (e.g., broadly syndicated loans), securitized products and corporate bonds though the exact allocation could vary from time to time depending on market conditions and available investment opportunities. Our portfolio may also include other credit-related investments, including, without limitation, structured and synthetic debt investments and debt investments accompanied by equity securities, preferred equity and, to a limited extent, common equity investments not associated with a debt investment. We intend to achieve our investment objective by (1) accessing the established loan origination channels developed by Golub Capital, a leading lender to U.S. middle-market companies with over $90.0 billion in capital under management(1) as of January 1, 2026, (2) selecting investments within our core middle-market company focus, (3) partnering with experienced private equity firms, or sponsors, in many cases with whom Golub Capital has invested alongside in the past, (4) implementing the disciplined underwriting standards of Golub Capital and (5) drawing upon the aggregate experience and resources of Golub Capital.
Our investment activities are managed by GC Advisors and supervised by the Board of which a majority of the members are independent of us, GC Advisors and its affiliates.
Under an investment advisory agreement, or the Investment Advisory Agreement, we have agreed to pay GC Advisors an annual base management fee based on the value of our net assets as well as an incentive fee based on our investment performance. Under an administration agreement, or the Administration Agreement, we are provided with certain administrative services by an administrator, or the Administrator. Under the Administration Agreement, we have agreed to reimburse the Administrator for our costs and expenses including, but not limited to, those related to the allocable portion (subject to the review and approval of our independent trustees) of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement.

(1) Capital under management is a gross measure of invested capital including leverage as of January 1, 2026.

We seek to invest at least 80% of our total assets (net assets plus borrowings for investment purposes) directly or indirectly in private credit investments (loans, bonds and other credit and related instruments that are issued in private offerings or issued by private companies). If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change.
We expect to make investments that typically have position sizes under 1% of our portfolio, on average. We expect to selectively invest more than 1% of our portfolio in some of our portfolio companies and generally expect that the size of our individual investments will vary proportionately with the size of our capital base, particularly during the period prior to raising sufficient capital, which could result in larger individual investments when and if our capital base increases. We may invest in companies of any size or capitalization.
We generally invest in instruments that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These instruments, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, many of our debt investments have floating interest rates that reset on a periodic basis and typically do not fully pay down principal prior to maturity, which could increase our risk of losing part or all of our investment.
As of March 31, 2026 and September 30, 2025, our portfolio at fair value was comprised of the following:

	As of March 31, 2026		As of September 30, 2025
Investment Type	Investments at Fair Value (In thousands)	Percentage of Total Investments	Investments at Fair Value (In thousands)	Percentage of Total Investments
Senior secured	$2,045,890	20.6%	$2,285,901	26.7%
One stop	7,466,934	75.2	5,948,840	69.5
Second lien	27,298	0.3	35,084	0.4
Subordinated debt	58,497	0.6	57,646	0.7
Structured finance note	244,950	2.5	162,943	1.9
Equity	84,652	0.8	64,837	0.8
Total	$9,928,221	100.0%	$8,555,251	100.0%

One stop loans include loans to technology companies undergoing strong growth due to new services, increased adoption and/or entry into new markets. We refer to loans to these companies as recurring revenue loans. Other targeted characteristics of recurring revenue businesses include strong customer revenue retention rates, a diversified customer base and backing from growth equity or venture capital firms. In some cases, the borrower’s high revenue growth is supported by a high level of discretionary spending. As part of the underwriting of such loans and consistent with industry practice, we adjust our characterization of the earnings of such borrowers for a reduction or elimination of such discretionary expenses, if appropriate. As of March 31, 2026 and September 30, 2025, one stop loans included $643.4 million and $551.3 million, respectively, of recurring revenue loans at fair value.
Senior secured loans include broadly syndicated loans where we do not act as lead arranger, joint lead arranger or co-manager (“BSLs”). As of March 31, 2026 and September 30, 2025, senior secured loans included $1,707.5 million and $1,932.3 million, respectively, of BSLs at fair value.
As of March 31, 2026 and September 30, 2025, we had debt and equity investments in 458 and 414 portfolio companies, respectively.

The following table shows the weighted average annualized income yield and weighted average annualized investment income yield of both our earning and total portfolio company investments for the three months ended March 31, 2026, December 31, 2025 and the six months ended March 31, 2026 and 2025:

	Three months ended		Six months ended
	March 31, 2026	December 31, 2025	March 31, 2026	March 31, 2025
Weighted average income yield(1)*	8.6%	9.0%	8.8%	9.9%
Weighted average investment income yield(2)*	8.8%	9.2%	9.0%	10.2%
Weighted average income yield of total investments(3)*	8.6%	8.9%	8.7%	9.9%
Weighted average investment income yield of total investments(4)*	8.7%	9.1%	8.9%	10.2%

*Annualized
(1)Represents income from interest, fees, interest earned on cash, accrued payment in kind, or PIK, and non-cash dividend income, excluding amortization of capitalized fees and discounts divided by the daily average fair value of earning portfolio company investments, and does not represent a return to any investor in us.
(2)Represents income from interest, fees, interest earned on cash, accrued PIK and non-cash dividend income and amortization of capitalized fees and discounts, divided by the daily average fair value of earning portfolio company investments, and does not represent a return to any investor in us.
(3)Represents income from interest, fees, interest earned on cash, accrued PIK and non-cash dividend income, excluding amortization of capitalized fees and discounts, divided by the daily average total fair value of portfolio company investments, and does not represent a return to any investor in us.
(4)Represents income from interest, fees, interest earned on cash, accrued PIK and non-cash dividend income and amortization of capitalized fees and discounts, divided by the daily average total fair value of portfolio investments, and does not represent a return to any investor in us.

Revenues: We generate revenue in the form of interest and fee income on debt investments and capital gains and distributions, if any, on portfolio company investments that we originate or acquire. Our debt investments, whether in the form of senior secured, one stop, second lien or subordinated loans, typically have a term of three to seven years and bear interest at a fixed or floating rate. In some instances, we receive payments on our debt investments based on scheduled amortization of the outstanding balances. In addition, we receive repayments of some of our debt investments prior to their scheduled maturity date. The frequency or volume of these repayments fluctuates significantly from period to period. Our portfolio activity also reflects the proceeds of sales of securities. In some cases, our investments provide for deferred interest payments or PIK interest. The principal amount of loans and any accrued but unpaid interest generally become due at the maturity date.
In addition, we generate revenue in the form of commitment, origination, amendment, structuring or due diligence fees, fees for providing managerial assistance, administrative agent fees and consulting fees. Loan origination fees, original issue discount and market discount or premium are capitalized, and we accrete or amortize such amounts as interest income. We record prepayment premiums on loans as fee income. For additional details on revenues, see “Critical Accounting Policies—Revenue Recognition.” We recognize realized gains or losses on investments based on the difference between the net proceeds from the disposition and the amortized cost basis of the investment or derivative instrument, without regard to unrealized gains or losses previously recognized. We record current period changes in fair value of investments and derivative instruments that are measured at fair value as a component of the “Net change in unrealized appreciation (depreciation) on investment transactions” in the Consolidated Statements of Operations.

Expenses: Our primary operating expenses include the payment of fees to GC Advisors under the Investment Advisory Agreement and interest expense on our outstanding debt. We bear all other out-of-pocket costs and expenses of our operations and transactions including:
•organizational expenses;
•calculating our NAV and net offering price (including the cost and expenses of any independent valuation firm);
•fees and expenses incurred by GC Advisors payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for us and in monitoring our investments and performing due diligence on our prospective portfolio companies or otherwise relating to, or associated with, evaluating and making investments, which fees and expenses include, among other items, due diligence reports, appraisal reports, any studies commissioned by GC Advisors and travel and lodging expenses;
•interest payable on debt, if any, incurred by us to finance its investments and expenses related to unsuccessful portfolio acquisition efforts;
•offerings of our Common Shares or other securities, including any public or private offering of our Common Shares;
•investment advisory fees, including management fees and incentive fees;
•administration fees and expenses payable under the Administration Agreement (including payments based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including fees and expenses associated with performing compliance functions and the allocable portion of the cost of our chief compliance officer, chief financial officer and their respective staffs);
•fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments in portfolio companies, including costs associated with meeting financial sponsors;
•fees payable to transaction/brokerage platforms;
•subscription processing fees and expenses;
•reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices;
•fees incurred by us for transfer agent, dividend agent and custodial fees and expenses;
•fees and expenses payable under any managing dealer and selected dealer agreements, if any;
•all costs of registration and listing of our securities on any securities exchange, if applicable;
•U.S. federal and state registration and franchise fees;
•U.S. federal, state and local taxes;
•independent trustees’ fees and expenses;
•costs of preparing and filing reports or other documents required by the SEC, state securities regulators or other regulators;
•costs of any reports, proxy statements or other notices to shareholders, including printing costs;
•costs associated with individual or group shareholders;
•costs of registration rights granted to certain investors;
•costs associated with compliance under the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
•our allocable portion of any fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums;

•direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;
•costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by GC Advisors or its affiliates for meetings with existing investors and any intermediaries, registered investment advisors, financial and other advisors representing such existing investors;
•proxy voting expenses; and
•all other expenses incurred by us or the Administrator in connection with administering our business.
We have entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with GC Advisors. Under the Expense Support Agreement, GC Advisors may elect to pay certain expenses on our behalf (each, an “Expense Support Payment”), provided that no portion of the payment will be used to pay any of our interest expense or distribution and/or shareholder servicing fees. Refer to Note 3 of our consolidated financial statements for further details on the Expense Support Agreement.

We expect our general and administrative expenses to be relatively stable or decline as a percentage of total assets during periods of asset growth and to increase during periods of asset declines.

GC Advisors, as collateral manager for our indirect, wholly owned, consolidated subsidiary, GCRED BSL CLO 1, or the 2026-B Issuer, under a collateral management agreement, or the 2026-B Collateral Management Agreement, is entitled to receive an annual fee in an amount equal to 0.50% of the principal balance of the portfolio loans held by the 2026-B Issuer at the beginning of the collection period relating to each payment date, which is payable in arrears on each payment date. Under the 2026-B Collateral Management Agreement, the term “collection period” relating to any payment date, refers to the period commencing on the tenth business day prior to the preceding payment date and ending on (but excluding) the tenth business day prior to such payment date.

GC Advisors, as collateral manager for our indirect, wholly owned, consolidated subsidiary, Golub Capital Private Credit Fund CLO-R LLC, or the 2025-R Issuer, under a collateral management agreement, or the CLO Reset Collateral Management Agreement, is entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the 2025-R Issuer at the beginning of the collection period relating to each payment date, which is payable in arrears on each payment date. Under the 2025 Reset Collateral Management Agreement, the term “collection period” relating to any payment date, refers to the period commencing on the tenth business day prior to the preceding payment date and ending on (but excluding) the tenth business day prior to such payment date.

GC Advisors, as collateral manager for our indirect, wholly owned, consolidated subsidiary, Golub Capital Private Credit Fund CLO 2, LLC, or the 2025 Issuer, under a collateral management agreement, or the 2025 Collateral Management Agreement, is entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the 2025 Issuer at the beginning of the collection period relating to each payment date, which is payable in arrears on each payment date. Under the 2025 Collateral Management Agreement, the term “collection period” relating to any payment date, refers to the period commencing on the tenth business day prior to the preceding payment date and ending on (but excluding) the tenth business day prior to such payment date.

Collateral management fees are paid directly by the 2026-B Issuer, the 2025-R Issuer and the 2025 Issuer to GC Advisors and are offset against the management fees payable under the Investment Advisory Agreement. The 2026-B Issuer paid SG Americas Securities, LLC structuring and placement fees for its services in connection with the structuring of the 2026-B Debt Securitization. The 2025-R Issuer, formerly the 2023 Issuer and the CLO Vehicle, paid SG Americas Securities, LLC structuring and placement fees for its services in connection with the structuring of the 2023 Debt Securitization. The 2025 Issuer paid SG Americas Securities, LLC structuring and placement fees for its services in connection with the structuring of the 2025 Debt Securitization. Term debt securitizations are also known as CLOs, and are a form of secured financing incurred by us, which are consolidated by us and subject to our overall asset coverage requirement. The 2026-B Issuer, the 2025-R Issuer and the 2025 Issuer also agreed to pay ongoing administrative expenses to the trustee, collateral manager, independent accountants, legal counsel, rating agencies and independent managers in connection with developing and maintaining reports, and providing required services in connection with the administration of each Debt Securitization.

We believe that these administrative expenses approximate the amount of ongoing fees and expenses that we would be required to pay in connection with a traditional secured credit facility. Our common shareholders indirectly bear all of these expenses.

Recent Developments

We received proceeds from the issuance of Common Shares pursuant to the Public Offering as set forth in the table below:

Share Class	Net Proceeds
Subscriptions effective April 1, 2026
Class I	$45.6 million
Class S	$2.1 million
Approximate subscriptions effective May 1, 2026
Class I	$25.1 million
Class S	$2.2 million

On April 23, 2026, we entered into the Fifth Amendment to (i) increase the aggregate commitments under the SMBC Credit Facility from $2,602.5 million to $3,127.5 million, (ii) increase the accordion feature under the SMBC Credit Facility, which allows the Company to increase the total size of the facility from $3,000.0 million to $4,500.0 million, (iii) reduce the applicable margin on borrowings under the SMBC Credit Facility from 1.875% to 1.75% for any benchmark loan or RFR loan and remove the 0.10% Term SOFR spread adjustment and (iv) extend the revolving period and maturity dates under the SMBC Credit Facility to four and five years, respectively, from the Fifth Amendment closing date.

On April 29, 2026, we issued 347,278 Class I Shares and 32,422 Class S Shares through the DRIP.

We received shareholder requests to repurchase approximately 8.5% of Common Shares outstanding as of the December 31, 2025 Determination Date for the tender offer that commenced on March 27, 2026, which exceeded our offer to repurchase up to 5% of Common Shares outstanding as of the December 31, 2025 Determination Date. Effective May 1, 2026, we accepted these requests on a pro rata basis, repurchasing 8,891,200 Common Shares.

The Board declared gross distributions to Class I and Class S shareholders of record as set forth in the table below:

Declaration Date	Record Date	Payment Date	Gross Distribution
Class I Distributions
February 2, 2026	April 30, 2026	May 28, 2026	$0.1875
May 1, 2026	May 31, 2026	June 29, 2026	$0.1875
May 1, 2026	June 30, 2026	July 30, 2026	$0.1875
May 1, 2026	July 31, 2026	August 28, 2026	$0.1875
Class S Distributions
February 2, 2026	April 30, 2026	May 28, 2026	$0.1875
May 1, 2026	May 31, 2026	June 29, 2026	$0.1875
May 1, 2026	June 30, 2026	July 30, 2026	$0.1875
May 1, 2026	July 31, 2026	August 28, 2026	$0.1875

Consolidated Results of Operations

In addition to our analysis of the year-to-date reporting period compared to the year-to-date prior period, we are presenting our analysis for the reporting quarter compared to the immediately preceding quarter as we believe this comparison will provide a more meaningful analysis of our business as our results are largely driven by market changes, not seasonal business activity.
Consolidated operating results for the three months ended March 31, 2026 and December 31, 2025 and the six months ended March 31, 2026 and 2025 are as follows:

	Three months ended		Variances	Six months ended		Variances
	March 31, 2026	December 31, 2025	March 31, 2026 vs. December 31, 2025	March 31, 2026	March 31, 2025	March 31, 2026 vs. March 31, 2025
	(In thousands)
Interest income	$200,940	$192,750	$8,190	$393,690	$182,748	$210,942
Payment-in-kind interest income	11,617	11,970	(353)	23,587	9,474	14,113
Discount Amortization	4,571	5,207	(636)	9,778	5,861	3,917
Non-cash dividend income	633	625	8	1,258	214	1,044
Dividend income	1	31	(30)	32	—	32
Fee income	680	733	(53)	1,413	559	854
Total investment income	218,442	211,316	7,126	429,758	198,856	230,902
Net expenses	118,074	113,633	4,441	231,707	109,278	122,429
Net investment income	100,368	97,683	2,685	198,051	89,578	108,473
Net realized gain (loss) on investment transactions	1,963	592	1,371	2,555	(438)	2,993
Net change in unrealized appreciation (depreciation) on investment transactions	(187,088)	(3,202)	(183,886)	(190,290)	3,010	(193,300)
Net increase in net assets resulting from operations	$(84,757)	$95,073	$(179,830)	$10,316	$92,150	$(81,834)
Average earning debt investments, at fair value	$10,049,421	$9,113,714	$935,707	$9,579,542	$3,895,891	$5,683,651
Average earning preferred equity investments, at fair value	$19,909	$19,191	$718	$19,550	$3,479	$16,071

Net income can vary substantially from period to period for various reasons, including the recognition of realized gains and losses and unrealized appreciation and depreciation. In addition, as we have continued to raise and deploy capital, we have experienced significant growth in total assets, total liabilities and net assets. As a result, quarterly and year-to-date comparisons of operating results may not be meaningful.

Investment Income

Investment income increased from the three months ended December 31, 2025 to the three months ended March 31, 2026 by $7.1 million, primarily due to an increase in interest income due to an increase in the average earning debt investments balance of $935.7 million that was partially offset by (i) declining interest base rates resulting from the delayed impact of interest rate reductions in December 2025 and (ii) decreased discount amortization driven by decreased loan repayments.

Investment income increased from the six months ended March 31, 2025 to the six months ended March 31, 2026 by $230.9 million, primarily due to (i) increases in interest and PIK interest income and non-cash dividend income due to an increase in the average earning debt and preferred equity investment balances totaling $5.7 billion and (ii) an increase in discount amortization acceleration and non-recurring amendment and prepayment fees driven by repayments that were partially offset by declining interest base and spread rates.

The annualized income yield by debt security type for the three months ended March 31, 2026 and December 31, 2025 and the six months ended March 31, 2026 and 2025 are as follows:

	Three months ended		Six months ended
	March 31, 2026	December 31, 2025	March 31, 2026	March 31, 2025
Senior secured	7.1%	7.6%	7.4%	8.4%
One stop	9.0%	9.3%	9.1%	10.2%
Second lien	13.2%	13.0%	13.1%	13.2%
Subordinated debt	10.3%	10.5%	10.4%	11.3%
Structured finance note	7.8%	8.1%	7.9%	—%

Income yields on senior secured and one stop loans and structured finance notes decreased for three months ended March 31, 2026 as compared to the three months ended December 31, 2025 primarily due to the delayed impact of interest base rate reductions in December 2025. Income yields on senior secured and one stop loans decreased for the six months ended March 31, 2026 as compared to the six months ended March 31, 2025 primarily due to declining interest base and spread rates. Our loan portfolio is partially insulated from a drop in floating interest rates as 93.2% of our loan portfolio at fair value as of March 31, 2026 is subject to an interest rate floor. As of March 31, 2026 and September 30, 2025, the weighted average base floor of our loans was 0.58% and 0.59%, respectively.

As of March 31, 2026, we have second lien investments in one portfolio company and subordinated debt investments in three portfolio companies as shown in the Consolidated Schedule of Investments. Due to the limited number of second lien and subordinated debt investments, income yields on second lien and subordinated debt investments can be significantly impacted by the addition, subtraction or refinancing of one investment.

For additional details on investment yields and asset mix, refer to the “Liquidity and Capital Resources — Portfolio Composition, Investment Activity and Yield” section below.

Expenses

The following table summarizes our expenses for the three months ended March 31, 2026 and December 31, 2025 and the six months ended March 31, 2026 and 2025:

	Three months ended		Variances	Six months ended		Variances
	March 31, 2026	December 31, 2025	March 31, 2026 vs. December 31, 2025	March 31, 2026	March 31, 2025	March 31, 2026 vs. March 31, 2025
	(In thousands)
Interest expense and other debt financing expenses	$81,543	$75,886	$5,657	$157,429	$70,145	$87,284
Amortization of deferred debt issuance costs	3,196	3,005	191	6,201	3,174	3,027
Base management fee	14,271	13,671	600	27,942	13,117	14,825
Income incentive fee	13,953	13,970	(17)	27,923	12,901	15,022
Capital gain incentive fee accrual (reversal) under GAAP	(3,163)	(335)	(2,828)	(3,498)	328	(3,826)
Administrative service fee	2,984	2,517	467	5,501	2,246	3,255
Professional fees	4,590	4,216	374	8,806	6,607	2,199
General and administrative expenses	235	256	(21)	491	358	133
Distribution and shareholder servicing fees	465	447	18	912	402	510
Net expenses	$118,074	$113,633	$4,441	$231,707	$109,278	$122,429
Average debt outstanding	$5,863,395	$5,136,589	$726,806	$5,494,306	$1,925,556	$3,568,750

Interest Expense
Interest and other debt financing expenses, including amortization of debt issuance costs, increased by $5.8 million from the three months ended December 31, 2025 to the three months ended March 31, 2026, primarily due to an increase in average debt outstanding of $726.8 million that was partially offset by lower interest base rates on our floating rate borrowings. Interest and other debt financing expenses, including amortization of debt issuance costs, increased by $90.3 million from the six months ended March 31, 2025 to the six months ended March 31, 2026, primarily due to an increase in average debt outstanding of $3,568.8 million that was partially offset by lower interest base rates on our floating rate borrowings and reduced interest rate spreads resulting from (i) the September 2025 issuances of our 2025 Debt Securitization and 2025-R Debt Securitization which bear interest at a weighted-average rate of three-month SOFR plus 1.49%, (ii) the November 2024 amendment to our SMBC Credit Facility that reduced the applicable margin to 1.875% and, to a lesser extent, (iii) the January 2026 issuance of our 2026-B Debt Securitization which bears interest at a weighted-average rate of three-month SOFR plus 1.15%. For more information about our outstanding borrowings for the six months ended March 31, 2026 and 2025, including the terms thereof, see Note 7 in the notes to our consolidated financial statements and the “Liquidity and Capital Resources” section below.
For the three months ended March 31, 2026 and December 31, 2025, the effective annualized average interest rate1 on our total debt was 5.9% and 6.1%, respectively. For the six months ended March 31, 2026 and 2025, the effective annualized average interest rate1 on our total debt was 6.0% and 7.4%, respectively. The effective annualized average interest rate1 decreased from both the three months ended March 31, 2026 compared to the three months ended December 31, 2025 and the six months ended March 31, 2026 compared to the six months ended March 31, 2025 primarily due to declining interest base and spread rates on our borrowings.
Management Fees
The base management fee increased as a result of an increase in average net assets for the three months ended December 31, 2025 to the three months ended March 31, 2026 and the six months ended March 31, 2025 to the six months ended March 31, 2026.
Incentive Fees
The incentive fee payable under the Investment Advisory Agreement consists of two parts: (1) the income component, or the Income Incentive Fee, and (2) the capital gains component, or the Capital Gain Incentive Fee.

The Income Incentive Fee remained relatively flat from the three months ended December 31, 2025 compared to the three months ended March 31, 2026. The Income Incentive Fee increased from the six months ended March 31, 2025 compared to the six months ended March 31, 2026 primarily as a result of an increase in Pre-Incentive Fee Net Investment Income and a greater rate of return on the value of our net assets primarily driven by the increase in the average earning debt investments balance of $5.7 billion. For each of the three months ended March 31, 2026 and December 31, 2025 and six months ended March 31, 2026 and 2025, we were fully through the catch-up provision of the Income Incentive Fee calculation and the Income Incentive Fee, as a percentage of Pre-Incentive Fee Net Investment Income, was 12.5%.

As of March 31, 2026 and September 30, 2025, there was no Capital Gain Incentive Fee payable as calculated under the Investment Advisory Agreement. In accordance with GAAP, we are required to include the aggregate unrealized capital appreciation on investments in the calculation and accrue a capital gain incentive fee as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the Capital Gain Incentive Fee actually payable under the Investment Advisory Agreement.
1 The effective average interest rate includes amortization of debt financing costs, amortization of discounts on notes issued and non-usage facility fees and the net contractual interest rate swap expense on the 2027 Tranche A Notes, 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes but excluding the net unrealized gain/(loss) related to the fair value hedges associated with the 2027 Tranche A Notes, 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes interest rate swaps.

As of March 31, 2026, there was no capital gain incentive fee accrual under GAAP included in “Accounts payable and other liabilities” on the Consolidated Statements of Financial Condition. As of September 30, 2025, there was $3.5 million of capital gain incentive fee accrual under GAAP included in “Accounts payable and other liabilities” on the Consolidated Statements of Financial Condition. For the three months ended March 31, 2026 and December 31, 2025 and for the six months ended March 31, 2026, the reversal of the accrual of capital gain incentive fee under GAAP of $3.2 million, $0.3 million and $3.5 million, respectively, was primarily due to net unrealized depreciation recognized during each period. For the six months ended March 31, 2025, the accrual of capital gain incentive fee under GAAP of $0.3 million was primarily due to $2.6 million of net unrealized and realized gains recognized during the period.

Any payment due under the terms of the Investment Advisory Agreement is calculated in arrears at the end of each calendar year. As of March 31, 2026 and September 30, 2025, no Capital Gain Incentive Fees have been payable as calculated under the Investment Advisory Agreement.

Professional Fees, Administrative Service Fee, and General and Administrative Expenses
In general, we expect certain of our operating expenses, including professional fees, the administrative service fee, and other general and administrative expenses to decline as a percentage of our total assets during periods of growth and increase as a percentage of our total assets during periods of asset declines.
In total, professional fees, the administrative service fee, and general and administrative expenses increased by $0.8 million from the three months ended December 31, 2025 to the three months ended March 31, 2026 primarily due to higher administrative expenses and professional fee expenses associated with servicing a growing portfolio that were partially offset by a decrease in general and administrative expenses.
In total, professional fees, the administrative service fee, and general and administrative expenses increased by $5.6 million from the six months ended March 31, 2025 to the six months ended March 31, 2026 primarily due to higher professional fees, administrative expenses and general and administrative expenses associated with servicing a growing portfolio.
The Administrator pays for certain expenses incurred by us. These expenses are subsequently reimbursed in cash. Total expenses reimbursed to the Administrator during the three months ended March 31, 2026 and December 31, 2025 were $6.3 million and $3.8 million, respectively. Total expenses reimbursed to the Administrator during the six months ended March 31, 2026 and 2025 were $10.1 million and $6.0 million, respectively.

As of March 31, 2026 and September 30, 2025, included in accounts payable and other liabilities were $4.4 million and $4.9 million, respectively (which includes $1.0 million of unreimbursed Expense Support Payments as of both March 31, 2026 and September 30, 2025), of expenses paid on behalf of us by the Administrator.

Net Realized and Unrealized Gains and Losses

The following table summarizes our net realized and unrealized gains (losses) for the three months ended March 31, 2026 and December 31, 2025 and the six months ended March 31, 2026 and 2025:

	Three months ended		Variances	Six months ended		Variances
	March 31, 2026	December 31, 2025	March 31, 2026 vs. December 31, 2025	March 31, 2026	March 31, 2025	March 31, 2026 vs. March 31, 2025
	(In thousands)
Net realized gain (loss) on investments	$(258)	$(378)	$120	$(636)	$(3)	$(633)
Net realized gain (loss) on foreign currency transactions	2,221	970	1,251	3,191	(435)	3,626
Net realized gain (loss) on investment transactions	$1,963	$592	$1,371	$2,555	$(438)	$2,993
Unrealized appreciation from investments	$5,004	$24,583	$(19,579)	$7,765	$19,192	$(11,427)
Unrealized (depreciation) from investments	(190,585)	(27,951)	(162,634)	(196,714)	(16,713)	(180,001)
Unrealized appreciation (depreciation) from forward currency contracts	5,246	612	4,634	5,858	(298)	6,156
Unrealized appreciation (depreciation) on foreign currency translation	(6,753)	(446)	(6,307)	(7,199)	829	(8,028)
Net change in unrealized appreciation (depreciation) on investment transactions	$(187,088)	$(3,202)	$(183,886)	$(190,290)	$3,010	$(193,300)

During the three months ended March 31, 2026, we had a net realized gain of $2.0 million primarily driven by net realized gains recognized on the translation of foreign currency amounts and transactions into U.S. dollars that were partially offset by $0.3 million of net realized losses recognized on the sale and partial sale of approximately $300.0 million of BSL investments, which were sold at proceeds of 99.9% of cost. During the three months ended December 31, 2025, we had a net realized gain of $0.6 million primarily driven by $1.0 million of net realized gains recognized on the translation of foreign currency amounts and transactions into U.S. dollars that were partially offset by $0.4 million of net realized losses recognized on the partial sale of BSL investments.

During the six months ended March 31, 2026, we had a net realized gain of $2.6 million of net realized gains recognized on the translation of foreign currency amounts and transactions into U.S. dollars that were partially offset by net realized losses recognized on the partial sale of BSL and CLO investments. During the six months ended March 31, 2025, we had a net realized loss of $0.4 million primarily driven by a net realized loss on the translation of foreign currency amounts and transactions into U.S. dollars.

For the three months ended March 31, 2026, we had $5.0 million in unrealized appreciation on 78 portfolio company investments, which was offset by $190.6 million in unrealized depreciation on 419 portfolio company investments. For the three months ended December 31, 2025, we had $24.6 million in unrealized appreciation on 203 portfolio company investments, which was offset by $28.0 million in unrealized depreciation on 277 portfolio company investments. For the six months ended March 31, 2026, we had $7.8 million in unrealized appreciation on 80 portfolio company investments, which was offset by $196.7 million in unrealized depreciation on 417 portfolio company investments. For the six months ended March 31, 2025, we had $19.2 million in unrealized appreciation on 118 portfolio company investments, which was offset by $16.7 million in unrealized depreciation on 203 portfolio company investments.

Unrealized appreciation for the three months ended March 31, 2026 and December 31, 2025 and the six months ended March 31, 2026 primarily resulted from fair valuing recent originations up to or near par and an increase in fair values of certain portfolio company equity investments. Unrealized appreciation for the six months ended March 31, 2025 primarily resulted from fair valuing recent originations up to or near par and an increase in fair value due to the rise in market prices of portfolio company investments.

Unrealized depreciation for the three and six months ended March 31, 2026, primarily resulted from (1) fair value adjustments across our portfolio company investments related to market wide credit spread widening during the three months ended March 31, 2026, primarily on our well-performing loans rated in our highest internal performance rating 4 and 5 categories, as defined below under the “Portfolio Composition, Investment Activity and Yield” section and, to a lesser extent, (2) isolated deterioration in the performance of (i) debt investments in portfolio companies that were moved to or on non-accrual status as well as (ii) isolated deterioration in the credit performance of a small number of portfolio companies. Unrealized depreciation for the six months ended March 31, 2025 primarily resulted from amortization of discounts on originated loans during the year, isolated deterioration in the credit performance of certain portfolio companies and a modest decrease in market prices of certain portfolio company investments.

Liquidity and Capital Resources

For the six months ended March 31, 2026, we experienced a net decrease in cash, cash equivalents, foreign currencies, restricted cash and restricted cash equivalents of $340.2 million. During the period, cash used in operating activities was $1,696.1 million, primarily as a result of purchases and fundings of portfolio investments of $2,426.6 million, partially offset by proceeds from principal payments and sales of portfolio investments of $930.4 million. During the same period, cash provided by financing activities was $1,356.0 million, primarily driven by borrowings on debt of $2,909.8 million and proceeds from the issuance of common shares of $737.3 million, that were partially offset by repayments of debt of $2,103.3 million, distributions paid of $138.9 million and, to a lesser extent, repurchases of common shares of $113.8 million.

For the six months ended March 31, 2025, we experienced a net decrease in cash, cash equivalents, foreign currencies, restricted cash and restricted cash equivalents of $110.2 million. During the period, cash used in operating activities was $1,429.2 million, primarily as a result of purchases and fundings of portfolio investments of $1,877.2 million, partially offset by proceeds from principal payments and sales of portfolio investments of $224.3 million. During the same period, cash provided by financing activities was $1,319.0 million, primarily driven by borrowings on debt of $1,795.8 million and proceeds from the issuance of common shares of $711.4 million, that were partially offset by repayments of debt of $1,097.4 million and distributions paid of $60.9 million.

As of March 31, 2026 and September 30, 2025, we had cash and cash equivalents totaling $37.9 million and $43.9 million, respectively. In addition, we had foreign currencies of $9.0 million and $4.4 million as of March 31, 2026 and September 30, 2025, respectively and restricted cash and restricted cash equivalents totaling $85.5 million and $424.2 million, respectively. We had no restricted foreign currencies as of March 31, 2026 and September 30, 2025. The $424.2 million of restricted cash and restricted cash equivalents held as of September 30, 2025 was primarily driven by the issuance of the 2025 Debt Securitization and the 2025-R Debt Securitization in September 2025, which was used to fund the acquisition of new investments at each of the 2025 Debt Securitization and the 2025-R Debt Securitization. Cash and cash equivalents and foreign currencies are available to fund new investments, pay operating expenses and pay distributions. Restricted cash and cash equivalents can be used to pay principal and interest on borrowings and to fund new investments that meet the guidelines under our debt securitizations or credit facilities, as applicable.

Revolving Debt Facilities

BANA Credit Facility - On May 9, 2025, we entered into the BANA Credit Facility (as defined in Note 7 of our consolidated financial statements), which, as of March 31, 2026, allowed us to borrow up to $500.0 million at any one time outstanding, subject to leverage and borrowing base restrictions. As of March 31, 2026 and September 30, 2025, we had outstanding debt under the BANA Credit Facility of $449.7 million and $310.0 million, respectively. As of March 31, 2026 and September 30, 2025, subject to leverage and borrowing base restrictions, we had $50.3 million and $190.0 million, respectively, of remaining commitments and $10.0 million and $24.9 million, respectively of availability on the BANA Credit Facility.

SMBC Credit Facility - On September 6, 2023, we entered into the SMBC Credit Facility (as defined in Note 7 of our consolidated financial statements), which, as of March 31, 2026, allowed us to borrow up to $2,602.5 million at any one time outstanding, subject to leverage and borrowing base restrictions. As of March 31, 2026 and September 30, 2025, we had outstanding debt under the SMBC Credit Facility of $1,135.0 million and $1,297.0 million, respectively. As of March 31, 2026 and September 30, 2025, subject to leverage and borrowing base restrictions, we had $1,467.5 million and $1,204.7 million, respectively, of remaining commitments and $1,449.5 million and $1,198.4 million, respectively, of availability on the SMBC Credit Facility. On February 11, 2026, we entered into an agreement to increase aggregate commitments under the SMBC Credit Facility to $2,602.5 million through the accordion feature under the SMBC Credit Facility.

Adviser Revolver - On July 3, 2023, we entered into the Adviser Revolver (as defined in Note 3 of our consolidated financial statements) with GC Advisors. As of March 31, 2026, we were permitted to borrow up to $300.0 million at any one time outstanding under the Adviser Revolver. We entered into the Adviser Revolver in order to have the ability to borrow funds on a short-term basis and generally intend to repay borrowings under the Adviser Revolver within 30 to 45 days from which they are drawn. As of March 31, 2026 and September 30, 2025, we had no amount outstanding under the Adviser Revolver.

Debt Securitizations
2025-R Debt Securitization - On September 21, 2023, we completed the 2023 Debt Securitization. On September 9, 2024, we sold the previously retained Class A-2 Notes to a third party. The Class A-1 and Class A-2 2023 Notes are included in the March 31, 2026 and September 30, 2025 Consolidated Statements of Financial Condition as our debt. The Subordinated 2023 Notes were eliminated in consolidation. On September 25, 2025, we completed the 2025-R Debt Securitization, which redeemed all of the notes issued under the 2023 Debt Securitization. The Class A-1R 2025 Reset Notes and $56.0 million of the Class A-2R 2025 Reset Notes (each as defined in Note 7 to our consolidated financial statements) are included in the March 31, 2026 Consolidated Statements of Financial Condition as our debt. The Class B-R 2025 Reset Notes, $20.2 million of the Class A-2R 2025 Reset Notes and the Subordinated 2025 Reset Notes were eliminated in consolidation. As of both March 31, 2026 and September 30, 2025, we had outstanding debt under the 2025-R Debt Securitization of $556.0 million.

2025 Debt Securitization - On September 18, 2025, we completed the 2025 Debt Securitization. We also incurred certain loans as part of the 2025 Debt Securitization. The Class A-1 2025 Notes, Class A-2 2025 Notes, Class B 2025 Notes, Class A-1L-1 2025 Loans, Class A-lL-2 2025 Loans, Class A-2L 2025 Loans and Class B-L 2025 Loans (each as defined in Note 7 to our consolidated financial statements) are included in the March 31, 2026 Consolidated Statement of Financial Condition as our debt and the Class C 2025 Notes and Subordinated 2025 Notes were eliminated in consolidation. As of both March 31, 2026 and September 30, 2025, we had outstanding debt under the 2025 Debt Securitization of $599.1 million.

2026-B Debt Securitization - On January 14, 2026, we completed the 2026-B Debt Securitization. We also incurred certain loans as part of the 2026-B Debt Securitization. The Class A-1 2026-B Notes, Class A-2 2026-B Notes, Class B 2026-B Notes and Class C 2026-B Notes (each as defined in Note 7 to our consolidated financial statements) are included in the March 31, 2026 Consolidated Statement of Financial Condition as our debt and the Subordinated 2026-B Notes were eliminated in consolidation. As of March 31, 2026, we had outstanding debt under the 2026-B Debt Securitization of $335.0 million.

2027 Notes

On May 22, 2024, we entered into a master note purchase agreement governing the issuance of the 2027 Notes. Each of the 2027 Tranche A Notes, 2027 Tranche B Notes and 2027 Tranche C Notes remained outstanding as our debt as of March 31, 2026 and September 30, 2025.

On May 8, 2024, we entered into interest rate swaps on the 2027 Tranche A Notes pursuant to which we agreed to (i) receive a fixed interest rate of 7.12% and pay a floating interest rate of three-month Term SOFR plus 2.5975% on the first $225.0 million of the 2027 Tranche A Notes and (ii) receive a fixed interest rate of 7.12% and pay a floating interest rate of three-month Term SOFR plus 2.644% on the second $75.0 million of the 2027 Tranche A Notes. The interest rate swaps are designated as effective hedge accounting instruments. The carrying value of the 2027 Notes is inclusive of an adjustment for the change in fair value of an effective hedge accounting relationship.

2028 Notes

On July 23, 2025, we issued $500.0 million in aggregate principal amount of the 2028 Notes, all of which remained outstanding as our debt as of March 31, 2026 and September 30, 2025.

On July 16, 2025, we entered into interest rate swaps on the 2028 Notes pursuant to which we agreed to (i) receive a fixed interest rate of 5.450% and (ii) pay a floating interest rate of three-month Term SOFR plus 1.8340%. The interest rate swaps are designated as effective hedge accounting instruments. The carrying value of the 2028 Notes is inclusive of an adjustment for the change in fair value of an effective hedge accounting relationship.

2029 Notes

On September 12, 2024, we issued $500.0 million in aggregate principal amount of the 2029 Notes, all of which remained outstanding as our debt as of March 31, 2026 and September 30, 2025.

On September 5, 2024, we entered into interest rate swaps on the 2029 Notes pursuant to which we agreed to (i) receive a fixed interest rate of 6.046% and pay a floating interest rate of three-month Term SOFR plus 2.7875% on the first $350.0 million of the 2029 Notes and (ii) receive a fixed interest rate of 6.046% and pay a floating interest rate of three-month Term SOFR plus 2.770% on the second $150.0 million of the 2029 Notes. The interest rate swaps are designated as effective hedge accounting instruments. The carrying value of the 2029 Notes is inclusive of an adjustment for the change in fair value of an effective hedge accounting relationship.

2030 Notes

On February 24, 2025, we issued $500.0 million in aggregate principal amount of the 2030 Notes, all of which remained outstanding as our debt as of March 31, 2026 and September 30, 2025.

On February 19, 2025, we entered into interest rate swaps on the 2030 Notes pursuant to which we agreed to (i) receive a fixed interest rate of 5.875% and pay a floating interest rate of SOFR plus 1.727% on the first $350.0 million of the 2030 Notes and (ii) receive a fixed interest rate of 5.875% and pay a floating interest rate of SOFR plus 1.745% on the second $150.0 million of the 2030 Notes. The interest rate swaps are designated as effective hedge accounting instruments. The carrying value of the 2030 Notes is inclusive of an adjustment for the change in fair value of an effective hedge accounting relationship.

2031 Notes

On January 29, 2026 we issued $500.0 million in aggregate principal amount of the 2031 Notes, all of which remained outstanding as our debt as of March 31, 2026.

On January 22, 2026, we entered into interest rate swaps on the 2031 Notes pursuant to which we agreed to (i) receive a fixed interest rate of 5.600% and pay a floating interest rate of SOFR plus 1.9485% on the first $300.0 million of the 2031 Notes and (ii) receive a fixed interest rate of 5.600% and pay a floating interest rate of SOFR plus 1.955% on the second $200.0 million of the 2031 Notes. The interest rate swaps are designated as effective hedge accounting instruments. The carrying value of the 2031 Notes is inclusive of an adjustment for the change in fair value of an effective hedge accounting relationship.

Asset Coverage, Contractual Obligations, Off-Balance Sheet Arrangements and Other Liquidity Considerations

In accordance with the 1940 Act, with certain limited exceptions, we are currently allowed to borrow amounts such that our asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. On May 17, 2023, our sole shareholder approved the application of the reduced asset coverage requirements of Section 61(a)(2) of the 1940 Act and declined an offer by us to repurchase all our outstanding common shares. As a result of such approval, effective as of May 18, 2023, our asset coverage requirement was reduced from 200% to 150%, or a ratio of total debt-to-equity of 2:1 as compared to a maximum of 1:1 under the 200% asset coverage requirement under the 1940 Act. We currently intend to target a GAAP debt-to-equity ratio between 0.85x to 1.25x. As of March 31, 2026, our asset coverage for borrowed amounts and GAAP debt-to-equity ratio was 180.1% and 1.25x, respectively, and our GAAP debt-to-equity ratio, net, which reduces total debt by cash and cash equivalents, foreign currencies and restricted cash held for partial repayment on notes of certain of our securitization vehicles past their reinvestment period term (if any) was 1.23x as of March 31, 2026.

As of March 31, 2026 and September 30, 2025, we had outstanding commitments to fund investments totaling $1,801.6 million and $1,875.1 million, respectively. As of March 31, 2026, total commitments included $633.4 million of unfunded commitments on revolvers. There is no guarantee that these amounts will be funded to the borrowing party now or in the future. The unfunded commitments relate to loans with various maturity dates, but the entire amount was eligible for funding to the borrowers as of March 31, 2026, subject to the terms of each loan’s respective credit agreement. A summary of maturity requirements for our principal borrowings as of March 31, 2026 is included in Note 7 of our consolidated financial statements. We did not have any other material contractual payment obligations as of March 31, 2026. As of March 31, 2026, we believe that we had sufficient assets and liquidity to adequately cover future obligations under our unfunded commitments based on the cash balances that we maintain, availability under our SMBC Credit Facility, BANA Credit Facility and Adviser Revolver, ongoing principal repayments on debt investment assets.

In addition, we have entered and, in the future, may again enter into derivative instruments that contain elements of off-balance sheet market and credit risk. Refer to Note 5 of our consolidated financial statements for outstanding derivatives as of March 31, 2026 and September 30, 2025. Derivative instruments can be affected by market conditions, such as interest rate volatility, which could impact the fair value of the derivative instruments. If market conditions move against us, we may not achieve the anticipated benefits of the derivative instruments and could realize a loss. We minimize market risk through monitoring its investments and borrowings.

Although we expect to fund the growth of our investment portfolio through the net proceeds from future securities offerings and future borrowings, to the extent permitted by the 1940 Act, we cannot assure you that our efforts to raise capital will be successful. In addition, from time to time, we can amend, refinance, or enter into new leverage facilities and securitization financings, to the extent permitted by applicable law. In addition to capital not being available, it also could not be available on favorable terms. To the extent we are not able to raise capital on what we believe are favorable terms, we will focus on optimizing returns by investing capital generated from repayments into new investments we believe are attractive from a risk/reward perspective. Furthermore, to the extent we are not able to raise capital and are at or near our targeted leverage ratios, we could receive smaller allocations, if any, on new investment opportunities under GC Advisors’ allocation policy and have, in the past, received such smaller allocations under similar circumstances.

Portfolio Composition, Investment Activity and Yield

As of March 31, 2026 and September 30, 2025, we had investments in 458 and 414 portfolio companies, respectively, with a total fair value of $9,928.2 million and $8,555.3 million, respectively.

The following table shows the asset mix of our new investment commitments for the three months ended March 31, 2026 and December 31, 2025 and the six months ended March 31, 2026 and 2025:

	Three months ended				Six months ended
	March 31, 2026		December 31, 2025		March 31, 2026		March 31, 2025
	(In thousands)	Percentage	(In thousands)	Percentage	(In thousands)	Percentage	(In thousands)	Percentage
Senior secured	$29,713	4.4%	$386,589	22.0%	$416,302	17.1%	$601,195	24.4%
One stop	637,200	93.5	1,265,465	71.9	1,902,665	77.9	1,826,599	74.3
Second lien	—	—	—	—	—	—	22,696	0.9
Structured finance note	—	—	100,500	5.7	100,500	4.1	—	—
Equity	14,683	2.1	7,507	0.4	22,190	0.9	8,956	0.4
Total new investment commitments	$681,596	100.0%	$1,760,061	100.0%	$2,441,657	100.0%	$2,459,446	100.0%

For the six months ended March 31, 2026, we had approximately $930.4 million in proceeds from principal payments and sales of portfolio investments.

For the six months ended March 31, 2025, we had approximately $224.3 million in proceeds from principal payments and sales of portfolio investments.

The following table shows the principal, amortized cost and fair value of our portfolio of investments by asset class:

	As of March 31, 2026(1)			As of September 30, 2025(2)
	Principal	Amortized Cost	Fair Value	Principal	Amortized Cost	Fair Value
	(In thousands)			(In thousands)
Senior secured
Performing	$2,116,848	$2,111,743	$2,044,921	$2,288,864	$2,283,507	$2,285,901
Non-accrual(3)	2,413	2,419	969	—	—	—
One stop
Performing	7,592,493	7,503,363	7,459,356	5,973,137	5,879,176	5,946,459
Non-accrual(3)	17,923	14,125	7,578	5,066	2,133	2,381
Second lien
Performing	27,574	27,411	27,298	35,084	34,869	35,084
Non-accrual(3)	—	—	—	—	—	—
Subordinated debt
Performing	60,515	60,452	58,497	58,087	57,122	57,646
Non-accrual(3)	—	—	—	—	—	—
Structured finance note
Performing	250,025	249,995	244,950	161,525	161,487	162,943
Non-accrual(3)	—	—	—	—	—	—
Equity
Performing	N/A	80,724	84,652	N/A	61,047	64,837
Non-accrual(3)	N/A	—	—	N/A	—	—
Total	$10,067,791	$10,050,232	$9,928,221	$8,521,763	$8,479,341	$8,555,251

(1)As of March 31, 2026, $1,515.2 million and $1,500.0 million of our loans at amortized cost and fair value, respectively, included a feature permitting a portion of interest due on such loan to be PIK interest. As of March 31, 2026, $4.2 million and $3.1 million at amortized cost and fair value, respectively, of our loans with a PIK feature were on non-accrual status.
(2)As of September 30, 2025, $1,093.1 million and $1,106.9 million of our loans at amortized cost and fair value, respectively, included a feature permitting a portion of interest due on such loan to be PIK interest. As of September 30, 2025, $2.1 million and $2.4 million at amortized cost and fair value, respectively, of our loans with a PIK feature were on non-accrual status.

(3)We refer to a loan as non-accrual when we cease recognizing interest income on the loan because we have stopped pursuing repayment of the loan or, in certain circumstances, it is past due 90 days or more on principal, interest or our management has reasonable doubt that principal or interest will be collected. Preferred equity securities accruing contractual PIK dividend income may be placed on non-accrual status if there is reasonable doubt that the amortized cost or capitalized PIK and non-cash dividend income is collectible. See “— Critical Accounting Policies — Revenue Recognition.”
As of March 31, 2026, we had loans in five portfolio companies on non-accrual status and no preferred equity securities on non-accrual status, and non-accrual investments as a percentage of total investments at cost and fair value were 0.2% and 0.1%, respectively. As of September 30, 2025, we had loans in one portfolio company on non-accrual status, no preferred equity securities on non-accrual status, and non-accrual investments as a percentage of total investments at both cost and fair value were less than 0.1%.

As of both March 31, 2026 and September 30, 2025, the fair value of our debt investments as a percentage of the outstanding principal value was 97.8% and 99.6%, respectively.

The following table shows the weighted average rate, spread over the applicable base rate of floating rate investments and fees of middle-market (“MM”) investments originated and weighted average rate of sales and payoffs of portfolio companies during the three months ended March 31, 2026 and December 31, 2025 and the six months ended March 31, 2026 and 2025:

	Three months ended		Six months ended
	March 31, 2026	December 31, 2025	March 31, 2026	March 31, 2025
Weighted average rate of new MM investment fundings	8.3%	8.5%	8.4%	9.6%
Weighted average spread over the applicable base rate of new floating rate MM investment fundings	4.7%	4.8%	4.7%	5.2%
Weighted average fees of new MM investment fundings	0.4%	0.5%	0.5%	0.8%
Weighted average rate of sales and payoffs of portfolio investments	7.1%	8.3%	7.6%	9.9%

As of March 31, 2026, 93.1% and 93.2% of our debt portfolio at amortized cost and fair value, respectively, had interest rate floors that limit the minimum applicable interest rates on such loans. As of September 30, 2025, 93.6% of our debt portfolio at both amortized cost and at fair value, respectively, had interest rate floors that limit the minimum applicable interest rates on such loans.

As of March 31, 2026 and September 30, 2025, the portfolio median1 earnings before interest, taxes, depreciation and amortization, or EBITDA, for our portfolio companies was $91.6 million and $87.0 million, respectively. The portfolio median EBITDA is based on the most recently reported trailing twelve-month EBITDA received from the portfolio company.

1 The portfolio median EBITDA is based on our portfolio of debt investments and excludes (i) portfolio companies with negative or de minimis EBITDA, (ii) investments designated as recurring revenue loans, broadly syndicated loans and structured finance notes and (iii) portfolio companies with any loans on non-accrual status.

As part of the monitoring process, GC Advisors regularly assesses the risk profile of each of our investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3	Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower could be out of compliance with debt covenants; however, loan payments are generally not past due.
2	Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments could be past due (but generally not more than 180 days past due).
1	Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.
Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

For any investment rated 1, 2 or 3, GC Advisors will increase its monitoring intensity and prepare regular updates for the investment committee, summarizing current operating results and material impending events and suggesting recommended actions.

GC Advisors monitors and, when appropriate, changes the internal performance ratings assigned to each investment in our portfolio. In connection with our valuation process, GC Advisors and our Board review these internal performance ratings on a quarterly basis.

The following table shows the distribution of our investments on the 1 to 5 internal performance rating scale at fair value as of March 31, 2026 and September 30, 2025:

	As of March 31, 2026		As of September 30, 2025
Internal Performance Rating	Investments at Fair Value (In thousands)	Percentage of Total Investments	Investments at Fair Value (In thousands)	Percentage of Total Investments
5	$171,095	1.7%	$285,612	3.3%
4	9,534,696	96.0	8,135,488	95.1
3	213,882	2.2	131,770	1.6
2	8,548	0.1	2,381	0.0 ^
1	—	—	—	—
Total	$9,928,221	100.0%	$8,555,251	100.0%

^ Represents an amount less than 0.1%.

The table below details the fair value of our debt investments as a percentage of the outstanding principal value by internal performance rating held as of March 31, 2026 and September 30, 2025.

	Average Price[1]
Category	As of March 31, 2026	As of September 30, 2025
Internal Performance Ratings 4 and 5 (Performing At or Above Expectations)	98.1%	99.8%
Internal Performance Rating 3 (Performing Below Expectations)	90.8	93.2
Internal Performance Ratings 1 and 2 (Performing Materially Below Expectations)	42.0	47.0
Total	97.8%	99.6%

(1)Includes only debt investments held as of March 31, 2026 and September 30, 2025. Price reflects the fair value of debt investments as a percentage of the outstanding principal value by Internal Performance Rating category.

The table below details the fair value of our debt investments as a percentage of the outstanding principal value by internal performance rating held as of March 31, 2026 and December 31, 2025, the net change in unrealized depreciation on debt and equity investments for the three months ended March 31, 2026 and the primary drivers of reductions in average price of our debt investments by internal performance rating category as of March 31, 2026 as compared to December 31, 2025:

	Average Price[1]		Net Change in Unrealized Depreciation on Investments[2,3]
Category	March 31, 2026	December 31, 2025	$ Per Share	% to Total	Primary Driver
Internal Performance Ratings 4 and 5 (Performing At or Above Expectations)	98.1%	99.8%	$(0.97)	96%	Spread widening
Internal Performance Rating 3 (Performing Below Expectations)	90.8	90.4	(0.03)	3%	Spread widening, credit challenges
Internal Performance Ratings 1 and 2 (Performing Materially Below Expectations)	42.0	55.3	(0.01)	1%	Pre-existing credit challenges
Total	97.8%	99.6%	$(1.01)	100%

(1)Includes only debt investments held as of March 31, 2026 and December 31, 2025. Price reflects the fair value of debt investments as a percentage of the outstanding principal value by Internal Performance Rating category.

(2)Net change in unrealized depreciation on investments reflects the net change in unrealized appreciation or depreciation on total debt and equity investments for the three months ended March 31, 2026 and excludes the change in unrealized appreciation or depreciation resulting from the translation of assets and liabilities in foreign currencies and forward currency contracts.

(3)Based on weighted average shares outstanding for the three months ended March 31, 2026.

Distributions

We have made and intend to make periodic regular and special distributions to our shareholders as determined by the Board. As a result, our distribution rates and payment frequency may vary from time to time and are not guaranteed. There is no assurance we will pay distributions in any particular amount, if at all. For additional details on distributions, see “Income taxes” in Note 2 to our consolidated financial statements included in this Quarterly Report.

We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of our distributions from time to time. In addition, the asset coverage requirements applicable to us as a business development company under the 1940 Act could limit our ability to make distributions. If we do not distribute a certain percentage of our income annually, we will suffer adverse U.S. federal income tax consequences, including the possible loss of our ability to be subject to taxation as a RIC. We cannot assure shareholders that they will receive any distributions.

Because federal income tax regulations differ from GAAP, distributions in accordance with tax regulations can differ from net investment income and realized gains recognized for financial reporting purposes. Differences are permanent or temporary. Permanent differences are reclassified within capital accounts in the financial statements to reflect their tax character. For example, permanent differences in classification result from the treatment of distributions paid from short-term gains as ordinary income dividends for tax purposes. Temporary differences arise when certain items of income, expense, gain or loss are recognized at some time in the future.

To the extent our taxable earnings fall below the total amount of our distributions for any tax year, a portion of those distributions could be deemed a return of capital to our shareholders for U.S. federal income tax purposes. Thus, the source of a distribution to our shareholders could be the original capital invested by the shareholder rather than our income or gains. Shareholders should read any written disclosure accompanying a distribution payment carefully and should not assume that the source of any distribution is our ordinary income or gains.

We have adopted an “opt out” distribution reinvestment plan for our common shareholders. As a result, if we declare a distribution, our shareholders’ cash distributions will be automatically reinvested in additional Common Shares unless a shareholder specifically “opts out” of our distribution reinvestment plan. If a shareholder opts out, that shareholder will receive cash distributions. Although distributions paid in the form of additional Common Shares will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions, shareholders participating in our distribution reinvestment plan will not receive any corresponding cash distributions with which to pay any such applicable taxes.

Related Party Transactions

We have entered into a number of business relationships with affiliated or related parties, including the following:

•We entered into the Investment Advisory Agreement with GC Advisors. Mr. David Golub, our chief executive officer, is a manager of GC Advisors and owns an indirect pecuniary interest in GC Advisors. The Board most recently renewed the amended and restated Investment Advisory Agreement in May 2026.
•Golub Capital LLC provides us with the office facilities and administrative services necessary to conduct day-to-day operations pursuant to our Administration Agreement.
•We have entered into a license agreement with Golub Capital LLC, pursuant to which Golub Capital LLC has granted us a non-exclusive, royalty-free license to use the name “Golub Capital.”
•Under a staffing agreement, or the Staffing Agreement, Golub Capital LLC has agreed to provide GC Advisors with the resources necessary to fulfill its obligations under the Investment Advisory Agreement. The Staffing Agreement provides that Golub Capital LLC will make available to GC Advisors experienced investment professionals and provide access to the senior investment personnel of Golub Capital LLC for purposes of evaluating, negotiating, structuring, closing and monitoring our investments. The Staffing Agreement also includes a commitment that the members of GC Advisors’ investment committee will serve in such capacity. Services under the Staffing Agreement are provided on a direct cost reimbursement basis. We are not a party to the Staffing Agreement.
•We entered into the Expense Support Agreement with GC Advisors, pursuant to which GC Advisors may elect to pay certain expenses on our behalf, provided that no portion of the payment will be used to pay any interest or any of our distribution and/or shareholder servicing fees.
•GC Advisors serves as collateral manager to the 2026-B Issuer, the 2025-R Issuer and the 2025 Issuer under the 2026-B Collateral Management Agreement, the 2025 Reset Collateral Management Agreement and the 2025 Collateral Management Agreement, respectively. Fees payable to GC Advisors for providing these services offset against the base management fee payable by us under the Investment Advisory Agreement.
•On July 3, 2023, we entered into the Adviser Revolver with GC Advisors in order to have the ability to borrow funds on a short-term basis. As of March 31, 2026, we were permitted to borrow up to $300.0 million at any one time outstanding under the Adviser Revolver.
•On April 27, 2023, an affiliate of GC Advisors purchased 2,000 shares of our Class F Shares of beneficial interest at $25.00 per share.
•On July 1, 2023, we entered into the Share Purchase and Sale Agreement, with GCP HS Fund, GCP CLO Holdings Sub LP, and GC Advisors, in which we acquired all of the assets and liabilities (“Seed Assets”) of the CLO Vehicle through the purchase of 100% of the beneficial interests in, and 100% of the subordinated notes issued by the CLO Vehicle. The Seed Assets consisted of loans to 80 borrowers, cash and other assets.
•On May 1, 2024, an affiliate of the Investment Adviser indirectly purchased $9.9 million of Class I Shares through its ownership of a feeder vehicle.
•On March 1, 2025, an affiliate of the Investment Adviser indirectly purchased $6.6 million of Class I Shares through its ownership of a feeder vehicle.

GC Advisors also sponsors or manages, and expects in the future to sponsor or manage, other investment funds, accounts or investment vehicles (together referred to as “accounts”) that have investment mandates that are similar, in whole and in part, with ours. For example, GC Advisors presently serves as the investment adviser to Golub Capital BDC, Inc., or GBDC, a publicly-traded business development company (Nasdaq: GBDC), Golub Capital Direct Lending Corporation, or GDLC, Golub Capital Direct Lending Unlevered Corporation, or GDLCU, Golub Capital BDC 4, Inc., or GBDC 4, Golub Capital Private Income Fund I, or GPIF I, and Golub Capital Private Income Fund S, or GPIF S, which are business development companies that primarily focus on investing in one stop (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans that are often referred to by other middle-market lenders as unitranche loans) and other senior secured loans. In addition, our officers and trustees serve in similar capacities for GBDC, GDLC, GDLCU, GBDC 4, GPIF I, and GPIF S. If GC Advisors and its affiliates determine that an investment is appropriate for us, GBDC, GDLC, GDLCU, GBDC 4, GPIF I, GPIF S and other accounts, depending on the availability of such investment and other appropriate factors, and pursuant to GC Advisors’ allocation policy, GC Advisors or its affiliates could determine that we should invest side-by-side with one or more other accounts.

We do not intend to make any investments if they are not permitted by applicable law and interpretive positions of the SEC and its staff, or if they are inconsistent with GC Advisors’ allocation procedures.

In addition, we have adopted a formal code of ethics that governs the conduct of our and GC Advisors’ officers, trustees and employees. Our officers and trustees also remain subject to the duties imposed by both the 1940 Act and Delaware law.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following items as critical accounting policies.

Fair Value Measurements

We value investments for which market quotations are readily available at their market quotations. However, a readily available market value is not expected to exist for many of the investments in our portfolio, and we value these portfolio investments at fair value as determined in good faith.

Pursuant to Rule 2a-5 under the 1940 Act, our board of trustees, as permitted, has designated GC Advisors as our valuation designee (the “Valuation Designee”) to perform the determination of fair value of our investments for which market quotations are not readily available, or valued by a third-party pricing service, in accordance with our valuation policies and procedures, subject to the oversight of our board of trustees.

Valuation methods include comparisons of the portfolio companies to peer companies that are public, determination of the enterprise value of a portfolio company, discounted cash flow analysis and a market interest rate approach. The factors that are taken into account in fair value pricing investments include: available current market data, including relevant and applicable market trading and transaction comparables; applicable market yields and multiples; security covenants; call protection provisions; information rights; the nature and realizable value of any collateral; the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business; comparisons of financial ratios of peer companies that are public; comparable merger and acquisition transactions; and the principal market and enterprise values. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Valuation Designee will consider the pricing indicated by the external event to corroborate the private equity valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments can differ significantly from the values that would have been used had a readily available market value existed for such investments and differ materially from values that are ultimately received or settled.

Our Valuation Designee is ultimately and solely responsible for determining, in good faith, the fair value of investments that are not publicly-traded, whose market prices are not readily available on a quarterly basis or any other situation where portfolio investments require a fair value determination. As part of the valuation process described below, the Valuation Designee discusses the valuation conclusions and determined the fair value of each portfolio investment in good faith.

For periods ending on or before December 31, 2025, with respect to investments that are not publicly-traded or whose market price is not otherwise (a) readily available or (b) provided by a third-party pricing service or other quote:

Our quarterly valuation process began with each portfolio company investment being initially valued by the investment professionals of the Valuation Designee responsible for the valuation function, with preliminary valuation conclusions documented and discussed with senior management. At least every other quarter, the valuation for each portfolio investment, subject to a de minimis threshold, was reviewed by an independent valuation firm. This valuation process was conducted at the end of each fiscal quarter, with each portfolio investment being reviewed at least every other quarter (subject to a de minimis threshold) with approximately 50% (based on the fair value of portfolio company investments) of our valuations of debt and equity investments without readily available market quotations subject to review by an independent valuation firm.

For periods beginning after December 31, 2025, with respect to investments that are not publicly-traded or whose market price is not otherwise (a) readily available or (b) provided via a third-party pricing service or other quote, our Valuation Designee undertakes a multi-step valuation process each month. This monthly valuation process begins with each portfolio investment being initially valued either by (i) professionals of the Valuation Designee responsible for the valuation function or (ii) independent valuation firms that have been engaged to support the valuation of portfolio investments. Preliminary valuation conclusions are then documented and discussed with senior management and, in the case of valuations prepared by independent valuation firms, the Valuation Designee. Each month the valuation for each portfolio investment, or approximately 100% (based on the fair value of portfolio company investments) of our debt and equity investments without readily available market quotations (subject to a de minimis threshold) is either (i) performed by or (ii) reviewed by an independent valuation firm.

Determination of fair values involves subjective judgments and estimates. Under current accounting standards, the notes to our consolidated financial statements refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our consolidated financial statements.

We follow ASC Topic 820 for measuring fair value. Fair value is the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters, or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation models involve some level of estimation and judgment, the degree of which is dependent on the price transparency for the assets or liabilities or market and the assets’ or liabilities’ complexity. Our fair value analysis, currently undertaken by the Valuation Designee, includes an analysis of the value of any unfunded loan commitments. Assets and liabilities are categorized for disclosure purposes based upon the level of judgment associated with the inputs used to measure their value. The valuation hierarchical levels are based upon the transparency of the inputs to the valuation of the asset or liability as of the measurement date. The three levels are defined as follows:

Level 1: Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2: Inputs include quoted prices for similar assets or liabilities in active markets and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the assets or liabilities.

Level 3: Inputs include significant unobservable inputs for the assets or liabilities and include situations where there is little, if any, market activity for the assets or liabilities. The inputs into the determination of fair value are based upon the best information available and could require significant management judgment or estimation.

In certain cases, the inputs used to measure fair value could fall into different levels of the fair value hierarchy. In such cases, an asset’s or a liability’s categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and we consider factors specific to the asset or liability. The Valuation Designee assesses the levels of assets and liabilities at each measurement date, and transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfers. During the six months ended March 31, 2026, certain debt investments with a fair value of $58.6 million transferred from Level 2 to Level 3 of the fair value hierarchy. There were no debt investments that transferred from Level 2 to Level 3 of the fair value hierarchy during the six months ended March 31, 2025. During the six months ended March 31, 2026 and 2025, certain debt investments with a fair value of $92.8 million and $8.0 million, respectively, transferred from Level 3 to Level 2 of the fair value hierarchy. The transfers into or out of Level 3 were primarily due to decreased or increased transparency of the observable prices for both the six months ended March 31, 2026 and 2025. The following section describes the valuation techniques used by us to measure different assets and liabilities at fair value and includes the level within the fair value hierarchy in which the assets and liabilities are categorized.

Valuation of Investments

Level 1 investments are valued using quoted market prices. Level 2 investments are valued using market consensus prices that are corroborated by observable market data and quoted market prices for similar assets and liabilities. Level 3 investments are valued at fair value as determined in good faith by the Valuation Designee based on input of the Valuation Designee’s personnel and independent valuation firms that have been engaged by or at the direction of the Valuation Designee to assist in the valuation of each portfolio investment without a readily available market quotation in accordance with the multi-step valuation process described above in “ — Fair Value Measurements”. For periods ending on or before December 31, 2025, at least every other quarter, the valuation for each portfolio investment (subject to a de minimis threshold) was reviewed by an independent valuation firm. This valuation process was conducted at the end of each fiscal quarter, with each portfolio investment being reviewed at least every other quarter (subject to a de minimis threshold) with approximately 50% (based on the fair value of portfolio company investments) of our valuations of debt and equity investments without readily available market quotations subject to review by an independent valuation firm. For periods beginning after December 31, 2025, the valuation process is conducted on a monthly basis and this monthly valuation process begins with each portfolio investment being initially valued, based on the fair value methodology in accordance with ASC Topic 820 described below, either by (i) professionals of the Valuation Designee responsible for the valuation function or (ii) investment valuation firms that have been engaged to support the valuation of portfolio investments. Each month the valuation for each portfolio investment, or approximately 100% (based on the fair value of portfolio investments) of our debt and equity investments without readily available market quotations (subject to a de minimis threshold) was either (i) performed by or (ii) reviewed by an independent valuation firm. As of March 31, 2026, $1,599.8 million and $8,328.5 million of investments were valued using Level 2 inputs and Level 3 inputs, respectively. As of September 30, 2025, $1,750.4 million and $6,804.9 million of investments were valued using Level 2 inputs and Level 3 inputs, respectively. As of March 31, 2026 and September 30, 2025, all interest rate swaps and forward currency contracts were valued using Level 2 inputs and all money market funds included in cash equivalents and restricted cash equivalents were valued using Level 1 inputs.

When determining fair value of Level 3 debt and equity investments, the Valuation Designee could take into account the following factors, where relevant: the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons to publicly-traded securities, and changes in the interest rate environment and the credit markets generally that could affect the price at which similar investments could be made and other relevant factors. The primary method for determining enterprise value uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s EBITDA. A portfolio company’s EBITDA could include pro-forma adjustments for items such as acquisitions, divestitures, or expense reductions. The enterprise value analysis is performed to determine the value of equity investments and to determine if debt investments are credit impaired. The Valuation Designee may also employ other valuation multiples to determine enterprise value, such as revenues. If debt investments are credit impaired, the Valuation Designee will use the enterprise value analysis or a liquidation basis analysis to determine fair value, which may include evaluating multiple recovery scenarios and weighting the expected outcomes based on their likelihood. For debt investments that are not determined to be credit impaired, the Valuation Designee uses a market interest rate yield analysis to determine fair value.

In addition, for certain debt investments, the Valuation Designee could base its valuation on indicative bid and ask prices provided by an independent third-party pricing service or directly from brokers. Bid prices reflect the highest price that we and others could be willing to pay. Ask prices represent the lowest price that we and others could be willing to accept. The Valuation Designee generally uses the midpoint of the independent third-party market “bid” and “ask” quotes to determine the value of our portfolio investments but may use another value if the Valuation Designee determines it better represents the investment’s fair value. While market price quotes from third-party pricing sources may be available, the Valuation Designee has the discretion to seek and utilize independent quotes from independent broker dealers to determine the fair value of the applicable portfolio investment. The Valuation Designee may obtain and consider both “bid” and “ask” quotes from either independent third-party vendors or directly from independent brokers.

Due to the inherent uncertainty of determining the fair value of Level 3 investments that do not have a readily available market value, the fair value of the investments could differ significantly from the values that would have been used had a market existed for such investments and could differ materially from the values that could ultimately be received or settled. Further, such investments are generally subject to legal and other restrictions or otherwise are less liquid than publicly-traded instruments. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which such investment had previously been recorded.

Our investments are subject to market risk. Market risk is the potential for changes in the value due to market changes. Market risk is directly impacted by the volatility and liquidity in the markets in which the investments are traded.

In connection with each sale of our Common Shares, we make a determination that we are not selling Common Shares at a price below the then-current net asset value per share of common shares at the time at which the sale is made or otherwise in violation of the 1940 Act. GC Advisors will consider the following factors, among others, in making such determination:

•The net asset value of our Common Shares disclosed in the most recent periodic report filed with the SEC;
•Its assessment of whether any change in the net asset value per share of our Common Shares has occurred (including through the realization of gains on the sale of portfolio securities) during the period beginning on the date of the most recently disclosed net asset value per share of our Common Shares and ending on the date on which the offering price for such month is determined; and
•The magnitude of the difference between the sale price of the shares of commons shares and management’s assessment of any change in the net asset value per share of our Common Shares during the period discussed above.

Other Financial Assets and Liabilities

ASC Topic 820 requires disclosure of the fair value of financial instruments for which it is practical to estimate such value. As a result, with the exception of the line item titled “debt” and “short-term borrowings” which are reported at cost, all assets and liabilities approximate fair value on the Consolidated Statements of Financial Condition due to their short maturity.

Revenue Recognition

Our revenue recognition policies are as follows:

Investments and Related Investment Income: Interest income is accrued based upon the outstanding principal amount and contractual interest terms of debt investments. Original issue discount, market discount or premium and certain loan origination or amendment fees that are deemed to be an adjustment to yield (“Loan Origination Fees”) are capitalized and we accrete or amortize such amounts over the life of the loan as interest income (“Discount Amortization”). For investments with contractual PIK interest, which represents contractual interest accrued and added to the principal balance that generally becomes due at maturity, we do not accrue PIK interest if the portfolio company valuation indicates that the PIK interest is not likely to be collectible. In addition, we could generate revenue in the form of amendment, structuring or due diligence fees, fees for providing managerial assistance, administrative agent fees, consulting fees and prepayment premiums on loans that are not deemed to be an adjustment to yield and record these fees as fee income when earned. We record prepayment premiums on loans as fee income. Dividend income on preferred equity securities is recorded as dividend income on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. We have certain preferred equity securities in our portfolio that contain a PIK dividend provision that are accrued and recorded as income at the contractual rates, if deemed collectible. The accrued PIK and non-cash dividends are capitalized to the cost basis of the preferred equity security and are generally collected when redeemed by the issuer. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies. Distributions received from limited liability company, or LLC, and limited partnership, or LP, investments are evaluated to determine if the distribution should be recorded as dividend income or a return of capital. Generally, we will not record distributions from equity investments in LLCs and LPs as dividend income unless there are sufficient accumulated tax-basis earnings and profits in the LLC or LP prior to the distribution. Distributions that are classified as a return of capital are recorded as a reduction in the cost basis of the investment.

We account for investment transactions on a trade-date basis. Realized gains or losses on investments are measured by the difference between the net proceeds from the disposition and the cost basis of investment, without regard to unrealized gains or losses previously recognized. We report changes in fair value of investments from the prior period that is measured at fair value as a component of the net change in unrealized appreciation (depreciation) on investment transactions in our Consolidated Statements of Operations and fluctuations arising from the translation of foreign exchange rates on investments in unrealized appreciation (depreciation) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations.

Non-accrual loans: Loans may be left on accrual status during the period we are pursuing repayment of the loan. Management reviews all loans that become past due 90 days or more on principal and interest or when there is reasonable doubt that principal or interest will be collected for possible placement on non-accrual status. We generally reverse accrued interest when a loan is placed on non-accrual. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans could be recognized as income or applied to principal depending upon management’s judgment. We restore non-accrual loans to accrual status when past due principal and interest are paid and, in our management’s judgment, are likely to remain current. The total fair value of our non-accrual loans was $8.5 million and $2.4 million as of March 31, 2026 and September 30, 2025, respectively.

Income taxes: We have elected to be treated as a RIC under Subchapter M of the Code and operate in a manner so as to qualify for the tax treatment applicable to RICs. In order to be subject to tax as a RIC, we are required to meet certain source of income and asset diversification requirements, as well as timely distribute to our stockholders dividends for U.S. federal income tax purposes of an amount generally at least equal to 90% of investment company taxable income, as defined by the Code and determined without regard to any deduction for dividends paid, for each tax year. We have made and intend to continue to make the requisite distributions to our stockholders, which will generally relieve us from U.S. federal income taxes.

Depending on the level of taxable income earned in a tax year, we could choose to retain taxable income in excess of current year dividend distributions and would distribute such taxable income in the next tax year. We could then be required to incur a 4% excise tax on such income. To the extent that we determine that our estimated current year annual taxable income, determined on a calendar year basis, could exceed estimated current calendar year dividend distributions, we accrue excise tax, if any, on estimated excess taxable income as taxable income is earned. For both the six months ended March 31, 2026 and 2025, we did not record any U.S. federal excise tax.

Because federal income tax regulations differ from GAAP, distributions in accordance with tax regulations could differ from net investment income and realized gains recognized for financial reporting purposes. Differences could be permanent or temporary. Permanent differences are reclassified within capital accounts in the financial statements to reflect their tax character. For example, permanent differences in classification could result from the treatment of distributions paid from short-term gains as ordinary income dividends for tax purposes. Temporary differences arise when certain items of income, expense, gain or loss are recognized at some time in the future.

Item 3. Quantitative and Qualitative Disclosures about Market Risk.

We are subject to financial market risks, including valuation risk and changes in interest rates.

Valuation Risk. We will value investments for which market quotations are readily available at their market quotations. However, a readily available market value is not expected to exist for many of the investments in our portfolio, and we will value these portfolio investments at fair value as determined in good faith by our Valuation Designee, subject to oversight by the Board in accordance with our valuation policy and process. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each investment while employing a consistently applied valuation process for the investments we hold. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments could fluctuate from period to period, if we were to sell or liquidate a portfolio investment, including, for example, in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it.

Interest Rate Risk. Many of the loans in our portfolio have floating interest rates, and we expect that our loans in the future could also have floating interest rates. These loans are usually based on floating SOFR or another base rate and typically have interest rate reset provisions that adjust applicable interest rates under such loans to current market rates on a daily, monthly, quarterly, semi-annual or annual basis. The loans that are subject to floating SOFR or another base rate are also typically subject to a minimum base rate, or floor, that we charge on our loans if the current market rates are below the respective floors. As of March 31, 2026 and September 30, 2025, the weighted average floor on loans subject to floating interest rates was 0.58% and 0.59%, respectively. The SMBC Credit Facility has a floating interest rate provision primarily based on an applicable base rate (as defined in Note 7 of our consolidated financial statements), the BANA Credit Facility has a floating rate applicable to the currency of such borrowing, the Adviser Revolver has a floating interest rate provision equal to the short-term Applicable Federal Rate, the Class A-1 2026-B Notes, the Class A-2 2026-B Notes and the Class B 2026-B Notes issued in connection with the 2026-B Debt Securitization have floating rate interest provisions based on three-month term SOFR, the Class A-1R 2025 Reset Notes and Class A-2R 2025 Reset Notes issued in connection with the 2025-R Debt Securitization as well as the Class A-1 2025 Notes, Class A-2 2025 Notes, Class B 2025 Notes, Class A-1L-1 2025 Loans, Class A-1L-2 2025 Loans, Class A-2L 2025 Loans, and Class B-L 2025 Loans issued in connection with the 2025 Debt Securitization have floating rate interest provisions based on three-month term SOFR, and the 2027 Tranche B Notes and 2027 Tranche C Notes have floating rate interest provisions based on SOFR and EURIBOR, respectively. We have entered into two interest rate swaps on the 2027 Tranche A Notes which have floating rate provisions based on three-month SOFR plus a spread of 2.5975% and three-month SOFR plus a spread of 2.644%. We have entered into an interest rate swap on the 2028 Notes which have floating rate provisions based on SOFR plus a spread of 1.834%. We have entered into two interest rate swaps on the 2029 Notes which have floating rate provisions based on three-month SOFR plus a spread of 2.7875% and three-month SOFR plus a spread of 2.770%. We have entered into two interest rate swaps on the 2030 Notes which have floating rate provisions based on SOFR plus a spread of 1.727% and SOFR plus a spread of 1.745%. We have entered into two interest rate swaps on the 2031 Notes which have floating rate provisions based on SOFR plus a spread of 1.9485% and SOFR plus a spread of 1.955%. We expect that other credit facilities into which we enter in the future could have floating interest rate provisions.

Assuming that the unaudited interim Consolidated Statement of Financial Condition as of March 31, 2026 were to remain constant and that we took no actions to alter interest rate sensitivity as of such date, the following table shows the impact of hypothetical base rate changes in interest rates:

Change in interest rates	Increase (decrease) in interest income(1)	Increase (decrease) in interest expense	Net increase (decrease) in investment income
	(In thousands)
Down 200 basis points	$(198,699)	$(110,038)	$(88,661)
Down 150 basis points	(149,348)	(82,528)	(66,820)
Down 100 basis points	(99,743)	(55,019)	(44,724)
Down 50 basis points	(49,890)	(27,509)	(22,381)
Up 50 basis points	49,911	27,509	22,402
Up 100 basis points	99,822	55,019	44,803
Up 150 basis points	149,733	82,528	67,205
Up 200 basis points	199,643	110,038	89,605

(1) Assumes applicable three-month base rate as of March 31, 2026, with the exception of SONIA and Prime that utilize the March 31, 2026 rate.
Although we believe that this analysis is indicative of our sensitivity to interest rate changes as of March 31, 2026, it does not adjust for changes in the credit market, credit quality, the size and composition of the assets in our portfolio and other business developments, including borrowings under the SMBC Credit Facility, the BANA Credit Facility, the Adviser Revolver, the 2026-B Debt Securitization, the 2025-R Debt Securitization, the 2025 Debt Securitization, or other borrowings, that could affect net increase in net assets resulting from operations, or net income. Accordingly, we can offer no assurances that actual results would not differ materially from the analysis above.

We have and, in the future, could hedge against interest rate fluctuations by using standard hedging instruments such as interest rate swaps, futures, options and forward contracts to the limited extent permitted under the 1940 Act and applicable commodities laws. While hedging activities could insulate us against adverse changes in interest rates, they could also limit our ability to participate in the benefits of lower interest rates with respect to the investments in our portfolio with fixed interest rates.

Item 4. Controls and Procedures.

As of March 31, 2026 (the end of the period covered by this report), management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Based on that evaluation, our management, including the chief executive officer and chief financial officer, concluded that, at the end of such period, our disclosure controls and procedures were effective and provided reasonable assurance that information required to be disclosed in our periodic SEC filings is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. Notwithstanding the foregoing, a control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that it will detect or uncover failures within the Company to disclose material information otherwise required to be set forth in the Company’s periodic reports.

There has not been any change in our internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

Part II - Other Information

Item 1: Legal Proceedings.

We, GC Advisors and Golub Capital LLC may, from time to time, be involved in legal and regulatory proceedings arising out of our and their respective operations in the normal course of business or otherwise. While there can be no assurance of the ultimate disposition of any such proceedings, each of us, GC Advisors and Golub Capital LLC do not believe it is currently subject to any material legal proceedings.

Item 1A: Risk Factors.

There have been no material changes during the six months ended March 31, 2026 to the risk factors discussed in Item 1A. Risk Factors in our annual report on Form 10-K for the year ended September 30, 2025.

Item 2: Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Item 3: Defaults Upon Senior Securities.

None.

Item 4: Mine Safety Disclosures.

None.

Item 5: Other Information.

Rule 10b5-1 Trading Plans

During the fiscal quarter ended March 31, 2026, none of our directors or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of our securities to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement”.

Item 6: Exhibits.
EXHIBIT INDEX

Number	Description
3.1	Third Amended and Restated Declaration of Trust of the Company. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on February 7, 2024).
3.2	Bylaws of the Company. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on November 19, 2025).
4.1	Indenture, dated as of September 12, 2024, by and between Golub Capital Private Credit Fund and U.S. Bank Trust Company, National Association, as trustee. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on September 13, 2024).
4.2	Fourth Supplemental Indenture, dated as of January 29, 2026, by and between Golub Capital Private Credit Fund and U.S. Bank Trust Company, National Association, as trustee. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on January 29, 2026).
4.3	Form of Global Note with respect to 5.600% notes due 2031 sold in reliance on Rule 144A under the Securities Act. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on January 29, 2026).
4.4	Form of Global Note with respect to 5.600% notes due 2031 sold in reliance on Regulation S under the Securities Act. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on January 29, 2026).
4.5	Registration Rights Agreement, dated as of January 29, 2026, by and among Golub Capital Private Credit Fund and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, and SMBC Nikko Securities America, Inc., as representatives of the Initial Purchasers. (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on January 29, 2026).
10.1	Indenture, dated as of January 14, 2026, by and between GCRED BSL CLO 1, as Issuer, and Computershare Trust Company, N.A., as Trustee. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on January 21, 2026).
10.2	Note Purchase Agreement, dated as of January 14, 2026, by and between GCRED BSL CLO 1, as Issuer and BofA Securities, Inc., as Initial Purchaser. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on January 21, 2026).
10.3	Collateral Management Agreement, dated as of January 14, 2026, by and between GCRED BSL CLO 1, as Issuer and GC Advisors LLC, as Collateral Manager. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on January 21, 2026).
10.4	Master Loan Sale Agreement, dated as of January 14, 2026, by and among Golub Capital Private Credit Fund, as the Seller, GCRED BSL CLO 1 Depositor, as Intermediate Seller and GCRED BSL CLO 1, as Buyer. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on January 21, 2026).
10.5	Response to Notice of Commitment Increase Request, dated as of February 11, 2026, by and among Golub Capital Private Credit Fund, a Delaware statutory trust, Sumitomo Mitsui Banking Corporation, as administrative agent and an issuing bank, and the issuing banks party thereto. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on February 17, 2026).
10.6	Fifth Amendment to the SMBC Credit Facility, dated as of September 6, 2023, and as amended by the First Amendment thereto, dated May 6, 2024, the Second Amendment thereto, dated July 24, 2024, the Third Amendment thereto, dated November 22, 2024, and the Fourth Amendment thereto, dated June 26, 2025, by and among Golub Capital Private Credit Fund, as borrower, Sumitomo Mitsui Banking Corporation, as administrative agent and as collateral agent, and the lenders and issuing banks from time to time party thereto. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 814-01555), filed on April 27, 2026).

31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended.	*
31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended.	*
32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.	*
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.	*
101.SCH	Inline XBRL Taxonomy Extension Schema Document.	*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.	*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.	*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.	*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.	*
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).	*
_________________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Golub Capital Private Credit Fund

Date: May 12, 2026	By	/s/ David B. Golub
David B. Golub
Chief Executive Officer
(Principal Executive Officer)

Date: May 12, 2026	By	/s/ Christopher C. Ericson
Christopher C. Ericson
Chief Financial Officer
(Principal Financial Officer)

Date: May 12, 2026	By	/s/ Paul Solini
Paul Solini
Chief Accounting Officer
(Principal Accounting Officer)